Exhibit 4.31

C L I F F O R D C H A N C E L L P	CLEARY GOTTLIEB STEEN & HAMILTON LLP

EXECUTION COPY

FACILITIES AGREEMENT

for

CEMEX, S.A.B. DE C.V.

AND CERTAIN OF ITS SUBSIDIARIES

THE FINANCIAL INSTITUTIONS, NOTEHOLDERS AND OTHER ENTITIES NAMED

HEREIN

AS ORIGINAL CREDITORS

AND

CITIBANK INTERNATIONAL PLC

ACTING AS AGENT

AND

WILMINGTON TRUST (LONDON) LIMITED

ACTING AS SECURITY AGENT

FACILITIES AGREEMENT

THIS AGREEMENT is dated 17 September 2012 and made between:

(1)	CEMEX, S.A.B. de C.V. (the “Parent”);

(2)	THE SUBSIDIARIES of the Parent listed in Part I of Schedule 1 (The Original Parties) as borrowers or issuers (together with the Parent, the “Original Borrowers”);

(3)	THE SUBSIDIARIES of the Parent listed in Part I of Schedule 1 (The Original Parties) as guarantors (together with the Parent, the “Original Guarantors”);

(4)	THE SUBSIDIARIES of the Parent listed in Part I of Schedule 1 (The Original Parties) as security providers (the “Original Security Providers”);

(5)	THE FINANCIAL INSTITUTIONS, NOTEHOLDERS AND OTHER ENTITIES listed in Part II (The Original Creditors) of Schedule 1 (The Original Parties) as original creditors (the “Original Creditors”);

(6)	CITIBANK INTERNATIONAL PLC as agent of the Finance Parties (other than itself) (the “Agent”); and

(7)	WILMINGTON TRUST (LONDON) LIMITED as security agent of the Secured Parties (the “Security Agent”).

IT IS AGREED as follows:

SECTION 1

INTERPRETATION

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“2009 Financing Agreement” means the financing agreement dated 14 August 2009 (as amended on 1 December 2009, 18 March 2010, 25 October 2010 and 13 April 2011) and made between, amongst others, the Parent and certain of its Subsidiaries as original obligors, certain financial institutions and noteholders as Participating Creditors (as defined therein) and others, and (unless a contrary indication appears in this Agreement), refers to such agreement as further amended on or about the Effective Date pursuant to the 2009 Financing Agreement Amendment Agreement.

“2009 Financing Agreement Amendment Agreement” means the amendment and restatement agreement relating to the 2009 Financing Agreement dated on or about the date of this Agreement and made between, amongst others, the Parent and the Administrative Agent (as defined in the 2009 Financing Agreement).

“2009 Financing Agreement Document” means the 2009 Financing Agreement, the 2009 Financing Agreement Amendment Agreement and any other “Finance Document” as defined in the 2009 Financing Agreement.

“2009 Financing Agreement Exposure” means, at any time, an “Exposure” as defined in the 2009 Financing Agreement.

“2009 Financing Agreement Termination Date” means the “Termination Date” as defined in the 2009 Financing Agreement.

“2014 Eurobonds” means the €900,000,000 4.75% Eurobonds issued by CEMEX Finance Europe B.V. and guaranteed by CEMEX España dated 5 March 2007 (as amended from time to time).

“2015 Floating Rate Notes” means the $800,000,000 floating rate senior secured notes maturing on 30 September 2015 issued by the Parent.

“2015 Subordinated Convertible Notes” means the $715,000,000 4.875% subordinated optional convertible securities maturing on 15 March 2015 issued by the Parent.

“2016 Senior Notes” means the $1,750,000,000 9.5% senior secured notes maturing on 14 December 2016 issued by CEMEX Finance.

“2016 Subordinated Convertible Notes” means the $977,500,000 3.25% subordinated optional convertible securities maturing on 15 March 2016 issued by the Parent.

“2017 CEMEX España Senior Notes” means the €115,346,000 8.875% senior secured notes maturing on 12 May 2017 issued by CEMEX España.

“2017 CEMEX Finance Senior Notes” means the €350,000,000 9.625% senior secured notes maturing on 14 December 2017 issued by CEMEX Finance.

“2018 Senior Notes” means the $1,650,000,000 9.000% senior secured notes maturing on 11 January 2018 and issued by the Parent.

“2019 EUR Senior Notes” means the €179,219,000 9.875% senior secured notes maturing on 30 April 2019 and issued by CEMEX España.

“2019 USD Senior Notes” means the $703,861,000 9.875% senior secured notes maturing on 30 April 2019 and issued by CEMEX España.

“2020 Senior Notes” means the $1,192,996,000 9.25% senior secured notes maturing on 12 May 2020 and issued by CEMEX España.

“Acceptable Bank” means:

(a)	a bank or financial institution which has a rating for its long-term unsecured and non credit-enhanced debt obligations of BBB or higher by S&P, BBB or higher by Fitch or Baa2 or higher by Moody’s or a comparable rating from an internationally recognised credit rating agency;

(b)	any other bank or financial institution in a jurisdiction in which a member of the Group conducts commercial operations where such member of the Group, in the ordinary course of trading, subscribes for certificates of deposit issued by such bank or financial institution; or

(c)	any other bank or financial institution approved by the Agent.

“Accession Letter” means a document substantially in the form set out in Schedule 8 (Form of Accession Letter).

“Additional Cost Rate” has the meaning given to it in Schedule 5 (Mandatory Cost Formula).

“Additional Guarantor” means a company that becomes an Additional Guarantor in accordance with Clause 27 (Changes to the Obligors).

“Additional Obligor” means an Additional Guarantor or an Additional Security Provider.

“Additional Security Provider” means a company that becomes an Additional Security Provider in accordance with Clause 27 (Changes to the Obligors).

“Affidavit of Loss” means an affidavit of loss in favour of a Borrower (or the Parent on its behalf) from a Creditor in relation to that Creditor’s loss of the relevant pagaré, promissory note or Existing USPP Note issued pursuant to the 2009 Financing Agreement or the Existing USPP Note Agreement, as the case may be, substantially in the form set out in Schedule 20 (Form of Affidavit of Loss).

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Ancillary Agreement” means the ancillary agreement dated on or about the date of this Agreement and made between, among others, the Original Obligors (except for the España Subsidiary Guarantors), certain financial institutions, noteholders and other entities as Extinguishing Creditors (as defined therein), and Citibank International plc as Exchange Agent and as Administrative Agent (each as defined therein).

“Applicable GAAP” means:

(a)	in the case of the Parent, IFRS;

(b)	in the case of CEMEX España, Spanish GAAP or, if adopted by CEMEX España in accordance with Clause 20.3 (Requirements as to financial statements), IFRS; and

(c)	in the case of any other Obligor, the generally accepted accounting principles applying to it in the country of its incorporation or in a jurisdiction agreed to by the Agent or, if adopted by the relevant Obligor, IFRS.

“Asset Swap” has the meaning given to such term in paragraph (t) of the definition of Permitted Disposal.

“Assignment Agreement” means an agreement substantially in the form set out in Schedule 7 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee provided that if that other form does not contain the undertaking in the form set out in Schedule 7 (Form of Assignment Agreement) in respect of clause 14.6 of the Intercreditor Agreement, it shall not be a Creditor/Agent/Security Agent Accession Undertaking as defined in, and for the purposes of, the Intercreditor Agreement.

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Authorised Signatory” means, in relation to any Obligor, any person who is duly authorised and in respect of whom the Agent has received a certificate signed by a director or another Authorised Signatory of such Obligor setting out the name and signature of such person and confirming such person’s authority to act.

“Bancomext” means Banco Nacional de Comercio Exterior, Sociedad Nacional de Crédito, Institución de Banca de Desarrollo.

“Bancomext Facility” means a facility agreement between the Parent, represented by Lic. René Delgadillo Galván, and Banco Nacional de Comercio Exterior, Sociedad Nacional de Crédito, Institución de Banca de Desarrollo, represented by Mr. Jorge Arturo Tovar Castro and Leonel Napoleón Vásquez Gómez with the appearance of Centro Distribuidor de Cemento S.A. de C.V., Empresas Tolteca de México, S.A. de C.V., Petrocemex S.A. de C.V. and Cemex México, represented by Lic. René Delgadillo Galván, dated as of 14 October 2008.

“Banco Industrial de Guatemala Facility” means a facility agreement between Global Cement, S.A. and Banco Industrial, S.A. dated as of 25 June 2009.

“Banobras Facility” means a revolving loan agreement (Contrato de Apertura de Crédito en Cuenta Corriente) between CEMEX Concretos as borrower, represented by Lic. Francisco Guillermo Gómez Tamayo and Lic. Eduardo Salaburu Llamas, and Banco Nacional de Obras y Servicios Públicos, Sociedad Nacional de Crédito, Institución de Banca de Desarrollo as lender, represented by Mr. Luis Daniel Robles Ferrer, in an aggregate principal amount equal to Mex$5,000,000,000.00, dated 22 April 2009, which was formalized by means of public deeds number 116,380 and 116,381 dated 22 April 2009, granted before Mr. José Angel Villalobos Magaña, notary public number 9 for Mexico, Federal District (as amended from time to time).

“Base Currency” means US dollars.

“Base Currency Amount” means:

(a)	in relation to the amount of a Utilisation, a Commitment or an Outstanding Principal Amount under a Facility which is denominated in the Base Currency, the amount specified in relation to that Facility in Section B of Part II (The Original Creditors) of Schedule 1 (The Original Parties);

(b)	in relation to the amount of a Utilisation or (in each case, as at the Effective Date) a Commitment or an Outstanding Principal Amount under a Facility which is not denominated in the Base Currency, the “Base Currency Amount” of that amount specified in relation to that Facility in Section B of Part II (The Original Creditors) of Schedule 1 (The Original Parties) (being that amount converted into the Base Currency at the exchange rate displayed on the appropriate Reuters screen at or about 11 a.m. on the reference date referred to in Section B of Part II (The Original Creditors) of Schedule 1 (The Original Parties)) (and this paragraph (b) shall apply to determine the Base Currency Amount of any Commitment and Outstanding Principal Amount under a Facility which is not denominated in the Base Currency of a Creditor who becomes a Party pursuant to a Creditor Accession Letter, as if such amounts had been listed in Section B of Part II (The Original Creditors) of Schedule 1 (The Original Parties) as at the date of this Agreement);

(c)	in relation to any other amount denominated in the Base Currency, that amount;

(d)	in relation to a Commitment or an Outstanding Principal Amount (in each case, at all times after the Effective Date (other than in relation to a Creditor Accession Letter where paragraph (b) above applies)) or any other amount denominated in a currency other than the Base Currency, that amount converted into the Base Currency at the exchange rate displayed on the appropriate Reuters screen at or about 11:00 a.m. (in the case of a conversion of an amount denominated in euros) or, as the case may be, the exchange rate published by the Mexican Central Bank (Banco de Mexico) in the Federal Official Gazette (Diario Oficial de la Federación) (in the case of a conversion of an amount denominated in Mexican pesos) in each case on the date which is five Business Days before that date on which a determination of such Base Currency Amount is required to be made under this Agreement (or if the agreed page is replaced or services cease to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Parent and the Lenders); and

(e)	in relation to any amount of 2009 Financing Agreement Exposures which is denominated in a currency other than the Base Currency, for the purposes of the calculation referred to in paragraph (a) of Clause 7.1 (Prepayment under 2009 Financing Agreement), that amount converted into the Base Currency at the same exchange rate used, pursuant to this definition of “Base Currency Amount”, to convert amounts of Outstanding Principal Amounts denominated in a currency other than the Base Currency into the Base Currency, in the case of paragraphs (a) and (b), as adjusted to reflect any repayment, prepayment, consolidation or division of a Utilisation or an Outstanding Principal Amount (and, contemporaneously with any such repayment or prepayment, any corresponding cancellation of any Commitment) on the date of such repayment, prepayment, consolidated or division.

“Borrower” means an Original Borrower unless it has ceased to be a Borrower in accordance with Clause 27.2 (Resignation of a Borrower).

“Break Costs” means the amount (if any) by which:

(a)	the interest (excluding any Margin) which a Creditor (other than a USPP Noteholder) should have received for the period from the date of receipt of all or any part of its participation in a Loan, Derivatives Unwind Promissory Note or Unpaid Sum to the last day of the current Interest Period in respect of that Loan, Derivatives Unwind Promissory Note or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)	the amount of interest which that Creditor would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London, Madrid, New York City, Amsterdam and Mexico City (in the case of Mexico City, if applicable, as specified by a governmental authority), and:

(a)	(in relation to any date for payment or lending or purchase of, or the determination of an interest rate or rate of exchange in relation to, a currency other than euro) the principal financial centre of the country of that currency; or

(b)	(in relation to any date for payment or lending or purchase of, or the determination of an interest rate or rate of exchange in relation to, euro) any TARGET Day.

“Business Plan” means the six year business plan of the Group contained within the FTI Report.

“Caliza” means CEMEX LATAM Holdings, S.A.

“Caliza Capital Expenditure” means Capital Expenditure permitted by paragraph (d) of Clause 21.2 (Financial condition) to be invested in the Caliza Group.

“Caliza Cash Maintenance Threshold” means, for the purposes of the Caliza Group following the completion of the first Caliza Transaction (if so completed), $50,000,000.

“Caliza Expansion Capital” means (without double counting) any:

(a)	Caliza Capital Expenditure;

(b)	Caliza Joint Venture Investment; and

(c)	amount of the consideration for an acquisition made under paragraph (k) of the definition of Permitted Acquisition.

“Caliza Expansion Capital Permitted Limit” means $350,000,000 (or its equivalent).

“Caliza Gross Proceeds” means the cash proceeds of a Caliza Transaction falling within paragraph (b) of the definition thereof.

“Caliza Group” means Caliza and its Subsidiaries for the time being.

“Caliza Joint Venture” has the meaning given to such term in paragraph (b) of the definition of Permitted Joint Venture.

“Caliza Joint Venture Investment” has the meaning given to such term in paragraph (b) of the definition of Permitted Joint Venture.

“Caliza Offering Option” has the meaning given to such term in paragraph (b) of the definition of Caliza Transaction.

“Caliza Offering Option Amount” means the amount that would be required in the event that a Caliza Offering Option is exercised in whole or in part, provided that such amount shall not exceed an amount equal to 13.1 per cent. of the relevant Caliza Gross Proceeds.

“Caliza Offering Option Exercise Period” has the meaning given to such term in paragraph (b) of the definition of Caliza Transaction.

“Caliza Proceeds” has the meaning given to such term in paragraph (a) of Clause 7.2 (Caliza Proceeds).

“Caliza Reorganisation” means the reorganisation described in the presentation delivered as a condition precedent pursuant to paragraph 6(f) of Part 1 of Schedule 2 (Conditions Precedent).

“Caliza Transaction” means:

(a)	a Disposal by a member of the Group of any shares in Caliza to a person who is not a member of the Group; or

(b)	an IPO or other offering of shares in Caliza and including any put or other option entered into with one or more financial institutions in respect of any share lending, over-allotment or other similar arrangement in connection with an IPO or other offering of shares in Caliza provided that the exercise period for such put or other option shall be no longer than 30 days from the settlement date of the IPO or other offering of shares in Caliza (a “Caliza Offering Option” and such exercise period, the “Caliza Offering Option Exercise Period”),

(in either case) whether by way of a single transaction or a series of transactions and which does not breach Clause 22.18 (Disposals) or Clause 22.32 (Caliza).

“Capital Lease” has the meaning given to such term in Clause 21.1 (Financial definitions).

“Cash Collateral Release Amount” means the amount of any cash collateral or margin posted by the Parent or any member of the Group as at the date of this Agreement in respect of an Excluded Position set forth in Annex 1 (Excluded Positions) of Schedule 17 (Hedging Parameters) which has been released to the Parent or any member of the Group upon the replacement of Permitted Security by a Permitted Put/Call Transaction in accordance with paragraph 3 of Schedule 17 (Hedging Parameters) or any cash amounts transferred to any member of the Group in conjunction with the entry into a Permitted Put/Call Transaction.

“Cash Equivalent Investments” means at any time:

(a)	certificates of deposit maturing within one year after the relevant date of calculation and issued by an Acceptable Bank;

(b)	any investment in marketable debt obligations issued or expressly guaranteed by the government of Mexico, the United States of America (or any state thereof (including any political subdivision of such state)), the United Kingdom, any member state of the European Economic Area or any Participating Member State or any member state of NAFTA (or any other jurisdiction in which a member of the Group conducts commercial operations if that member of the Group makes investments in such debt obligations in the ordinary course of its trading) or by an instrumentality or agency of any of them having an equivalent credit rating, maturing within one year after the relevant date of calculation and not convertible or exchangeable to any other security;

(c)	commercial paper not convertible into or exchangeable for any other security:

(i)	for which a recognised trading market exists;

(ii)	issued by an issuer incorporated in Mexico, the United States of America (or any state thereof (including any political subdivision of such state)), the United Kingdom, any member state of the European Economic Area or any Participating Member State or any member state of NAFTA (or any other jurisdiction in which a member of the Group makes investments in such debt obligations in the ordinary course of trading);

(iii)	which matures within one year after the relevant date of calculation; and

(iv)	which has a credit rating of either A-1 or higher by S&P or F1 or higher by Fitch or P-1 or higher by Moody’s, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term unsecured and non-credit enhanced debt obligations, an equivalent rating;

(d)	sterling bills of exchange eligible for rediscount at the Bank of England and accepted by an Acceptable Bank (or their dematerialised equivalent);

(e)	any investment in money market funds which (i) have a credit rating of either A-1 or higher by S&P or F1 or higher by Fitch or P-1 or higher by Moody’s, (ii) which invest substantially all their assets in securities of the types described in paragraphs (a) to (d) above and (f) and (g) below and (iii) can be turned into cash on not more than 30 days’ notice; or

(f)	any deposit issued by any of Nacional Financiera, S.N.C., Banco Nacional de Comercio Exterior, S.N.C., Banco Nacional de Obras y Sevicios Públicos, S.N.C. or any other development bank controlled by the Mexican government;

(g)	any other debt instrument rated “investment grade” (or the local equivalent thereof according to local criteria in a country in which any member of the Group conducts commercial operations and in which local pensions are permitted by law to invest) with maturities of 12 months or less from the date of acquiring such investment;

(h)	investments in mutual funds, managed by banks or financial institutions, with a local currency credit rating of at least MxAA by S&P or equivalent by any other reputable local rating agency, that invest principally in marketable direct obligations issued by the Mexican government, or issued by any agency or instrumentality thereof; and

(i)	any other debt security, certificate of deposit, commercial paper, bill of exchange, investment in money market funds or material funds approved by the Majority Creditors,

in each case, to which any member of the Group is alone (or together with other members of the Group) beneficially entitled at that time and which is not issued or guaranteed by any member of the Group or subject to any Security (other than Security arising under the Transaction Security Documents).

“Cash Maintenance Threshold” means, in the case of the Financial Quarters ending on or about 31 March, 30 June and 30 September in any Financial Year, $625,000,000 and, in the case of the Financial Quarter ending on or about 31 December in any Financial Year, $725,000,000.

“CEMEX Bogotá” has the meaning given to such term in sub paragraph (i) of paragraph (a) of Clause 22.35 (Conditions subsequent).

“CEMEX Caracas” means CEMEX Caracas Investments B.V., a company incorporated in the Netherlands with registration number 34121194.

“CEMEX Caribe II” has the meaning given to such term in sub paragraph (ii) of paragraph (a) of Clause 22.35 (Conditions subsequent).

“CEMEX Concretos” means CEMEX Concretos, S.A. de C.V.

“CEMEX España” means CEMEX España, S.A.

“CEMEX Finance” means CEMEX Finance LLC (formerly known as CEMEX España Finance LLC).

“CEMEX Materials” means CEMEX Materials LLC.

“CEMEX México” means CEMEX México, S.A. de C.V.

“Change of Control” means that the beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under the Securities Exchange Act of 1934, as amended) of 20 per cent. or more in voting power of the outstanding voting stock of the Parent is acquired by any person.

“Charged Property” means all of the assets of the Security Providers which from time to time are, or are expressed to be, the subject of the Transaction Security.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

“Commitment” means, at any time, in relation to a Creditor participating in:

(a)	a Loan Facility, a Facility A Commitment, Facility B Commitment or Facility C Commitment (as the case may be);

(b)	the Derivatives Unwind Promissory Note Facility, a Derivatives Unwind Promissory Note Facility Commitment; or

(c)	the USPP Note Facility, a USPP Note Facility Commitment.

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 10 (Form of Compliance Certificate).

“Confidential Information” means all information relating to the Parent, any Obligor, the Group, the Finance Documents or a Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or a Facility from either:

(a)	any member of the Group or any of its advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(i)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 38 (Confidentiality); or

(ii)	is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(iii)	is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

“Confidentiality Undertaking” means a confidentiality undertaking substantially in the form set out in Schedule 19 (Form of Confidentiality Undertaking) or in any other form agreed between the Parent and the Agent.

“Consolidated Leverage Ratio” has the meaning given to such term in Clause 21.1 (Financial definitions).

“Contingent Instrument” means any documentary credit (including all forms of letter of credit) or performance bond, advance payment, bank guarantee or similar instrument.

“Conversion Rate” means 1:1, as adjusted in accordance with the provisions of Article XII of the indenture dated as of 15 March 2011 among the Parent as issuer, The Bank of New York Mellon as trustee and The Bank of New York Mellon, S.A., Instituición de Banca Múltiple as Mexican trustee pursuant to which the US$690,000,000 3.75% subordinated optional convertible securities maturing on 15 March 2018 and issued by the Parent were issued (the “Indenture”). In calculating such adjustments, the Parent shall:

(a)	disregard any provision of the Indenture providing that an otherwise applicable adjustment need not be made if holders of the notes issued thereunder may participate in the transaction that would otherwise have caused such adjustment;

(b)	disregard any voluntary increase to the conversion rate pursuant to Section 12.05(b) of the Indenture and any temporary increase in the conversion rate pursuant to Section 12.12 of the Indenture; and

(c)	make such adjustments to the dates upon which conversion rate adjustments are made as are, in the good faith judgment of the Parent’s board of directors, appropriate to adjust for differences between the record date and ex-dividend date for any transaction triggering a conversion rate adjustment (so that such adjustments are made in coordination with the time at which trades referenced in determining the prices of American Depositary Share of the Parent for purposes of calculating the Trailing Closing Price begin to be priced on an “ex-dividend” basis).

“Covenant Reset Date” means the first date falling after the Effective Date on which both of the following conditions are met:

(a)	the Consolidated Leverage Ratio for the two most recently completed Reference Periods in respect of which Compliance Certificates have been (or are required to have been) delivered under this Agreement was not greater than 3.50:1; and

(b)	no Default is continuing.

“Creditor” means:

(a)	any Original Creditor (including any person which becomes a Party pursuant to a Creditor Accession Letter); and

(b)	any bank, financial institution, trust, fund or other entity which has become a Party as a Creditor in accordance with Clause 25 (Changes to the Creditors),

which in each case has not ceased to be a Creditor in accordance with the terms of this Agreement and, for the avoidance of doubt, whether a Lender, a Derivatives Unwind Promissory Noteholder or a USPP Noteholder.

“Creditor Accession Letter” means an accession letter to this Agreement substantially in the form set out in Schedule 21 (Form of Creditor Accession Letter).

“Default” means an Event of Default or any event or circumstance specified in Clause 24 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Defaulting Creditor” means any Creditor:

(a)	which has rescinded or repudiated a Finance Document; or

(b)	with respect to which an Insolvency Event has occurred and is continuing.

“Delegate” means any delegate, agent, attorney or co-trustee appointed by the Security Agent.

“Derivatives Unwind Promissory Note” means a Derivatives Unwind Promissory Note (Mexican Law) or a Derivatives Unwind Promissory Note (Dual Law).

“Derivatives Unwind Promissory Note Commitment” means a Derivatives Unwind Promissory Note Facility 1 Commitment, a Derivatives Unwind Promissory Note Facility 2 Commitment or a Derivatives Unwind Promissory Note Facility 3 Commitment.

“Derivatives Unwind Promissory Note (Dual Law)” means a new promissory note issued by the Parent under New York law and Mexican law substantially in the form of Part I of Schedule 4 (Forms of Promissory Notes) pursuant to Clause 4.4 (Condition precedent to issue of promissory notes, enforcement and indemnification) to evidence Financial Indebtedness under Derivatives Unwind Promissory Note Facility 1 or Derivatives Unwind Promissory Note Facility 2.

“Derivatives Unwind Promissory Note (Mexican Law)” means a new promissory note issued by the Parent under Mexican law substantially in the form of Part IV of Schedule 4 (Forms of Promissory Notes) pursuant to Clause 4.4 (Condition precedent to issue of promissory notes, enforcement and indemnification) to evidence Financial Indebtedness under Derivatives Unwind Promissory Note Facility 3.

“Derivatives Unwind Promissory Note Facility” means Derivatives Unwind Promissory Note Facility 1, Derivatives Unwind Promissory Note Facility 2 or Derivatives Unwind Promissory Note Facility 3.

“Derivatives Unwind Promissory Note Facility 1” means the promissory note facility made available under this Agreement as described in paragraph (b)(i) of Clause 2.1 (The Facilities).

“Derivatives Unwind Promissory Note Facility 1 Commitment” means:

(a)	in relation to an Original Creditor, the amount in the Base Currency set opposite its name under the heading “Derivatives Unwind Promissory Note Facility 1 Commitment” in Part II of Schedule 1 (The Original Parties) and the amount of any other Derivatives Unwind Promissory Note Facility 1 Commitment transferred to it under this Agreement; and

(b)	in relation to any other Creditor, the amount in the Base Currency of any Derivatives Unwind Promissory Note Facility 1 Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Derivatives Unwind Promissory Note Facility 1 Guarantor” means CEMEX México.

“Derivatives Unwind Promissory Note Facility 2” means the promissory note facility made available under this Agreement as described in paragraph (b)(ii) of Clause 2.1 (The Facilities).

“Derivatives Unwind Promissory Note Facility 2 Commitment” means:

(a)	in relation to an Original Creditor, the amount in the Base Currency set opposite its name under the heading “Derivatives Unwind Promissory Note Facility 2 Commitment” in Part II of Schedule 1 (The Original Parties) and the amount of any other Derivatives Unwind Promissory Note Facility 2 Commitment transferred to it under this Agreement; and

(b)	in relation to any other Creditor, the amount in the Base Currency of any Derivatives Unwind Promissory Note Facility 2 Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Derivatives Unwind Promissory Note Facility 3” means the promissory note facility made available under this Agreement as described in paragraph (b)(iii) of Clause 2.1 (The Facilities).

“Derivatives Unwind Promissory Note Facility 3 Commitment” means:

(a)	in relation to an Original Creditor, the amount in Mexican pesos set opposite its name under the heading “Derivatives Unwind Promissory Note Facility 3 Commitment” in Part II of Schedule 1 (The Original Parties) and the amount of any other Derivatives Unwind Promissory Note Facility 3 Commitment transferred to it under this Agreement; and

(b)	in relation to any other Creditor, the amount in Mexican pesos of any Derivatives Unwind Promissory Note Facility 3 Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Derivatives Unwind Promissory Noteholder” means each Creditor which is a holder of a Derivatives Unwind Promissory Note.

“Disposal” has the meaning given to such term in paragraph (a) of Clause 7.3 (Disposal Proceeds).

“Disruption Event” means either or both of:

(a)	a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“Dutch Borrower” means New Sunward Holding B.V.

“Dutch Civil Code” means the Dutch Civil code (Burgerlijk Wetboek).

“Dutch FSA” means the Dutch Financial Supervision Act (Wet op het financieel toezicht) and the rules and regulations promulgated thereunder.

“Dutch Obligor” means an Obligor incorporated in The Netherlands.

“Effective Date” means the date on which the Agent has received all of the documents and evidence listed in Part I of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Agent (acting reasonably).

“Election Notice” has the meaning given to such term in paragraph (b) of Clause 7.8 (Mandatory Prepayment and Segregated Accounts: other provisions).

“Employee Compensation Structured Note” means the Mex$126,562,263.59 Nota Estructurada dated 17 April 2008 and issued by the Parent.

“Empresas Tolteca” means Empresas Tolteca de México, S.A. de C.V.

“English Obligor” means an Obligor incorporated in England and Wales.

“Environmental Claim” means any claim, proceeding or investigation by any person in respect of any Environmental Law or use of Hazardous Materials.

“Environmental Law” means any applicable law or regulation in any jurisdiction in which any member of the Group conducts business which relates to the pollution or protection of the environment or harm to or the protection of human health or the health of animals or plants.

“Environmental Permits” means any permit, licence, consent, approval and other authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any member of the Group conducted on or from the properties owned or used by the relevant member of the Group.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

“ERISA Affiliate” means an entity, whether or not incorporated, that is under common control with any Obligor within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group that includes any Obligor and that is treated as a single employer under Section 414(b) or (c) of the Code.

“España Subsidiary Guarantor” means CEMEX Research Group AG, CEMEX Shipping B.V., CEMEX Asia B.V., CEMEX France Gestion (S.A.S.), CEMEX UK and CEMEX Egyptian Investments B.V.

“EURIBOR” means, in relation to any Loan in euro:

(a)	the applicable Screen Rate; or

(b)	(if no Screen Rate is available for the Interest Period of that Loan) the Reference Bank Rate,

as of the Specified Time on the Quotation Day for euro and for a period comparable to the Interest Period of that Loan and, if any such rate is below zero, EURIBOR will be deemed to be zero.

“Event of Default” means any event or circumstance specified as such in Clause 24 (Events of Default).

“Excess Cashflow” has the meaning given to such term in Clause 21.1 (Financial definitions).

“Excluded Positions” shall have the meaning ascribed thereto in Schedule 17 (Hedging Parameters).

“Excluded Proceeds” means, as the case may be, Excluded Disposal Proceeds (as defined in paragraph (a) of Clause 7.3 (Disposal Proceeds)), Excluded Debt Fundraising Proceeds (as defined in paragraph (a) of Clause 7.6 (Permitted Debt Fundraising Proceeds and Permitted Securitisation Prodeeds)) or Excluded Equity Fundraising Proceeds (as defined in paragraph (a) of Clause 7.5 (Permitted Equity Fundraising Proceeds)).

“Executive Compensation Plan” means any stock option plan, restricted stock plan or retirement plan which the Parent, any other Obligor or, as the case may be, Caliza, customarily provides to its employees, consultants and directors.

“Existing Derivatives Unwind Promissory Note” means a “Promissory Note” as defined in the 2009 Financing Agreement (prior to its amendment pursuant to the 2009 Financing Agreement Amendment Agreement) and as referred to in Section A of Part II (The Original Creditors) of Schedule 1 (The Original Parties).

“Existing Exposure” means, in relation to an Original Creditor, the amount set out in Section A of Part II (The Original Creditors) of Schedule 1 (The Original Parties).

“Existing Facility” means, with respect to any Original Creditor, the facilities or, as the case may be, Existing Derivatives Unwind Promissory Note(s) or, as the case may be, Existing USPP Note(s), listed against its name in Section A of Part II (The Original Creditors) of Schedule 1 (The Original Parties).

“Existing Financing Agreement Creditor” has the meaning given to such term in Clause 3.4 (Deemed Utilisation).

“Existing Financial Indebtedness” means:

(a)	the Financial Indebtedness described in Schedule 11 (Existing Financial Indebtedness) (and, in the case of the Financial Indebtedness under the 2009 Financing Agreement, after giving effect to the Extinguishments);

(b)	Financial Indebtedness under the Banobras Facility; and

(c)	Financial Indebtedness under the New High Yield Notes,

provided that the principal amount of such Financial Indebtedness does not increase above the principal amount outstanding as at the Effective Date (except by the amount of any capitalised interest under any facility or instrument that provided for capitalisation of interest on those terms as at the date of this Agreement) less the amount of any repayments and prepayments made in respect of such Financial Indebtedness.

“Existing High Yield Notes” means the 2015 Floating Rate Notes, the 2016 Senior Notes, the 2017 CEMEX Finance Senior Notes, the 2017 CEMEX España Senior Notes, the 2018 Senior Notes, the 2019 USD Senior Notes, the 2019 EUR Senior Notes and the 2020 Senior Notes.

“Existing Pre-2017 High Yield Notes” means the 2015 Floating Rate Notes and the 2016 Senior Notes.

“Existing Promissory Notes” means:

(a)	an Existing Derivatives Unwind Promissory Note; and

(b)	a promissory note or pagaré issued to an Original Creditor under an Existing Facility which is a syndicated facility or a bilateral facility in accordance with its terms.

“Existing Subordinated Convertible Notes” means the 2015 Subordinated Convertible Notes and the 2016 Subordinated Convertible Notes.

“Existing Transaction Security” means the “Transaction Security” as defined in the 2009 Financing Agreement (prior to its amendment pursuant to the 2009 Financing Agreement Amendment Agreement).

“Existing USPP Note” means a note issued under the Existing USPP Note Agreement.

“Existing USPP Note Agreement” means the consolidated amended and restated note purchase agreements dated 14 August 2009 and made between CEMEX Finance as obligor and CEMEX España as guarantor and certain USPP Noteholders.

“Existing USPP Note Guarantee” means the consolidated amended and restated note guarantee dated 14 August 2009 by CEMEX España in favour of the USPP Noteholders.

“Extinguishments” has the meaning given to such term in the Ancillary Agreement.

“Facility” means a Loan Facility, a Derivatives Unwind Promissory Note Facility or the USPP Note Facility.

“Facility A Commitment” means a Facility A1 Commitment, a Facility A2 Commitment, a Facility A3 Commitment, a Facility A4 Commitment, a Facility A5 Commitment, a Facility A6 Commitment, a Facility A7 Commitment or a Facility A8 Commitment.

“Facility A Loan” means a Facility A1 Loan, a Facility A2 Loan, a Facility A3 Loan, a Facility A4 Loan, a Facility A5 Loan, a Facility A6 Loan, a Facility A7 Loan or a Facility A8 Loan.

“Facility A1” means the term loan facility made available under this Agreement as described in paragraph (a)(i)(A) of Clause 2.1 (The Facilities).

“Facility A1 Borrower” means the Parent.

“Facility A1 Commitment” means:

(a)	in relation to an Original Creditor, the amount in the Base Currency set opposite its name under the heading “Facility A1 Commitment” in Section B of Part II of Schedule 1 (The Original Parties) and the amount of any other Facility A1 Commitment transferred to it under this Agreement; and

(b)	in relation to any other Creditor, the amount in the Base Currency of any Facility A1 Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Facility A1 Guarantor” means each of CEMEX México and Empresas Tolteca.

“Facility A1 Loan” means a loan deemed to be made under Facility A1 or the principal amount outstanding for the time being of that loan.

“Facility A2” means the term loan facility made available under this Agreement as described in paragraph (a)(i)(B) of Clause 2.1 (The Facilities).

“Facility A2 Borrower” means the Parent.

“Facility A2 Commitment” means:

(a)	in relation to an Original Creditor, the amount in the Base Currency set opposite its name under the heading “Facility A2 Commitment” in Section B of Part II of Schedule 1 (The Original Parties) and the amount of any other Facility A2 Commitment transferred to it under this Agreement; and

(b)	in relation to any other Creditor, the amount in the Base Currency of any Facility A2 Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Facility A2 Guarantor” means each of CEMEX México and CEMEX Concretos.

“Facility A2 Loan” means a loan deemed to be made under Facility A2 or the principal amount outstanding for the time being of that loan.

“Facility A3” means the term loan facility made available under this Agreement as described in paragraph (a)(i)(C) of Clause 2.1 (The Facilities).

“Facility A3 Borrower” means the Parent.

“Facility A3 Commitment” means:

(a)	in relation to an Original Creditor, the amount in the Base Currency set opposite its name under the heading “Facility A3 Commitment” in Section B of Part II of Schedule 1 (The Original Parties) and the amount of any other Facility A3 Commitment transferred to it under this Agreement; and

(b)	in relation to any other Creditor, the amount in the Base Currency of any Facility A3 Commitment transferred to it under this Agreement,

18

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Facility A3 Guarantor” means CEMEX México.

“Facility A3 Loan” means a loan deemed to be made under Facility A3 or the principal amount outstanding for the time being of that loan.

“Facility A4” means the term loan facility made available under this Agreement as described in paragraph (a)(i)(D) of Clause 2.1 (The Facilities).

“Facility A4 Borrower” means CEMEX España.

“Facility A4 Commitment” means:

(a)	in relation to an Original Creditor, the amount in the Base Currency set opposite its name under the heading “Facility A4 Commitment” in Section B of Part II of Schedule 1 (The Original Parties) and the amount of any other Facility A4 Commitment transferred to it under this Agreement; and

(b)	in relation to any other Creditor, the amount in the Base Currency of any Facility A4 Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Facility A4 Loan” means a loan deemed to be made under Facility A4 or the principal amount outstanding for the time being of that loan.

“Facility A5” means the term loan facility made available under this Agreement as described in paragraph (a)(i)(E) of Clause 2.1 (The Facilities).

“Facility A5 Borrower” means CEMEX España.

“Facility A5 Commitment” means:

(a)	in relation to an Original Creditor, the amount in the Base Currency set opposite its name under the heading “Facility A5 Commitment” in Section B of Part II of Schedule 1 (The Original Parties) and the amount of any other Facility A5 Commitment transferred to it under this Agreement; and

(b)	in relation to any other Creditor, the amount in the Base Currency of any Facility A5 Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Facility A5 Guarantor” means CEMEX, Inc.

“Facility A5 Loan” means a loan deemed to be made under Facility A5 or the principal amount outstanding for the time being of that loan.

“Facility A6” means the term loan facility made available under this Agreement as described in paragraph (a)(i)(F) of Clause 2.1 (The Facilities).

“Facility A6 Borrower” means New Sunward Holding B.V.

“Facility A6 Commitment” means:

(a)	in relation to an Original Creditor, the amount in the Base Currency set opposite its name under the heading “Facility A6 Commitment” in Section B of Part II of Schedule 1 (The Original Parties) and the amount of any other Facility A6 Commitment transferred to it under this Agreement; and

(b)	in relation to any other Creditor, the amount in the Base Currency of any Facility A6 Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Facility A6 Guarantor” means each of the Parent, CEMEX México and Empresas Tolteca.

“Facility A6 Loan” means a loan deemed to be made under Facility A6 or the principal amount outstanding for the time being of that loan.

“Facility A7” means the term loan facility made available under this Agreement as described in paragraph (a)(i)(G) of Clause 2.1 (The Facilities).

“Facility A7 Borrower” means New Sunward Holding B.V.

“Facility A7 Commitment” means:

(a)	in relation to an Original Creditor, the amount in the Base Currency set opposite its name under the heading “Facility A7 Commitment” in Section B of Part II of Schedule 1 (The Original Parties) and the amount of any other Facility A7 Commitment transferred to it under this Agreement; and

(b)	in relation to any other Creditor, the amount in the Base Currency of any Facility A7 Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Facility A7 Guarantor” means each of the Parent and CEMEX México.

“Facility A7 Loan” means a loan deemed to be made under Facility A7 or the principal amount outstanding for the time being of that loan.

“Facility A8” means the term loan facility made available under this Agreement as described in paragraph (a)(i)(H) of Clause 2.1 (The Facilities).

“Facility A8 Borrower” means CEMEX Materials.

“Facility A8 Commitment” means:

(a)	in relation to an Original Creditor, the amount in the Base Currency set opposite its name under the heading “Facility A8 Commitment” in Section B of Part II of Schedule 1 (The Original Parties) and the amount of any other Facility A8 Commitment transferred to it under this Agreement; and

(b)	in relation to any other Creditor, the amount in the Base Currency of any Facility A8 Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Facility A8 Guarantor” means CEMEX España and each España Subsidiary Guarantor.

“Facility A8 Loan” means a loan deemed to be made under Facility A8 or the principal amount outstanding for the time being of that loan.

“Facility B Borrower” means CEMEX España.

“Facility B Commitment” means a Facility B1 Commitment or a Facility B2 Commitment.

“Facility B Loan” means a Facility B1 Loan or a Facility B2 Loan.

“Facility B1” means the term loan facility made available under this Agreement as described in paragraph (a)(ii)(A) of Clause 2.1 (The Facilities).

“Facility B1 Commitment” means:

(a)	in relation to an Original Creditor, the amount in euro set opposite its name under the heading “Facility B1 Commitment” in Section B of Part II of Schedule 1 (The Original Parties) and the amount of any other Facility B1 Commitment transferred to it under this Agreement; and

(b)	in relation to any other Creditor, the amount in euro of any Facility B1 Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Facility B1 Loan” means a loan deemed to be made under Facility B1 or the principal amount outstanding for the time being of that loan.

“Facility B2” means the term loan facility made available under this Agreement as described in paragraph (a)(ii)(B) of Clause 2.1 (The Facilities).

“Facility B2 Commitment” means:

(a)	in relation to an Original Creditor, the amount in euro set opposite its name under the heading “Facility B2 Commitment” in Section B of Part II of Schedule 1 (The Original Parties) and the amount of any other Facility B2 Commitment transferred to it under this Agreement; and

(b)	in relation to any other Creditor, the amount in euro of any Facility B2 Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Facility B2 Guarantor” means CEMEX, Inc.

“Facility B2 Loan” means a loan deemed to be made under Facility B2 or the principal amount outstanding for the time being of that loan.

“Facility C” means the term loan facility made available under this Agreement as described in paragraph (a)(iii) of Clause 2.1 (The Facilities).

“Facility C Borrower” means the Parent.

“Facility C Commitment” means:

(a)	in relation to an Original Creditor, the amount in Mexican pesos set opposite its name under the heading “Facility C Commitment” in Section B of Part II of Schedule 1 (The Original Parties) and the amount of any other Facility C Commitment transferred to it under this Agreement; and

(b)	in relation to any other Creditor, the amount in Mexican pesos of any Facility C Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Facility C Guarantor” means each of CEMEX México and CEMEX Concretos.

“Facility C Loan” means a loan deemed to be made under Facility C or the principal amount outstanding for the time being of that loan.

“Facility Office” means:

(a)	in respect of a Creditor, the office or offices notified by that Creditor to the Agent in writing on or before the date it becomes a Creditor (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement; or

(b)	in respect of any other Finance Party, the office in the jurisdiction in which it is resident for tax purposes.

“FATCA” means:

(a)	sections 1471 to 1474 of the US Internal Revenue Code of 1986 or any associated regulations or other official guidance;

(b)	any treaty, law, regulation or other official guidance enacted in any jurisdiction relating to paragraph (a) above; or

(c)	any agreement relating to paragraphs (a) or (b) of this definition with the Internal Revenue Service of the United States of America, the United States government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

(a)	in relation to a payment which has a US source for US tax purposes, 1 January 2014;

(b)	except as provided in (a) of this definition, in relation to a payment in respect of an obligation pursuant to which some or all of the payments under the Finance Documents are or would be US source payments for US tax purposes, 1 January 2015; or

(c)	in relation to a payment made by a FATCA FFI, 1 January 2017,

or, in each case, such other date from which such payment becomes subject to FATCA as a result of any change in FATCA.

“FATCA Compliant Party” means a Party payments to whom do not require a FATCA Deduction.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document pursuant to FATCA.

“FATCA FFI” means any foreign financial institution as defined in section 1471(d)(4) of the US Internal Revenue Code of 1986 which, if any Finance Party is not a FATCA Compliant Party, could be required to make a FATCA Deduction.

“FATCA Payment” means either:

(a)	the increase in a payment made by an Obligor to a Finance Party under Clause 13.8 (FATCA Deduction and gross-up by Obligor) or paragraph (b) of Clause 13.9 (FATCA Deduction by a Finance Party); or

(b)	a payment under paragraph (d) of Clause 13.9 (FATCA Deduction by a Finance Party).

“Fee Letter” means any letter or letters dated on or about the date of this Agreement between the Agent and the Parent or the Security Agent and the Parent setting out any of the fees referred to in Clause 12 (Fees).

“Finance Document” means this Agreement, the USPP Note Agreement, the USPP Note Guarantee, any USPP Note, any Promissory Note, any Accession Letter, any Compliance Certificate, any Fee Letter, the Intercreditor Agreement, any Resignation Letter, any Selection Notice, any Transaction Security Document, any Creditor Accession Letter and any other document designated as a “Finance Document” by the Agent and the Parent.

“Finance Party” means the Agent, the Security Agent or a Creditor.

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)	moneys borrowed and debit balances at banks or other financial institutions;

(b)	any acceptance under any acceptance credit or bill discounting facility (or dematerialised equivalent);

(c)	any amount raised pursuant to a note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument (including, without limitation, any perpetual bonds);

(d)	the amount of any liability in respect of any lease or hire purchase contract which would (in accordance with Applicable GAAP of the Parent) be treated as a finance or capital lease;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis and meet any requirement for de-recognition under Applicable GAAP of the Parent);

(f)	any Treasury Transaction (and, when calculating the value of that Treasury Transaction, only the mark-to-market value (or, if any actual amount is due as a result of the termination or close-out of that Treasury Transaction, that amount) shall be taken into account);

(g)	any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;

(h)	any amount raised by the issue of redeemable shares which are redeemable (other than at the option of the issuer) before the Termination Date or are otherwise classified as borrowings under Applicable GAAP of the Parent;

(i)	any amount of any liability under an advance or deferred purchase agreement if (i) one of the primary reasons behind entering into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question or (ii) the agreement is in respect of the supply of assets or services and payment is due more than 60 days after the date of supply;

(j)	any arrangement pursuant to which an asset sold or otherwise disposed of by that person may be re-acquired by a member of the Group (whether following the exercise of an option or otherwise) and any Inventory Financing;

(k)	any amount raised under any other transaction (including any forward sale or purchase, sale and sale back or sale and leaseback agreement) having the commercial effect of a borrowing or otherwise classified as borrowings under Applicable GAAP of the Parent; and

(l)	the amount of any liability in respect of any guarantee for any of the items referred to in paragraphs (a) to (k) above.

“Financial Quarter” has the meaning given to such term in Clause 21.1 (Financial definitions).

“Financial Year” has the meaning given to such term in Clause 21.1 (Financial definitions).

“Fitch” means Fitch Ratings Limited or any successor thereto from time to time.

“French Guarantor” or “French Obligor” means a Guarantor or other Obligor incorporated in France.

“FTI Report” means the report dated 12 March 2012 by FTI Consulting Canada, ULC. relating to the Group and addressed to and/or capable of being relied upon by the Finance Parties.

“Group” means the Parent and each of its Subsidiaries for the time being.

“Group Structure Chart” means the structure chart delivered to the Agent under paragraph 6(a) of Part I of Schedule 2 (Conditions Precedent).

“Guarantors” means the Original Guarantors and any Additional Guarantor other than any Original Guarantor or Additional Guarantor which has ceased to be a Guarantor pursuant to Clause 27.4 (Resignation of a Guarantor) and/or sub paragraph (iii) of paragraph (c) of Clause 37.2 (Exceptions) and has not subsequently become an Additional Guarantor pursuant to Clause 27.3 (Additional Guarantors and Additional Security Providers) and “Guarantor” means any of them.

“Hazardous Materials” means (a) radioactive materials, asbestos-containing materials, polychlorinated biphenyls, radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any applicable Environmental Law.

“Holding Company” means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

“Impaired Agent” means the Agent at any time when:

(a)	it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;

(b)	the Agent otherwise rescinds or repudiates a Finance Document;

(c)	(if the Agent is also a Creditor) it is a Defaulting Creditor under paragraph (a) of the definition of “Defaulting Creditor”; or

(d)	an Insolvency Event has occurred and is continuing with respect to the Agent,

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and

payment is made within three Business Days of its due date; or

(ii)	the Agent is disputing in good faith whether it is contractually obliged to make the payment in question.

“IMSS” means the Mexican Social Security Institute (Instituto Mexicano del Seguro Social).

“Incentive Amortisation Threshold” has the meaning given to such term in paragraph (a) of Clause 12.2 (Additional Amortisation Fee).

“INFONAVIT” means the Mexican Workers’ Housing Fund Institute (Instituto del Fondo Nacional de la Vivienda para los Trabajadores).

“Initial Termination Date” means 14 February 2017.

“Insolvency Event” in relation to a Finance Party means that the Finance Party:

(a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)	institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(e)	has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

(ii)	is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;

(f)	has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(g)	seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets;

(h)	has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(i)	causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (h) above; or

(j)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

“Insolvency Proceedings” means any of the matters described in Clause 24.7 (Insolvency proceedings).

“Intellectual Property” means:

(a)	any patents, trademarks, service marks, designs, business names, copyrights, design rights, data-base rights, inventions, knowhow and other intellectual property rights and interests, whether registered or unregistered; and

(b)	the benefit of all applications and rights to use such assets of each member of the Group.

“Intercreditor Agreement” means the intercreditor agreement dated on or about the date of this Agreement and made between, among others, the Parent, Wilmington Trust (London) Limited as Security Agent, Citibank International PLC as Agent, the Creditors and any other creditors of the Group that may accede to it from time to time in accordance with its terms.

“Interest Period” means, in relation to a Utilisation, each period determined in accordance with Clause 10 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 9.2 (Default interest).

“Inventory Financing” means a financing arrangement pursuant to which a member of the Group sells inventory to a bank or other institution (or a special purpose vehicle or partnership incorporated or established by or on behalf of such bank or other institution or an Affiliate of such bank or other institution) and has an obligation to repurchase such inventory to the extent that it is not sold to a third party within a specified period.

“IPO” means an initial public offering of the ordinary share capital (or equivalent) of Caliza and the admission of such share capital to listing and/or trading on any recognised investment exchange or market, taking into account any relevant laws.

“Joint Venture” means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity.

“Joint Venture Investment” has the meaning given to such term in sub-paragraph (c)(ii) of the definition of Permitted Joint Venture.

“Legal Opinions” means the legal opinions delivered to the Agent pursuant to paragraph 5 of Part I of Schedule 2 (Conditions Precedent) or in relation to any Additional Guarantors or Additional Security Providers.

“Legal Reservations” means:

(a)	the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)	the time barring of claims under the Limitation Act 1980 and the Foreign Limitation Periods Act 1984, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim;

(c)	similar principles, rights and defences under the laws of any Relevant Jurisdiction; and

(d)	any other matters which are set out as qualifications or reservations as to matters of law in the Legal Opinions.

“Lender” means a Creditor with a Commitment under a Loan Facility.

“LIBOR” means, in relation to any Loan:

(a)	the applicable Screen Rate; or

(b)	(if no Screen Rate is available for the currency or Interest Period of that Loan) the Reference Bank Rate,

as of the Specified Time on the Quotation Day for the currency of that Loan and a period comparable to the Interest Period of that Loan and, if any such rate is below zero, LIBOR will be deemed to be zero.

“Loan” means a Facility A Loan, a Facility B Loan or a Facility C Loan.

“Loan Facility” means Facility A1, Facility A2, Facility A3, Facility A4, Facility A5, Facility A6, Facility A7, Facility A8, Facility B1, Facility B2 or Facility C (as applicable).

“Loan Facility Promissory Note” means a promissory note described in Clause 4.3 (Promissory Notes under Loan Facilities).

“Majority Creditors” means a Creditor or Creditors the Base Currency Amounts of whose Commitments aggregate 66 2/3 per cent. or more of the Base Currency Amounts of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated 66 2/3 per cent. or more of the Base Currency Amounts of the Total Commitments immediately prior to that reduction).

“Mandatory Cost” means the percentage rate per annum calculated by the Agent in accordance with Schedule 5 (Mandatory Cost Formula).

“Margin” means, in relation to any Loan, Derivatives Unwind Promissory Note or Unpaid Sum, 4.50 per cent. per annum, subject to the following:

(a)	prior to the date on which the Base Currency Amount of the aggregate Outstanding Principal Amounts has been reduced by an aggregate amount equal to at least $1,500,000,000 (compared to the Base Currency Amount of the aggregate Outstanding Principal Amounts as at the Effective Date), the Margin shall be 5.25 per cent. per annum;

(b)	from (and including) the date on which the Base Currency Amount of the aggregate Outstanding Principal Amounts has been reduced by an aggregate amount equal to at least $1,500,000,000 (compared to the Base Currency Amount of the aggregate Outstanding Principal Amounts as at the Effective Date) to (and excluding) the date on which the Base Currency Amount of the aggregate Outstanding Principal Amounts has been reduced by an aggregate amount equal to at least $2,000,000,000 (compared to the Base Currency Amount of the aggregate Outstanding Principal Amounts as at the Effective Date), the Margin shall be 5.00 per cent. per annum; and

(c)	from (and including) the date on which the Base Currency Amount of the aggregate Outstanding Principal Amounts has been reduced by an aggregate amount equal to at least $2,000,000,000 (compared to the Base Currency Amount of the aggregate Outstanding Principal Amounts as at the Effective Date), the Margin shall be 4.50 per cent. per annum.

However:

(i)	the increase in the Margin for a Loan or a Derivatives Unwind Promissory Note pursuant to paragraph (a) above shall take immediate effect on the Effective Date;

(ii)	any decrease in the Margin for a Loan or a Derivatives Unwind Promissory Note pursuant to paragraph (b) or (c) above shall take effect on the date (the “reset date”) which is the first day of the next Interest Period for that Loan or, as the case may be, Derivatives Unwind Promissory Note following the date of the relevant reduction of the Outstanding Principal Amounts under paragraphs (b) or (c) above; and

(ii)	while an Event of Default is continuing, the Margin for each Loan, Derivatives Unwind Promissory Note or Unpaid Sum shall be 5.25 per cent. per annum.

“Marketable Securities” means securities (whether equity, debt or other securities) which are listed on a stock exchange or for which a trading market exists (whether on market or over the counter) but excluding: (a) shares in any member of the Group (other than, following completion of the first Caliza Transaction falling within paragraph (b) of the definition thereof (if so completed), shares in Caliza held other than by a member of the Group) and (b) any shares in Axtel, S.A.B. de C.V.

“Material Adverse Effect” means a material adverse effect on:

(a)	the business, property, assets, condition (financial or otherwise) or operations of the Group, taken as a whole; or

(b)	the rights or remedies of any Finance Party under the Finance Documents; or

(c)	the ability of any Obligor to perform its obligations under the Finance Documents or the validity or enforceability, effectiveness or ranking of any of the Transaction Security granted or purported to be granted under or pursuant to any of the Finance Documents.

“Material Operating Subsidiary” means a Material Subsidiary other than a member of the Group that is a Material Subsidiary solely by virtue of its being a Holding Company of a Material Subsidiary or Obligor.

“Material Subsidiary” means, as at the date of this Agreement those companies set out in Schedule 16 (Material Subsidiaries) and after the date of this Agreement, any other Subsidiary of the Parent which:

(a)	has total gross assets representing 5 per cent. or more of the total consolidated assets of the Group;

(b)	has revenues representing 5 per cent. or more of the consolidated turnover of the Group; and/or

(c)	has earnings before interest, tax, depreciation and amortisation calculated on the same basis as EBITDA, representing 5 per cent. or more of the consolidated EBITDA of the Group,

in each case calculated on a consolidated basis (without duplication) and any Holding Company of any such Subsidiary or of an Obligor.

Compliance with the conditions set out in paragraphs (a) to (c) shall be determined by reference to the most recent Compliance Certificate supplied by the Parent and/or the latest audited financial statements of that Subsidiary (if available) and the latest audited consolidated financial statements of the Group, but if a Subsidiary has been acquired since the date as at which the latest audited consolidated financial statements of the Group were prepared, the financial statements shall be adjusted in order to take into account the acquisition of that Subsidiary (that adjustment being certified by the Group’s auditors as representing an accurate reflection of each of the respective revised total assets and turnover of the Group).

A report by the auditors of the Parent (or, as the case may be, any other internationally recognised accounting firm that is approved by the Agent) that a Subsidiary is a Material Subsidiary shall, in the absence of manifest error, be conclusive and binding on all Parties.

“Mexico” means the United Mexican States.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)	if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; and

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month.

The above rules will only apply to the last Month of any period. “Monthly” shall be construed accordingly.

“Month End Cash in Hand” means the cash in hand of the Parent on a consolidated basis (excluding, after the completion of the first Caliza Transaction (if so completed), an amount equal to the lower of (a) cash in hand of the Caliza Group (excluding any Caliza Offering Option Amount) and (b) the Caliza Cash Maintenance Threshold) as at the last Business Day of the month ending immediately prior to the day on which any Relevant Proceeds or an amount of Excess Cashflow (as the case may be) are, as the case may be, deposited in a Segregated Account or prepaid (or would have been required to be so deposited or prepaid if such Relevant Proceeds were not Excluded Proceeds or if such amount of Excess Cashflow were not required to be applied in accordance with Clause 7.4 (Excess Cashflow)), with such amount being set out in a notice signed by an Authorised Signatory of the Parent and delivered to the Agent at the same time as the making of any final instalment of any amount of Relevant Proceeds or Excess Cashflow required to be applied under Clauses 7.2 (Caliza Proceeds), 7.3 (Disposal Proceeds), 7.4 (Excess Cashflow), 7.5 (Permitted Equity Fundraising Proceeds) or 7.6 (Permitted Debt Fundraising Proceeds and Permitted Securitisation Proceeds). For the avoidance of doubt, the cash in hand of the Parent shall not include (i) any amounts of Relevant Proceeds (including Caliza Proceeds) or Excess Cashflow (A) standing to the credit of, or to be applied in accordance with this Agreement to, a Reserve or in a Segregated Account (in each case) for the period in which they are being held by the Parent pending application in accordance with the terms of this Agreement or (B) which are, pursuant to Clause 7 (Mandatory Prepayment and Segregated Accounts), capable of being applied in prepayment of any Financial Indebtedness or (ii) any Caliza Offering Option Amount.

“Moody’s” means Moody’s Investor Services Limited or any successor to its ratings business.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA that is subject to Title IV of ERISA to which any Obligor or any ERISA Affiliate is making contributions or has an obligation to make contributions.

“New High Yield Notes” means the $500,000,000 9.50% senior secured notes maturing on 15 June 2018 to be issued by the Parent.

“New High Yield Notes Indenture” means the indenture dated on or about the date of this Agreement pursuant to which the New High Yield Notes will be issued.

“New High Yield Notes Documents” means the New High Yield Notes Indenture and any related documents.

“New Creditor” has the meaning given to that term in Clause 25 (Changes to the Creditors).

“Non-Consenting Creditor” has the meaning given to that term in Clause 37.4 (Replacement of Creditor).

“Non-US Pension Plan” means any defined benefit plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States by any Obligor or any of its Subsidiaries, primarily for the benefit of employees of such Obligor or any such Subsidiary residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement, and which plan, fund or program is not a Pension Plan or Multiemployer Plan and is not otherwise subject to ERISA or the Code.

“Obligors” means the Borrowers, the Guarantors and the Security Providers and “Obligor” means any of them.

“Original Financial Statements” means:

(a)	in relation to the Parent, its audited unconsolidated and consolidated financial statements for its Financial Year ended 31 December 2011 accompanied by an audit opinion of KPMG Cárdenas Dosal, S.C.;

(b)	in relation to CEMEX España, its audited consolidated financial statements for its financial year ended 31 December 2011; and

(c)	in relation to any other Borrower or Guarantor, its most recent annual financial statements (audited, if available).

“Original Obligor” means an Original Borrower, an Original Guarantor or an Original Security Provider.

“Outlook” means a rating outlook of the Parent with regard to the Parent’s economic and/or fundamental business condition, as assigned by a Rating Agency.

“Outstanding Principal Amount” means, at any time:

(a)	in relation to a Lender under a Loan Facility, that Lender’s participation in Loans under the relevant Facility at that time (in the case of Loan Facilities referred to in Clause 4.3 (Promissory Notes under Loan Facilities), being the principal amount owed to that Lender under its Loan Facility Promissory Note);

(b)	in relation to a Creditor holding a Derivatives Unwind Promissory Note, the principal amount owed to that Creditor under its Derivatives Unwind Promissory Note at that time; and

(c)	in relation to a USPP Noteholder, the principal amount owed to that USPP Noteholder under its USPP Note at that time.

“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Party” means a party to this Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Pension Plan” means a “pension plan,” as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA), and with respect to which any Obligor or any ERISA Affiliate is an “employer” as defined in Section 3(5) of ERISA.

“Permitted Acquisition” means:

(a)	an acquisition by a member of the Group of an asset sold, leased, transferred or otherwise disposed of by another member of the Group in circumstances constituting a Permitted Disposal;

(b)	an acquisition of shares or securities pursuant to a Permitted Share Issue;

(c)	an acquisition of cash or securities which are Cash Equivalent Investments;

(d)	the incorporation of a company which on incorporation becomes a member of the Group or which is a special purpose vehicle, whether a member of the Group or not;

(e)	an acquisition that constitutes a Permitted Joint Venture;

(f)	an acquisition that constitutes a Permitted PPP Investment;

(g)	an acquisition of assets and, if applicable, cash, in exchange for other assets and, if applicable, cash, of equal or higher value provided that: (i) the cash element of any such acquisition must not be more than 20 per cent. of the aggregate consideration for the acquisition; and (ii) the maximum aggregate market value of the assets acquired pursuant to all such transactions must not be more than $100,000,000 (or its equivalent in any other currency) in any Financial Year;

(h)	any acquisition of shares of the Parent or any acquisition of shares of Caliza pursuant to an obligation in respect of any Executive Compensation Plan of the Parent or, as the case may be, of Caliza;

(i)	any other acquisition consented to by the Agent acting on the instructions of the Majority Creditors;

(j)	an acquisition of shares in the Parent to the extent that a member of the Group has an obligation to deliver such shares to any holder(s) of convertible securities falling within paragraph (f)(i) of the definition of Permitted Financial Indebtedness pursuant to the terms of such convertible securities;

(k)	any acquisition of assets or of a company, of shares, securities or a business or undertaking (or, in each case, any interest in any of them) by a member of the Caliza Group following completion of the first Caliza Transaction (if so completed) provided that the aggregate amount of the consideration for such acquisitions does not at any time (when aggregated with all other amounts of Caliza Expansion Capital then incurred) exceed the Caliza Expansion Capital Permitted Limit;

(l)	an acquisition occurring to implement the Caliza Reorganisation;

(m)	any acquisition constituting a Reconstruction permitted pursuant to Clause 22.7 (Merger); and

(n)	any other acquisition of a company, of shares, securities or a business or undertaking (or, in each case, any interest in any of them) provided that the aggregate amount of the consideration for such acquisitions (when aggregated with (i) the aggregate amount of Joint Venture Investment falling within paragraph (c)(ii) of the definition of Permitted Joint Venture, and (ii) the aggregate amount of the market value of Asset Swaps falling within paragraph (t) of the definition of Permitted Disposal, in each case, in that Financial Year) does not exceed $250,000,000 (or its equivalent in any other currencies) in any Financial Year, and provided further that:

(i)	if an asset is acquired by a member of the Group pursuant to this paragraph (n); and

(ii)	such asset is the subject of a Disposal by the Group within 12 Months of the date of completion of its acquisition,

the unutilised portion of the amount referred to above in respect of that Financial Year shall be increased by an amount equal to the lower of (A) the amount of the consideration originally paid by the relevant member of the Group which acquired such asset and (B) the amount of the Disposal Proceeds received for such Disposal provided that such Disposal Proceeds are applied in accordance with Clause 7 (Mandatory Prepayment and Segregated Accounts) during that Financial Year;

“Permitted Debt Purchase Transaction” means, in relation to a person, a transaction where such person purchases by way of assignment or transfer any Commitment or amount outstanding under this Agreement.

“Permitted Disposal” means any sale, lease, licence, transfer or other disposal which, except in the case of Disposals as between members of the Group, is on arm’s length terms:

(a)	of trading stock or cash made by any member of the Group in the ordinary course of trading of the disposing entity;

(b)	(other than, following completion of the first Caliza Transaction (if so completed), a Disposal by a member of the Group which is not a member of the Caliza Group to a member of the Caliza Group, which shall be subject to paragraph (j) below) of any asset by a member of the Group (the “Disposing Company”) to another member of the Group (the “Acquiring Company”), but if:

(i)	the Disposing Company is a Borrower or a Guarantor, the Acquiring Company must also be (or, as the case may be, become) a Borrower or a Guarantor (subject to any applicable guarantee limitations);

(ii)	the Disposing Company had given Transaction Security over the asset, the Acquiring Company must give equivalent Transaction Security over that asset (and, if the Acquiring Company is not already a Security Provider, it must accede to this Agreement as an Additional Security Provider); and

(iii)	the Disposing Company is a Guarantor, the Acquiring Company must be a Guarantor guaranteeing at all times an amount no less than that guaranteed by the Disposing Company (subject to any applicable guarantee limitations), provided that the conditions set out in paragraphs (i) and (iii) above shall only apply (A) to a Disposal of shares if such Disposal would result in the Acquiring Company becoming a Material Subsidiary, or (B) to a Disposal of other assets if all or substantially all of the assets of the Disposing Company are being disposed of;

(c)	of obsolete or redundant vehicles, machinery, parts and equipment in the ordinary course of trading;

(d)	of cash or Cash Equivalent Investments for cash or in exchange for other Cash Equivalent Investments;

(e)	constituted by a licence of Intellectual Property in the ordinary course of trading;

(f)	to a Joint Venture, to the extent permitted by Clause 22.17 (Joint ventures);

(g)	arising as a result of any Permitted Security;

(h)	which is a Permitted PPP Investment;

(i)	of shares in Caliza pursuant to a Caliza Transaction;

(j)	following completion of the first Caliza Transaction (if so completed), by a member of the Group which is not a member of the Caliza Group to a member of the Caliza Group (other than a Disposal of shares which are subject to the Transaction Security, unless the acquiring member of the Caliza Group grants equivalent Transaction Security over such shares) provided that the aggregate fair market value of all assets disposed of pursuant to this paragraph (j) does not exceed $50,000,000 (or its equivalent in other currencies) in any Financial Year (when aggregated with the aggregate fair market value of all share issuances falling within paragraph (g) of the definition of Permitted Share Issue) provided further that if, in any Financial Year the aggregate fair market value of all assets disposed of pursuant to this paragraph (j) and all shares issued pursuant to paragraph (g) of the definition of Permitted Share Issue is less than $50,000,000 (or its equivalent in other currencies) (the difference being referred to as the “Unused Basket Amount”), then in the following Financial Year the maximum amount available to the Group under this paragraph (j) shall be increased by such Unused Basket Amount and the amount (if any) of any Unused Basket Amount attributable to any previous Financial Year(s) which remains unspent;

(k)	of any shares in a member of the Group (provided that all such shares in that entity owned by a member of the Group are the subject of the Disposal) or of any other asset, in each case on arm’s length terms and for full market value where:

(i)	no less than 85 per cent. of the consideration for the Disposal is payable to the Group in cash or Marketable Securities paid or received by a member of the Group at completion of the Disposal (provided that where a portion of that 85 per cent. is comprised of Marketable Securities, those Marketable Securities must be disposed of for cash to a person that is not a member of the Group within 90 days of completion);

(ii)	if the aggregate consideration for the Disposal (when aggregated with the consideration for any related Disposals) is equal to 5 per cent. or more of the value of consolidated assets of the Group, the Parent has delivered to the Agent a certificate signed by an Authorised Signatory confirming that, on a pro forma basis, assuming that the Disposal had been completed and the proceeds had been applied in accordance with Clause 7 (Mandatory Prepayment and Segregated Accounts) immediately prior to the first day of the most recent Reference Period for which a Compliance Certificate has been or is required to have been delivered under this Agreement, the Parent would have been in compliance with the financial covenants in paragraphs (a) and (b) of Clause 21.2 (Financial condition) as at the last day of the most recent Reference Period for which a Compliance Certificate has been or is required to have been delivered under this Agreement; and

(iii)	the Disposal Proceeds received by members of the Group are applied (to the extent required) in accordance with Clause 7 (Mandatory Prepayment and Segregated Accounts);

(l)	of any asset compulsorily acquired by a governmental authority provided that the Disposal Proceeds received by members of the Group are applied (to the extent required) in accordance with Clause 7 (Mandatory Prepayment and Segregated Accounts);

(m)	of any receivables disposed of pursuant to a factoring or similar receivables financing arrangement that is otherwise permitted under this Agreement (including, for the avoidance of doubt, the Banobras Facility or, as the case may be, a Replacement Banobras Facility);

(n)	of any inventory disposed of pursuant to an Inventory Financing or similar arrangement that is otherwise permitted under this Agreement;

(o)	of any plant or equipment disposed of pursuant to a sale and lease-back arrangement that is otherwise permitted under this Agreement;

(p)	of receivables disposed of pursuant to a Permitted Securitisation;

(q)	of land or buildings arising as a result of lease or licence in the ordinary course of its trading;

(r)	of any shares of the Parent or, as the case may be and subject to Clause 22.32 (Caliza), Caliza, pursuant to an obligation in respect of any Executive Compensation Plan;

(s)	of shares, common equity securities in the Parent or reference property in connection with the same to the extent that a member of the Group has an obligation to deliver such shares, common equity securities or reference property to any holder(s) of convertible or exchangeable securities falling within paragraph (f)(i) of the definition of Permitted Financial Indebtedness pursuant to the terms of such convertible or exchangeable securities or to any counterparty pursuant to the terms of any Permitted Put/Call Transaction;

(t)	of assets and, if applicable, cash in exchange for other assets and, if applicable, cash, of equal or higher value (an “Asset Swap”) provided that: (i) the cash element of any such Disposal must not be more than 20 per cent. of the aggregate consideration for the Disposal; and (ii) the maximum aggregate market value of all assets disposed of in such transactions (when aggregated with (x) the aggregate amount of the consideration for acquisitions falling within paragraph (n) of the definition of Permitted Acquisition and (y) the aggregate amount of Joint Venture Investment falling within paragraph (c)(ii) of the definition of Permitted Joint Venture, in each case, in that Financial Year) must not be more than $250,000,000 (or its equivalent) in any Financial Year;

(u)	occurring to implement the Caliza Reorganisation;

(v)	forming part of a Reconstruction permitted pursuant to Clause 22.7 (Merger); or

(w)	otherwise approved by the Agent acting on the instructions of the Majority Creditors.

“Permitted Distribution” means the declaration, making or payment of a dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution):

(a)	on or in respect of share capital to the Parent or any of its Subsidiaries; or

(b)	that is:

(i)	a recapitalisation of earnings on or in respect of the share capital of the Parent (or any class of its share capital) pursuant to which additional share capital of the Parent or the right to subscribe for additional share capital is issued to the existing shareholders of the Parent on a pro rata basis;

(ii)	by way of the issuance of common equity securities of the Parent or the right to subscribe for such common equity securities to the existing shareholders of the Parent on a pro rata basis; or

(iii)	following completion of the first Caliza Transaction (if so completed), by way of the issuance of common equity securities of Caliza or the right to subscribe for such common equity securities to the existing shareholders of Caliza on a pro rata basis, provided that, for the avoidance of doubt, no cash or other asset of any member of the Group (or any interest in any such cash or asset) is paid or otherwise transferred or assigned to any person that is not a member of the Group in connection with such distribution or interest; or

(c)	that is a payment of interest (at a time at which no Default is continuing) on any perpetual debt securities issued by the Parent or New Sunward Holding Financial Ventures B.V. or otherwise permitted by this Agreement;

(d)	to any minority shareholders of any Subsidiary of the Parent:

(i)	pro rata to its holding in such Subsidiary and provided that all other shareholders of the relevant Subsidiary receive their equivalent pro rata share in any such dividend, charge, fee, distribution or interest payment at the same time; or

(ii)	(in the case of minority shareholders of Assiut Cement Company in the Financial Years ending 31 December 2012 and 31 December 2013 only) on any basis (whether pro rata to its holding in such Subsidiary or otherwise), provided that the maximum aggregate amount distributed under this sub paragraph (ii) must not exceed $45,000,000 (or its equivalent) as at the time such Permitted Distributions are made.

“Permitted Financial Indebtedness” means Financial Indebtedness:

(a)	incurred or arising under the Finance Documents;

(b)	that is Existing Financial Indebtedness;

(c)	owed to a member of the Group;

(d)	that constitutes a Permitted Securitisation;

(e)	arising under Capital Leases, factoring arrangements, Inventory Financing arrangements or export credit facilities or any similar arrangements for the purchase of equipment (provided that any Security granted in relation to any such facility relates solely to equipment, the purchase of which was financed under such facility) or pursuant to sale and lease-back transactions provided that:

(i)	the maximum aggregate Financial Indebtedness of members of the Group under such transactions as at the Effective Date does not exceed $280,000,000 (and provided that no amount of Financial Indebtedness permitted under this sub paragraph (i) may be reborrowed once repaid); and

(ii)	the maximum aggregate Financial Indebtedness of members of the Group under such transactions (excluding any amounts under any transactions referred to in sub paragraph (i) above) does not exceed $350,000,000 at any time (and any amount of Financial Indebtedness permitted under this sub paragraph (ii) which has been repaid may be reborrowed or replaced whether pursuant to the terms of the arrangement constituting such Financial Indebtedness when originally advanced or otherwise);

(f)	arising:

(i)	pursuant to an issuance of bonds, notes or other debt securities, or of convertible or exchangeable securities by:

(A)	in the case of bonds, notes or other debt securities or convertible or exchangeable securities (or other equity-like instruments which are treated as Financial Indebtedness) issued to refinance or replace Existing Financial Indebtedness falling within Schedule 11 (Existing Financial Indebtedness) or to refinance or replace Permitted Refinancing Indebtedness falling within paragraph (a) or (c) of the definition thereof, one or more Obligors (other than CEMEX Materials and CEMEX, Inc.) and/or the same member of the Group (including, where applicable, CEMEX Materials and CEMEX, Inc.) that issued the relevant Existing Financial Indebtedness that is being refinanced or replaced (whether acting as co-issuers or otherwise but, for the avoidance of doubt, with several liability only); or

(B)	in the case of bonds, notes or other debt securities or convertible or exchangeable securities (or other equity-like instruments which are treated as Financial Indebtedness) issued so as to be applied in repayment or prepayment of the Facilities or in repayment or prepayment of Permitted Refinancing Indebtedness falling within paragraph (b) or (c) of the definition thereof, one or more Obligors (other than CEMEX Materials and CEMEX, Inc.) whether acting as co-issuers or otherwise,

(and, for the avoidance of doubt, such securities may be issued with an original issue discount) on the capital markets in each case subscribed or paid for in full in cash on issue (unless such securities are exchanged on issue for other securities that constitute Existing Financial Indebtedness falling within paragraph (a) of the definition thereof on issue) provided that (other than (x) any conversion into common equity securities of the Parent or (y) in the case of a refinancing by Bancomext of the Bancomext Facility) no principal repayments are scheduled (and no call options can be exercised) in respect thereof until after the later of (1) the Initial Termination Date and (2) (in the case of an issuance to refinance or replace Existing Financial Indebtedness other than the Facilities) after the final maturity date of that Existing Financial Indebtedness;

(ii)	under a loan facility in respect of which the only borrowers are:

(A)	in the case of loan facilities entered into to refinance or replace Existing Financial Indebtedness falling within Schedule 11 (Existing Financial Indebtedness) or to refinance or replace Permitted Refinancing Indebtedness falling within paragraph (a) or (c) of the definition thereof, one or more Obligors (other than CEMEX Materials and CEMEX, Inc.) and/or the same member of the Group (including, where applicable, CEMEX Materials and CEMEX, Inc.) that borrowed the relevant Financial Indebtedness that is being refinanced or replaced, (whether acting as joint or multiple borrowers but for the avoidance of doubt, with several liability only); or

(B)	in the case of loan facilities entered into so as to refinance or replace the Facilities or Permitted Refinancing Indebtedness falling within paragraph (b) or (c) of the definition thereof, one or more Obligors (other than CEMEX Materials and CEMEX, Inc.) whether acting as joint or multiple borrowers, provided that (other than in the case of a refinancing by Bancomext of the Bancomext Facility) no principal repayments are scheduled (and no mandatory prepayment obligations arise save as a result of unlawfulness affecting a creditor in respect of such loan facility) in respect thereof until after the Initial Termination Date, and further provided that:

(1)	the terms applicable to such issuance under paragraph (f)(i) (excluding pricing, but including, without limitation, as to prepayments, representations, covenants, events of default, guarantees and security) taken as a whole are no more restrictive or onerous than the terms applicable to the Facilities, any of the Existing High Yield Notes and any of the Existing Subordinated Convertible Notes, whichever is the more restrictive or onerous with respect to a particular term and the terms applicable to such incurrence under paragraph (f)(ii) (excluding pricing, but including, without limitation, as to prepayments, representations, covenants, events of default, guarantees and security) are no more restrictive or onerous than the terms applicable to the Facilities, any of the Existing High Yield Notes or any of the Existing Subordinated Convertible Notes, whichever is the more restrictive or onerous with respect to a particular term;

(2)	the proceeds of such issuance or incurrence are applied (to the extent required) in accordance with Clause 7 (Mandatory Prepayment and Segregated Accounts);

(3)	if proceeds of such issuance or incurrence are, to the extent required under this Agreement, being used to replace or refinance (aa) the Facilities, (bb) (in whole or part) Existing High Yield Notes which share in the Transaction Security, (cc) (in whole or part) the 2014 Eurobonds, (dd) any other Existing Financial Indebtedness (other than the Existing Subordinated Convertible Notes, the Bancomext Facility or the Banco Industrial de Guatemala Facility), (ee) any Permitted Refinancing Indebtedness applied to replace or refinance any of the Financial Indebtedness falling within (aa) to (dd) above or any refinancing or replacement thereof, such Financial Indebtedness issued or incurred shall be entitled to share in the Transaction Security in accordance with (and on the terms of) the Intercreditor Agreement;

(4)	any issuance under paragraph (f)(i) or (f)(ii) above which refinances or replaces any Permitted Refinancing Indebtedness which is subordinated to the Facilities must be so subordinated; and

(5)	any issuance under paragraph (f)(i) above which refinances or replaces Subordinated Optional Convertible Securities must constitute an issuance of Subordinated Optional Convertible Securities;

(g)	that constitutes a Permitted Liquidity Facility;

(h)	that becomes Financial Indebtedness solely as a result of any change in Applicable GAAP of the Parent after the date of this Agreement and that existed prior to the date of such change in Applicable GAAP of the Parent (or that replaces, and is on substantially the same terms as, such Financial Indebtedness);

(i)	of any person acquired by a member of the Group pursuant to an acquisition falling within paragraph (e) of the definition of Permitted Acquisition provided that: (i) such Financial Indebtedness existed prior to the date of the acquisition and was not incurred, increased or extended in contemplation of, or since, the acquisition; and (ii) the aggregate amount of any such Financial Indebtedness of members of the Group does not exceed $100,000,000 at any time;

(j)	under Treasury Transactions entered into in accordance with Clause 22.26 (Treasury Transactions);

(k)	incurred pursuant to or in connection with any cash pooling or other cash management agreements in place with a bank or financial institution, but only to the extent of offsetting credit balances of the Parent or its Subsidiaries pursuant to such cash pooling or other cash management arrangement;

(l)	constituting Financial Indebtedness for taxes levied, assessments due and other governmental charges required to be paid as a matter of law or regulation in the ordinary course of trading;

(m)	that constitutes a Permitted Joint Venture;

(n)	that constitutes Financial Indebtedness permitted to be incurred pursuant to a Permitted PPP Investment;

(o)	that constitutes a Permitted Working Capital Facility;

(p)	(following completion of the first Caliza Transaction (if so completed)) incurred by a member of the Caliza Group for the purposes of financing Caliza Expansion Capital in the amount of the Caliza Expansion Capital to be incurred (provided that the aggregate of all such Caliza Expansion Capital may not exceed the Caliza Expansion Capital Permitted Limit at any time);

(q)	arising under the New High Yield Notes Documents;

(r)	arising under any refinancing or replacement of the Banobras Facility (or a refinancing or replacement of any such refinancing or replacement) by a facility which is (i) with a development bank controlled by the Mexican Government or (ii) with any other financial institution to finance public works or infrastructure assets provided that the principal amount of such Financial Indebtedness does not increase above Mex$5,000,000,000 (except by the amount of any capitalised interest, to the extent the Banobras Facility provided for capitalisation of interest on those terms as at the date of this Agreement) (a “Replacement Banobras Facility”); and

(s)	approved by the Agent acting on the instructions of the Majority Creditors.

“Permitted Fundraising” means:

(a)	any issuance of equity securities by the Parent paid for in full in cash on issue (and, for the avoidance of doubt, such securities may be issued with an original issue discount) and not redeemable on or prior to the Initial Termination Date and where such issue does not lead to a Change of Control;

(b)	any issuance of equity-linked securities issued by any member of the Group that are linked solely to, and result only in the issuance of, equity securities of the Parent otherwise entitled to be issued under this definition (and that do not, for the avoidance of doubt, result in the issuance of any equity securities by such member of the Group) and that are paid for in full in cash on issue (and, for the avoidance of doubt, such securities may be issued with an original issue discount) and where such issue does not lead to a Change of Control (provided that such securities do not provide for the payment of interest in cash and are not redeemable on or prior to the Initial Termination Date); and

(c)	any incurrence of Financial Indebtedness falling within paragraph (f) of the definition of Permitted Financial Indebtedness.

“Permitted Guarantee” means:

(a)	any guarantee existing on the date of this Agreement with those guaranteeing Financial Indebtedness above an amount of $10,000,000 (or its equivalent) (other than Financial Indebtedness described in paragraphs (i) and (j) of the definition thereof) being listed in Schedule 13 (Existing Guarantees);

(b)	any guarantee forming part of the obligations comprised in the Finance Documents;

(c)	the endorsement of negotiable instruments in the ordinary course of trade but excluding an aval;

(d)	any performance guarantee or Contingent Instrument guaranteeing performance by a member of the Group under any contract entered into in the ordinary course of trade;

(e)	any guarantee of a Joint Venture to the extent permitted by Clause 22.17 (Joint ventures);

(f)	any guarantee (including an aval) of Financial Indebtedness falling within the following paragraphs of the definition of Permitted Financial Indebtedness:

(i)	paragraph (a);

(ii)	paragraph (b) (other than Existing Financial Indebtedness under the Bancomext Facility, the Banobras Facility, the Banco Industrial de Guatemala Facility or under the Existing Subordinated Convertible Notes);

(iii)	paragraphs (c) or (e);

(iv)

paragraph (f) (so long as: (A) the Financial Indebtedness refinanced from the proceeds of such Permitted Financial Indebtedness was Existing Financial Indebtedness (other than Existing Financial Indebtedness under the Bancomext Facility, the Banobras Facility, the

Banco Industrial de Guatemala Facility or under the Existing Subordinated Convertible Notes); (B) the Financial Indebtedness refinanced from the proceeds of such Permitted Financial Indebtedness was issued, borrowed or guaranteed by the relevant guarantor; (C) such Permitted Financial Indebtedness that is guaranteed is applied, to the extent applicable, in accordance with Clause 7 (Mandatory Prepayment and Segregated Accounts) to repay Creditors or, as the case may be, placed in a Segregated Account; or (D) if the Permitted Financial Indebtedness that is guaranteed is used, to the extent permitted under this Agreement, to refinance the 2014 Eurobonds, only the Guarantors provide such guarantees); or

(v)	paragraph (g) or any of paragraphs (j) to (m);

(g)	any guarantee given in respect of the netting or set-off arrangements permitted pursuant to paragraph (B) of the definition of Permitted Security;

(h)	any indemnity given to professional advisers on customary terms as part of the terms of their engagement;

(i)	any indemnity given on customary terms in connection with a Permitted Disposal or a Permitted Acquisition (but not, for the avoidance of doubt, a guarantee of Financial Indebtedness), in each case in a maximum amount not exceeding the cash consideration received by members of the Group for that Disposal or, as the case may be, paid by members of the Group for that acquisition (except in the case of environmental, employment or tax indemnities given in connection with a Permitted Acquisition or Permitted Disposal);

(j)	any guarantee consented to by the Agent acting on behalf of the Majority Creditors;

(k)	any guarantee given by a member of the Group in favour of another member of the Group (including a guarantee given by a member of the Caliza Group in favour of another member of the Caliza Group but excluding, following completion of the first Caliza Transaction (if so completed), a guarantee given by a member of the Group which is not a member of the Caliza Group in favour of a member of the Caliza Group) other than:

(i)	a guarantee given by a member of the Group in favour of another member of the Group that is an issuer, borrower or guarantor of:

(A)	any Financial Indebtedness falling within the definition of Existing Financial Indebtedness; or

(B)	any Financial Indebtedness falling within paragraph (f) of the definition of Permitted Financial Indebtedness that is not used to repay or prepay the Facilities,

where such guarantee provides direct or indirect support for such person’s obligations in respect of such Financial Indebtedness

(provided that for the avoidance of doubt, other guarantees given by a member of the Group in favour of the relevant issuer, borrower or guarantor will not be restricted under this paragraph (i));

(ii)	a guarantee given by a member of the Group in favour of another member of the Group that provides direct or indirect support for Financial Indebtedness falling within paragraphs (h) (other than where such guarantee was granted prior to the date of the relevant change in Applicable GAAP of the Parent) or (i) of the definition of Permitted Financial Indebtedness;

(iii)	a guarantee given by an Obligor in favour of CEMEX, Inc. or CEMEX Materials that, in each case, provides direct or indirect support for such company’s obligations under the Facilities;

(iv)	a guarantee given by a member of the Group in favour of another member of the Group that is the issuer (or equivalent) under any Permitted Securitisation, other than any indemnities that are customary in the context of such a transaction carried out on a non-recourse basis or on a basis where recovery is limited solely to the collection of the relevant receivables (provided that for the avoidance of doubt, other guarantees given by a member of the Group in favour of the relevant issuer (or equivalent) will not be restricted under this paragraph (iv));

(l)	any guarantee given by a member of the Group following completion of the first Caliza Transaction (if so completed) in respect of obligations of a member of the Caliza Group under Financial Indebtedness permitted to be incurred under paragraph (p) of the definition of Permitted Financial Indebtedness; and

(m)	any other guarantee given by a member of the Group (i) in respect of a Permitted Working Capital Facility or (ii) in favour of a bank or financial institution in respect of obligations of that bank or financial institution to a third party that does not fall within paragraph (d) above provided that at any time the aggregate principal amount guaranteed by all such guarantees then outstanding under (i) and (ii) above does not exceed $500,000,000 (and provided further that any performance bonds, banker’s acceptances or guarantee, bonding, documentary or stand-by letter of credit facilities shall only be counted towards such limit to the extent that such performance bond, banker’s acceptance, guarantee, bonding, documentary or stand-by letter of credit facility constitutes Debt).

“Permitted Joint Venture” means any investment in any Joint Venture where:

(a)	such investment exists or a member of the Group is contractually committed to such investment at the date of this Agreement and, if the value of the Group’s investment in such Joint Venture is $50,000,000 or greater (as shown in the Original Financial Statements of the Parent) is detailed in Schedule 14 (Permitted Joint Ventures); or

(b)	such investment is made by a member of the Caliza Group following the completion of the first Caliza Transaction (if so completed) to finance a Joint Venture entered into by a member of the Caliza Group (a “Caliza Joint Venture”) and:

(i)	either the investment has been consented to by the Agent acting on the instructions of the Majority Creditors or the Caliza Joint Venture is engaged in a business substantially the same as that carried on by any member of the Caliza Group; and

(ii)	the aggregate of:

(A)	all amounts subscribed for shares in, lent to, or invested in all such Caliza Joint Ventures by any member of the Group;

(B)	the contingent liabilities of any member of the Group under any guarantee given in respect of the liabilities of any such Caliza Joint Venture; and

(C)	the market value of any assets transferred by any member of the Group to any such Caliza Joint Venture;

minus

(D)	an amount up to, but not exceeding, the Caliza Expansion Capital Permitted Limit (or its equivalent) that represents all cash amounts received by any member of the Caliza Group (i) relating to dividends, repayment of loans or distributions of any other nature in respect of any such Joint Ventures and (ii) as a result of or in relation to any disposals of shares, interests or participations, divestments, capital reductions or any similar decreases of interest in any such Joint Ventures (provided that such cash amounts may only be deducted under this sub paragraph (ii)(D) to the extent not already deducted under sub paragraph (ii)(D) of paragraph (c) below),

(such amount being the “Caliza Joint Venture Investment”) does not at any time (when aggregated with all other amounts of Caliza Expansion Capital then incurred) exceed the Caliza Expansion Capital Permitted Limit; or

(c)	such investment is made after the date of this Agreement and:

(i)	either the investment has been consented to by the Agent acting on the instructions of the Majority Creditors or the Joint Venture is engaged in a business substantially the same as that carried on by the Group; and

(ii)	in any Financial Year of the Parent, the aggregate of:

(A)	all amounts subscribed for shares in, lent to, or invested in all such Joint Ventures by any member of the Group;

(B)	the contingent liabilities of any member of the Group under any guarantee given in respect of the liabilities of any such Joint Venture; and

(C)	the market value of any assets transferred by any member of the Group to any such Joint Venture;

minus

(D)	an amount up to, but not exceeding, $250,000,000 (or its equivalent) in any Financial Year that represents all cash amounts received by any member of the Group (aa) relating to dividends, repayment of loans or distributions of any other nature in respect of any such Joint Ventures in that Financial Year and (bb) as a result of or in relation to any disposals of shares, interests or participations, divestments, capital reductions or any similar decreases of interest in any such Joint Ventures in that Financial Year, does not (when aggregated with (i) the aggregate amount of the consideration for acquisitions falling within paragraph (n) of the definition of Permitted Acquisition and (ii) the aggregate amount of Asset Swaps falling within paragraph (t) of the definition of Permitted Disposal, in each case, in that Financial Year) exceed $250,000,000 (or its equivalent in other currencies) or such greater amount as the Agent (acting on the instructions of the Majority Creditors) may agree (such amount being the “Joint Venture Investment”).

“Permitted Liquidity Facilities” means a loan facility or facilities made available to the Parent provided that the aggregate principal amount of utilised and unutilised commitments under such facilities must not exceed $400,000,000 (or its equivalent in any other currency) at any time.

“Permitted Loan” means:

(a)	any trade credit extended by any member of the Group to its customers on normal commercial terms and in the ordinary course of its trading activities;

(b)	Financial Indebtedness which is referred to in the definition of, or otherwise constitutes, Permitted Financial Indebtedness (except under paragraph (d) of that definition);

(c)	a loan made to a Joint Venture to the extent permitted under Clause 22.17 (Joint ventures);

(d)	a loan which constitutes a Permitted PPP Investment;

(e)	a loan made by a member of the Group to another member of the Group;

(f)	deferred consideration in relation to Disposals falling within paragraph (h) of the definition of Permitted Disposal;

(g)	a loan made by a member of the Group to an employee or director of any member of the Group if the amount of that loan when aggregated with the amount of all loans to employees and directors by members of the Group does not exceed $15,000,000 (or its equivalent) at any time;

(h)	any loan consented to by the Agent acting on the instructions of the Majority Creditors;

(i)	a loan arising as a result of an advance payment of Capital Expenditure made in the ordinary course of trading where such Capital Expenditure is permitted under this Agreement;

(j)	any credit extended by way of receipt by a member of the Group of promissory notes in exchange for supplying materials or services for use in Mexican public works projects as long as the aggregate principal amount of the Financial Indebtedness under such loan(s) does not exceed $100,000,000 (or its equivalent) at any time; and

(k)	any other loan(s) as long as the aggregate principal amount of the Financial Indebtedness under any such loan(s) does not exceed $250,000,000 (or its equivalent) at any time.

“Permitted Payment” means:

(a)	a scheduled principal repayment or redemption of any Existing Financial Indebtedness (but not, for the avoidance of doubt, any prepayment or early redemption of any such Existing Financial Indebtedness save as described in paragraphs (b) to (e) below);

(b)	subject, to the extent applicable, to compliance with Clause 7 (Mandatory Prepayment and Segregated Accounts), a principal prepayment or early redemption (including, for the avoidance of doubt, any break costs, make whole amount or other prepayment penalty (howsoever described)) in respect of Financial Indebtedness falling within (i) the definition of Existing Financial Indebtedness from the proceeds of a Permitted Fundraising falling within paragraph (f)(i) of the definition of Permitted Financial Indebtedness, or (ii) paragraph (b) of the definition of Permitted Financial Indebtedness to the extent it relates to Short Term Certificados Bursatiles;

(c)	subject, to the extent applicable, to compliance with Clause 7 (Mandatory Prepayment and Segregated Accounts), a principal prepayment or early redemption (including, for the avoidance of doubt, any break costs, make whole amount or other prepayment penalty (howsoever described)) in respect of (i) Financial Indebtedness falling within the definition of Existing Financial Indebtedness from the proceeds of a Permitted Fundraising falling within paragraph (f)(ii) of the definition of Permitted Financial Indebtedness or (ii) the Bancomext Facility (or any refinancings thereof);

(d)	a principal repayment or redemption required under the terms of the Employee Compensation Structured Note, the Banobras Facility or, as the case may be, a Replacement Banobras Facility, the Bancomext Facility or, as the case may be, any refinancings of the Bancomext Facility;

(e)	a principal prepayment or early redemption (including, for the avoidance of doubt, any break costs, make whole amount or other prepayment penalty (howsoever described)) in respect of Financial Indebtedness falling within paragraph (e) of the definition of Permitted Financial Indebtedness from the proceeds of a refinancing or replacement facility or facilities falling within that paragraph (e);

(f)	any prepayment (including, for the avoidance of doubt, any break costs, make whole amount or other prepayment penalty (howsoever described)) of Existing Financial Indebtedness or Permitted Financial Indebtedness arising under paragraph (f)(i) or (f)(ii) of the definition thereof as a result of (x) a change of control or (y) unlawfulness affecting a Creditor, in each case in respect of such Existing Financial Indebtedness or such Permitted Financial Indebtedness;

(g)	a cash payment made using proceeds of Permitted Refinancing Indebtedness or otherwise in accordance with Clause 7 (Mandatory prepayment and Segregated Accounts) by a member of the Group to a creditor in respect of Existing Financial Indebtedness under the 2014 Eurobonds, any Existing Subordinated Convertible Notes or any Existing Pre-2017 High Yield Notes pursuant to a cash tender offer for the purchase or repurchase thereof as contemplated by sub paragraphs (ii) to (vi) of paragraph (a) of Clause 5.1 (Spring Back Dates);

(h)	any payment (including, for the avoidance of doubt, any break costs, make whole amount or other prepayment penalty (howsoever described)) of Financial Indebtedness of the Group permitted to be made pursuant to Clause 7 (Mandatory Prepayment and Segregated Accounts) with amounts not otherwise required to be applied in prepayment of the Outstanding Principal Amounts;

(i)	any payment of fees and expenses incurred in connection with Permitted Financial Indebtedness,

including, in each case, any payment, prepayment or redemption pursuant to a Permitted Guarantee given in respect of such Financial Indebtedness.

“Permitted PPP Investment” means any subscription for shares in, loan or transfer of assets to or other investment in, a PPP Vehicle participating in a PPP Project where:

(a)	the aggregate of (without double counting):

(i)	all amounts subscribed for shares in, lent to, or otherwise invested in all such PPP Vehicles by any member of the Group (whether, in the case of subscription for shares, as a majority or a minority shareholder);

(ii)	the market value of any assets transferred by any member of the Group to any such PPP Vehicle;

(iii)	(if a member of the Group owns, directly or indirectly, 50 per cent. or more of the share capital of a PPP Vehicle) the amount of Financial Indebtedness incurred by that PPP Vehicle from sources outside of the Group,

(such aggregate amount being the “PPP Investment”) does not at the time of any such PPP Investment exceed:

(A)	$300,000,000 (or its equivalent) (the “Permitted PPP Investment Basket”); or

(B)	if the Banobras Facility or, as the case may be, a Replacement Banobras Facility, has been utilised in an amount exceeding $150,000,000 (or its equivalent) an amount equal to:

(1)	the Permitted PPP Investment Basket; less

(2)	an amount equal to the amount by which such utilisation of the Banobras Facility or, as the case may be, a Replacement Banobras Facility, exceeds $150,000,000 (or its equivalent) (except where the Parent has elected to apply that amount in whole or part to reduce the Permitted Working Capital Basket and, if applied in part, any remaining amount shall be deducted from the Permitted PPP Investment Basket in accordance with this sub paragraph (2)), and, for the avoidance of doubt, the Parent shall apply an amount equal to the amount by which such utilisation of the Banobras Facility or, as the case may be, a Replacement Banobras Facility, exceeds $150,000,000 (or its equivalent) to reduce, at its option, the Permitted PPP Investment Basket and/or the Permitted Working Capital Basket; or

(C)	such greater amount as the Agent (acting on the instructions of the Majority Creditors) may agree;

(b)	the PPP Investment (including any transfer of assets by a member of the Group to the relevant PPP Vehicle) and any related transactions are made in accordance with Clause 22.12 (Transactions with Affiliates) (and, if any PPP Vehicle is not an Affiliate of a member of the Group, it shall be deemed to be an Affiliate for the purposes of this paragraph (b) and paragraph (d) below);

(c)	no asset of any member of the Group will be the subject of Security or Quasi-Security to secure the obligations of a PPP Vehicle, other than (i) assets of the relevant PPP Vehicle (including, without limitation, receivables of that PPP Vehicle) and (ii) the share capital (or other interest) owned by any member of the Group in that PPP Vehicle (the “Permitted PPP Security”); and

(d)	no member of the Group will have any liability to any PPP Vehicle or to third parties in connection with the PPP Investment or the PPP Vehicle except for (i) any Permitted PPP Security; and (ii) transactions for the supply of goods and services between a member of the Group and the PPP Vehicle made in compliance with Clause 22.12 (Transactions with Affiliates).

“Permitted PPP Investment Basket” has the meaning given to such term in paragraph (a) of the definition of Permitted PPP Investment.

“Permitted PPP Security” has the meaning given to it in paragraph (c) of the definition of Permitted PPP Investment.

“Permitted Put/Call Transaction” has the meaning given to it in paragraph (d) of paragraph 1 of Schedule 17 (Hedging Parameters).

“Permitted Refinancing Indebtedness” means Financial Indebtedness which is Permitted Financial Indebtedness falling within paragraph (f) of the definition thereof issued or incurred to:

(a)	refinance or replace Existing Financial Indebtedness falling within Schedule 11 (Existing Financial Indebtedness);

(b)	repay, prepay, refinance or replace the Facilities; or

(c)	refinance or replace Permitted Financial Indebtedness falling within paragraph (f) of the definition thereof which has been applied towards the purposes described in paragraph (a) and (b) above or to refinance or replace any such subsequently issued or incurred Financial Indebtedness or any further refinancings or replacements.

“Permitted Reorganisation” means:

(a)	the Caliza Reorganisation; and

(b)	other than a reorganisation that would not be permitted under Clause 22.33 (Restriction on transfer of Material Operating Subsidiaries), any intra-Group reorganisation involving an Obligor consented to by the Agent (acting on the instructions of the Majority Creditors), provided that upon completion of each step in the Permitted Reorganisation the requirements of Clause 22.27 (Transaction Security) are satisfied.

“Permitted Securitisations” means a transaction or series of related transactions providing for the securitisation of receivables and related assets by the Parent or its Subsidiaries, including a sale at a discount, provided that (i) such receivables have been transferred, directly or indirectly, by the originator thereof to a person that is not a member of the Group in a manner that satisfies the requirements for an absolute conveyance (or, where the originator is organised in Mexico, a true sale), and not merely a pledge, under the laws and regulations of the jurisdiction in which such originator is organised; and (ii) except for customary representations, warranties, covenants and indemnities, such sale, transfer or other securitisation is carried out on a non-recourse basis or on a basis where recovery is limited solely to the collection of the relevant receivables (other than where such recourse or recovery is required pursuant to Article 122a of the Capital Requirements Directive of the European Parliament and of the Council of the European Union (as introduced by Directive 2009/111/EC of 16 September 2009, amending Directives 2006/48/EC, 2006/49/EC and 2007/64/EC) (as further amended from time to time) and any relevant implementing legislation or pursuant to any analogous laws or regulations in any jurisdiction (the “Relevant Legislation”)).

“Permitted Security” has the meaning given to such term in Clause 22.5 (Negative Pledge).

“Permitted Share Issue” means:

(a)	a Permitted Fundraising falling within paragraphs (a) or (b) of the definition thereof;

(b)	(other than, following completion of the first Caliza Transaction (if so completed), an issue of shares by a member of the Group that is not a member of the Caliza Group to a member of the Caliza Group) an issue of shares by a member of the Group which is a Subsidiary of the Parent to another member of the Group (and, where the member of the Group has a minority shareholder, to that minority shareholder on a pro rata basis) where (if the existing shares of the Subsidiary are the subject of the Transaction Security) the newly-issued shares also become subject to the Transaction Security on the same terms;

(c)	an issue of shares by the Parent to comply with an obligation in respect of any Executive Compensation Plan of the Parent;

(d)	an issue of common equity securities of the Parent either (i) by the Parent or (ii) to any member of the Group where the Parent or that member of the Group has an obligation to deliver such shares to a counterparty pursuant to the terms of any Permitted Put/Call Transaction or an obligation to deliver such shares to the holder(s) of convertible or exchangeable securities falling within paragraph (f)(i) of the definition of Permitted Financial Indebtedness pursuant to the terms and conditions of such convertible or exchangeable securities;

(e)	an issue of shares by Caliza to comply with an obligation in respect of any Executive Compensation Plan of Caliza;

(f)	an issue of shares by Caliza to implement the Caliza Reorganisation or pursuant to a Caliza Transaction; and

(g)

(following completion of the first Caliza Transaction (if so completed)) an issue of shares by a member of the Group (other than a member of the Group whose shares are subject to the Transaction Security, unless the newly-issued shares also become subject to the Transaction Security on the same terms) that is not a member of the Caliza Group to a member of the Caliza Group, provided that the aggregate fair market value of all shares issued pursuant to this paragraph (g) does not exceed $50,000,000 (or its equivalent) in any Financial Year (when aggregated with the aggregate fair market value of asset disposals falling within paragraph (j) of the definition of Permitted Disposal)

provided further that if, in any Financial Year the aggregate fair market value of all shares issued pursuant to this paragraph (g) and all assets disposed of pursuant to paragraph (j) of the definition of Permitted Disposal is less than $50,000,000 (or its equivalent) (the difference being referred to as the “Unused Basket Amount”), then in the following Financial Year the maximum amount available to the Group under this paragraph (g) shall be increased by such Unused Basket Amount and the amount (if any) of any Unused Basket Amount attributable to any previous Financial Year(s) which remains unspent.

“Permitted Transaction” means:

(a)	any disposal required, Financial Indebtedness incurred, guarantee, indemnity or Security given, or other transaction arising, under the Finance Documents;

(b)	the solvent liquidation or reorganisation of any member of the Group which is not an Obligor so long as any payments or assets distributed as a result of such liquidation or reorganisation are distributed to other members of the Group (and, where the member of the Group has a minority shareholder, to that minority shareholder on a pro rata basis);

(c)	any Permitted Reorganisation; and

(d)	transactions (other than (i) any sale, lease, license, transfer or other disposal and (ii) the granting or creation of Security or the incurring or permitting to subsist of Financial Indebtedness) conducted in the ordinary course of trading on arm’s length terms.

“Permitted Treasury Transaction” has the meaning given to that term in Schedule 17 (Hedging Parameters).

“Permitted Working Capital Facility” means Financial Indebtedness of one or more members of the Group under loan facilities, overdraft facilities, performance bonds, banker’s acceptances, guarantee, bonding, documentary or stand-by letter of credit facilities, commercial paper, insurance premium financing and, in each case, other similar facilities or accommodation (in any case) for the financing of working capital of the Group or such members of the Group in an aggregate amount (subject to Clause 7.7 (Cash Replenishment Restrictions)) of no more than $620,000,000 (or its equivalent) (the “Permitted Working Capital Basket”) provided that:

(a)	in the event that the Banobras Facility or, as the case may be, a Replacement Banobras Facility, is utilised in an amount less than or equal to $150,000,000 (or its equivalent), the Permitted Working Capital Basket shall be reduced by an amount equal to the amount so utilised under the Banobras Facility or, as the case may be, a Replacement Banobras Facility (but, for the avoidance of doubt, not exceeding $150,000,000); and

(b)

in the event that the Banobras Facility or, as the case may be, a Replacement Banobras Facility, is utilised in an amount exceeding $150,000,000 (or its equivalent) then (in respect of the first $150,000,000 utilised thereunder, having first applied the reduction in the Permitted Working Capital Facility

Basket as required by paragraph (a) above), the Permitted Working Capital Basket shall be further reduced by an amount equal to the amount by which such utilisation of the Banobras Facility or, as the case may be, a Replacement Banobras Facility, exceeds $150,000,000 (or its equivalent) (except where the Parent has elected to apply that amount in whole or part to reduce the Permitted PPP Investment Basket and, if applied in part, any remaining amount shall be applied to further reduce the Permitted Working Capital Basket in accordance with this paragraph (b) (and, for the avoidance of doubt, the Parent shall apply an amount equal to the amount by which such utilisation of the Banobras Facility or, as the case may be, a Replacement Banobras Facility, exceeds $150,000,000 (or its equivalent) to reduce, at its option, the Permitted PPP Investment Basket and/or the Permitted Working Capital Basket)); and

(c)	the Permitted Working Capital Basket shall only limit any such performance bond, banker’s acceptance, guarantee, bonding, documentary or stand-by letter of credit facility to the extent that such performance bond, banker’s acceptance, guarantee, bonding, documentary or stand-by letter of credit facility constitutes Debt.

“Permitted Working Capital Basket” has the meaning given to that term in the definition of Permitted Working Capital Facility.

“PPP Investment” has the meaning given to that term in the definition of Permitted PPP Investment.

“PPP Project” means an infrastructure development project in Mexico under the terms of the Private/Public Partnership Law (Ley de Asociaciones Público-Privadas) at a federal or state level, or any similar project in another jurisdiction under the terms of equivalent legislation in that jurisdiction.

“PPP Vehicle” means a special purpose vehicle participating in PPP Projects.

“Process Agent” means CEMEX UK at its registered address being, as at the date of this Agreement, CEMEX House, Coldharbour Lane, Thorpe, Egham, Surrey TW20 8TD and with fax number (+44) 01932 568933, Attn: The Secretary.

“Promissory Note” means:

(a)	a Derivatives Unwind Promissory Note; or

(b)	a Loan Facility Promissory Note.

“Protected Party” means a Finance Party which is or will be subject to any liability or required to make any payment for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

“Qualifying Finance Party” has the meaning given to that term in Clause 13 (Tax gross-up and indemnities).

“Quasi-Security” has the meaning given to that term in Clause 22.5 (Negative pledge).

“Quotation Day” means, in relation to any period for which an interest rate is to be determined:

(a)	(if the currency is sterling) the first day of that period;

(b)	(if the currency is euro) two TARGET Days before the first day of that period; or

(c)	(for any other currency) two Business Days before the first day of that period,

unless market practice differs in the Relevant Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

“Rating” means at any time the solicited long term credit rating or the senior implied rating of the Parent or an issue of securities of or guaranteed by the Parent, where the rating is based primarily on the senior unsecured credit risk of the Parent and/or, in the case of the senior implied rating, on the characteristics of any particular issue, assigned by a Rating Agency.

“Rating Agency” means S&P, Moody’s or Fitch.

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Properties.

“Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by the Reference Banks:

(a)	in relation to LIBOR, as the rate at which the relevant Reference Bank could borrow funds in the London interbank market; or

(b)	in relation to EURIBOR, as the rate at which the relevant Reference Bank could borrow funds in the European interbank market,

in the relevant currency and for the relevant period, were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in that currency and for that period.

“Reference Banks” means:

(a)	for the period from the date of this Agreement, until 6 October 2012 or such other date on which Circular 8/1990 from the Bank of Spain on transparency of transactions and protection of clientele is replaced by Circular 5/2012 of 27 June from the Bank of Spain on transparency of banking services and responsibility in the granting of loans (such date, if not 6 October 2012, to be notified in writing by the Parent to the Agent) (the “Reference Bank Replacement Date”), in relation to LIBOR and Mandatory Cost, the principal London office of Rabobank and US Bancorp and, in relation to EURIBOR, the principal London offices of Rabobank and Natixis; and

(b)	from (and including) the Reference Bank Replacement Date, in relation to LIBOR and Mandatory Cost, the principal London offices of BNP Paribas, HSBC Bank plc, ING Bank N.V. and J.P. Morgan and, in relation to EURIBOR, the principal London offices of BNP Paribas, HSBC Bank plc and ING Bank N.V., or, in each case, such other banks as may be appointed by the Agent in consultation with the Parent.

“Reference Period” has the meaning given to that term in Clause 21.1 (Financial definitions).

“Related Fund” in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

“Relevant Interbank Market” means in relation to euro, the European interbank market and, in relation to any other currency, the London interbank market.

“Relevant Jurisdiction” means, in relation to an Obligor:

(a)	its jurisdiction of incorporation or formation;

(b)	any jurisdiction where any asset subject to or intended to be subject to the Transaction Security to be created by it is situated;

(c)	any jurisdiction where it conducts its business; and

(d)	the jurisdiction whose laws govern the perfection of any of the Transaction Security Documents entered into by it.

“Relevant Legislation” has the meaning given to such term in the definition of Permitted Securitisations.

“Relevant Proceeds” means, as the case may be, Caliza Proceeds, Disposal Proceeds, Permitted Equity Fundraising Proceeds, Permitted Debt Fundraising Proceeds and Permitted Securitisation Proceeds.

“Repayment Date” means each of the dates specified in paragraph (a) of Clause 5.2 (Repayment) as Repayment Dates.

“Repayment Instalment” has the meaning given to such term in Clause 5.2 (Repayment).

“Repeating Representations” means each of the representations set out in Clauses 19.2 (Status) to Clause 19.6 (Validity and admissibility in evidence) and paragraphs (a) and (b) of Clause 19.12 (Financial statements).

“Replacement Banobras Facility” has the meaning given to such term in paragraph (r) of the definition of Permitted Financial Indebtedness.

“Representative” means any delegate, agent, manager, administrator, nominee, Irish law examiner, attorney, trustee or custodian.

“Reserve” means any reserve created as permitted by Clause 7 (Mandatory Prepayment and Segregated Accounts) by the Parent or any of its Subsidiaries (and placed in an account held with a Creditor) for the purpose of holding any amount of any Relevant Proceeds or Excess Cashflow that, as set out in writing in an Election Notice, is to be applied to repay, prepay, redeem, refinance, purchase or repurchase, as the case may be, the 2014 Eurobonds, the 2009 Financing Agreement Exposures, the Existing Pre-2017 High Yield Notes, the Existing Subordinated Convertible Notes or (if permitted by Clause 7 (Mandatory Prepayment and Segregated Accounts)) any other Financial Indebtedness.

“Resignation Letter” means a document substantially in the form set out in Part I of Schedule 9 (Form of Resignation Letter).

“Responsible Officer” means the Chief Financial Officer and/or Chief Controlling Officer of the Parent or a person holding equivalent status (or higher).

“Restricted Debt Purchase Transaction” means, in relation to a person, a transaction where such person enters into any sub-participation in respect of, or enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of, any Commitment or amount outstanding under this Agreement.

“SAR” means the Mexican Retirement Savings System (Sistema de Ahorro para el Retiro).

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto from time to time.

“Screen Rate” means:

(a)	in relation to LIBOR, the British Bankers’ Association Interest Settlement Rate for the relevant currency and period; and

(b)	in relation to EURIBOR, the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period,

displayed on the appropriate page of the Reuters screen. If the agreed page is replaced or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Parent and the Creditors.

“SEC” means the U.S. Securities Exchange Commission and any successor thereto.

“Secured Parties” means each Finance Party from time to time party to this Agreement and any Receiver or Delegate.

“Security” means a mortgage, charge, pledge, lien, security trust or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Security Providers” means the Original Security Providers and any Additional Security Provider other than any Original Security Provider or Additional Security Provider which has ceased to be a Security Provider pursuant to Clause 27.5 (Resignation of a Security Provider) and has not subsequently become an Additional Security Provider pursuant to Clause 27.3 (Additional Guarantors and Additional Security Providers), and “Security Provider” means any of them.

“Segregated Account” means any interest-bearing single or multi-currency account operated in accordance with Clause 7.9 (Segregated Accounts and Reserves):

(a)	held by the Parent with a Creditor;

(b)	identified in a letter between the Parent and the Agent as a Segregated Account; and

(c)	from which no withdrawals may be made by any members of the Group except as contemplated by this Agreement (save that this shall not restrict transfers between Segregated Accounts at any time in connection with any foreign currency exchange), as the same may be redesignated, substituted or replaced from time to time.

“Selection Notice” means a notice substantially in the form set out Schedule 3 (Selection Notice) given in accordance with Clause 10 (Interest Periods) in relation to a Facility.

“Short-Term Certificados Bursatiles” means any securities with a term of not more than 12 months issued by the Parent in the Mexican capital markets with the approval of the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores) and listed on the Mexican Stock Exchange (Bolsa Mexicana de Valores).

“Shortfall” means the amount by which the Month End Cash in Hand is less than the Cash Maintenance Threshold.

“Spain” means the Kingdom of Spain.

“Spanish GAAP” means the Spanish General Accounting Plan (Plan general de contabilidad) approved by Royal Decree 1514/2007 as in effect from time to time and consistent with those used in the preparation of the most recent audited financial statements referred to in Clause 20.1 (Financial statements).

“Spanish Public Document” means any obligation in an Escritura Pública or poliza intervenida.

“Specific Facility Guarantor” means a Facility A1 Guarantor, a Facility A2 Guarantor, a Facility A3 Guarantor, a Facility A5 Guarantor, a Facility A6 Guarantor, a Facility A7 Guarantor, a Facility A8 Guarantor, a Facility B2 Guarantor, a Facility C Guarantor, a Derivatives Unwind Promissory Note Facility 1 Guarantor or a USPP Note Guarantor.

“Specific Guaranteed Facility” means:

(a)	in the case of a Facility A1 Guarantor, Facility A1;

(b)	in the case of a Facility A2 Guarantor, Facility A2;

(c)	in the case of a Facility A3 Guarantor, Facility A3;

(d)	in the case of a Facility A5 Guarantor, Facility A5;

(e)	in the case of a Facility A6 Guarantor, Facility A6;

(f)	in the case of a Facility A7 Guarantor, Facility A7;

(g)	in the case of a Facility A8 Guarantor, Facility A8;

(h)	in the case of a Facility B2 Guarantor, Facility B2;

(i)	in the case of a Facility C Guarantor, Facility C;

(j)	in the case of a Derivatives Unwind Promissory Notes Facility 1 Guarantor, Derivatives Unwind Promissory Notes Facility 1; and

(k)	in the case of a USPP Note Guarantor, the USPP Note Facility.

“Specified Time” means a time determined in accordance with Schedule 18 (Timetables).

“Structuring Banks” means Banco Bilbao Vizcaya Argentaria, S.A., Banco Santander, S.A., BNP Paribas, Bank of America Merrill Lynch, Citigroup Global Markets, Inc., HSBC Bank plc, J. P. Morgan Chase Bank N.A. and The Royal Bank of Scotland plc.

“Structuring Bank Documents” means the appointment letter entered into on 13 March 2012 (as amended on 29 June 2012) between the Parent, CEMEX España and the Structuring Banks and the fee letter entered into on 29 June 2012 between the Parent, CEMEX España and the Structuring Banks.

“Subordinated Optional Convertible Securities” means:

(a)	the Existing Subordinated Convertible Notes; and

(b)

any Financial Indebtedness incurred by any member of the Group meeting the requirements of paragraph (f)(i) of the definition of Permitted Financial Indebtedness (including that no principal repayments are scheduled (and no call options can be exercised) until after the later of (i) the Initial Termination Date and (ii) (in the case of an issuance to refinance or replace Existing Financial Indebtedness other than the Facilities) after the final maturity date of that Existing Financial Indebtedness) which may, for the avoidance of doubt, include a fundraising the proceeds of which are applied in accordance with Clause 7.6 (Permitted Debt Fundraising Proceeds and Permitted Securitisation Proceeds) the terms of which provide that such indebtedness is capable of optional conversion into equity securities of the Parent and that repayment of principal and accrued but unpaid interest thereon is subordinated (under terms customary for an issuance of such Financial Indebtedness) to all senior Financial Indebtedness of the Parent (including, but not limited to, all Outstanding Principal Amounts) except for: (A) indebtedness that states, or is issued under a deed, indenture, agreement or other instrument that states, that it is subordinated to or ranks equally with any Subordinated Optional Convertible Securities and (B) indebtedness between or among members of the Group.

“Subsidiary” means in relation to any company, partnership or corporation, a company, partnership or corporation:

(a)	which is controlled, directly or indirectly, by the first mentioned company, partnership or corporation;

(b)	in the case of a company or corporation, more than half the issued share capital of which is beneficially owned, directly or indirectly by the first mentioned company, partnership or corporation; or

(c)	which is a Subsidiary of another Subsidiary of the first mentioned company, partnership or corporation, and for this purpose,

a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

“Super Majority Creditors” means, at any time, a Creditor or Creditors the Base Currency Amounts of whose Commitments aggregate 85 per cent. or more of the Base Currency Amounts of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated 85 per cent. or more of the Base Currency Amounts of the Total Commitments immediately prior to that reduction).

“Swiss Obligor” means an Obligor incorporated in Switzerland.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system, which utilises a single shared platform and which was launched on 19 November 2007.

“TARGET Day” means any day on which TARGET2 is open for the settlement of payments in euro.

“Tax” means any tax, levy, impost, duty or other charge, deduction or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Termination Date” means the Initial Termination Date or, if applicable, such earlier date as determined by Clause 5.1 (Spring Back Dates).

“Third Party Disposal” has the meaning given to such term in Clause 27 (Changes to the Obligors).

“TIIE” means, for each Interest Period with respect to Loans in Mexican pesos, the Mexican Benchmark Interbank Rate (Tasa de Interés Interbancaria de Equilibrio) (i) for a period of 28 days or 91 days, as applicable to the relevant Interest Period, or (ii) such other period so published as is most nearly equal to the relevant Interest Period, as determined by the Agent, as quoted by the Mexican Central Bank (Banco de Mexico) and published in the Federal Official Gazette (Diario Oficial de la Federación) on the first day of the relevant Interest Period or, if such day is not a Business Day, on the immediately preceding Business Day; provided that in the event the TIIE shall cease to be published, “TIIE” shall mean any rate specified by the Mexican Central Bank (Banco de Mexico) as the substitute rate therefor. If, for any Interest Period the Mexican Central Bank (Banco de Mexico) does not publish or ceases to publish, as the case may be, in the Federal Official Gazette (Diario Oficial de la Federación) the TIIE or any substitute rate therefor, the Agent shall notify the Parent and shall instead determine an alternate rate as of the date on which the TIIE or the substitute rate therefor ceased to be published and until such date on which the TIIE or a substitute rate is published or republished, by calculating the arithmetic mean (rounded upward to the nearest five decimal places) of the quotations advised to the Agent at approximately 12 noon, Mexico City time, on the first day of such Interest Period of the mid-market cost of funds for Pesos for a period of 28 days, 91 days or such other period as is most nearly equal to the relevant Interest Period, as applicable, by the Mexico City offices of 3 major banks in the Mexican interbank market selected by the Agent in its sole discretion; provided that if fewer than 2 quotations are provided, the rate will be determined by the Agent using a representative rate.

“Total Commitments” means the aggregate of the Total Facility A Commitments, the Total Facility B Commitments, the Total Facility C Commitments, the Total Derivatives Unwind Promissory Note Facility Commitments and the Total USPP Note Facility Commitments, the Base Currency Amount of which is $6,155,195,056.33 as at the reference date referred to in Section B of Part II (The Original Creditors) of Schedule 1 (The Original Parties).

“Total Derivatives Unwind Promissory Note Facility Commitments” means the aggregate of the Total Derivatives Unwind Promissory Note Facility 1 Commitments, the Total Derivatives Unwind Promissory Note Facility 2 Commitments and the Total Derivatives Unwind Promissory Note Facility 3 Commitments the Base Currency Amount of which is $200,163,918.72 at the date of this Agreement.

“Total Derivatives Unwind Promissory Note Facility 1 Commitments” means the aggregate of the Derivatives Unwind Promissory Note Facility 1 Commitments (being $32,082,690.99 at the date of this Agreement.

“Total Derivatives Unwind Promissory Note Facility 2 Commitments” means the aggregate of the Derivatives Unwind Promissory Note Facility 2 Commitments (being $140,218,366.82 at the date of this Agreement.

“Total Derivatives Unwind Promissory Note Facility 3 Commitments” means the aggregate of the Derivatives Unwind Promissory Note Facility 3 Commitments (being

Mex$362,520,896.98 at the date of this Agreement with a Base Currency Amount as set out in Section B of Part II (The Original Creditors) of Schedule 1 (The Original Parties) as at the reference date referred to therein).

“Total Facility A Commitments” means the aggregate of the Total Facility A1 Commitments, the Total Facility A2 Commitments, the Total Facility A3 Commitments, the Total Facility A4 Commitments, the Total Facility A5 Commitments, the Total Facility A6 Commitments, the Total Facility A7 Commitments and the Total Facility A8 Commitments, being $4,268,867,269.91 at the date of this Agreement.

“Total Facility A1 Commitments” means the aggregate of the Facility A1 Commitments, being $764,294,279.16 at the date of this Agreement.

“Total Facility A2 Commitments” means the aggregate of the Facility A2 Commitments, being $214,506,251.88 at the date of this Agreement.

“Total Facility A3 Commitments” means the aggregate of the Facility A3 Commitments, being $245,150,000.03 at the date of this Agreement.

“Total Facility A4 Commitments” means the aggregate of the Facility A4 Commitments, being $1,985,629,839.27 at the date of this Agreement.

“Total Facility A5 Commitments” means the aggregate of the Facility A5 Commitments, being $302,760,250.06 at the date of this Agreement.

“Total Facility A6 Commitments” means the aggregate of the Facility A6 Commitments, being $143,932,568.85 at the date of this Agreement.

“Total Facility A7 Commitments” means the aggregate of the Facility A7 Commitments, being $510,856,830.63 at the date of this Agreement.

“Total Facility A8 Commitments” means the aggregate of the Facility A8 Commitments, being $101,737,250.03 at the date of this Agreement.

“Total Facility B Commitments” means the aggregate of the Total Facility B1 Commitments and the Total Facility B2 Commitments, being €1,096,429,696.15 at the date of this Agreement (with a Base Currency Amount as set out in Section B of Part II (The Original Creditors) of Schedule 1 (The Original Parties) as at the reference date referred to therein).

“Total Facility B1 Commitments” means the aggregate of the Facility B1 Commitments, being €808,378,446.11 at the date of this Agreement (with a Base Currency Amount as set out in Section B of Part II (The Original Creditors) of Schedule 1 (The Original Parties) as at the reference date referred to therein).

“Total Facility B2 Commitments” means the aggregate of the Facility B2 Commitments, being €288,051,250.04 at the date of this Agreement (with a Base Currency Amount as set out in Section B of Part II (The Original Creditors) of Schedule 1 (The Original Parties) as at the reference date referred to therein).

“Total Facility C Commitments” means the aggregate of the Facility C Commitments, being Mex$2,340,340,631.21 at the date of this Agreement (with a Base Currency Amount as set out in Section B of Part II (The Original Creditors) of Schedule 1 (The Original Parties) as at the reference date referred to therein).

“Total USPP Note Facility Commitments” means the aggregate of the USPP Note Facility Commitments, being $106,586,333.79 at the date of this Agreement.

“Trailing Closing Price” means, on any relevant date, the arithmetic average of the volume weighted average price of an American Depositary Share of the Parent on each relevant date included in the preceding period of 90 days, as displayed under the heading “Bloomberg VWAP” on Bloomberg page “CX US <equity> VAP” (or any successor thereto) or, if such price is not so reported on such date for any reason, or is not available or is erroneous, such price shall be calculated using a substantially similar volume weighted method.

“Trailing Closing Price Adjustments” has the meaning given to such term in paragraph (g) of Clause 12.2 (Additional Amortisation Fee).

“Transaction Security” means the Security created or expressed to be created in favour of the Security Agent pursuant to the Transaction Security Documents.

“Transaction Security Documents” means each of the documents listed as being a Transaction Security Document in paragraph 2(g) of Part I of Schedule 2 (Conditions Precedent) and any document required to be delivered to the Agent under paragraph 3(d) of Part II of Schedule 2 (Conditions Precedent) together with any other document entered into by any Obligor creating or expressed to create any Security over all or any part of its assets in respect of the obligations of any of the Obligors under any of the Finance Documents (and any other “Debt Documents” as defined in the Intercreditor Agreement).

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 6 (Form of Transfer Certificate) or any other form agreed between the Agent and the Parent.

“Transfer Date” means, in relation to an assignment or a transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)	the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate.

“Treasury Transactions” means any derivatives transaction (i) that is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions), (ii) that is a type of transaction that is similar to any transaction referred to in clause (i) above that is currently, or in the future becomes, recurrently entered into in the financial markets and that is a forward, swap, future, option or other derivative (including one or more spot transactions that are equivalent to any of the foregoing) on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, economic indices or measures of economic risk or value, or other benchmarks against which payments or deliveries are to be made or (iii) that is a combination of these transactions, it being understood that any Executive Compensation Plan permitted by this Agreement and any Caliza Offering Option are not Treasury Transactions.

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents.

“Unused Basket Amount” has the meaning given to such term in paragraph (j) of the definition of Permitted Disposal or paragraph (g) of the definition of Permitted Share Issue.

“U.S.”, “US” or “United States” means the United States of America.

“USPP Note” means a note issued under the USPP Note Agreement.

“USPP Note Agreement” means the note purchase agreement dated on or about the date of this Agreement by and among the USPP Note Borrower, as issuer, CEMEX España, as guarantor and the USPP Noteholders identified therein, and pursuant to which the USPP Note Borrower will issue, and the USPP Noteholders will purchase, USPP Notes on the Effective Date.

“USPP Note Borrower” means CEMEX Finance.

“USPP Note Facility Commitment” means:

(a)	in relation to an Original Creditor, the amount in the Base Currency set opposite its name under the heading “USPP Note Facility Commitment” in Part II of Schedule 1 (The Original Parties) and the amount of any other USPP Note Facility Commitment acquired by it in accordance with Section 13.2 of the USPP Note Agreement; and

(b)	in relation to any other Creditor, the amount in the Base Currency of any USPP Note Facility Commitment acquired by it in accordance with Section 13.2 of the USPP Note Agreement,

to the extent not cancelled, reduced or transferred by it in accordance with this Agreement or, as applicable, the USPP Note Agreement.

“USPP Note Facility” means the USPP Note Facility and the USPP Note Facility.

“USPP Note Facility” means the facility made available under this Agreement as described in paragraph (c) of Clause 2.1 (The Facilities).

“USPP Note Guarantee” means the note guarantee granted by CEMEX España in favour of the USPP Noteholders on or about the date of this Agreement.

“USPP Note Guarantor” means CEMEX España and each España Subsidiary Guarantor.

“USPP Noteholders” means the holders from time to time of the notes issued, with effect from the Effective Date, under the USPP Note Agreement.

“Utilisation” means a Loan, the issue of a Derivatives Unwind Promissory Note or the purchase of a USPP Note.

“Utilisation Date” means the date of a Utilisation pursuant to Clause 3 (Utilisation of the Facilities), being the date on which the relevant Loan is deemed to be made or the relevant Derivatives Unwind Promissory Note or USPP Note is to be deemed issued or purchased (as applicable).

“VAT” means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature.

1.2	Construction

(a)	Unless a contrary indication appears a reference in this Agreement to:

(i)	the “Agent”, any “Secured Party”, the “Security Agent”, any “Finance Party”, any “Creditor”, any “Obligor” or any “Party” shall be construed so as to include its successors in title, permitted assigns and permitted transferees and, in the case of the Security Agent, any person for the time being appointed as Security Agent or Security Agents in accordance with the Finance Documents;

(ii)	“assets” includes present and future properties, revenues and rights of every description;

(iii)	the “European interbank market” means the interbank market for euro operating in Participating Member States;

(iv)	a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended or novated;

(v)	the “first Caliza Transaction” means the first Caliza Transaction to occur following the date of this Agreement;

(vi)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vii)	a “participation” of a Creditor means:

(A)	in relation to a Lender and a Loan, the amount of such Loan which such Lender has made or is to make available and thereafter that part of the Loan which is owed to such Lender (in the case of Loan Facilities referred to in Clause 4.3 (Promissory Notes under Loan Facilities), being the principal amount owed to that Lender under its Loan Facilities Promissory Note);

(B)	in relation to a Derivatives Unwind Promissory Noteholder and a Derivatives Unwind Promissory Note, the principal amount owed to that Creditor under that Derivatives Unwind Promissory Note; and

(C)	in relation to a USPP Noteholder and a USPP Note, the principal amount owed to that USPP Noteholder under that USPP Note;

(viii)	a “person” includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) of two or more of the foregoing;

(ix)	a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, with which persons who are subject thereto are accustomed to comply) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(x)	the “winding-up”, “dissolution”, “administration” or “reorganisation” of a company or corporation shall be construed so as to include any equivalent or analogous proceedings (such as, in Mexico, a concurso mercantil or quiebra and in Spain, any situación concursal) under the laws and regulations of the jurisdiction in which such company or corporation is incorporated or any jurisdiction in which such company or corporation carries on business including the seeking of liquidation, winding-up, reorganisation, bankruptcy, dissolution, administration, examinership in Ireland, arrangement, adjustment, protection or relief of debtors;

(xi)	a provision of law is a reference to that provision as amended or re-enacted without material modification;

(xii)	a time of day is a reference to London time; and

(xiii)	a reference to a clause, paragraph or schedule, unless the context otherwise requires, is a reference to a clause, a paragraph of or a schedule to this Agreement.

(b)

“guarantee” means (other than in Clause 18 (Guarantee and indemnity) and unless otherwise stated) any guarantee, aval, obligado solidario, letter of credit, bond, indemnity, counter-indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness.

(c)	where it relates to a Dutch entity, a reference to:

(i)	necessary action to authorise, where applicable, includes without limitation:

(A)	any action required to comply with the Dutch Works Council Act (Wet op de ondernemingsraden); and

(B)	obtaining unconditional positive advice (advies) from each competent works council.

(ii)	a winding-up, administration or dissolution includes a Dutch entity being:

(A)	declared bankrupt (failliet verklaard); and

(B)	dissolved (ontbonden);

(iii)	a moratorium includes surséance van betaling and granted a moratorium includes surséance verleend;

(iv)	a trustee in bankruptcy includes a curator;

(v)	an administrator includes a bewindvoerder;

(vi)	a receiver or an administrative receiver does not include a curator or bewindvoerder; and

(vii)	an attachment includes a beslag; and

(d)	where it relates to a French entity, a reference to:

(i)	“acting in concert” has the meaning given in article L. 233-10 of the French Commercial Code;

(ii)	“control” has the meaning given in article L. 233-3 of the French Commercial Code;

(iii)	“financial assistance” has the meaning given in article L. 225-216 of the French Commercial Code;

(iv)	“gross negligence” means “faute lourde”;

(v)	a “guarantee” includes any “cautionnement”, “aval” and any “garantie” which is independent from the debt to which it relates;

(vi)	“merger” includes any “fusion” implemented in accordance with articles L. 236-1 to L. 236-24 of the French Commercial Code;

(vii)	a “reconstruction” includes, in relation to any company, any contribution of part of its business in consideration of shares (apport partiel d’actifs) and any demerger (scission) implemented in accordance with articles L. 236-1 of the French Commercial Code;

(viii)	a “security interest” includes any type of security (sûreté réelle), transfer or assignment by way of security and fiducie-sûreté;

(ix)	“wilful misconduct” means “dol”.

(e)	Section, Clause and Schedule headings are for ease of reference only.

(f)	Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(g)	Unless otherwise provided for in this Agreement, for the purposes of determining whether a material adverse change or material adverse effect has occurred, the date from which the change or effect is assessed will be the date of this Agreement.

(h)	A Default (including an Event of Default) is “continuing” if it has not been remedied or waived but, for the avoidance of doubt, no breach of any of the financial covenants set out in Clause 21 (Financial Covenants) shall be capable of being, or be deemed to be, remedied by virtue of the fact that upon any subsequent testing of such covenants pursuant to Clause 21 (Financial Covenants), there is no breach thereof.

1.3	Currency Symbols and Definitions

“£” and “sterling” denote lawful currency of the United Kingdom, “€”, “EUR” and “euro” means the single currency unit of the Participating Member States, “US$”, “$” and “dollars” denote lawful currency of the United States of America, “¥”, “JPY” and “yen” denote lawful currency of Japan, “Mexican pesos”, “Mex$”, “MXP$” and “pesos” denotes the lawful currency of Mexico and “UDI” denotes the Mexican Unidad de Inversion.

1.4	Creditors

Each Creditor will be regarded, for the purposes of this Agreement, as acting in a different capacity in respect of its Commitment under each Facility in which it has a Commitment and may (in the case of a Creditor other than a USPP Noteholder), for the avoidance of doubt, have a different Facility Office in each such capacity.

1.5	Third party rights

(a)	Unless expressly provided to the contrary in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or enjoy the benefit of any term of any Finance Document.

(b)	Clause 28.20 (Role of FTI Consulting Canada, ULC) is for the benefit of FTI Consulting Canada, ULC and FTI Consulting Canada, ULC (although not a party to this Agreement) is entitled to rely on and enforce such clause on behalf of itself and its employees and officers under the Third Parties Act.

(c)	The provisions of this Agreement relating to the Structuring Banks are for the benefit of the Structuring Banks and each Structuring Bank is entitled to rely on and enforce such clause on behalf of itself and its employees and officers under the Third Parties Act.

(d)	Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary any Finance Document at any time.

1.6	This Agreement prevails

To the maximum extent permitted by law:

(a)	in the event of any inconsistency or conflict between the Intercreditor Agreement and any other Finance Document, the Intercreditor Agreement will prevail; and

(b)	in the event of any inconsistency or conflict between this Agreement and any other Finance Document (other than the Intercreditor Agreement) the terms of this Agreement will prevail.

SECTION 2

THE FACILITIES

2.	THE FACILITIES

2.1	The Facilities

(a)	Subject to the terms of this Agreement, the Creditors make available:

(i)	a Base Currency term loan facility in an aggregate amount equal to the Total Facility A Commitments divided into the following sub tranches:

(A)	to the Facility A1 Borrower, a Base Currency term loan facility in an aggregate amount equal to the Total Facility A1 Commitments;

(B)	to the Facility A2 Borrower, a Base Currency term loan facility in an aggregate amount equal to the Total Facility A2 Commitments;

(C)	to the Facility A3 Borrower, a Base Currency term loan facility in an aggregate amount equal to the Total Facility A3 Commitments;

(D)	to the Facility A4 Borrower, a Base Currency term loan facility in an aggregate amount equal to the Total Facility A4 Commitments;

(E)	to the Facility A5 Borrower, a Base Currency term loan facility in an aggregate amount equal to the Total Facility A5 Commitments;

(F)	to the Facility A6 Borrower, a Base Currency term loan facility in an aggregate amount equal to the Total Facility A6 Commitments;

(G)	to the Facility A7 Borrower, a Base Currency term loan facility in an aggregate amount equal to the Total Facility A7 Commitments;

(H)	to the Facility A8 Borrower, a Base Currency term loan facility in an aggregate amount equal to the Total Facility A8 Commitments;

(ii)	to the Facility B Borrower, a euro term loan facility in an aggregate amount equal to the Total Facility B Commitments divided into the following sub tranches:

(A)	a euro term loan facility in an aggregate amount equal to the Total Facility B1 Commitments; and

(B)	a euro term loan facility in an aggregate amount equal to the Total Facility B2 Commitments; and

(iii)	to the Facility C Borrower, a Mexican peso term loan facility in an aggregate amount equal to the Total Facility C Commitments.

(b)	Subject to the terms of this Agreement, the Derivatives Unwind Promissory Noteholders make available to the Parent a promissory note facility in an aggregate amount equal to the Total Derivatives Unwind Promissory Note Facility Commitments divided into the following sub facilities:

(i)	a Base Currency facility in an aggregate amount equal to the Total Derivatives Unwind Promissory Note Facility 1 Commitments;

(ii)	a Base Currency facility in an aggregate amount equal to the Total Derivatives Unwind Promissory Note Facility 2 Commitments; and

(iii)	a Mexican peso facility in an aggregate amount equal to the Total Derivatives Unwind Promissory Note Facility 3 Commitments,

in respect of which each of them will, on the Effective Date, receive a Derivatives Unwind Promissory Note (Dual Law) or, as the case may be, a Derivatives Unwind Promissory Note (Mexican Law).

(c)	Subject to the terms of this Agreement and to the terms of the USPP Note Agreement, the USPP Noteholders make available to the USPP Note Borrower a private placement facility in an aggregate amount equal to the Total USPP Note Facility Commitments, which is evidenced by the deemed sale and purchase of the USPP Notes under the USPP Note Agreement and in respect of which each of them will, on the Effective Date, receive a USPP Note thereunder.

2.2	USPP Note Agreement and Derivatives Unwind Promissory Notes

(a)	The Parent confirms (and each USPP Noteholder acknowledges) that all Existing USPP Notes held by the USPP Noteholders have, as at the Effective Date, been cancelled in connection with the Extinguishments.

(b)	The Parent confirms (and each Creditor under a Derivatives Unwind Promissory Note Facility acknowledges) that all Existing Derivatives Unwind Promissory Notes held by such Creditors have, as at the Effective Date, been cancelled in connection with the Extinguishments.

(c)	Subject, in the case of the USPP Noteholders, to section 12.2 of the USPP Note Agreement, no Creditor which is a holder of a pagaré, promissory note, Derivatives Unwind Promissory Note or USPP Note shall:

(i)	make any demand for, or take any proceedings or steps to enforce payment or discharge of, any fees, expenses or other exposure or liability to it under or in respect of that pagaré, promissory note, Derivatives Unwind Promissory Note or, as the case may be, USPP Note by relying on that pagaré, promissory note, Derivatives Unwind Promissory Note or USPP Note;

(ii)	initiate or threaten to initiate any Insolvency Proceedings against any member of the Group by relying on that pagaré, promissory note, Derivatives Unwind Promissory Note or USPP Note; or

(iii)	attach or seek to attach any asset of any member of the Group by relying on that pagaré, promissory note, Derivatives Unwind Promissory Note or USPP Note.

2.3	Finance Parties’ rights and obligations

(a)	The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)	Except as otherwise stated in the Finance Documents, the rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents and owed to a Finance Party from an Obligor (other than a Security Provider which is not also a Borrower or Guarantor) shall be a separate and independent debt.

(c)	A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

3.	UTILISATION OF THE FACILITIES

3.1	Utilisation

(a)	The Utilisation of the Facilities shall be made by way of a deemed utilisation pursuant to Clause 3.4 (Deemed Utilisation) which shall occur contemporaneously with a unilateral, irrevocable and unconditional discharge of the Existing Exposures of the Existing Financing Agreement Creditors on the Effective Date by such Existing Financing Agreement Creditors and without the need for any member of the Group to deliver a utilisation request.

(b)	A Facility may only be utilised on the Effective Date, and only if all of the Facilities are utilised in full on the Effective Date.

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

3.3	Further conditions precedent

Subject to the occurrence of the Effective Date, the Creditors will only be obliged to comply with Clause 3.4 (Deemed Utilisation) in relation to a Utilisation, if on the Effective Date:

(a)	no Default is continuing or would result from the proposed Utilisation; and

(b)	all the representations and warranties in Clause 19 (Representations) to be made by each Obligor are true in all material respects.

3.4	Deemed Utilisation

In respect of the Utilisation of each Facility (and subject to the conditions of this Agreement), each Creditor which has, on the date of this Agreement, an Existing Exposure, shall be deemed, on the Effective Date and simultaneously with the Extinguishments referred to (and as defined in) the Ancillary Agreement, to make its participation in each Utilisation under each Facility in respect of which it has a Commitment available by the Utilisation Date through its Facility Office (each such Creditor, an “Existing Financing Agreement Creditor”) and the Borrowers under each such Facility shall be deemed to owe to that Creditor an amount equal to its participation in the amount referred to in Clause 4.1 (Amount of Utilisation) in each such Utilisation; provided that, with respect to the USPP Note Facility, each Utilisation shall occur when such Existing Financing Agreement Creditor is deemed to purchase its USPP Notes under the USPP Note Agreement, and any Utilisation for the purposes hereof shall be a synthetic Utilisation for the purposes of calculating Outstanding Principal Amounts and the rights and obligations of the USPP Noteholders under this Agreement and the other Finance Documents (other than the USPP Note Agreement and the USPP Note Guarantee).

3.5	Maximum number of Utilisations

(a)	The number of Loans under each Loan Facility as at the Effective Date shall be as set out in Section B of Part II (The Original Creditors) of Schedule 1 (The Original Parties).

(b)	A Borrower (or the Parent) may not request that a Facility A1 Loan be divided if, as a result of the proposed division, 11 or more Facility A1 Loans would be outstanding.

(c)	A Borrower (or the Parent) may not request that a Facility A2 Loan be divided if, as a result of the proposed division, 11 or more Facility A2 Loans would be outstanding.

(d)	A Borrower (or the Parent) may not request that a Facility A3 Loan be divided if, as a result of the proposed division, 11 or more Facility A3 Loans would be outstanding.

(e)	A Borrower (or the Parent) may not request that a Facility A4 Loan be divided if, as a result of the proposed division, 11 or more Facility A4 Loans would be outstanding.

(f)	A Borrower (or the Parent) may not request that a Facility A5 Loan be divided if, as a result of the proposed division, 11 or more Facility A5 Loans would be outstanding.

(g)	A Borrower (or the Parent) may not request that a Facility A6 Loan be divided if, as a result of the proposed division, 11 or more Facility A6 Loans would be outstanding.

(h)	A Borrower (or the Parent) may not request that a Facility A7 Loan be divided if, as a result of the proposed division, 11 or more Facility A7 Loans would be outstanding.

(i)	A Borrower (or the Parent) may not request that a Facility A8 Loan be divided if, as a result of the proposed division, 11 or more Facility A8 Loans would be outstanding.

(j)	A Borrower (or the Parent) may not request that a Facility B1 Loan be divided if, as a result of the proposed division, 11 or more Facility B1 Loans would be outstanding.

(k)	A Borrower (or the Parent) may not request that a Facility B2 Loan be divided if, as a result of the proposed division, 11 or more Facility B2 Loans would be outstanding.

(l)	A Borrower (or the Parent) may not request that a Facility C Loan be divided if, as a result of the proposed division, 11 or more Facility C Loans would be outstanding.

SECTION 3

UTILISATION

4.	UTILISATION

4.1	Amount of Utilisation

The amount of the proposed Utilisation for each Facility (and, in relation to any Facility, the amount of the participation of each Creditor thereunder) shall be the amount set out for that Facility (and, with respect to a Creditor, the amount of participation set out against the name of that Creditor) in Section B of Part II (The Original Creditors) of Schedule 1 (The Original Parties).

4.2	Currency and amount

The currency of a Utilisation must be:

(a)	in relation to Facility A, Derivatives Unwind Promissory Note Facility 1, Derivatives Unwind Promissory Note Facility 2 and the USPP Note Facility, the Base Currency;

(b)	in relation to Facility B, Euro; and

(c)	in relation to Facility C and Derivatives Unwind Promissory Note Facility 3, Mexican pesos.

4.3	Promissory notes under Loan Facilities

(a)	Each Loan made by a Lender under Facility A1, Facility A2 and Facility A3 shall be evidenced by a promissory note issued by the relevant Borrower governed by New York and Mexican law and substantially in the form set out in Part I of Schedule 4 (Forms of Promissory Notes).

(b)	Each Loan made by a Lender under Facility A6 shall, on the request of that Lender, be evidenced by a promissory note issued by the Facility A6 Borrower governed by English law on or before the date falling 10 Business Days after any such request substantially in the form set out in Part II of Schedule 4 (Forms of Promissory Notes).

(c)	Each Loan made by a Lender under Facility A7 shall be evidenced by a promissory note issued by the Facility A7 Borrower governed by New York law and substantially in the form set out in Part III of Schedule 4 (Forms of Promissory Notes).

(d)	Each Loan made by a Lender under Facility C shall be evidenced by a promissory note issued by the Facility C Borrower governed by Mexican law substantially in the form set out in Part IV of Schedule 4 (Forms of Promissory Notes).

4.4	Condition precedent to issue of promissory notes, enforcement and indemnification

(a)	Except in the case of the Facility A6 Borrower following a request by a Lender under Facility A6 in accordance with paragraph (b) of Clause 4.3 (Promissory notes under Loan Facilities), a Borrower shall only be obliged to issue a pagaré, promissory note, Derivatives Unwind Promissory Note or USPP Note to a Creditor upon receipt by such Borrower (or the Parent on its behalf) of the pagaré, promissory note or Existing Derivatives Unwind Promissory Note issued or transferred to such Creditor with respect to its Existing Exposures under the 2009 Financing Agreement, or an Existing USPP Note issued or transferred to such Creditor pursuant to the Existing USPP Note Agreement or, in each case, an Affidavit of Loss. For the avoidance of doubt, no Borrower shall be required to deliver a pagaré, promissory note or Derivatives Unwind Promissory Note which is required, in accordance with the form set out in the relevant part of Schedule 4 (Forms of Promissory Notes), to be accompanied by a side letter to a Creditor until such Creditor has provided to the applicable Borrower an executed copy of the applicable side letter corresponding to such pagare, promissory note or Derivatives Unwind Promissory Note substantially in the form set out in the relevant part of Schedule 4 (Forms of Promissory Notes).

(b)	Each Creditor undertakes not to take any Enforcement Action (as defined in the Intercreditor Agreement or, as the case may be, the Intercreditor Agreement (as defined in the 2009 Financing Agreement)) under, or in respect of, any pagaré, promissory note or Existing Derivatives Unwind Promissory Note issued or transferred to such Creditor with respect to its Existing Exposures under the 2009 Financing Agreement, or any Existing USPP Note issued or transferred to such Creditor pursuant to the Existing USPP Note Agreement.

(c)	Each Creditor to whom a pagaré, promissory note or Existing Derivatives Unwind Promissory Note has been delivered with respect to its Existing Exposures under the 2009 Financing Agreement, or to whom an Existing USPP Note has been delivered pursuant to the Existing USPP Note Agreement, hereby agrees to indemnify and hold harmless the relevant Obligor and each of its successors and assigns, of and from any loss, damage or claim resulting from that Creditor’s loss, misplacement or transfer of such pagaré, promissory note or Existing Derivatives Unwind Promissory Note delivered with respect to its Existing Exposures under the 2009 Financing Agreement or Existing USPP Note delivered under the Existing USPP Note Agreement. Any third party referred to in this paragraph (c) may rely on this Clause 4.4.

(d)	For the avoidance of doubt, no Creditor may claim under a pagaré, promissory note, Derivatives Unwind Promissory Note or USPP Note separately from this Agreement.

SECTION 4

REPAYMENT, PREPAYMENT AND CANCELLATION

5.	REPAYMENT

5.1	Spring Back Dates

(a)	In the event of any of the circumstances set out in sub paragraphs (i) to (vi) below occurring, the Initial Termination Date shall be replaced by the relevant Termination Date set out in the relevant sub paragraph below (each a “Spring Back Date”):

(i)	14 February 2014 if, on or prior to 31 March 2013 (or, with the prior consent of the Majority Creditors, such later date falling no more than 90 days thereafter as the Parent may request), the Borrowers have not reduced the Base Currency Amount of the aggregate Outstanding Principal Amounts under this Agreement by an aggregate amount equal to at least $1,000,000,000 compared to the Base Currency Amount of the aggregate Outstanding Principal Amounts under this Agreement as at the Effective Date;

(ii)	5 March 2014 if, by such date, 100 per cent. of the 2014 Eurobonds have not been redeemed or extended to a maturity date falling after 31 December 2017 or purchased, repurchased or refinanced as permitted by this Agreement;

(iii)	15 March 2015 if, by such date, 100 per cent. of the 2015 Subordinated Convertible Notes have not been redeemed, converted into equity or extended to a maturity date falling after 31 December 2017 or purchased, repurchased or refinanced as permitted by this Agreement;

(iv)	30 September 2015 if, by such date, 100 per cent. of the 2015 Floating Rate Notes have not been redeemed or extended to a maturity date falling after 31 December 2017 or purchased, repurchased or refinanced as permitted by this Agreement;

(v)	15 March 2016 if, by such date, 100 per cent. of the 2016 Subordinated Convertible Notes have not been redeemed, converted into equity or extended to a maturity date falling after 31 December 2017 or purchased, repurchased or refinanced as permitted by this Agreement; and

(vi)	14 December 2016 if, by such date, 100 per cent. of the 2016 Senior Notes have not been redeemed or extended to a maturity date falling after 31 December 2017 or purchased, repurchased or refinanced as permitted by this Agreement, provided that once a Spring Back Date in any of the above sub paragraphs has applied (and the Initial Termination Date has been replaced in accordance with the above), none of the subsequent sub paragraphs will result in a later Spring Back Date occurring.

(b)	Promptly following a redemption, refinancing, extension, purchase, repurchase or conversion (as the case may be) of the Existing Financial Indebtedness referred to in sub paragraphs (ii) to (vi) of paragraph (a) above on the terms contemplated therein (and in any event no later than the relevant Spring Back Date in each case), the Parent shall deliver to the Agent written confirmation that such redemption, refinancing, extension, purchase, repurchase or conversion (as the case may be) has occurred.

(c)	In the event that a Spring Back Date applies in accordance with paragraph (a) above, the amortisation schedule contained in paragraph (a) of Clause 5.2 (Repayment) shall be adjusted as follows:

(i)	any Repayment Date falling after the applicable Spring Back Date (and the Repayment Instalment due on that Repayment Date) shall be deleted; and

(ii)	the balance of the aggregate Outstanding Principal Amounts shall be paid on the Termination Date (as adjusted to the applicable Spring Back Date in accordance with paragraph (a) above).

5.2	Repayment

(a)	Subject to paragraph (c) of Clause 5.1 (Spring Back Dates) above, the Borrowers shall repay the Base Currency Amount of the aggregate Outstanding Principal Amounts in instalments by repaying on each Repayment Date an amount which reduces the Base Currency Amount of the outstanding aggregate Outstanding Principal Amounts by an amount equivalent to that which is set out opposite that Repayment Date below (each such amount, a “Repayment Instalment”):

Repayment Date	Repayment Instalment ($)

14 February 2014	500,000,000

30 June 2016	250,000,000

31 December 2016	250,000,000

Termination Date	Balance

(b)	The Borrowers may not reborrow any part of a Facility which is repaid.

(c)	All repayments made pursuant to this Clause 5.2 will reduce the Outstanding Principal Amounts of the Creditors across all Facilities as at the date of the repayment rateably.

5.3	Effect of prepayment on scheduled repayments

(a)	If the Base Currency Amount of any of the Outstanding Principal Amounts are prepaid in accordance with Clause 6.4 (Right of repayment in relation to a single Creditor) or Clause 6.1 (Illegality) then the amount of the Repayment Instalment for each Repayment Date falling after that prepayment will reduce pro rata by the amount of the Outstanding Principal Amounts prepaid.

(b)	If the Base Currency Amount of any of the Outstanding Principal Amounts are prepaid in accordance with Clause 6.2 (Voluntary prepayment) then:

(i)	for all prepayments under that Clause 6.2 (Voluntary prepayment) until the aggregate amount applied in prepayment under this Agreement is equal to or exceeds $1,000,000,000 (or its equivalent), the amount of the Repayment Instalment for each Repayment Date falling after that prepayment will reduce in inverse chronological order by the amount of the Outstanding Principal Amounts prepaid; and

(ii)	thereafter, such prepayment shall be applied in reduction of such Repayment Instalments as the Parent may elect,

(and, for the avoidance of doubt, this paragraph (b) shall not apply to any prepayment made pursuant to Clause 7 (Mandatory Prepayment and Segregated Accounts)).

(c)	If any of the Outstanding Principal Amounts are prepaid in accordance with Clause 7 (Mandatory Prepayment and Segregated Accounts) then:

(i)	for all prepayments under that Clause 7 (Mandatory Prepayment and Segregated Accounts) until the aggregate amount applied in prepayment is equal to or exceeds $1,000,000,000 (or its equivalent), the amount of the Repayment Instalment for each Repayment Date falling after that prepayment will reduce in inverse chronological order by the amount of the Outstanding Principal Amounts prepaid; and

(ii)	thereafter, the amount of the Repayment Instalment for each Repayment Date falling after that prepayment will reduce in chronological order by the amount of the Outstanding Principal Amounts prepaid.

6.	ILLEGALITY AND VOLUNTARY PREPAYMENT

6.1	Illegality

(a)	If, at any time, it is or will become unlawful in any applicable jurisdiction for a Creditor to perform any of its obligations as contemplated by the Finance Documents or to fund, issue or maintain its participation in any Utilisation:

(i)	that Creditor shall promptly notify the Agent upon becoming aware of that event;

(ii)	subject to Clause 37.4 (Replacement of Creditor), upon the Agent notifying the Parent, the Commitment(s) of that Creditor under the relevant Facilities will be immediately cancelled; and

(iii)	subject to Clause 37.4 (Replacement of Creditor), each Borrower shall repay that Creditor’s participation in Utilisations made to that Borrower on the last day of the Interest Period for each such Utilisation occurring after the Agent has notified the Parent or, if earlier, the date specified by the Creditor in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law).

(b)	For the avoidance of doubt, this Clause 6.1 shall not apply to a USPP Noteholder and any reference in this Agreement to this Clause 6.1 in respect of a USPP Note shall have no effect.

6.2	Voluntary prepayment

Subject to Clause 6.3 (Proportionate prepayment), a Borrower to which a Utilisation has been made may, if it or the Parent gives the Agent not less than 5 Business Days’ (or such shorter period as the Majority Creditors and the Agent may agree) prior notice, prepay the whole or any part of that Utilisation (but if in part, being an amount that reduces the Base Currency Amount of that Utilisation by a minimum amount equal to $20,000,000).

6.3	Proportionate prepayment

Any prepayment under Clause 6.2 (Voluntary prepayment) must reduce the Base Currency Amounts of the Outstanding Principal Amounts across all of the Facilities as at the date of the prepayment rateably (and will reduce the Repayment Instalments in the order elected by the Parent in accordance with paragraph (b) of Clause 5.3 (Effect of prepayment on scheduled repayments)).

6.4	Right of repayment in relation to a single Creditor

(a)	If:

(i)	any sum payable to any Creditor by an Obligor is required to be increased under paragraph (c) of Clause 13.2 (Tax gross-up), Clause 13.8 (FATCA Deduction and gross-up by Obligor) or Clause 13.9 (FATCA Deduction by a Finance Party); or

(ii)	any Creditor claims, or gives notice that it intends to claim, indemnification from the Parent or an Obligor under Clause 13.3 (Tax indemnity) or Clause 14 (Increased costs),

the Parent may (provided that no Default has occurred and is continuing), whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Agent notice of its intention to procure the repayment of that Creditor’s participation in the Utilisations.

(b)	On the last day of each Interest Period which ends after the Parent has given notice under paragraph (a) above in relation to a Creditor (or, if earlier, the date specified by the Parent in that notice), each Borrower to which a Utilisation is outstanding shall repay that Creditor’s participation in that Utilisation together with all interest and other amounts accrued under the Finance Documents.

7.	MANDATORY PREPAYMENT AND SEGREGATED ACCOUNTS

7.1	Prepayment under 2009 Financing Agreement

(a)	Until such time as the Base Currency Amount of the aggregate Outstanding Principal Amounts has been reduced by an aggregate amount equal to at least $1,500,000,000 (compared to the Base Currency Amount of the aggregate Outstanding Principal Amounts as at the Effective Date), the Parent shall ensure that, contemporaneously with and as a condition to the making of any prepayment of any 2009 Financing Agreement Exposures (other than any scheduled amortisation payment made in accordance with the 2009 Financing Agreement or a repayment on the 2009 Financing Agreement Termination Date but including, for the avoidance of doubt, any prepayment of the 2009 Financing Agreement Exposures contemplated under this Clause 7 (Mandatory Prepayment and Segregated Accounts)), the Borrowers prepay the Outstanding Principal Amounts under this Agreement in such an amount in order that the 2009 Financing Agreement Exposures and the Outstanding Principal Amounts under this Agreement are prepaid proportionately (as calculated by reference to the aggregate Base Currency Amount of 2009 Financing Agreement Exposures and Outstanding Principal Amounts under this Agreement immediately prior to such prepayment).

(b)	The prepayment of the Outstanding Principal Amounts referred to in paragraph (a) above shall be applied to the Outstanding Principal Amounts across all Facilities as at the date of the prepayment rateably (and will reduce the Repayment Instalments in the order set out in Clause 5.3 (Effect of prepayment on scheduled repayments)).

7.2	Caliza Proceeds

(a)	For the purposes of this Clause 7 (Mandatory Prepayment and Segregated Accounts):

“Caliza Proceeds” means the cash proceeds (subject to the proviso below, excluding the Caliza Offering Option Amount) received by any member of the Group from the Caliza Transaction, after deducting:

(i)	any reasonable fees and expenses which are incurred by any member(s) of the Group with respect to the Caliza Transaction to persons who are not members of the Group; and

(ii)	any Tax incurred and required to be paid by any member of the Group in connection with the Caliza Transaction (as reasonably determined by the relevant member(s) of the Group on the basis of rates existing at the time of the Caliza Transaction and taking account of any available credit, deduction or allowance), provided that at the end of the Caliza Offering Option Exercise Period, any Caliza Offering Option Amount previously excluded from Caliza Proceeds and not utilised pursuant to any exercise of a Caliza Offering Option shall constitute Caliza Proceeds.

(b)	Subject to paragraph (c) below, the Parent shall ensure that the Borrowers prepay the Base Currency Amount of the Outstanding Principal Amounts in an amount equal to (or if required by Clause 7.9 (Segregated Accounts and Reserves), deposit into a Segregated Account an amount equal to) the amount of any Caliza Proceeds promptly upon (and in any event within 30 days of) receipt of those proceeds in the order contemplated by paragraph (c) below.

(c)	A prepayment in respect of Caliza Proceeds shall be applied:

(i)	first, as to an amount (if any) of Caliza Proceeds such that the Base Currency Amount of the aggregate Outstanding Principal Amounts has been reduced by an aggregate amount equal to at least $1,000,000,000 (compared to the Base Currency Amount of the aggregate Outstanding Principal Amounts as at the Effective Date), in prepayment of the Outstanding Principal Amounts across all Facilities as at the date of the prepayment rateably (and reducing the Repayment Instalments in the order set out in Clause 5.3 (Effect of prepayment on scheduled repayments));

(ii)	secondly, (after application of amounts pursuant to sub paragraph (i) above) at the Parent’s option, to replenish the cash in hand position of the Parent (in a maximum amount equal to the then amount of any Shortfall at that time); and

thereafter, any remaining Caliza Proceeds shall be treated as Disposal Proceeds (but without excluding any applicable Excluded Disposal Proceeds and, to the extent reasonable fees and expenses and Tax incurred have been deducted pursuant to paragraphs (i) and (ii) of the definition of Caliza Proceeds, with no deduction of the same) and applied in accordance with the relevant provisions of Clause 7.3 (Disposal Proceeds).

(d)	For the avoidance of doubt but without prejudice to any obligation of any Obligor to make a payment under this Agreement, there shall be no obligation under the Finance Documents on any member of the Group to enter into any Caliza Transaction.

7.3	Disposal Proceeds

(a)	For the purposes of this Clause 7 (Mandatory Prepayment and Segregated Accounts):

“Disposal” means a sale, lease, licence, transfer, loan or other disposal by a person of any asset (including shares in any Subsidiary or other company), undertaking or business (whether by a voluntary or involuntary single transaction or series of transactions).

“Disposal Proceeds” means:

(i)	the cash consideration received by any member of the Group (including any amount received from a person who is not a member of the Group in repayment of intercompany debt save to the extent that the creditor in respect of the intercompany debt is obliged to repay that amount to the purchaser at or about completion of the Disposal) for any Disposal;

(ii)	any proceeds of any Disposal received in the form of Marketable Securities that are required to be disposed of for cash (after deducting reasonable expenses incurred by the party disposing of those Marketable Securities to persons other than members of the Group) pursuant to the criteria set out at paragraph (k) of the definition of Permitted Disposal; and

(iii)	any proceeds of any Disposal received in any other form to the extent disposed of or otherwise converted into cash within 90 days of receipt,

but excluding any Excluded Disposal Proceeds and, in every case, after deducting:

(A)	any reasonable fees and expenses which are incurred by the disposing party of such assets with respect to that Disposal to persons who are not members of the Group; and

(B)	any Tax incurred and required to be paid by the disposing party in connection with that Disposal (as reasonably determined by the disposing party on the basis of rates existing at the time of the disposal and taking account of any available credit, deduction or allowance);

“Excluded Disposal Proceeds” means the proceeds of any Disposal of:

(i)	inventory or trade receivables in the ordinary course of trading of the disposing entity;

(ii)	assets pursuant to a Permitted Securitisation programme existing as at the date of this Agreement (or any rollover or extension of such a Permitted Securitisation);

(iii)	any asset from any member of the Group to another member of the Group on arm’s length terms and for fair market or book value;

(iv)	any assets the consideration for which (when aggregated with the consideration for any related Disposals) is less than $10,000,000 (or its equivalent in any other currency);

(v)	assets leased or licensed to any director, officer or employee of any member of the Group in connection with and as part of the ordinary course of the service or employment arrangements of the Group;

(vi)	Marketable Securities (other than Marketable Securities received as consideration for a Disposal as envisaged in paragraphs (ii) and (iii) of the definition of Disposal Proceeds);

(vii)	any cash or other assets arising out of or in connection with any Permitted Put/Call Transaction, including, but not limited to, any settlement, disposal, transfer, assignment, close-out or other termination of such Permitted Put/Call Transaction;

(viii)	shares in Caliza pursuant to the Caliza Transaction or in a Group member pursuant to the Caliza Reorganisation (except for any amounts of Caliza Proceeds which, following application in accordance with the waterfall in sub paragraphs (i) and (ii) of paragraph (c) of Clause 7.2 (Caliza Proceeds), are treated as Disposal Proceeds);

(ix)	any:

(A)	assets, undertakings or businesses of the Caliza Group;

(B)	Caliza Proceeds arising from a transaction falling within paragraph (b) of the definition of Caliza Transaction;

(C)	any other cash proceeds of any Permitted Equity Fundraising by Caliza or any member of the Caliza Group provided that, in each case, the Caliza Group may deduct from such proceeds an amount up to the lower of cash in hand of the Caliza Group (excluding any Caliza Offering Option Amount) and the Caliza Cash Maintenance Threshold and, once an amount in aggregate equal to the lower of cash in hand of the Caliza Group (excluding any Caliza Offering Option Amount) and the Caliza Cash Maintenance Threshold has been so deducted, any remaining proceeds shall not be treated as Excluded Disposal Proceeds but shall be treated as Disposal Proceeds.

(b)	Subject to the requirements of Clause 7.9 (Segregated Accounts and Reserves), the Parent shall ensure that, at the times contemplated by paragraph (e) of Clause 7.8 (Mandatory Prepayment and Segregated Accounts: other provisions) the Borrowers apply an amount equal to the amount of any Disposal Proceeds (provided that the obligation to, as the case may be, deposit into a Segregated Account or prepay such amounts shall only apply on each occasion that the aggregate amount of any Disposal Proceeds received (whether from a single Disposal or a series of Disposals) is equal to or greater than $50,000,000) in prepayment of the Base Currency Amount of the Outstanding Principal Amounts under this Agreement or otherwise as provided by paragraphs (d) and (e) below (and, in each case, in the order of application contemplated by paragraphs (d) and (e) below).

(c)	In the case of a Disposal of all of the shares in a Borrower (or the Holding Company of a Borrower), the Parent shall ensure that:

(i)

unless otherwise agreed to in writing by the relevant Borrower and the relevant Creditors that a prepayment is not required to be made, upon completion of the Disposal, the Facilities in respect of which that Borrower is the borrower or issuer (or the Holding Company is a holding company of that Borrower) shall be prepaid in full using the Disposal Proceeds and, for the avoidance of doubt, such prepayment shall first be applied in respect of the Outstanding Principal Amounts under the relevant Facilities and, subject to paragraph (ii) below, not be required to be applied to reduce the Base Currency Amount of the Outstanding Principal Amounts across all the Facilities as at the date of prepayment rateably (but reducing the Repayment Instalments in the order set out in Clause 5.3 (Effect of prepayment on scheduled repayments));

(ii)	any Disposal Proceeds arising from the Disposal that are not required to be applied under paragraph (i) above shall be applied in accordance with paragraph (b) above.

(d)	During the period from and including the date of this Agreement until such time as the Base Currency Amount of the aggregate Outstanding Principal Amounts has been reduced by an aggregate amount equal to at least $1,500,000,000 (compared to the Base Currency Amount of the aggregate Outstanding Principal Amounts as at the Effective Date), amounts of Disposal Proceeds required to be applied by paragraph (b) above shall be applied in the following order:

(i)	first, if the Parent so elects in an Election Notice, to replenish the cash in hand position of the Parent by deducting and retaining from such proceeds a maximum amount equal to the amount of any Shortfall at that time; and

(ii)	secondly, after the application of amounts pursuant to sub paragraph (i) above:

(A)	in prepayment of the Base Currency Amount of the Outstanding Principal Amounts across all Facilities as at the date of the prepayment rateably (and reducing the Repayment Instalments in the order set out in Clause 5.3 (Effect of prepayment on scheduled repayments)); and/or

(B)	subject to compliance with Clause 7.1 (Prepayment under 2009 Financing Agreement), in prepayment or to make (but not to be held in a Reserve for) scheduled repayments of the 2009 Financing Agreement Exposures as at the date of the prepayment rateably (and reducing any applicable repayment instalments in the order set out in the 2009 Financing Agreement),

(and the Parent may, in an Election Notice, elect between (A) and (B) above (or a combination thereof)).

(e)	From such time as the Base Currency Amount of the aggregate Outstanding Principal Amounts has been reduced by an aggregate amount equal to at least $1,500,000,000 (compared to the Base Currency Amount of the aggregate Outstanding Principal Amounts as at the Effective Date), amounts of Disposal Proceeds required to be applied by paragraph (b) above shall be applied in the following order:

(i)	first, if the Parent so elects in an Election Notice, to replenish the cash in hand position of the Parent by deducting and retaining from such proceeds a maximum amount equal to the amount of any Shortfall at that time);

(ii)	secondly (and until such time as sub paragraphs (iii) and (iv) below apply), after application of the amounts pursuant to sub paragraph (i) above:

(A)	in prepayment of:

(1)	the Base Currency Amount of the Outstanding Principal Amounts across all Facilities as at the date of the prepayment rateably (and reducing the Repayment Instalments in the order set out in Clause 5.3 (Effect of prepayment on scheduled repayments)); and/or

(2)	the 2009 Financing Agreement Exposures as at the date of the prepayment rateably (and will reduce any applicable repayment instalments in the order set out in the 2009 Financing Agreement), or to be held in a Reserve for making scheduled repayments of the 2009 Financing Agreement Exposures; and/or

(B)	to purchase or redeem (whether at maturity or otherwise) the 2014 Eurobonds in whole or part, or to be held in a Reserve for the repayment of all outstanding amounts under the 2014 Eurobonds in full,

(and the Parent may, in an Election Notice, elect between (A)(1), (A)(2) and (B) above (or a combination thereof));

(iii)	then, from such time as:

(A)	the 2009 Financing Agreement Exposures have been repaid in full (or an amount equal to the amount required to repay the 2009 Financing Agreement Exposures in full is standing to the balance of a Reserve); and

(B)	the 2014 Eurobonds have been purchased or redeemed (whether at maturity or otherwise) in full (or an amount equal to the amount required to repay all amounts outstanding under the 2014 Eurobonds in full is standing to the balance of a Reserve), and for so long as the Existing Pre-2017 High Yield Notes and Existing Subordinated Convertible Notes have not been converted (in the case of the Existing Subordinated Convertible Notes), retired, prepaid, redeemed (whether at maturity or otherwise) or repurchased (or for so long as the amount standing to the balance of a Reserve is less than the amount required to repay all amounts outstanding under the Existing Pre-2017 High Yield Notes at their respective maturities and all amounts outstanding under the Existing Subordinated Convertible Notes in full), amounts of Disposal Proceeds required to be applied by paragraph (b) above shall be applied in the following order:

(1)	in an amount equal to at least 35 per cent. of such proceeds, in prepayment of the Base Currency Amount of the Outstanding Principal Amounts across all Facilities as at the date of the prepayment rateably (and reducing the Repayment Instalments in the order set out in Clause 5.3 (Effect of prepayment on scheduled repayments)); and

(2)	in an amount up to 65 per cent. of such proceeds, to retire, prepay, redeem (whether at maturity or otherwise) or repurchase the Existing Pre-2017 High Yield Notes in whole or part (or to be held in a Reserve for repayment in full);

(iv)	then, from such time as:

(A)	the 2009 Financing Agreement Exposures have been repaid in full (or an amount equal to the amount required to repay the 2009 Financing Agreement Exposures in full is standing to the balance of a Reserve);

(B)	the 2014 Eurobonds have been purchased or redeemed (whether at maturity or otherwise) in full (or an amount equal to the amount required to repay all amounts outstanding under the 2014 Eurobonds in full is standing to the balance of a Reserve); and

(C)	the Existing Pre-2017 High Yield Notes and Existing Subordinated Convertible Notes have been converted (in the case of the Existing Subordinated Convertible Notes), retired, prepaid, redeemed (whether at maturity or otherwise) or repurchased or repurchased in full (or an amount equal to the amount required for repayment of all amounts outstanding under the Existing Pre-2017 High Yield Notes at their respective maturities and for repayment of all amounts outstanding under the Existing Subordinated Convertible Notes in full is standing to the balance of a Reserve), amounts of Disposal Proceeds required to be applied by paragraph (b) above shall be applied in the following order:

(1)	in an amount equal to at least 50 per cent. of such proceeds, in prepayment of the Base Currency Amount of the Outstanding Principal Amounts across all Facilities as at the date of the prepayment rateably (and reducing the Repayment Instalments in the order set out in Clause 5.3 (Effect of prepayment on scheduled repayments)); and

(2)	in an amount up to 50 per cent. of such proceeds, to retire, prepay or redeem (whether at maturity or otherwise) any Financial Indebtedness (including Financial Indebtedness with a maturity date falling after 31 December 2017) at the option of the Parent.

7.4	Excess Cashflow

(a)	Subject to the requirements of Clause 7.9 (Segregated Accounts and Reserves), the Parent shall ensure that, at the times contemplated by paragraph (e) of Clause 7.8 (Mandatory Prepayment Segregated Accounts: other provisions) the Borrowers apply the amount equal to Excess Cashflow for any Financial Quarter of the Parent in prepayment of the Base Currency Amount of the Outstanding Principal Amounts under this Agreement or otherwise as provided in paragraphs (b) and (c) below (and, in each case, in the order of application contemplated by paragraphs (b) and (c) below).

(b)	During the period from and including the date of this Agreement until such time as the Base Currency Amount of the aggregate Outstanding Principal Amounts has been reduced by an aggregate amount equal to at least $1,500,000,000 (compared to the Base Currency Amount of the aggregate Outstanding Principal Amounts as at the Effective Date), amounts of Excess Cashflow required to be applied by paragraph (a) above shall be applied in the following order:

(i)	first, if the Parent so elects in an Election Notice, to replenish the cash in hand position of the Parent by deducting and retaining from such Excess Cashflow a maximum amount equal to the amount of any Shortfall at that time; and

(ii)	secondly, after application of amounts pursuant to sub paragraph (i) above:

(A)	in prepayment of the Base Currency Amount of the Outstanding Principal Amounts across all Facilities as at the date of the prepayment rateably (and reducing the Repayment Instalments in the order set out in Clause 5.3 (Effect of prepayment on scheduled repayments)); and/or

(B)	subject to compliance with Clause 7.1 (Prepayment under 2009 Financing Agreement), in prepayment or to make (but not to be held in a Reserve for) scheduled repayments of the 2009 Financing Agreement Exposures as at the date of the prepayment rateably (and reducing any applicable repayment instalments in the order set out in the 2009 Financing Agreement),

(and the Parent may, in an Election Notice, elect between (A) and (B) above (or a combination thereof)).

(c)	From such time as the Base Currency Amount of the aggregate Outstanding Principal Amounts has been reduced by an aggregate amount equal to at least $1,500,000,000 (compared to the Base Currency Amount of the aggregate Outstanding Principal Amounts as at the Effective Date), amounts of Excess Cashflow required to be applied by paragraph (a) above shall be applied in the following order:

(i)	first, if the Parent so elects in an Election Notice, to replenish the cash in hand position of the Parent by deducting and retaining from such Excess Cashflow a maximum amount equal to the amount of any Shortfall at that time;

(ii)	secondly (until such time as sub paragraphs (iii) and (iv) below apply), after application of amounts pursuant to sub paragraph (i) above:

(A)	in prepayment of:

(1)	the Base Currency Amount of the Outstanding Principal Amounts across all Facilities as at the date of the prepayment rateably (and reducing the Repayment Instalments in the order set out in Clause 5.3 (Effect of prepayment on scheduled repayments)); and/or

(2)	the 2009 Financing Agreement Exposures as at the date of the prepayment rateably (and reducing any applicable repayment instalments in the order set out in the 2009 Financing Agreement), or to be held in a Reserve for making scheduled repayments of the 2009 Financing Agreement Exposures; and/or

(B)	to purchase or redeem (whether at maturity or otherwise) the 2014 Eurobonds in whole or part, or to be held in a Reserve for the repayment of all amounts outstanding under the 2014 Eurobonds in full,

(and the Parent may, in an Election Notice, elect between (A)(1), (A)(2) and (B) above (or a combination thereof));

(iii)	then, from such time as:

(A)	the 2009 Financing Agreement Exposures have been repaid in full (or an amount equal to the amount required to repay the 2009 Financing Agreement Exposures in full is standing to the balance of a Reserve); and

(B)	the 2014 Eurobonds have been purchased or redeemed (whether at maturity or otherwise) in full (or an amount equal to the amount required to repay all amounts outstanding under the 2014 Eurobonds in full is standing to the balance of a Reserve), and for so long as the Existing Pre-2017 High Yield Notes and Existing Subordinated Convertible Notes have not been converted (in the case of the Existing Subordinated Convertible Notes), retired, prepaid, redeemed (whether at maturity or otherwise) or repurchased (or for so long as the amount standing to the balance of a Reserve is less than the amount required to repay all amounts outstanding under the Existing Pre-2017 High Yield Notes at their respective maturities and all amounts outstanding under the Existing Subordinated Convertible Notes in full), amounts of Excess Cashflow required to be applied by paragraph (a) above shall be applied in the following order:

(1)	in an amount equal to at least 35 per cent. of such Excess Cashflow, in prepayment of the Base Currency Amount of the Outstanding Principal Amounts across all Facilities as at the date of the prepayment rateably (and reducing the Repayment Instalments in the order set out in Clause 5.3 (Effect of prepayment on scheduled repayments)); and

(2)	in an amount up to 65 per cent. of such Excess Cashflow, to retire, prepay, redeem (whether at maturity or otherwise) or repurchase the Existing Pre-2017 High Yield Notes in whole or part (or to be held in a Reserve for repayment in full) at the Parent’s option;

(iv)	then, from such time as:

(A)	the 2009 Financing Agreement Exposures have been repaid in full (or an amount equal to the amount required to repay the 2009 Financing Agreement Exposures in full is standing to the balance of a Reserve);

(B)	the 2014 Eurobonds have been purchased or redeemed (whether at maturity or otherwise) in full (or an amount equal to the amount required to repay all amounts outstanding under the 2014 Eurobonds in full is standing to the balance of a Reserve); and

(C)	the Existing Pre-2017 High Yield Notes and Existing Subordinated Convertible Notes have been converted (in the case of the Existing Subordinated Convertible Notes), retired, prepaid, redeemed (whether at maturity or otherwise) or repurchased in full (or an amount equal to the amount required for repayment of all amounts outstanding under the Existing Pre-2017 High Yield Notes at their respective maturities and for repayment of all amounts outstanding under the Existing Subordinated Convertible Notes in full is standing to the balance of a Reserve), amounts of Excess Cashflow required to be applied by paragraph (a) above shall be applied in the following order:

(1)	in an amount equal to at least 35 per cent. of such Excess Cashflow, in prepayment of the Base Currency Amount of the Outstanding Principal Amounts across all Facilities as at the date of the prepayment rateably (and reducing the Repayment Instalments in the order set out in Clause 5.3 (Effect of prepayment on scheduled repayments and reductions)); and

(2)	at the option of the Parent, in an amount up to 65 per cent. of such Excess Cashflow, to retire, prepay or redeem (whether at maturity or otherwise) any Financial Indebtedness and/or to purchase or repurchase any such Financial Indebtedness on the open market or otherwise (and whether at a discount or otherwise) (or, in each case to be held in a Reserve for application towards the same purpose and, in each case, in whole or part), and/or to finance any investment or expenditure permitted by this Agreement.

7.5	Permitted Equity Fundraising Proceeds

(a)	For the purposes of this Clause 7 (Mandatory Prepayment and Segregated Accounts):

“Excluded Equity Fundraising Proceeds” means:

(i)	any Caliza Proceeds applied pursuant to Clause 7.2 (Caliza Proceeds) or Clause 7.3 (Disposal Proceeds);

(ii)	the proceeds received by a member of the Group from a member of the Group in respect of any transaction between members of the Group;

(iii)	a Permitted Fundraising for the purposes of issuing shares as required on any settlement, disposal, transfer, assignment, close-out or other termination of a Permitted Put/Call Transaction;

(iv)	for the avoidance of doubt, any Relevant Convertible/Exchangeable Obligations Proceeds; and

(v)	for the avoidance of doubt, any issuance of shares by a member of the Group in order to redeem or retire any equity-like instruments issued by a member of the Group (to the extent permitted under this Agreement).

“Permitted Equity Fundraising” means a Permitted Fundraising falling within paragraphs (a) or (b) of the definition of Permitted Fundraising.

“Permitted Equity Fundraising Proceeds” means the cash proceeds received by any member of the Group from a Permitted Equity Fundraising other than Excluded Equity Fundraising Proceeds and after deducting:

(i)	any reasonable fees and expenses which are incurred by the relevant member(s) of the Group with respect to that Permitted Equity Fundraising owing to persons who are not members of the Group; and

(ii)	any Tax incurred and required to be paid by the relevant member(s) of the Group with respect to that Permitted Equity Fundraising (as reasonably determined by the relevant member(s) of the Group on the basis of rates existing at the time and taking account of any available credit, deduction or allowance).

“Relevant Convertible/Exchangeable Obligations Proceeds” means the cash proceeds received by any member of the Group from an issuance of Relevant Convertible/Exchangeable Obligations after deducting:

(i)	any reasonable fees and expenses which are incurred by the relevant member(s) of the Group with respect to that issuance of Relevant Convertible/Exchangeable Obligations (including with respect to any related Permitted Put/Call Transaction) owing to persons who are not members of the Group; and

(ii)	any Tax incurred and required to be paid by the relevant member(s) of the Group with respect to that issuance of Relevant Convertible/Exchangeable Obligations or with respect to any related Permitted Put/Call Transaction (as reasonably determined by the relevant member(s) of the Group on the basis of rates existing at the time and taking account of any available credit, deduction or allowance).

(b)	Subject to the requirements of Clause 7.9 (Segregated Accounts and Reserves), the Parent shall ensure that, at the times contemplated by paragraph (e) of Clause 7.8 (Mandatory Prepayment Segregated Accounts: other provisions), the Borrowers apply an amount equal to the amount of Permitted Equity Fundraising Proceeds in prepayment of the Base Currency Amount of the Outstanding Principal Amounts under this Agreement or otherwise as provided in paragraphs (c) and (d) below (and, in each case, in the order of application contemplated by paragraphs (c) and (d) below).

(c)	During the period from and including the date of this Agreement until such time as the Base Currency Amount of the aggregate Outstanding Principal Amounts has been reduced by an aggregate amount equal to at least $1,500,000,000 (compared to the Base Currency Amount of the aggregate Outstanding Principal Amounts as at the Effective Date), amounts of Permitted Equity Fundraising Proceeds required to be applied by paragraph (b) above shall be applied in the following order:

(i)	first, if the Parent so elects in an Election Notice, to replenish the cash in hand position of the Parent by deducting and retaining from such proceeds a maximum amount equal to the amount of any Shortfall at that time; and

(ii)	secondly, after application of amounts pursuant to sub paragraph (i) above:

(A)	in prepayment of the Base Currency Amount of the Outstanding Principal Amounts across all Facilities as at the date of the prepayment rateably (and reducing the Repayment Instalments in the order set out in Clause 5.3 (Effect of prepayment on scheduled repayments)); and/or

(B)	subject to compliance with Clause 7.1 (Prepayment under 2009 Financing Agreement), in prepayment or to make (but not to be held in a Reserve for) scheduled repayments of the 2009 Financing Agreement Exposures as at the date of the prepayment rateably (and reducing any applicable repayment instalments in the order set out in the 2009 Financing Agreement),

(and the Parent may, in an Election Notice, elect between (A) and (B) above (or a combination thereof)).

(d)	From such time as the Base Currency Amount of the aggregate Outstanding Principal Amounts has been reduced by an aggregate amount equal to at least $1,500,000,000 (compared to the Base Currency Amount of the aggregate Outstanding Principal Amounts as at the Effective Date), amounts of Permitted Equity Fundraising Proceeds required to be applied by paragraph (a) above shall be applied in the following order:

(i)	first, if the Parent so elects in an Election Notice, to replenish the cash in hand position of the Parent by deducting and retaining from such proceeds a maximum amount equal to the amount of any Shortfall at that time;

(ii)	secondly (until such time as paragraph (iii) below applies), after application of amounts pursuant to sub paragraph (i):

(A)	in prepayment of the Base Currency Amount of the Outstanding Principal Amounts across all Facilities as at the date of the prepayment rateably (and reducing the Repayment Instalments in the order set out in Clause 5.3 (Effect of prepayment on scheduled repayments));

(B)	in prepayment of the 2009 Financing Agreement Exposures as at the date of the prepayment rateably (and reducing any applicable repayment instalments in the order set out in the 2009 Financing Agreement), or to be held in a Reserve for the repayment of the 2009 Financing Agreement Exposures in full;

(C)	to exchange for, purchase, redeem (whether at maturity or otherwise) the Existing Subordinated Convertible Notes in whole or part, or to be held in a Reserve for the repayment of all amounts outstanding thereunder in full;

(D)	to retire, prepay, redeem (whether at maturity or otherwise) or repurchase the Existing Pre-2017 High Yield Notes in whole or part, or to be held in a Reserve for the repayment of all amounts outstanding thereunder in full; and/or

(E)	to purchase or redeem (whether at maturity or otherwise) the 2014 Eurobonds in whole or part, or to be held in a Reserve for the repayment of all amounts outstanding under the 2014 Eurobonds in full,

(and the Parent may, in an Election Notice, elect between (A), (B), (C), (D) and (E) above (or a combination thereof)); and

(iii)	then, from such time as the Existing Subordinated Convertible Notes have been converted, redeemed, extended and/or refinanced in full, at the option of the Parent, to retire, prepay or redeem (whether at maturity or otherwise) any Financial Indebtedness and/or to purchase or repurchase any such Financial Indebtedness on the open market or otherwise (and whether at a discount or otherwise) (or in each case to be held in a Reserve for application towards the same purpose and, in each case, in whole or part), and/or to finance any investment or expenditure permitted by this Agreement.

7.6	Permitted Debt Fundraising Proceeds and Permitted Securitisation Proceeds

(a)	For the purposes of this Clause 7 (Mandatory Prepayment and Segregated Accounts):

“Excluded Debt Fundraising Proceeds” means the proceeds of:

(i)

a Permitted Fundraising falling within paragraph (f)(i) of the definition of Permitted Financial Indebtedness entered into for the purpose of refinancing or extending the maturity of Existing Financial Indebtedness or any Permitted Refinancing Indebtedness (and, in the case of a refinancing, where the proceeds (less any reasonable fees and expenses incurred by the Group with respect to that refinancing) that would, but for this paragraph (i), constitute “Permitted Fundraising

Proceeds”, are actually applied for such purpose as soon as reasonably practicable (and in any event within 120 days) following receipt of those proceeds by any member of the Group and, until the date of such application, are held in a Reserve for such purposes);

(ii)	a Permitted Fundraising falling within paragraph (f)(ii) of the definition of Permitted Financial Indebtedness entered into for the purpose of refinancing or extending the maturity of Existing Financial Indebtedness or other Permitted Financial Indebtedness as contemplated by the definition thereof (and, in the case of a refinancing, where the proceeds (less any reasonable fees and expenses incurred by the Group with respect to that refinancing) that would, but for this paragraph (ii), constitute “Permitted Fundraising Proceeds”, are actually applied for such purpose as soon as reasonably practicable (and in any event within 120 days) following receipt of those proceeds by any member of the Group and, until the date of such application, are held in a Reserve for such purposes);

(iii)	any transaction between members of the Group;

(iv)	Permitted Securitisations;

(v)	a Permitted Fundraising falling within paragraph (b) of that definition;

(vi)	any Relevant Convertible/Exchangeable Obligations Proceeds to the extent applied in payment of any premiums arising under or related to any Permitted Put/Call Transaction; and

(vii)	a Permitted Fundraising arising out of or in connection with any Permitted Put/Call Transaction, including, but not limited to, any settlement, disposal, transfer, assignment, close-out or other termination of such Permitted Put/Call Transaction.

“Permitted Debt Fundraising” means a Permitted Fundraising falling within paragraph (c) of the definition of Permitted Fundraising.

“Permitted Debt Fundraising Proceeds” means the cash proceeds received by any member of the Group from a Permitted Debt Fundraising other than Excluded Debt Fundraising Proceeds after deducting:

(i)	any reasonable fees and expenses which are incurred by the relevant member(s) of the Group with respect to that Permitted Debt Fundraising owing to persons who are not members of the Group; and

(ii)	any Tax incurred and required to be paid by the relevant member(s) of the Group with respect to that Permitted Debt Fundraising (as reasonably determined by the relevant member(s) of the Group on the basis of rates existing at the time and taking account of any available credit, deduction or allowance).

“Permitted Securitisation Proceeds” means the cash consideration received by any member of the Group (including any amount received in repayment of intercompany debt) in each case after the date of this Agreement from any Permitted Securitisation (other than any consideration received from (x) a Permitted Securitisation under a programme which exists on the date of this Agreement; or (y) any rollover or extension of such a Permitted Securitisation or a Permitted Securitisation between members of the Group, in each case in an amount which (when aggregated with the commitments under all other Permitted Securitisations) is not greater than the commitments under all Permitted Securitisations as at the original date of the 2009 Financing Agreement) after deducting:

(i)	any reasonable fees and expenses which are incurred by the relevant member(s) of the Group with respect to that Permitted Securitisation owing to persons who are not members of the Group; and

(ii)	any Tax incurred and required to be paid by the relevant member(s) of the Group with respect to that Permitted Securitisation (as reasonably determined by the relevant member(s) of the Group on the basis of rates existing at the time and taking account of any available credit, deduction or allowance).

(b)	Subject to the requirements of Clause 7.9 (Segregated Accounts and Reserves), the Parent shall ensure that, at the times contemplated by paragraph (e) of Clause 7.8 (Mandatory Prepayment Segregated Accounts: other provisions) below, the Borrowers apply an amount equal to the amount of Permitted Debt Fundraising Proceeds and the amount of Permitted Securitisation Proceeds in prepayment of the Base Currency Amount of the Outstanding Principal Amounts under this Agreement or otherwise as directed (and, in each case, in the order of application contemplated) by paragraphs (c) and (d) below.

(c)	During the period from and including the date of this Agreement until such time as the Base Currency Amount of the aggregate Outstanding Principal Amounts has been reduced by an aggregate amount equal to at least $1,500,000,000 (compared to the Base Currency Amount of the aggregate Outstanding Principal Amounts as at the Effective Date) amounts of Permitted Debt Fundraising Proceeds and Permitted Securitisation Proceeds required to be applied by paragraph (b) above shall be applied:

(i)	first, subject to compliance with Clause 7.7 (Cash replenishment restrictions), if the Parent so elects in an Election Notice, to replenish the cash in hand position on the Parent by deducting and retaining from such proceeds a maximum amount equal to the amount of any Shortfall at that time;

(ii)	secondly, after application of amounts pursuant to sub paragraph (i) above:

(A)	in prepayment of the Base Currency Amount of the Outstanding Principal Amounts across all Facilities as at the date of the prepayment rateably (and reducing the Repayment Instalments in the order set out in Clause 5.3 (Effect of prepayment on scheduled repayments)); or

(B)	subject to compliance with Clause 7.1 (Prepayment under 2009 Financing Agreement), in prepayment or to make (but not to be held in a Reserve for) scheduled repayments of the 2009 Financing Agreement Exposures as at the date of the prepayment rateably (and reducing any applicable repayment instalments in the order set out in the 2009 Financing Agreement),

(and the Parent may, in an Election Notice, elect between (A) and (B) above (or a combination thereof)).

(d)	From such time as the Base Currency Amount of the aggregate Outstanding Principal Amounts has been reduced by an aggregate amount equal to at least $1,500,000,000 (compared to the Base Currency Amount of the aggregate Outstanding Principal Amounts as at the Effective Date) amounts of Permitted Debt Fundraising Proceeds and Permitted Securitisation Proceeds required to be applied by paragraph (b) above shall be applied:

(i)	first, subject to compliance with Clause 7.7 (Cash replenishment restrictions), if the Parent so elects in an Election Notice, to replenish the cash in hand position on the Parent by deducting and retaining from such proceeds a maximum amount equal to the amount of any Shortfall at that time; and

(ii)	secondly (until such time as sub paragraphs (iii) and (iv) apply), after application of amounts pursuant to sub paragraph (i) above:

(A)	in prepayment of:

(1)	the Base Currency Amount of the Outstanding Principal Amounts across all Facilities as at the date of the prepayment rateably (and reducing the Repayment Instalments in the order set out in Clause 5.3 (Effect of prepayment on scheduled repayments)); and/or

(2)	the 2009 Financing Agreement Exposures as at the date of the prepayment rateably (and reducing any applicable repayment instalments in the order set out in the 2009 Financing Agreement), or to be held in a Reserve for making scheduled repayment of the 2009 Financing Agreement Exposures; and/or

(B)	to purchase or redeem (whether at maturity or otherwise) the 2014 Eurobonds in whole or part, or to be held in a Reserve for the repayment of all amounts outstanding under the 2014 Eurobonds in full, (and the Parent may, in an Election Notice, elect between (A)(1), (A)(2) and (B) above (or a combination thereof));

(iii)	then, from such time as:

(A)	the 2009 Financing Agreement Exposures have been repaid in full (or an amount equal to the amount required to repay the 2009 Financing Agreement Exposures in full is standing to the balance of a Reserve); and

(B)	the 2014 Eurobonds have been purchased or redeemed (whether at maturity or otherwise) in full (or an amount equal to the amount required to repay all amounts outstanding under the 2014 Eurobonds in full is standing to the balance of a Reserve);

and for so long as the Existing Pre-2017 High Yield Notes and the Existing Subordinated Convertible Notes have not been converted (in the case of the Existing Subordinated Convertible Notes), retired, prepaid, redeemed (whether at maturity or otherwise) or repurchased (or for so long as the amount standing to the balance of a Reserve is less than the amount required to repay all amounts outstanding under the Existing Pre-2017 High Yield Notes at their respective maturities and all amounts outstanding under the Existing Subordinated Convertible Notes in full), amounts of Permitted Debt Fundraising Proceeds and Permitted Securitisation Proceeds required to be applied by paragraph (b) above shall be applied in the following order:

(1)	in an amount equal to at least 35 per cent. of such proceeds, in prepayment of the Base Currency Amount of the Outstanding Principal Amounts across all Facilities as at the date of the prepayment rateably (and reducing the Repayment Instalments in the order set out in Clause 5.3 (Effect of prepayment on scheduled repayments)); and

(2)	at the Parent’s option, in an amount up to 65 per cent. of such proceeds, to retire, prepay, redeem (whether at maturity or otherwise) or repurchase the Existing Pre-2017 High Yield Notes in whole or part (or to be held in a Reserve for repayment in full);

(iv)	then, from such time as:

(A)	the 2009 Financing Agreement Exposures have been repaid in full (or an amount equal to the amount required to repay the 2009 Financing Agreement Exposures in full is standing to the balance of a Reserve);

(B)	the 2014 Eurobonds have been purchased or redeemed (whether at maturity or otherwise) in full (or an amount equal to the amount required to repay all amounts outstanding under the 2014 Eurobonds in full is standing to the balance of a Reserve); and

(C)	the Existing Pre-2017 High Yield Notes and Existing Subordinated Convertible Notes have been converted (in the case of the Existing Subordinated Convertible Notes), retired, prepaid, redeemed (whether at maturity or otherwise or repurchased) or repurchased in full (or an amount equal to the amount required for repayment of all amounts outstanding under the Existing Pre-2017 High Yield Notes at their respective maturities and for repayment of all amounts outstanding under the Existing Subordinated Convertible Notes in full is standing to the balance of a Reserve), amounts of Permitted Debt Fundraising Proceeds and Permitted Securitisation Proceeds required to be applied by paragraph (b) above shall be applied in the following order:

(1)	in an amount equal to at least 50 per cent. of such proceeds, in prepayment of the Base Currency Amount of the Outstanding Principal Amounts across all Facilities as at the date of the prepayment rateably (and reducing the Repayment Instalments in the order set out in Clause 5.3 (Effect of prepayment on scheduled repayments)); and

(2)	in an amount up to 50 per cent. of such proceeds, to retire, prepay or redeem (whether at maturity or otherwise) any Financial Indebtedness at the option of the Parent.

7.7	Cash replenishment restrictions

(a)	In this Clause 7.7, “Equally Secured Debt Proceeds” means any Permitted Debt Fundraising Proceeds and Permitted Securitisation Proceeds arising from Financial Indebtedness which is secured by the Transaction Security (such Financial Indebtedness, “Equally Secured Debt”).

(b)	During the period from and including the date of this Agreement until such time as the Base Currency Amount of the aggregate Outstanding Principal Amounts has been reduced by an aggregate amount equal to at least $1,000,000,000 (compared to the Base Currency Amount of the aggregate Outstanding Principal Amounts as at the Effective Date) (the “$1 Billion Amortisation”):

(i)	(subject to sub paragraph (ii) below) Equally Secured Debt Proceeds shall only be applied to prepay other Equally Secured Debt; and

(ii)	the Parent may apply Equally Secured Debt Proceeds to replenish the cash in hand position of the Parent by deducting and retaining from such proceeds a maximum amount equal to the amount of any Shortfall at that time and provided that the aggregate amount so applied under this paragraph (b) shall not exceed the lower of:

(A)	$350,000,000 (or its equivalent in other currencies); and

(B)	the aggregate limit set out in the definition of Permitted Working Capital Facilities less the aggregate outstanding amount of Permitted Working Capital Facilities then incurred,

(such lower amount, the “Initial Cash Replenishment Basket”) and further provided that:

(1)	the aggregate limit set out in the definition of Permitted Working Capital Facilities shall be reduced by the amount of the Initial Cash Replenishment Basket that has been utilised in accordance with sub paragraph (i) above; and

(2)	the Parent shall not be permitted to reutilise any utilised portion of the Initial Cash Replenishment Basket.

(c)	From such time as the $1 Billion Amortisation has been paid by the Parent, the Parent may apply Equally Secured Debt Proceeds to replenish the cash in hand position of the Parent by deducting and retaining from such proceeds a maximum amount equal to the amount of any Shortfall at that time provided that the aggregate amount of Equally Secured Debt Proceeds so applied under this paragraph (c) shall not, at any time, exceed $1,000,000,000 (the “Subsequent Cash Replenishment Basket”) and subject to the following:

(i)	where the Subsequent Cash Replenishment Basket has been utilised in accordance with the above, such utilisation shall be deemed reduced (and the Subsequent Cash Replenishment Basket may be reutilised) by a maximum amount equal to the aggregate amount of any Caliza Proceeds, Excess Cashflow, Permitted Equity Fundraising Proceeds and (in respect of Subordinated Optional Convertible Securities or similar equity-like instruments issued (in each case) by the Parent, only) Permitted Debt Fundraising Proceeds (but not, for the avoidance of doubt, with Disposal Proceeds or other Equally Secured Debt Proceeds) which have been applied to reduce Equally Secured Debt (an “Equally Secured Debt Reduction”);

(ii)	if the $1 Billion Amortisation has been achieved (in whole or part) by way of mandatory prepayments of Outstanding Principal Amounts with Equally Secured Debt Proceeds pursuant to Clause 7.6 (Permitted Debt Fundraising Proceeds and Permitted Securitisation Proceeds), the available amount of the Subsequent Cash Replenishment Basket shall be reduced by the amount of such Equally Secured Debt Proceeds so applied in prepayment provided that in the event of an Equally Secured Debt Reduction as described in sub paragraph (i) above, the available amount of the Subsequent Cash Replenishment Basket shall be reinstated in an amount up to the amount of such Equally Secured Debt Proceeds so applied in prepayment of Equally Secured Debt; and

(iii)	the available amount of the Subsequent Cash Replenishment Basket shall be reduced by (A) any commitments under a Permitted Liquidity Facility at any time (whether utilised or unutilised and including any amounts committed prior to payment of the $1 Billion Amortisation by the Parent and which remain committed) and (B) any amount by which the Initial Cash Replenishment Basket has been utilised (the “Initial Cash Replenishment Basket Utilisation”) in accordance with paragraph (b)(ii) above provided that in the event of an Equally Secured Debt Reduction as described in sub paragraph (ii) above, the available amount of the Subsequent Cash Replenishment Basket shall be reinstated in an amount up to the Initial Cash Replenishment Basket Utilisation.

(d)	After the $1 Billion Amortisation has been received by the Agent, the aggregate limit set out in the definition of Permitted Working Capital Facilities, if reduced pursuant to sub paragraph (ii)(B) of paragraph (b) above, shall be reinstated in full.

7.8	Mandatory prepayments and Segregated Accounts: other provisions

(a)	Notwithstanding any other provision of this Clause 7, if any amounts of Relevant Proceeds or Excess Cashflow are permitted to be applied by the Parent or any member of the Group for any purpose other than the prepayment of the Outstanding Principal Amounts under this Agreement or, as the case may be, the deposit into a Segregated Account pursuant to Clause 7.9 (Segregated Accounts and Reserves), and such amounts are not so applied (including by being held in a Reserve) or deposited into a Segregated Account within 12 Months of the date of receipt thereof by a member of the Group, then those amounts not so applied or deposited shall be applied in prepayment of the Base Currency Amount of the Outstanding Principal Amounts of the Creditors or, as the case may be, deposited in a Segregated Account, as soon as reasonably practicable (and, in any event, within 10 Business Days) following the date falling 12 Months from the date of their receipt.

(b)	The Parent shall make any election required under this Clause 7 by written notice to the Agent within 30 days of receipt of the Relevant Proceeds or, in the case of Excess Cashflow, of delivery pursuant to Clause 20.1 (Financial statements) of the consolidated financial statements of the Parent for the relevant Financial Quarter of the Parent (such notice given in accordance with this paragraph (b), an “Election Notice”).

(c)

If, following receipt of Relevant Proceeds or, in the case of Excess Cashflow, following delivery pursuant to Clause 20.1 (Financial statements) of the consolidated financial statements of the Parent for the relevant Financial Quarter of the Parent, the relevant provisions of (as appropriate) Clauses 7.3 (Disposal Proceeds), 7.4 (Excess Cashflow), 7.5 (Permitted Equity Fundraising Proceeds) or 7.6 (Permitted Debt Fundraising Proceeds and Permitted Securitisation Proceeds) provide for an election by the Parent to determine the application of those Relevant Proceeds or Excess Cashflow, but the Parent does not deliver an Election Notice in accordance with paragraph (b) above, such Relevant Proceeds or, as the case may be, Excess Cashflow, shall be applied in prepayment of the Base Currency Amount of the Outstanding Principal Amounts across all Facilities as at the date of the prepayment rateably (and will reduce the Repayment Instalments in the order set out in Clause 5.3 (Effect of prepayment on scheduled repayments) or, if Clause 7.9 (Segregated Accounts and Reserves) applies, deposited into a Segregated Account).

(d)	The Parent shall ensure that:

(i)	amounts standing to the credit of any Reserve are applied in repayment, prepayment or redemption of, or to refinance, repurchase or purchase, the relevant Financial Indebtedness for which (as elected by the Parent in the relevant Election Notice) such amounts have been reserved or otherwise applied in prepayment of the Base Currency Amount of the Outstanding Principal Amounts under this Agreement; and

(ii)	if the amounts referred to in sub paragraph (i) above have not been applied to repay, prepay, redeem, refinance, repurchase or purchase the relevant Financial Indebtedness for which (as elected by the Parent in the relevant Election Notice) such amounts have been reserved on or before the applicable maturity date of such Financial Indebtedness (or have not otherwise been applied, on or prior to that date, in prepayment of the Base Currency Amount of the Outstanding Principal Amounts under this Agreement), then such amounts shall be applied in prepayment of the Base Currency Amount of the Outstanding Principal Amounts across all Facilities as at the date of such prepayment rateably (and reducing the Repayment Instalments in the order set out in Clause 5.3 (Effect of prepayment on scheduled repayments)).

(e)	Unless the Parent has made an election under paragraph (f) below, the Parent shall ensure that Outstanding Principal Amounts under the Facilities shall be prepaid or, if required by Clause 7.9 (Segregated Accounts and Reserves), amounts of Relevant Proceeds or Excess Cashflow shall be deposited in a Segregated Account, at the following times:

(i)	in the case of any prepayment or deposit relating to the amounts of Caliza Proceeds, Disposal Proceeds, Permitted Debt Fundraising Proceeds, Permitted Equity Fundraising Proceeds or Permitted Securitisation Proceeds:

(A)	(unless one of paragraphs (B) or (C) applies) promptly upon (and in any event within 30 days of) receipt of those proceeds;

(B)	in the case of proceeds falling within limbs (ii) or (iii) of the definition of Disposal Proceeds, promptly upon (and in any event within 30 days of) receipt of any cash arising from those Disposal Proceeds); and

(C)	in the case of proceeds which, upon the expiry of the Caliza Offering Option Exercise Period, have become Caliza Proceeds pursuant to the proviso in the definition thereof, promptly following (and in any event within 30 days of) the expiry date of the Caliza Offering Option Exercise Period; and

(ii)	in the case of any prepayment or deposit relating to an amount of Excess Cashflow, within 30 days of delivery pursuant to Clause 20.1 (Financial statements) of the consolidated financial statements of the Parent for the relevant Financial Quarter of the Parent.

(f)	Subject to paragraph (g) below, the Parent may elect that any prepayment under Clause 7 (Mandatory Prepayment and Segregated Accounts) be applied in prepayment of the Base Currency Amount of the Outstanding Principal Amounts on the earlier of:

(i)	the last day of the first Interest Period to end following the date of receipt of the Relevant Proceeds or (in the case of Excess Cashflow) the date of delivery pursuant to Clause 20.1 (Financial statements) of the consolidated financial statements of the Parent for the relevant Financial Quarter; and

(ii)	the date falling 30 days after receipt of the Relevant Proceeds or (in the case of Excess Cashflow) after delivery pursuant to Clause 20.1 (Financial statements) of the consolidated financial statements of the Parent for the relevant Financial Quarter, and, if the Parent makes that election, then a proportion of the Outstanding Principal Amounts equal to the amount of the relevant prepayment will be due and payable on the last day of its Interest Period.

(g)	If the Parent has made an election under paragraph (f) above but a Default has occurred and is continuing, that election shall no longer apply and a proportion of the Outstanding Principal Amounts in respect of which the election was made equal to the amount of the relevant prepayment shall be immediately due and payable.

7.9	Segregated Accounts and Reserves

(a)	Prior to the repayment in full of all 2009 Financing Agreement Exposures, the Parent shall ensure that:

(i)	all amounts of Relevant Proceeds and Excess Cashflow which would otherwise have been required to be applied in prepayment of the Facilities pursuant to Clauses 7.2 (Caliza Proceeds), 7.3 (Disposal Proceeds), 7.4 (Excess Cashflow), 7.5 (Permitted Equity Fundraising Proceeds) or 7.6 (Permitted Debt Fundraising Proceeds and Permitted Securitisation Proceeds) (but, for the avoidance of doubt, no amounts of Relevant Proceeds or Excess Cashflow which are to be applied pursuant to this Clause 7 in prepayment of other Financial Indebtedness or for any other purpose); and

(ii)	at the option of the Parent, any Caliza Offering Option Amount,

are deposited into a Segregated Account at the times set out in paragraph (e) of Clause 7.8 (Mandatory prepayments and Segregated Accounts: other provisions) prior to the prepayment thereof in accordance with this Clause 7 (or, in the case of any Caliza Offering Option Amount, the application thereof in settlement of a Caliza Offering Option in accordance with sub paragraph (ii) of paragraph (b) below) by the Parent.

(b)	Amounts may be withdrawn by the Parent from a Segregated Account at any time and from time to time applied:

(i)	in prepayment of the Facilities in accordance with this Clause 7 or, as the case may be, Clause 6.2 (Voluntary prepayment); or

(ii)	in settlement of any Caliza Offering Option to the extent of (and in an aggregate amount not exceeding) any relevant Caliza Offering Option Amount.

(c)	Promptly upon (and in any event within 30 days of) the date on which all 2009 Financing Agreement Exposures have been repaid in full, the Parent shall apply all amounts of Relevant Proceeds and Excess Cashflow standing to the credit of each Segregated Account in prepayment of the Base Currency Amount of the Outstanding Principal Amounts (and no further amounts of any such Relevant Proceeds or Excess Cashflow shall be required to be deposited in a Segregated Account) provided that, if at such time, the Caliza Offering Option Exercise Period has not expired, any Caliza Offering Option Amount not utilised in settlement of a Caliza Offering Option and which becomes Caliza Proceeds upon the expiry of the Caliza Offering Option Exercise Period shall be applied by the Parent in prepayment of the Base Currency Amount of the Outstanding Principal Amounts within 30 days of the expiry date of the Caliza Offering Option Exercise Period.

(d)	Prior to the repayment or prepayment in full of the 2009 Financing Agreement Exposures (or an amount equal to the amount required to repay the 2009 Financing Agreement Exposures in full is standing to the Balance of a Reserve), the Parent shall provide the Creditors (through the Agent):

(i)	on a monthly basis, a certificate setting out:

(A)	the balance standing to the credit of each Segregated Account and a breakdown of that balance by categories of Relevant Proceeds and Excess Cashflow; and

(B)	the amounts held in all Reserves (with a breakdown of that balance by categories of Relevant Proceeds and Excess Cashflow), specifying the Financial Indebtedness to which such reserved amounts are to be applied; and

(ii)	at least 5 Business Days prior to withdrawing an amount standing to the credit of any Segregated Account, a certificate confirming that such amount is to be applied in prepayment of the Facilities in accordance with (as appropriate) Clauses 7.2 (Caliza Proceeds), 7.3 (Disposal Proceeds), 7.4 (Excess Cashflow), 7.5 (Permitted Equity Fundraising Proceeds) or 7.6 (Permitted Debt Fundraising Proceeds and Permitted Securitisation Proceeds) (provided that this sub paragraph (ii) shall not apply to any withdrawal of monies from a Segregated Account for the purposes referred to in sub paragraph (ii) of paragraph (b) above).

(e)	Each Creditor with which a Segregated Account is held acknowledges and agrees that (i) interest shall accrue at normal commercial rates on amounts credited to those accounts and that the account holder shall be entitled to receive and retain such interest (which shall be paid in accordance with the mandate relating to such account), and (ii) it shall have no ability to restrict the access of the Parent to the funds standing to the credit of any Segregated Account.

8.	RESTRICTIONS

8.1	Notices of Prepayment

Any notice of prepayment, authorisation or other election given by any Party under Clause 6 (Illegality and voluntary prepayment) or Clause 7 (Mandatory prepayment and Segregated Accounts) shall (subject to the terms of those Clauses) be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

8.2	Interest and other amounts

Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

8.3	No reborrowing of Facilities

No Borrower may reborrow any part of a Facility which is prepaid.

8.4	Prepayment in accordance with Agreement

No Borrower shall repay or prepay all or any part of the Outstanding Principal Amounts except at the times and in the manner expressly provided for in this Agreement.

8.5	No reinstatement of Commitments

No amount of the Total Commitments cancelled under this Agreement following a repayment or prepayment of an Outstanding Principal Amount may be subsequently reinstated.

8.6	Agent’s receipt of Notices

If the Agent receives a notice under Clause 6 (Illegality and voluntary prepayment) or an election under paragraph (b) of Clause 7.8 (Mandatory prepayments and Segregated Accounts: other provisions), it shall promptly forward a copy of that notice or election to either the Parent or the affected Creditor, as appropriate.

8.7	Effect of Repayment and Prepayment on Commitments

If all or part of a Utilisation under a Facility is repaid or prepaid, an amount of the Commitments (equal to the Base Currency Amount of the amount of the Utilisation which is repaid or prepaid) in respect of that Facility will be deemed to be cancelled on the date of repayment or prepayment. Any cancellation under this Clause 8.7 shall, except in the case of a repayment made pursuant to Clause 6.1 (Illegality) or Clause 6.4 (Right of repayment in relation to a single Creditor), reduce the Commitments of the Creditors rateably under that Facility.

SECTION 5

COSTS OF UTILISATION

9.	INTEREST

9.1	Calculation and payment of interest

(a)	The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(i)	Margin;

(ii)	LIBOR or, in relation to any Loan in euro, EURIBOR or, in relation to any Loan in Mexican peso, TIIE; and

(iii)	(other than in respect of a Loan Facility Promissory Note) Mandatory Cost, if any,

and the Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period (and, if the Interest Period is longer than six Months, on the dates falling at six Monthly intervals after the first day of the Interest Period).

(b)	Under each Derivatives Unwind Promissory Note, the rate of interest on the Outstanding Principal Amounts under that Derivatives Unwind Promissory Note is the percentage rate per annum which is the aggregate of the applicable:

(i)	Margin; and

(ii)	LIBOR or, in relation to any Derivatives Unwind Promissory Note in Mexican peso, TIIE,

and the Borrower which has issued a Derivatives Unwind Promissory Note shall pay accrued interest on that Derivatives Unwind Promissory Note to the relevant Derivatives Unwind Promissory Noteholder on the last day of the applicable Interest Period (and, if the Interest Period is longer than six Months, on the dates falling at six Monthly intervals after the first day of the Interest Period).

(c)	Under the USPP Note Agreement, the rate of interest shall be the rate set forth therein (provided that this rate will be subject to adjustment by the same amount and at the same times as adjustments are made to the Margin from time to time under the definition of Margin (as such term is defined at the date of this Agreement) or otherwise in accordance with Clause 37 (Amendments and waivers)) and the USPP Note Facility Borrower shall pay accrued interest to each USPP Noteholder on the fifteenth day of the last month of each Financial Quarter or such shorter period as required by paragraph (e) of Clause 10.1 (Selection of Interest Periods) or, as the case may be, as is selected by the relevant Borrower (or the Parent on its behalf) pursuant to Clause 10.1 (Selection of Interest Periods), and shall be payable in the manner and on the timing as more particularly set forth in the USPP Note Agreement.

9.2	Default interest

(a)	If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is 2.00 per cent. higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan or other amount outstanding in the currency of the overdue amount under the relevant Facility for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 9.2 shall be immediately payable by the Obligor on demand by the Agent.

(b)	If any overdue amount consists of all or part of a Loan or other amount outstanding which became due on a day which was not the last day of an Interest Period relating to that Loan or other amount outstanding:

(i)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan or other amount outstanding; and

(ii)	the rate of interest applying to the overdue amount during that first Interest Period shall be 2.00 per cent. higher than the rate which would have applied if the overdue amount had not become due.

(c)	Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

9.3	Notification of rates of interest under Loan Facilities

In respect of each Loan Facility, the Agent shall promptly notify the Lenders and the relevant Borrower (or the Parent) of the determination of a rate of interest under this Agreement.

10.	INTEREST PERIODS

10.1	Selection of Interest Periods

(a)	Except as set out in paragraph (e) below, a Borrower (or the Parent on behalf of a Borrower) may select an Interest Period for a Utilisation or, in the case of the USPP Notes, for the applicable USPP Note Facility, in a Selection Notice.

(b)	Each Selection Notice for a Utilisation or, in the case of the USPP Notes, for the applicable USPP Note Facility, is irrevocable and must (except as set out in paragraph (e) below) be delivered to the Agent by the Borrower (or the Parent on behalf of the Borrower) to which that Utilisation was made not later than the Specified Time.

(c)	If a Borrower (or the Parent) fails to deliver a Selection Notice to the Agent in accordance with paragraph (b) above, the relevant Interest Period will be one Month.

(d)	Subject to this Clause 10, a Borrower (or the Parent) may select an Interest Period of one Month, three Months or (except for Facilities denominated in Mexican pesos) six Months or such period of less than one Month, three Months or (except for Facilities denominated in Mexican pesos) six Months which ends on a Repayment Date (or any other period agreed between the Parent and the Agent (acting on the instructions of all the Creditors in relation to the relevant Utilisation or, in the case of the USPP Notes, the applicable USPP Note Facility)).

(e)	The initial Interest Period for each Utilisation deemed to be made on the Effective Date (or, in the case of the USPP Notes, for the applicable USPP Note Facility from the Effective Date), shall commence on the Effective Date and terminate on the fifteenth day of the Month falling after the Month in which the Effective Date occurs and no Borrower (or the Parent on its behalf) shall be required to deliver a Selection Notice for any such initial Interest Period.

(f)	An Interest Period for a Utilisation or, in the case of the USPP Notes, for the applicable USPP Note Facility, shall not extend beyond the Termination Date applicable to its Facility.

(g)	Each Interest Period for a Utilisation or, in the case of the USPP Notes, for the applicable USPP Note Facility, shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period.

10.2	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

10.3	Consolidation and division of Loans

(a)	Subject to paragraph (b) below, if two or more Interest Periods:

(i)	relate to Loans made to the same Borrower under the same Facility; and

(ii)	end on the same date,

those Loans will, unless that Borrower (or the Parent on its behalf) specifies to the contrary in the Selection Notice for the next Interest Period, be consolidated into, and treated as, a single Loan under the relevant Facility on the last day of the Interest Period.

(b)	Subject to Clause 3.5 (Maximum number of Utilisations), and Clause 4.2 (Currency and amount) if a Borrower (or the Parent on its behalf) requests in a Selection Notice that a Loan be divided into two or more Loans under the same Facility, that Loan will, on the last day of its Interest Period, be so divided with Base Currency Amounts specified in that Selection Notice, having an aggregate Base Currency Amount equal to the Base Currency Amount of the Loan immediately before its division.

11.	CHANGES TO THE CALCULATION OF INTEREST

11.1	Absence of quotations

(a)	Subject to Clause 11.2 (Market disruption) if LIBOR or, if applicable, EURIBOR, is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR or EURIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

(b)	Subject to Clause 11.2 (Market disruption), the procedure applicable in the absence of a quotation for TIIE being supplied to the Agent (as contemplated by the definition thereof) shall be determined as set out in such definition of TIIE.

11.2	Market disruption

(a)	If a Market Disruption Event occurs in relation to a Loan or a Derivatives Unwind Promissory Note for any Interest Period, then the rate of interest on each Creditor’s share of that Loan or that Derivatives Unwind Promissory Note for the Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the Margin;

(ii)	the rate notified to the Agent by that Creditor as soon as practicable and in any event by close of business on the date falling five Business Days after the Quotation Day (or, if earlier, on the date falling five Business Days prior to the date on which interest is due to be paid in respect of that Interest Period), to be that which expresses as a percentage rate per annum the cost to that Creditor of funding its participation in that Loan or that Derivatives Unwind Promissory Note from whatever source it may reasonably select; and

(iii)	(other than in respect of Promissory Notes) the Mandatory Cost, if any, applicable to that Creditor’s participation in the Loan.

(b)	If:

(i)	the percentage rate per annum notified by a Creditor pursuant to paragraph (a)(ii) above is less than LIBOR or, in relation to any Loan in euro, EURIBOR or, in relation to any Loan or Derivatives Unwind Promissory Note in Mexican pesos, TIIE; or

(ii)	a Creditor has not notified the Agent of a percentage rate per annum pursuant to paragraph (a)(ii) above,

the cost to that Creditor of funding its participation in that Loan or that Promissory Note for that Interest Period shall be deemed, for the purposes of paragraph (a) above, to be LIBOR or, in relation to a Loan in euro, EURIBOR or, in relation to a Loan or Derivatives Unwind Promissory Note in Mexican pesos, TIIE.

(c)	In this Agreement:

“Market Disruption Event” means:

(i)	at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Agent to determine LIBOR or, if applicable, EURIBOR (or, if applicable, at or about 1 p.m. Mexico City time on the Quotation Day for the relevant Interest Period, the rate referred to in the definition of TIIE is not available and none or only one of the banks referred to in the definition of TIIE supplies a rate to the Agent to determine TIIE), for the relevant currency and Interest Period; or

(ii)	before close of business in London (or, in the case of a Loan or a Facility denominated in Mexican pesos, before close of business in Mexico City) on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Creditor or Creditors (whose participations in a Loan or whose Commitments under the relevant Facility under which a Derivatives Unwind Promissory Note has been issued, exceed 35 per cent. of that Loan or the aggregate amount of Commitments under such Facility) that the cost to it of funding its participation in that Loan or, as the case may be, that Derivatives Unwind Promissory Note, from whatever source it may reasonably select would be in excess of LIBOR or, if applicable, EURIBOR or, if applicable, TIIE.

11.3	Alternative basis of interest or funding

(a)	If a Market Disruption Event occurs and the Agent or the Parent so requires, the Agent and the Parent shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

(b)	Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Parent, be binding on all Parties.

11.4	Break Costs

(a)	Each Borrower shall, within three Business Days of demand by a Creditor (other than a USPP Noteholder), pay to that Creditor its Break Costs attributable to all or any part of a Loan, Derivatives Unwind Promissory Note or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan, Derivatives Unwind Promissory Note or Unpaid Sum.

(b)	Each Creditor to whom paragraph (a) above applies shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

12.	FEES

12.1	Exchange fee

On the Effective Date, the Parent shall pay (or procure to be paid) to the Agent for the account of the Creditors, an exchange fee in an amount equal to 0.80 per cent. flat on the Commitment of each Creditor as at the Effective Date.

12.2	Additional Amortisation Fee

(a)	In the event that, on any date after 1 April 2015, the Trailing Closing Price exceeds $14.50 (the “Incentive Amortisation Threshold”) (as adjusted by the Trailing Closing Price Adjustments), (the “Trigger Date”), the Parent shall pay (or procure to be paid) to the Agent for the account of the Creditors a fee (the “Additional Amortisation Fee”) in cash in an amount of 0.50 per cent. of the amount of each Creditor’s Commitments as at each relevant date for payment as set out in paragraph (b) below (each a “Payment Date”).

(b)	Subject to paragraphs (c) and (d) below, the Additional Amortisation Fee shall be payable:

(i)	on the date falling 120 days after the Trigger Date (such date, the “First Payment Date”); and

(ii)	on the last day of each successive period of 90 days ending after the First Payment Date until such date on which the Base Currency Amount of the aggregate Outstanding Principal Amounts has been reduced by an aggregate amount equal to at least $3,000,000,000 compared to the Base Currency Amount of the Outstanding Principal Amounts as at the Effective Date (such date, the “$3 Billion Amortisation Date”) (provided that, if the $3 Billion Amortisation Date occurs before the last day of a Financial Quarter, the amount of the Additional Amortisation Fee due to the Creditors for that Financial Quarter shall be a pro rata amount for the period from (and including) the first day of that Financial Quarter to (and including) the $3 Billion Amortisation Date).

(c)	Subject to the proviso in sub paragraph (ii) of paragraph (b) above, in the event that the $3 Billion Amortisation Date occurs prior to a Payment Date, no Additional Amortisation Fee shall be payable on that Payment Date or on any subsequent Payment Date.

(d)	In the event that, prior to a Payment Date, the Base Currency Amount of the aggregate Outstanding Principal Amounts has been reduced by an aggregate amount equal to or greater than $2,000,000,000 (but less than $3,000,000,000) compared to the Base Currency Amount of the Outstanding Principal Amounts as at the Effective Date, the Additional Amortisation Fee payable on that Payment Date shall be calculated as follows:

(1 – R/B)*r

where “R” is the amount over $2,000,000,000 by which the Base Currency Amount of the aggregate Outstanding Principal Amounts as at that Payment Date has been reduced compared to the Base Currency Amount of the aggregate Outstanding Principal Amounts as at the Effective Date, “B” is $1,000,000,000 and “r” is 0.50 per cent.

(e)	The Parent may, at its option (and on a single occasion only), elect to delay one Payment Date by up to 30 days by delivering a notice to the Agent (no less than five Business Days’ prior to such Payment Date) signed by an Authorised Signatory and certifying that the Parent expects the $3 Billion Amortisation Date to occur during such 30 day period, together with such reasonably detailed supporting materials as may be requested by the Agent (acting reasonably).

(f)	Pursuant to paragraph (c) of Clause 20.2 (Compliance Certificate), the Parent shall certify whether or not the Trigger Date (as defined in paragraph (a) above) has occurred on a quarterly basis.

(g)	On or prior to the corresponding record date for an event that would lead to a change in the Conversion Rate, the Parent will provide the Agent with written notice (an “Amortisation Threshold Adjustment Notice”), setting out in reasonable detail the adjustment to the Conversion Rate resulting from such event. The new “Incentive Amortisation Threshold” will be the result of dividing (i) the then current Incentive Amortisation Threshold by (ii) the result of dividing (x) the Conversion Rate after giving effect to the event reflected in the Amortisation Threshold Adjustment Notice by (y) the Conversion Rate before giving effect to the event reflected in the Amortisation Threshold Adjustment Notice (the “Trailing Closing Price Adjustments”).

12.3	Agency fee

The Parent shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

12.4	Security Agent fee

The Parent shall pay to the Security Agent (for its own account) the Security Agent fee in the amount and at the times agreed in a Fee Letter.

SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

13.	TAX GROSS-UP AND INDEMNITIES

13.1	Definitions

In this Agreement:

“IRS” means the United States Internal Revenue Service.

“Mexican Qualifying Finance Party” means:

(a)	any institución de banca múltiple established under the laws of Mexico and authorized to engage in the business of banking in Mexico by any of the Ministry of Finance and Public Credit (Secretaría de Hacienda y Crédito Público) or the National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores) or a foreign financial institution registered with the Servicio de Administración Tributaria of Mexico for tax purposes (a “Registered Financial Institution in Mexico”); or

(b)	a Mexican Treaty Finance Party.

“Mexican Treaty Finance Party” means any person, of any nature, that qualifies as a resident, for tax purposes, of any jurisdiction with which Mexico has entered into a treaty for the avoidance of double taxation, which is in effect.

“Qualifying Finance Party” means, as the case may be, a Mexican Qualifying Finance Party, a Spanish Qualifying Finance Party or a US Qualifying Finance Party.

“Qualifying State” means a member state of the European Union (other than Spain).

“Spanish Domestic Finance Party” means:

(a)	any Spanish resident credit entity registered in the Special Registries of The Bank of Spain as mentioned in paragraph (c) of Article 59 of Corporate Income Tax Regulations approved by Royal Decree 1777/2004 of 30 July (Real Decreto 1777/2004 de 30 de julio);

(b)	a permanent establishment of a non-Spanish resident financial entity as mentioned in the second paragraph of Article 8.1 of Non-Resident Income Tax Regulations approved by Royal Decree 1776/2004 of 30 July (Real Decreto 1776/2004 de 30 julio); or

(c)	a securitisation fund (fondo de titulización) referred to in paragraph (k) of Section 59 of Royal Decree 1777/2004 of 30 July (Real Decreto 1776/2004 de 30 julio) approving the Corporate Income Tax Regulations.

“Spanish Qualifying Finance Party” means a Finance Party which is beneficially entitled to interest payable to that Finance Party in respect of an advance under a Finance Document and is:

(a)	a legal person or entity (including, for the avoidance of doubt, any securitisation fund) habitually resident for taxation purposes in a Qualifying State which is not acting through a territory considered as a tax haven pursuant to Spanish laws and regulations or through a permanent establishment located in Spain or outside a Qualifying State; or

(b)	a Spanish Treaty Finance Party; or

(c)	a Spanish Domestic Finance Party.

“Spanish Obligor” means an Obligor which is tax resident in Spain.

“Spanish Treaty Finance Party” means a legal person or entity (including, for the avoidance of doubt, any securitisation fund) which, as a result of any applicable double taxation treaty ratified by Spain, is entitled to receive any payments made by an Obligor to such legal person or entity hereunder without any deduction or withholding for or on account of Tax.

“Tax Credit” means a credit against, relief or remission for, or repayment of, any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

“Tax Payment” means either the increase in a payment made by an Obligor to a Finance Party under Clause 13.2 (Tax gross-up) or a payment under Clause 13.3 (Tax indemnity).

“US Domestic Finance Party” means (a) any person that is a “United States Person” as defined in Section 7701(a)(30) of the Code and has provided a duly completed copy of IRS Form W-9 or (b) any person that is subject to U.S. federal income tax on “effectively connected income” under Section 871(b) of the Code and has provided a duly completed copy of IRS Form W-8ECI.

“US Qualifying Finance Party” means:

(a)	any person that is claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code and has provided (i) a certificate to the effect that such person is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any of the Obligors within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (ii) a duly completed copy of IRS Form W-8BEN;

(b)	any US Domestic Finance Party; or

(c)	a US Treaty Finance Party.

“US Treaty Finance Party” means any person who is entitled to the benefits of an income tax treaty to which the United States is a party with respect to payments under any Finance Document and has provided a duly completed copy of IRS Form W-8BEN establishing such entitlement.

Unless a contrary indication appears, in this Clause 13 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

13.2	Tax gross-up

(a)	Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)	The Parent shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction, if a Tax Deduction was applicable on the date of this Agreement or would have been notified to the Agent following the date of this Agreement as contemplated by this Clause 13.2) under the Finance Documents notify the Agent accordingly. Similarly, a Finance Party shall notify the Agent on becoming so aware in respect of a payment payable to that Finance Party. If the Agent receives such notification from a Finance Party it shall notify the Parent and that Obligor.

(c)	Subject to paragraph (d), if a Tax Deduction is required by law to be made by an Obligor under the Finance Documents, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required and will provide to the Agent, upon request, evidence of the payment of the applicable Taxes.

(d)	Paragraph (c) above shall not apply to any payment made by an Obligor to any Creditor which became a party to the 2009 Financing Agreement prior to the Effective Date as a “New Participating Creditor” (as defined therein) and had agreed with the Parent in writing prior to the date of this Agreement that, if a Tax Deduction was required by law to be made by an “Obligor” under (and as defined in) the 2009 Financing Agreement in respect of any payment to such Creditor, then such Creditor would have no claim for any increase in that payment to an amount which (after making the relevant Tax Deduction) would leave an amount equal to the payment which would have been due if no Tax Deduction had been required to be made (and is thus subject to a specific rate of withholding with respect to payments made to such Creditor, which specific rate of withholding shall continue to apply to payments to that Creditor under the Finance Documents).

(e)	A payment by a Spanish Obligor shall not be increased under paragraph (c) above by reason of a Tax Deduction on account of Tax imposed by Spain if, on the date on which the payment falls due:

(i)	the payment could have been made to the relevant Finance Party without a Tax Deduction if the Finance Party had been a Spanish

Qualifying Finance Party, but on that date that Finance Party is not or has ceased to be a Qualifying Finance Party other than as a result of any change after the date it became a Finance Party under this Agreement in (or in the interpretation, administration, or application of) any law or treaty, or any published practice or concession of any relevant taxing authority; or

(ii)	the relevant Finance Party is a Spanish Treaty Finance Party and the Spanish Obligor making the payment is able to demonstrate that the payment could have been made to the Finance Party without any Tax Deduction if the Finance Party had complied with its obligations under paragraph (f) below.

(f)

(i)	In relation to any exemption from or application of a rate lower than that of general application pursuant to any legislation in Spain or any double taxation treaty, or pursuant to any other cause relating to residence status, any Spanish Qualifying Finance Party which is not a Spanish Domestic Finance Party shall supply to CEMEX España, through the Agent, prior to the first interest payment date under this Agreement with a certificate of residence issued by the pertinent fiscal administration, accrediting such Spanish Qualifying Finance Party as resident for Tax purposes in a Qualifying State or, as the case may be, accrediting such Finance Party as resident for Tax purposes in a state which has signed and ratified a double taxation treaty with Spain.

(ii)	As such certificates referred to in sub paragraph (i) above are, at the date hereof, valid only for a period of one year, each such Finance Party will be required to so supply a further such certificate upon expiry of the previous certificate in relation to any further payment of interest.

(iii)	If any Finance Party which has supplied a certificate under sub paragraph (i) above becomes aware that any information contained in that certificate is not correct in all material respects throughout the period for which that certificate is valid, it shall, as soon as practicable, supply the Agent with details of that matter, following which the Agent shall supply those details to CEMEX España, and, if appropriate, that Finance Party shall promptly supply a new certificate pursuant to paragraph (i) above.

(g)

A payment by a Mexican Obligor shall not be increased under paragraph (c) above by reason of a Tax Deduction on account of Tax imposed by Mexico if, on the date on which the payment falls due, the payment could have been made to the relevant Finance Party without a Tax Deduction, or subject to a Tax Deduction at a reduced rate, if the Finance Party had been a Mexican Qualifying Finance Party, but on that date that Finance Party is not or has ceased to be a Mexican Qualifying Finance Party, other than (i) as a result of any change after the date it became a Finance Party under this Agreement in (or in the interpretation, administration, or application of) any law or treaty, or any published practice or concession of any relevant taxing authority or (ii) if the relevant Finance Party has ceased to be a Registered Financial Institution in Mexico, after having filed the required information, for tax purposes for reasons not attributable to such Finance Party provided that:

(i)	in respect of a Finance Party which is an assignee or transferee of an Original Creditor, payments under paragraph (c) above shall not exceed the amounts payable under such paragraph (c) to that Original Creditor; and

(ii)	in respect of a Mexican Qualifying Finance Party that satisfies the definition of Mexican Treaty Finance Party but which is not a Registered Financial Institution in Mexico, the maximum percentage in respect of which amounts under paragraph (c) shall be paid is 4.90 per cent.

(h)	A payment by a US Obligor shall not be increased under paragraph (c) above by reason of a Tax Deduction on account of Tax imposed by the United States of America if, on the date on which the payment falls due, the payment could have been made to the relevant Finance Party without a Tax Deduction if the Finance Party had been a US Qualifying Finance Party, but on that date that Finance Party is not or has ceased to be a US Qualifying Finance Party other than as a result of any change after the date it became a Finance Party under this Agreement in (or in the interpretation, administration, or application of) any law or treaty, or any published practice or concession of any relevant taxing authority.

(i)	If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(j)	Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment an original receipt (or certified copy thereof) or if unavailable such other evidence as is reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

13.3	Tax indemnity

(a)	The Parent shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)	Paragraph (a) above shall not apply:

(i)	with respect to any Tax assessed on a Finance Party:

(A)	under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)	under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)	to the extent a loss, liability or cost:

(A)	is compensated for by an increased payment under Clause 13.2 (Tax gross-up); or

(B)	would have been compensated for by an increased payment under Clause 13.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in paragraph (d) or paragraph (g) of Clause 13.2 (Tax gross-up) applied.

(c)	A Protected Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Parent.

(d)	A Protected Party shall, on receiving a payment from an Obligor under this Clause 13.3, notify the Agent.

13.4	Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)	a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part or to that Tax Payment; and

(b)	that Finance Party has obtained, utilised and retained that Tax Credit,

the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

13.5	Creditor Status Confirmation (Spain)

(a)

Each Original Creditor which is a Creditor under a Facility in respect of which the Borrower is CEMEX España (other than any such Creditor that has entered into an agreement with the Borrower prior to the date of this Agreement to be subject to a specific rate of withholding with respect to payments made to such Creditor as described in paragraph (d) of Clause 13.2 (Tax gross-up)) confirms that it is a Spanish Qualifying Finance Party.

(b)	Each Creditor which becomes a Party to this Agreement after the date of this Agreement shall indicate, in the Transfer Certificate or Assignment Agreement which it executes on becoming a Party, and for the benefit of the Agent and without liability to any Obligor, which of the following categories it falls in:

(i)	not a Spanish Qualifying Finance Party;

(ii)	a Spanish Qualifying Finance Party (other than a Spanish Treaty Finance Party); or

(iii)	a Spanish Treaty Finance Party.

(c)	If a New Creditor fails to indicate its status in accordance with this Clause 13.5 then such New Creditor shall be treated for the purposes of this Agreement (including by each Obligor) as if it is not a Spanish Qualifying Finance Party until such time as it notifies the Agent which category applies (and the Agent, upon receipt of such notification, shall inform the Parent). For the avoidance of doubt, a Transfer Certificate or Assignment Agreement shall not be invalidated by any failure of a Creditor to comply with this Clause 13.5.

13.6	Creditor Status Confirmation (Mexico)

(a)	Each Original Creditor which is a Creditor under a Facility in respect of which the Borrower is the Parent (other than any such Creditor that has entered into an agreement with the Borrower prior to the date of this Agreement to be subject to a specific rate of withholding with respect to payments made to such Creditor as described in paragraph (d) of Clause 13.2 (Tax gross-up)) confirms that it is a Mexican Qualifying Finance Party.

(b)	Each Creditor which becomes a Party to this Agreement after the date of this Agreement shall indicate, in the Transfer Certificate or Assignment Agreement which it executes on becoming a Party, and for the benefit of the Agent and without liability to any Obligor, which of the following categories it falls in:

(i)	not a Mexican Qualifying Finance Party;

(ii)	a Mexican Qualifying Finance Party (other than a Mexican Treaty Finance Party); or

(iii)	a Mexican Treaty Finance Party.

(c)

If a New Creditor fails to indicate its status in accordance with this Clause 13.6 then such New Creditor shall be treated for the purposes of this Agreement (including by each Obligor) as if it is not a Mexican Qualifying Finance Party until such time as it notifies the Agent which category applies (and the Agent, upon receipt of such notification, shall inform the Parent). For the avoidance of doubt, a Transfer Certificate or Assignment Agreement shall not be invalidated by any failure of a Finance Party to comply with this Clause 13.6.

13.7	Creditor Status Confirmation (US)

(a)	Each Original Creditor which is a Creditor under a Facility in respect of which the Borrower is CEMEX Materials or CEMEX Finance (other than any such Creditor that has entered into an agreement with the Borrower prior to the date of this Agreement to be subject to a specific rate of withholding with respect to payments made to such Creditor as described in paragraph (d) of Clause 13.2 (Tax gross-up)) confirms that it is a US Qualifying Finance Party.

(b)	Each Creditor which becomes a Party to this Agreement after the date of this Agreement shall indicate, in the Transfer Certificate or Assignment Agreement which it executes on becoming a Party, and for the benefit of the Agent and without liability to any Obligor, which of the following categories it falls in:

(i)	not a US Qualifying Finance Party;

(ii)	a US Qualifying Finance Party (other than a US Treaty Finance Party); or

(iii)	a US Treaty Finance Party.

(c)	If a New Creditor fails to indicate its status in accordance with this Clause 13.7 then such New Creditor shall be treated for the purposes of this Agreement (including by each Obligor) as if it is not a US Qualifying Finance Party until such time as it notifies the Agent which category applies (and the Agent, upon receipt of such notification, shall inform the Parent). For the avoidance of doubt, a Transfer Certificate or Assignment Agreement shall not be invalidated by any failure of a Creditor to comply with this Clause 13.7.

13.8	FATCA Deduction and gross-up by Obligor

(a)	If an Obligor is required to make a FATCA Deduction that Obligor shall make that FATCA Deduction and any payment required in connection with that FATCA Deduction within the time allowed and in the minimum amount required by FATCA.

(b)	If any FATCA Deduction is required by FATCA to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any FATCA Deduction) leaves an amount equal to the payment which would have been due if no FATCA Deduction had been required.

(c)	The Parent shall promptly upon becoming aware that an Obligor must make a FATCA Deduction (or that there is any change in the rate or the basis of a FATCA Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Parent and that Obligor.

(d)	Within thirty days of making either a FATCA Deduction or any payment required in connection with that FATCA Deduction, the Obligor making that FATCA Deduction shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the FATCA Deduction has been made or (as applicable) any appropriate payment paid to the relevant governmental or taxation authority.

13.9	FATCA Deduction by a Finance Party

(a)	Each Finance Party may make any FATCA Deduction it is required by FATCA to make, and any payment required in connection with that FATCA Deduction, and no Finance Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction.

(b)	If the Agent is required to make a FATCA Deduction in respect of a payment to a Finance Party under Clause 31.2 (Distributions by the Agent) which relates to a payment by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which, when that amount is payable by the Agent (after making any such FATCA Deduction and any payment required in connection with that FATCA Deduction), leaves an amount equal to the payment which would have been due by the Agent if no FATCA Deduction had been required.

(c)	The Agent shall promptly upon becoming aware that it must make a FATCA Deduction in respect of a payment to a Finance Party under Clause 31.2 (Distributions by the Agent) which relates to a payment by an Obligor (or that there is any change in the rate or the basis of such FATCA Deduction) notify the Parent, the relevant Obligor and the relevant Finance Party.

(d)	The Parent shall (within three Business Days of demand by the Agent) pay to a Finance Party an amount equal to the loss, liability or cost which that Finance Party determines will be or has been (directly or indirectly) suffered by that Finance Party as a result of another Finance Party making a FATCA Deduction in respect of a payment due to it under a Finance Document. This paragraph shall not apply to the extent a loss, liability or cost is compensated for by an increased payment under paragraph (b) above.

(e)	A Finance Party making, or intending to make, a claim under paragraph (d) above shall promptly notify the Agent of the FATCA Deduction which will give, or has given, rise to the claim, following which the Agent shall notify the Parent.

(f)	A Finance Party shall, on receiving a payment from an Obligor under paragraph (d) above, notify the Agent.

13.10	Stamp taxes

The Parent shall pay and, within five Business Days of demand, indemnify each Secured Party against any cost, loss or liability that Secured Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

13.11	Value added tax

(a)	All consideration expressed to be payable under a Finance Document by any Party to a Finance Party shall be deemed to be exclusive of any VAT. If VAT is chargeable on any supply made by any Finance Party to any party in connection with a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT and such Finance Party shall promptly provide an appropriate VAT invoice to such Party.

(b)	Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify that Finance Party against all VAT incurred by the Finance Party in respect of the costs or expenses to the extent that the Finance party reasonably determines that it is not entitled to credit or repayment of the VAT.

13.12	No double-recovery

(a)	Subject to paragraph (b) below, the obligations of the Obligors in this Clause 13 with respect to the USPP Noteholders are in addition to any other provisions relating to tax gross-up and indemnities in the USPP Note Agreement.

(b)	No Finance Party may recover more than once under the Finance Documents for any cost, loss or liability in respect of which it has a claim under this Clause 13, Clause 14 (Increased Costs) or Clause 15 (Other Indemnities).

13.13	French Obligors

All payments to be made under this Agreement by an Obligor resident or established in France shall be made to an account opened in a financial institution situated in a State or territory other than a non cooperative State or territory (Etat ou territoire non coopératif) within the meaning of Article 238-0 A of the French tax code (code général des impôts).

14.	INCREASED COSTS

14.1	Increased costs

(a)	Subject to Clause 14.3 (Exceptions) the Parent shall, within three Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation after the date of this Agreement; or

(ii)	compliance with any law or regulation made after the date of this Agreement; or

(iii)	the implementation or application of, or compliance with, (A) the Dodd-Frank Wall Street Reform and Consumer Protection Act (Public Law 111-203 (signed into law July 21, 2010)) and all requests, rules, guidelines or directives thereunder or issued in connection therewith or (B) Basel III or any law or regulation that implements or applies Basel III.

(b)	In this Agreement:

(i)	“Increased Costs” means:

(A)	a reduction in the rate of return from a Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(B)	an additional or increased cost; or

(C)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document; and

(ii)	“Basel III” means:

(A)	the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated; and

(B)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.

14.2	Increased cost claims

(a)	A Finance Party intending to make a claim pursuant to Clause 14.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Parent.

(b)	Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs and setting out the calculation of the amount in reasonable detail.

14.3	Exceptions

(a)	Clause 14.1 (Increased costs) does not apply to the extent any Increased Cost is:

(i)	attributable to a Tax Deduction required by law to be made by an Obligor;

(ii)	compensated for by Clause 13.3 (Tax indemnity) (or would have been compensated for under Clause 13.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 13.3 (Tax indemnity) applied);

(iii)	compensated for by the payment of the Mandatory Cost;

(iv)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation; or

(v)

attributable to the implementation of or compliance with the “International Convergence of Capital Measurements and Capital Standards - a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (“Basel II”) or any other law or regulation that implements Basel II (whether such implementation or compliance is by a government, governmental regulator, Finance Party or an Affiliate thereof) but, for the avoidance of doubt and without prejudice to Clause 14.1 (Increased Costs) so that this exception does not apply to costs attributable to the implementation or application or compliance with Basel III or any law or regulation that implements or applies Basel III provided that the relevant Finance Party claiming for any Increased Cost relating to the implementation or application of or compliance with Basel III (each, a “Basel III Cost”) and the Parent shall negotiate in good faith for a period not exceeding 30 days following receipt by the Parent of notice from the Agent of a claim from such Finance Party to pay such Basel III Cost (the “Negotiation Period”), with a view to identifying and agreeing the amount of such Basel III Cost to be paid by the Parent. If such mutually satisfactory arrangements are agreed within such Negotiation Period, these arrangements will be binding on the Parent and the relevant Finance Party. If no such mutually satisfactory arrangements are agreed by the expiry of the Negotiation Period, then the Parent shall within 15 days from the expiry of the Negotiation Period, pay the amount of such Basel III Costs (whether or not such amount has been agreed), it being acknowledged that such payment obligation is without prejudice to the Parent’s right to replace or repay and cancel that Finance Party’s participation in the Utilisations in accordance with Clause 6.4 (Right of repayment in relation to a single Creditor).

(b)	In this Clause 14.3 reference to a “Tax Deduction” has the same meaning given to the term in Clause 1.1 (Definitions).

15.	OTHER INDEMNITIES

15.1	Currency indemnity

(a)	If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against that Obligor; or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Secured Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

15.2	Other indemnities

(a)	The Parent shall (or shall procure that an Obligor will), within three Business Days of demand, indemnify each Secured Party against any cost, loss or liability incurred by it as a result of:

(i)	the occurrence of any Event of Default;

(ii)	a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 30 (Sharing among the Finance Parties);

(iii)	funding, or making arrangements to fund, its participation in a Utilisation but not made by reason of the operation of any one or more of the provisions of the Finance Documents (other than by reason of default or negligence by that Finance Party alone); or

(iv)	a Utilisation (or part thereof) not being prepaid in accordance with a notice of prepayment given by a Borrower or the Parent.

(b)	The Parent will indemnify and hold harmless each Finance Party and its Affiliates and each of their and their Affiliates’ respective directors, officers, employees, agents, advisors and representatives (each being an “Indemnified Person”) from and against any and all claims, damages, losses, liabilities, costs, legal expenses and other expenses (all together “Losses”) which have been incurred by or awarded against any Indemnified Person, in each case arising out of or in connection with any claim, investigation, litigation or proceeding (or the preparation of any defence with respect thereto) commenced or threatened by any person other than itself, its respective directors, officers, employees, agents, advisors or representatives in relation to any of the Finance Documents (or in connection with the execution and/or notarisation of any Finance Document) except to the extent such Losses or claims result from such Indemnified Person’s negligence or misconduct or a breach of any term of any Finance Document by that Indemnified Person. There shall be no double recovery by or on behalf of any Indemnified Person under this Agreement or any other agreement entered into by such Indemnified Person and any member of the Group in relation to the financing or refinancing of the 2009 Financing Agreement. Any third party referred to in this paragraph (b) may rely on this Clause 15.2.

15.3	Indemnity to the Agent

The Parent shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

(a)	investigating any event which it reasonably believes is a Default; or

(b)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

16.	MITIGATION BY THE FINANCE PARTIES

16.1	Mitigation

(a)	Each Finance Party shall, in consultation with the Parent, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 6.1 (Illegality), Clause 13 (Tax gross-up and indemnities), Clause 14 (Increased Costs) or Clause 15 (Other indemnities) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

16.2	Limitation of liability

(a)	The Parent shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 16.1 (Mitigation) after consultation with the Parent.

(b)	A Finance Party is not obliged to take any steps under Clause 16.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

17.	COSTS AND EXPENSES

17.1	Transaction expenses

The Parent shall promptly on demand pay (or procure to be paid) the Agent and the Security Agent the amount of all costs and expenses (including legal fees) reasonably incurred by any of them (and, in the case of the Security Agent, by any Receiver or Delegate) in connection with the negotiation, preparation, printing, execution and perfection of:

(a)	this Agreement and any other documents referred to in this Agreement and the Transaction Security; and

(b)	any other Finance Documents executed after the date of this Agreement.

17.2	Amendment costs

If an Obligor requests an amendment, waiver or consent, the Parent shall, within three Business Days of demand, reimburse (or procure to be reimbursed) each of the Agent and the Security Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent and the Security Agent (and, in the case of the Security Agent, by any Receiver or Delegate) in responding to, evaluating, negotiating or complying with that request or requirement.

17.3	Security Agent’s ongoing costs

(a)	In the event of (i) a Default or (ii) the Security Agent considering it necessary or expedient or (iii) the Security Agent being requested by an Obligor or the Majority Creditors to undertake duties which the Security Agent and the Parent agree to be of an exceptional nature and/or outside the scope of the normal duties of the Security Agent under the Finance Documents, the Parent shall pay to the Security Agent any additional remuneration that may be agreed between them.

(b)

If the Security Agent and the Parent fail to agree upon the nature of the duties or upon any additional remuneration, that dispute shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Security Agent and approved by the Parent or, failing approval, nominated (on the application of the Security Agent) by the President for the time being of the Law Society of England and Wales (the costs of the nomination and of the investment bank being payable by the Parent) and the determination of any investment bank shall be final and binding upon the parties to this Agreement.

17.4	Enforcement and preservation costs

The Parent shall, within three Business Days of demand, pay (or procure to be paid) to each Secured Party the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of or the preservation of any rights under any Finance Document and the Transaction Security and any proceedings instituted by or against the Security Agent as a consequence of taking or holding the Transaction Security or enforcing these rights.

17.5	Costs and expenses provisions

The obligations of the Parent in this Clause 17 with respect to the USPP Noteholders are in addition to any other provisions relating to costs and expenses in the USPP Note Agreement (provided that no USPP Noteholder may recover more than once under the Finance Documents for the same portion of any cost and expense).

SECTION 7

GUARANTEE

18.	GUARANTEE AND INDEMNITY

18.1	Guarantee and indemnity – Specific Guaranteed Facilities

Each Specific Facility Guarantor irrevocably and unconditionally jointly and severally:

(a)	guarantees to each Finance Party under its Specific Guaranteed Facility punctual performance by each other Obligor of that Obligor’s obligations under the Finance Documents with respect to the Specific Guaranteed Facility of that Specific Facility Guarantor;

(b)	undertakes with each Finance Party under its Specific Guaranteed Facility that whenever an Obligor does not pay any amount when due under or in connection with any Finance Document with respect to the Specific Guaranteed Facility of that Specific Facility Guarantor, it shall immediately on demand pay that amount as if it were the principal obligor; and

(c)	agrees with each Finance Party under its Specific Guaranteed Facility that if any obligation guaranteed by it pursuant to this Clause 18.1 is or becomes unenforceable, invalid or illegal or is otherwise discharged by the operation of clause 8.2 (Distressed Disposals) of the Intercreditor Agreement, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of an Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by a Specific Facility Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 18 with respect to this Clause 18.1 if the amount claimed had been recoverable on the basis of a guarantee.

18.2	Guarantee and indemnity – all Finance Documents

Each Guarantor (other than CEMEX, Inc.) irrevocably and unconditionally jointly and severally:

(a)	guarantees to each Finance Party punctual performance by each other Obligor of that Obligor’s obligations under the Finance Documents;

(b)	undertakes with each Finance Party that whenever an Obligor does not pay any amount when due under or in connection with any Finance Document, it shall immediately on demand pay that amount as if it were the principal obligor; and

(c)

agrees with each Finance Party that if any obligation guaranteed by it pursuant to this Clause 18 is or becomes unenforceable, invalid or illegal or is otherwise discharged by the operation of clause 8.2 (Distressed Disposals) of the Intercreditor Agreement, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of an Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 18 if the amount claimed had been recoverable on the basis of a guarantee.

18.3	Rights to recovery among Finance Parties

In the case of each Guarantor which is a Specific Facility Guarantor, the rights of each Finance Party to receive recoveries from that Guarantor under its Specific Guaranteed Facilities pursuant to Clause 18.1 (Guarantee and indemnity – Specific Guaranteed Facilities) shall, for the purposes of clause 10.2 (Order of application – Debt Claim Recoveries) of the Intercreditor Agreement and as more particularly set out therein, rank prior to the rights of the Finance Parties to receive recoveries from that Guarantor under the Finance Documents generally pursuant to Clause 18.2 (Guarantee and indemnity – all Finance Documents).

18.4	Continuing Guarantee

Each guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by each Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

18.5	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration, Irish law examinership or otherwise, then the liability of each Guarantor under this Clause 18 will continue or be reinstated as if the discharge, release of arrangement had not occurred.

18.6	Waiver of defences

(a)	The obligations of each Guarantor (other than, except with respect to Clause 18.1 (Guarantee and indemnity – Specific Guaranteed Facilities), CEMEX, Inc.) under this Clause 18 will not be affected by an act, omission, matter or thing which, but for this Clause 18, would reduce, release or prejudice any of its obligations under this Clause 18 (without limitation and whether or not known to it or any Finance Party) including:

(i)	any time, waiver or consent granted to, or composition with, any other Obligor or other person;

(ii)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(iii)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any other Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(iv)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any other Obligor or any other person;

(v)	any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of a Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(vi)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security;

(vii)	any insolvency, concurso mercantil or similar proceedings;

(viii)	the existence of any claim, set-off or other right which any of the Guarantors may have at any time against any Obligor, the Agent, any Creditor or any other person, whether in connection with this transaction or with any unrelated transaction;

(ix)	any provision of applicable law or regulation purporting to prohibit the payment by any Obligor of any amount payable by any Obligor under any Finance Document or the payment, observance, fulfilment or performance of any other obligations to the Creditors, the Agent now or in future existing under or in connection with the Finance Documents, whether direct or indirect, absolute or contingent, due or to become due;

(x)	any change in the name, purposes, business, capital stock (including the ownership thereof) or constitution of any Obligor; or

(xi)	any other act or omission to act or delay of any kind by any Obligor, the Agent, the Creditors or any other person or any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge of or defense to any Guarantor’s obligations hereunder.

(b)

To the extent permitted by applicable law and notwithstanding any contrary principles under the laws of any other jurisdiction, each of the Guarantors (other than, except with respect to Clause 18.1 (Guarantee and indemnity – Specific Guaranteed Facilities), CEMEX, Inc.) hereby waives any and all defences to which it may be entitled, whether at common law, in equity or by statute which limits the liability of, or exonerates, guarantors or which may conflict with the terms of this Clause 18 including failure of consideration, breach of warranty, statute of frauds, merger or consolidation of any Obligor, statute of limitations, accord and satisfaction and usury. Without limiting the generality of the foregoing, each of the Guarantors (other than, except with respect to Clause 18.1 (Guarantee and indemnity – Specific Guaranteed Facilities), CEMEX, Inc.) consents that, without notice to such Guarantor and without the necessity for additional endorsement or consent by such Guarantor, and without impairing or affecting in any way the liability of such Guarantor hereunder, the Agent and the Creditors may at any time and from time to time, upon or without any terms or conditions and in whole or in part:

(i)	change the manner, place or terms of payment of, and/or change or extend the time or payment of, renew or alter, any of the Guarantors’ obligations under the Finance Documents, any security therefor, or any liability incurred directly or indirectly in respect thereof, and this Clause 18 shall apply to such obligations as so changed, extended, renewed or altered;

(ii)	exercise or refrain from exercising any rights against any Obligor or others (including the Guarantors) or otherwise act or refrain from acting;

(iii)	settle or compromise any such obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any such liability (whether due or not) of any Obligor to creditors of any Obligor other than the Agent and the Creditors and Guarantors;

(iv)	apply any sums by whomsoever paid or howsoever realised, other than payments of the Guarantors of such obligations, to any liability or liabilities of any Obligor under the Finance Documents or any instruments or agreements referred to herein or therein, to the Agent and the Creditors regardless of which of such liability or liabilities of any Obligor under the Finance Documents or any instruments or agreements referred to herein or therein remain unpaid;

(v)	consent to or waive any breach of, or any act, omission or default under such obligations or any of the instruments or agreements referred to in this Agreement and the other Finance Documents, or otherwise amend, modify or supplement such obligations or any of such instruments or agreements, including the Finance Documents; and/or

(vi)	request or accept other support of such obligations or take and hold any security for the payment of such obligations, or allow the release, impairment, surrender, exchange, substitution, compromise, settlement, rescission or subordination thereof.

(c)	Each Guarantor incorporated in Mexico expressly waives, irrevocably and unconditionally:

(i)	any right to require any Finance Party first proceed against, initiate any actions before a court or any other judge or authority, or enforce any other rights or security or claim payment from any Obligor or any other person, before claiming any amounts due from such Guarantor incorporated in Mexico hereunder;

(ii)	any right to which it may be entitled to have the assets of any Borrower, any other Obligor or any other person first be used, applied or depleted as payment of the Obligor’s obligations hereunder, prior to any amount being claimed from or paid by any Guarantor incorporated in Mexico hereunder;

(iii)	any right to which it may be entitled to have claims against it, or assets to be used or applied as payment, divided among different Guarantors; and

(iv)	the benefits of orden, excusión, división, quita and espera and any right specified in Articles 2814, 2815, 2817, 2818, 2819, 2820, 2821, 2822, 2823, 2826, 2829, 2837, 2840, 2845, 2846, 2847 and any other related or applicable Articles that are not explicitly set forth herein because of the Guarantor’s knowledge thereof, of the Código Civil Federal of Mexico and the Código Civil of each State of the Mexican Republic and the Federal District of Mexico.

18.7	Immediate recourse

(a)	Each Guarantor (other than, except with respect to Clause 18.1 (Guarantee and indemnity – Specific Guaranteed Facilities), CEMEX, Inc.) waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from a Guarantor under this Clause 18. This waiver applies irrespective of any law or regulation or any provision of a Finance Document to the contrary.

(b)	Each Guarantor also waives any right to be sued jointly with other Guarantors and to share liability resulting from any claim against it.

18.8	Appropriations

Until all amounts which may be or become payable by any Obligor under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)	refrain from applying or enforcing any other monies, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any monies received from a Guarantor or on account of such Guarantor’s liability under this Clause 18,

provided that the operation of this Clause 18.8 shall not be deemed to create any Security.

18.9	Deferral of Guarantors’ rights

Until all amounts which may be or become payable by any Obligor under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 18:

(a)	to be indemnified by any other Obligor;

(b)	to claim any contribution from any other guarantor of any other Obligor’s obligations under the Finance Documents;

(c)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(d)	to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under, as the case may be, Clause 18.1 (Guarantee and indemnity – Specific Guaranteed Facilities) or Clause 18.2 (Guarantee and indemnity – all Finance Documents);

(e)	to exercise any right of set-off against any Obligor; and/or

(f)	to claim or provide as a creditor of any Obligor in competition with any Finance Party.

18.10	Additional security

Each guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

18.11	General limitation on guaranty

In any action or proceeding involving any applicable corporate law, or any applicable bankruptcy, insolvency, reorganisation, concurso mercantil, quiebra or other law affecting the rights of creditors generally, if the obligations of any Guarantor (other than CEMEX, Inc.) under this Clause 18 would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under this Clause 18, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Creditor, the Agent or any other person to the greatest extent permitted under applicable law, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

18.12	Bankruptcy and Related Matters

(a)	So long as any of the obligations under the Finance Documents are outstanding, each of the Guarantors shall not (unless required to do so by law or regulation), without the prior written consent of the Majority Creditors, commence or join with any other person in commencing any bankruptcy, liquidation, reorganisation, concurso mercantil, quiebra or insolvency proceedings of, or against, any Obligor.

(b)	If acceleration of the time for payment of any amount payable by Parent under the Finance Documents is stayed upon the insolvency, bankruptcy, reorganisation, concurso mercantil, quiebra or any similar event of any Obligor or otherwise, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Guarantors hereunder forthwith on demand by the Agent made at the request of the Creditors.

(c)	The obligations of each of the Guarantors under this Clause 18 shall not be reduced, limited, impaired, discharged, deferred suspended or terminated by any proceeding or action, voluntary or involuntary, involving the bankruptcy, insolvency, concurso mercantil, quiebra, receivership, reorganisation, marshalling of assets, assignment for the benefit of creditors, readjustment, liquidation or arrangement of any Obligor or similar proceedings or actions or by any defense which any Obligor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding or action. Without limiting the generality of the foregoing, the Guarantors’ liability shall extend to all amounts and obligations under the Finance Documents and would be owed by any Obligor but for the fact that they are unenforceable or not allowable due to the existence of any such proceeding or action.

(d)

Each of the Guarantors (other than CEMEX, Inc., except in relation to Clause 18.1 (Guarantee and indemnity – Specific Guaranteed Facilities)) acknowledges and agrees that any interest on any portion of the obligations under the Finance Documents which accrues after the commencement of any proceeding or action referred to above in paragraph (c) of this Clause 18.12 (or, if interest on any portion of such obligations ceases to accrue by operation of law by reason of the commencement of said proceeding or action, such interest as would have accrued on such portion of such obligations if said proceedings or actions had not been commenced) shall be included in such obligations, it being the intention of the Guarantors, the Agent, and the Creditors that such obligations which are to be guaranteed by the Guarantors (other than CEMEX, Inc., except in relation to Clause 18.1 (Guarantee and indemnity – Specific Guaranteed Facilities)) pursuant to this Clause 18 shall be determined without regard to any rule of law or order which may relieve any Obligor of any portion of such obligations. The Guarantors will take no action to prevent any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person from paying the Agent, or allowing the claim of the Agent, for the benefit of the Agent, and the Creditors, in respect of any such interest accruing after the date of which such proceeding is commenced, except to the extent any such interest shall already have been paid by the Guarantors.

(e)	Notwithstanding anything to the contrary contained herein, if all or any portion of the obligations under the Finance Documents are paid by or on behalf of any Obligor, the obligations of the Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered, directly or indirectly, from the Agent and/or the Creditors as a preference, preferential transfer, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute obligations under the Finance Documents for all purpose under this Clause 18, to the extent permitted by applicable law.

18.13	Dutch guarantee limitation

Notwithstanding any other provision of this Clause 18 (Guarantee and indemnity) the guarantees, indemnities and other obligations of any Dutch Obligor expressed to be assumed in this Clause 18 (Guarantee and indemnity) shall be deemed not to be assumed by such Dutch Obligor to the extent that the same would constitute unlawful financial assistance within the meaning of Article 2:207c or 2:98c Dutch Civil Code or any other applicable financial assistance rules under any rules under any relevant jurisdiction (the “Prohibition”) and the provisions of this Agreement and the other Finance Documents shall be construed accordingly. For the avoidance of doubt, it is expressly acknowledged that the relevant Dutch Obligors will continue to guarantee all such obligations which, if included, do not constitute a violation of the Prohibition.

18.14	Spanish guarantee limitation

Notwithstanding any other provision of this Clause 18 (Guarantee and indemnity) the guarantees, indemnities and other obligations of any Obligor incorporated in Spain expressed to be assumed in this Clause 18 (Guarantee and indemnity) shall be deemed not to be assumed by such Obligor incorporated in Spain to the extent that the same would constitute the provision of financial assistance within the meaning of either Article 150.1 of the 2010 Spanish Corporations Act (Ley de Sociedades de Capital) (in the case of a Spanish Obligor which is a sociedad anónima), or Article 143.2 of the 2010 Spanish Corporations Act (Ley de Sociedades de Capital) (in the case of a Spanish Obligor which is a sociedad limitada).

18.15	Swiss guarantee limitation

(a)

The obligations and liabilities of an Obligor incorporated in Switzerland (the “Swiss Obligor”) under this Agreement in relation to the obligations, undertakings, indemnities or liabilities of an Obligor other than that Swiss Obligor or any of its fully owned and controlled subsidiaries (the “Restricted Obligations”) shall be limited to the amount of that Swiss Obligor’s Free Reserves Available for Distribution at the time payment is requested, provided that such limitation is a requirement under applicable law (including any case law) at that point in time and that such limitation shall not free the Swiss Obligor from its obligations in excess thereof, but merely postpone the performance date until such time as performance is permitted notwithstanding such limitation.

(b)	For the purpose of this Clause, “Free Reserves Available for Distribution” means an amount equal to the maximal amount in which the relevant Swiss Obligor can make a dividend payment to its shareholder(s) (being the balance sheet profit and any freely disposable reserves available for this purpose, in each case in accordance with applicable Swiss law).

(c)	As soon as possible after having been requested to discharge a Restricted Obligation, the Swiss Obligor shall, if it cannot discharge the full amount of the Restricted Obligations, provide the Security Agent with an interim statutory balance sheet audited by the statutory auditors of the Swiss Obligor setting out the Free Reserves Available for Distribution and, immediately thereafter, pay the amount corresponding to the Free Reserves Available for Distribution to the Security Agent (save to the extent provided below).

(d)	In respect of the Restricted Obligations, the Swiss Obligor shall:

(i)	if and to the extent required by applicable law in force at the relevant time:

(A)	subject to any applicable double taxation treaties, deduct Swiss withholding tax at the rate of 35 per cent. (or such other rate as is in force at that time) from any payment made by it;

(B)	pay any such deduction to the Swiss Federal Tax Administration; and

(C)	notify and provide evidence to the Security Agent that the Swiss withholding tax has been paid to the Swiss Federal Tax Administration; and

(ii)	to the extent such deduction is made, not be required to make a gross-up, indemnify or otherwise hold harmless the Finance Parties for the deduction of the Swiss withholding tax notwithstanding anything to the contrary contained in the Finance Documents, unless grossing up is permitted under the laws of Switzerland then in force and provided that this should not in any way limit any obligations of any non-Swiss Obligors under the Finance Documents to indemnify the Finance Parties in respect of the deduction of the Swiss withholding tax, including, without limitation, in accordance with Clause 13 of this Agreement (Tax gross-up and indemnities). The Swiss Obligor shall use all reasonable efforts to procure that any person which is entitled to a full or partial refund of any Swiss withholding tax paid pursuant to paragraph (a) above will, as soon as possible after the deduction of the Swiss withholding tax: (y) request a refund of the Swiss withholding tax under any applicable law (including double taxation treaties) and (z) pay to the Security Agent upon receipt any amount so refunded.

(e)	The Swiss Obligor will take, and cause to be taken, all and any other action, including, without limitation, the passing of any shareholders’ resolutions to approve any payment or other performance under the Finance Documents and the receipt of any confirmations from the Swiss Obligor’s auditors, whether following a request to discharge a Restricted Obligation or which may be required as a matter of mandatory Swiss law in force at the time it is required to make a payment or perform other obligations under the Finance Documents in order to allow a prompt payment or performance of other obligations under the Finance Documents.

(f)	If the enforcement of the Restricted Obligations would be limited due to the effects referred to in this Clause 18 and if any asset of the Swiss Obligor has a book value that is less than its market value (an “Undervalued Asset”), the Swiss Obligor shall, to the extent permitted by applicable law and its Accounting Standards (i) write up the book value of such Undervalued Asset such that its balance sheet reflects a book value that is equal to the market value of such Undervalued Asset, and (ii) make reasonable efforts to realise the Undervalued Asset for a sum which is at least equal to the market value of such asset. Without prejudice to the rights of the Security Agent under the Finance Documents, the Swiss Obligor will only be required to realise an Undervalued Asset if such asset is not necessary for the Swiss Obligor’s business (nicht betriebsnotwendig).

18.16	French guarantee limitation

(a)	The obligations and liabilities under the Finance Documents of any Guarantor incorporated in France (a “French Guarantor”) are subject to the limitations set out in this Clause 18.16.

(b)	The obligations and liabilities of any French Guarantor under the Finance Documents and in particular under this Clause 18 (Guarantee and Indemnity) shall not include any obligation or liability which, if incurred, would constitute the provisions of financial assistance within the meaning of article L.255-216 of the French Commercial Code and/or would constitute a misuse of corporate assets within the meaning of article L. 241-3, L. 242-6 or L. 244-1 of the French Commercial Code or any other law or regulations having the same effect, as interpreted by French courts.

(c)

The obligations and liabilities of any French Guarantor under this Clause 18 (Guarantee and Indemnity) for the obligations under the Finance Documents of any other Obligor which is not a Subsidiary of such French Guarantor shall be limited, at any time, to an amount equal to the aggregate of all amounts directly or indirectly borrowed under this Agreement by such other Obligor to the extent directly or indirectly on-lent to such French Guarantor under intercompany loan agreements (excluding, for the avoidance of doubt, any cash-pooling arrangements or other cash management agreements, provided that no Facility made available to a Borrower under this Agreement shall finance, directly or indirectly, such cash pooling arrangements or other cash management agreements) and outstanding at the date a payment is to be made by such French Guarantor under this Clause 18 (Guarantee and Indemnity), it being specified that any payment made by a French Guarantor under this Clause 18 (Guarantee and Indemnity) in respect of the obligations of such Obligor shall reduce pro tanto the outstanding amount of the intercompany loans due by such French Guarantor under the intercompany loan agreements referred to above and that any repayment of the intercompany loans by the French Guarantor shall reduce pro tanto the amount payable by it under this Clause 18 (Guarantee and Indemnity).

(d)	The obligations and liabilities of any French Guarantor under this Clause 18 (Guarantee and Indemnity) for the obligations under the Finance Documents of any Obligor which is its Subsidiary shall not be limited and shall therefore cover all amounts due by such Obligor under this Agreement as Borrower and/or as Guarantor. However, where such Subsidiary is itself a Guarantor which guarantees the obligations of a member of the Group which is not a Subsidiary of the relevant French Guarantor, the amounts payable by the relevant French Guarantor under this paragraph (d) in respect of the obligations of this Subsidiary as Guarantor, shall be limited as set out in paragraph (c) above.

(e)	It is acknowledged that no French Guarantor is acting jointly and severally with the other Guarantors and no French Guarantor shall therefore be considered as “co-débiteur solidaire” as to its obligations pursuant to the guarantee given pursuant to this Clause 18 (Guarantee and Indemnity).

(f)	In the event that there is any inconsistency between the provisions of this Clause 18.16 and any other provision in this Agreement or any other Finance Documents (each of which shall be expressly subject thereto), the provisions of this Clause 18.16 shall prevail.

(g)	For the purpose of paragraphs (b), (c) and (d) above, “Subsidiary” means, in relation to any company, another company which is controlled by it within the meaning of article L. 233-3 of the French Commercial Code.

SECTION 8

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

19.	REPRESENTATIONS

Each Obligor makes the representations and warranties set out in this Clause 19 to each Finance Party except that:

(a)	no representation or warranty is made by a Security Provider that is not also a Borrower or a Guarantor in respect of the representations and warranties set out in Clauses 19.10 (No default) to 20.1 (Financial statements), 19.14 (No proceedings pending or threatened) to 19.18 (Environmental Claims), 19.21 (Accuracy of Existing Financial Indebtedness), 19.22 (Group Structure Chart) and 19.25 (Governmental Regulations) to 19.28 (Pension, Welfare and other Similar Plans); and

(b)	no representation or warranty is made by CEMEX Materials or CEMEX, Inc. in respect of the representations and warranties set out in Clauses 19.11 (No misleading information), 19.16 (Material Adverse Change) to 19.18 (Environmental Claims), 19.21 (Accuracy of Existing Financial Indebtedness) to 19.25 (Governmental Regulations) or 19.27 (Treasury Transactions).

19.2	Status

(a)	It is a corporation or limited liability company, duly organised and validly existing under the laws and regulations of its jurisdiction of incorporation or formation other than (i) in the case of CEMEX International Finance Company which is a private company duly incorporated with unlimited liability under the laws and regulations of Ireland and (ii) CEMEX UK which is a private company duly incorporated with unlimited liability under the laws and regulations of England and Wales.

(b)	It has the power to own its assets and carry on its business as it is being conducted.

19.3	Binding obligations

Subject to the Legal Reservations:

(a)	the obligations expressed to be assumed by it in each Finance Document are legal, valid, binding and enforceable obligations; and

(b)	(without limiting the generality of paragraph (a) above) each Transaction Security Document to which it is a party creates the Security which that Transaction Security Document purports to create and that Security is valid and effective.

19.4	Non-conflict with other obligations

The entry into and performance by it (or, in the case of paragraph (c) below, any Obligor) of, and the transactions contemplated by, the Finance Documents and the granting of the Transaction Security do not and will not conflict with:

(a)	any law or regulation applicable to it or any judgment or other administrative or judicial order affecting it or binding upon it or any of its assets (including in respect of CEMEX International Finance Company, section 60 of the Companies Act, 1963);

(b)	its constitutional documents;

(c)	the Finance Documents or any documentation relating to any publicly-issued securities binding upon it; or

(d)	any agreement or instrument binding upon it or any of its assets, in a manner or to an extent which would have or would be reasonably likely to have a Material Adverse Effect.

19.5	Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

19.6	Validity and admissibility in evidence

All Authorisations required or desirable:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations under the Finance Documents to which it is a party; and

(b)	to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation,

have been obtained or effected and are in full force and effect.

19.7	Governing law, choice of forum and enforcement

Subject to the Legal Reservations:

(a)	the choice of governing law of each Finance Document to which it is a party in the jurisdiction of the governing law of that Finance Document, will be recognised and enforced in its jurisdiction of incorporation;

(b)	the choice of the English courts set forth in this Agreement is a valid and enforceable choice of forum under any other applicable law; and

(c)	any judgment obtained in relation to a Finance Document to which it is a party in the jurisdiction of the governing law of that Finance Document will be recognised and enforced in its jurisdiction of incorporation.

19.8	Tax

(a)	No Borrower is required under the laws and regulations of its jurisdiction of incorporation to make any deduction for or on account of Tax from any payment it may make under any Finance Document to any Creditor (other than as disclosed prior to the date of this Agreement).

(b)	In respect of the Dutch Obligors only, no notice under Article 36 Tax Collection Act (Invorderingswet 1990) has been given prior to the date of this Agreement.

19.9	No filing or stamp taxes

(a)	Subject to the Legal Reservations, no order, permission, consent, approval, license, authorisation, registration or validation of, or notice to, or filing with, or exemption by, any governmental authority or third party is required to authorise, or is required in connection with, the execution, delivery and performance by each Obligor of the Finance Documents or the taking of any action contemplated thereby.

(b)	Under the laws and regulations of its jurisdiction of incorporation it is not necessary that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents except any tax or fee which is referred to in any Legal Opinion and which will be paid promptly after the date of the relevant Finance Document.

(c)	Each Finance Document is in proper legal form under the law of the jurisdiction of organisation of each Obligor for the enforcement thereof against each such Obligor under the law of its respective jurisdiction of organisation. To ensure the legality, validity, enforceability or admissibility in evidence of any Finance Document in such jurisdiction, it is not necessary that any Finance Document be filed or recorded with any governmental authority in such jurisdiction (other than in the case of CEMEX International Finance Company, where the Transaction Security created by it as referred to in paragraph 2(g) of Part I, Schedule 2 (Conditions Precedent) shall be registered at the Companies Registration Office in Ireland within 21 days of the creation thereof) or that any stamp or similar tax be paid on or in respect of any Finance Document, unless such stamp or similar taxes have been paid by the relevant Borrower provided that in the event that any legal proceedings are brought to the courts of Mexico or Spain, a Spanish translation of the documents required in such proceedings prepared by a court-approved translator (or, in the case of the courts of Spain, an authorised sworn translator), would have to be approved by the court after the defendant had been given an opportunity to be heard with respect to the accuracy of the translation, and proceedings would thereafter be based upon the translated documents.

(d)

It is not necessary (i) in order for the Agent or any Creditor to enforce any right or remedies under the Finance Documents, or (ii) solely by reason of the execution, delivery and performance of any Finance Document by the Agent or any Creditor, that the Agent or such Creditor be licensed or qualified with any governmental authority or be entitled to carry on business, in each case in the jurisdiction of organisation of the applicable Obligors.

19.10	No default

(a)	No Default or Event of Default is continuing or might reasonably be expected to result from the making of any Utilisation.

(b)	No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or its Subsidiaries’) assets are subject which would have or would be reasonably likely to have a Material Adverse Effect.

19.11	No misleading information

(a)	Any factual information provided in writing by or on behalf of a member of the Group to FTI Consulting Canada, ULC in connection with the FTI Report was true and accurate in all material respects as at the date the information is expressed to be given.

(b)	The Business Plan has been prepared in accordance with Applicable GAAP as applied to the Original Financial Statements of the Parent, and the financial projections contained in the Business Plan have been prepared on the basis of recent historical information and on the basis of assumptions which the Chief Financial Officer of the Parent considers reasonable.

(c)	Any financial projection or forecast provided in writing by or on behalf of a member of the Group to FTI Consulting Canada, ULC in connection with the FTI Report or contained in the Business Plan has been prepared on the basis of recent historical information and on the basis of reasonable assumptions and was fair (as at the date of the relevant report or document containing the projection or forecast) and arrived at after careful consideration.

(d)	The expressions of opinion or intention provided in writing by or on behalf of an Obligor for the purposes of the FTI Report or the Business Plan were made after careful consideration and (as at the date of the relevant report or document containing the expression of opinion or intention) were fair and based on reasonable grounds.

(e)	No event or circumstance has occurred or arisen and no information has been omitted from the Business Plan and no information has been given or withheld that results in the information, assumptions, forecasts or projections provided by or on behalf of a member of the Group to FTI Consulting Canada, ULC for the purposes of preparation of the FTI Report or contained in the Business Plan being untrue or misleading in any material respect.

(f)	All written information provided by or on behalf of any member of the Group to a Finance Party or FTI Consulting Canada, ULC in connection with the transaction contemplated by the Finance Documents was true, complete and accurate in all material respects as at the date it was provided and was not misleading in any material respect as at such date.

19.12	Financial statements

(a)	Its Original Financial Statements were prepared in accordance with Applicable GAAP (save as disclosed therein) consistently applied and are complete and accurate in all material respects.

(b)	Its Original Financial Statements fairly represent its financial condition and operations during the relevant financial year unless expressly disclosed to the Agent in writing prior to the date of this Agreement.

(c)	For the purposes of any repetition of the representations contained in paragraphs (a) and (b) of this Clause 19.12 (pursuant to Clause 19.29 (Times at which representations are made)) the representations will be made in respect of the latest consolidated (or if, in the case of a Borrower or a Guarantor other than the Parent or CEMEX España, consolidated financial statements are not available, unconsolidated) financial statements of each Borrower and Guarantor instead of the Original Financial Statements.

19.13	Ranking

(a)	Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law or regulation applying to companies generally.

(b)	The Transaction Security has or will have the ranking in priority which it is expressed to have in the Transaction Security Documents and it is not subject to any prior ranking or pari passu ranking Security.

(c)	Each Finance Document constitutes a direct, unconditional and unsubordinated obligation of each Obligor which is a party to such Finance Document.

19.14	No proceedings pending or threatened

Except as disclosed in Schedule 15 (Proceedings Pending or Threatened), no litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which:

(a)	are likely to be adversely determined and which, if so determined, would be reasonably likely to have a Material Adverse Effect; or

(b)	purport to affect the legality, validity or enforceability of any of the obligations under the Finance Documents,

have been started or threatened against it or, in the case of the Parent, any Obligor or Material Subsidiary.

19.15	No winding-up

No legal proceedings or other procedures or steps have been taken or, to the Parent’s knowledge after reasonable enquiry, are being threatened, in relation to the winding-up, dissolution, administration or reorganisation of any Obligor or Material Subsidiary (other than a solvent liquidation or reorganisation of any Material Subsidiary which is not an Obligor).

19.16	Material Adverse Change

There has been no material adverse change in the Parent’s business, condition (financial or otherwise), operations, performance or assets taken as a whole (or the business, consolidated condition (financial or otherwise) operations, performance or the assets generally of the Group taken as a whole) since its Original Financial Statements save as disclosed in the Business Plan, the FTI Report or by publicly available information filed with the SEC.

19.17	Environmental compliance

Each member of the Group has performed and observed in all material respects all Environmental Law, Environmental Permits and all other material covenants, conditions, restrictions or agreements directly or indirectly concerned with any contamination, pollution or waste or the release or discharge of any toxic or hazardous substance in connection with any real property which is or was at any time owned, leased or occupied by any member of the Group or on which any member of the Group has conducted any activity where failure to do so might reasonably be expected to have a Material Adverse Effect.

19.18	Environmental Claims

No Environmental Claim has been commenced or (to the best of its knowledge and belief) is threatened against any member of the Group where that claim would be reasonably likely, if determined against that member of the Group, to have a Material Adverse Effect.

19.19	No Immunity

In any proceedings taken in its jurisdiction of incorporation in relation to any Finance Document, it will not be entitled to claim for itself or any of its assets immunity from suit, execution, attachment (prior to judgment or in aid of execution) or other legal process.

19.20	Private and commercial acts

Its execution of the Finance Documents constitutes, and its exercise of its rights and performance of its obligations hereunder will constitute, private and commercial acts done and performed for private and commercial purposes.

19.21	Accuracy of Existing Financial Indebtedness

The list of Existing Financial Indebtedness contained in Schedule 11 (Existing Financial Indebtedness) is, in all material respects, a true, complete and accurate list of all the Group’s existing Financial Indebtedness in respect of (a) the 2009 Financing Agreement, Bancomext Facility and the Banco Industrial de Guatemala Facility and (b) public debt instruments (other than the New High Yield Notes), in each case as at the date of this Agreement.

19.22	Group Structure Chart

The Group Structure Chart is true, complete and accurate in all material respects.

19.23	Legal and beneficial ownership

It and each of its Subsidiaries is the sole legal and beneficial owner of the respective assets over which it purports to grant Transaction Security.

19.24	Shares

(a)	The shares of any member of the Group which are or, as the case may be, will be, subject to the Transaction Security are fully paid and not subject to any option to purchase or similar rights. The constitutional documents of companies whose shares are subject to the Transaction Security do not and could not restrict or inhibit any transfer of those shares on creation or enforcement of the Transaction Security. There are no agreements in force which provide for the issue or allotment of, or grant any person the right to call for the issue or allotment of, any share or loan capital of any Obligor or Material Subsidiary (including any option or right of pre-emption or conversion) other than pre-emptive rights (i) arising under applicable law in favour of shareholders generally; and (ii) arising under any obligation in respect of any Executive Compensation Plan.

(b)	Under the Transaction Security Documents, Transaction Security is, or as the case may be, will be, granted over all the issued share capital in each member of the Group whose shares are subject to the Transaction Security except:

(i)	in the case of CEMEX España:

(A)	0.2444% of the issued share capital, being shares owned by CEMEX España; and

(B)	0.1164% of the issued share capital, being shares owned by persons that are not members of the Group;

(ii)	in the case of CEMEX TRADEMARKS HOLDING Ltd., 0.4326% of the issued share capital, being shares owned by CEMEX, Inc.;

(iii)	in the case of each Mexican company whose shares are the subject of Transaction Security (except in the case of CEMEX México), the single share held by a minority shareholder that is a member of the Group; and

(iv)	in the case of CEMEX México, 0.1245% of the issued share capital, being shares owned by CEMEX, Inc.

19.25	Governmental Regulations

Each of the Borrowers is not controlled by, an “investment company” within the meaning of the United States Investment Company Act of 1940, as amended.

19.26	Taxes

(a)	It has filed all material tax returns which are required to be filed by it and has paid all taxes due pursuant to such returns or pursuant to any material assessment received by it, except where the same may be contested in good faith by appropriate proceedings and as to which such Obligor maintains reserves to the extent it is required to do so by law or pursuant to Applicable GAAP. The charges, accruals and reserves on the books of each Obligor in respect of taxes or other governmental charges are, in the opinion of the Parent, adequate.

(b)	Except for taxes imposed by way of withholding on interest, fees and commissions paid to non-residents of the jurisdiction of organisation of any Borrower, there is no tax (other than taxes on, or measured by, income or profits), levy, impost, deduction, charge or withholding imposed, levied, charged, assessed or made by the jurisdiction of organisation of any Borrower or any political subdivision or taxing authority thereof or therein either (i) on or by virtue of the execution of delivery of this Agreement or (ii) on any payment to be made by any Borrower pursuant to this Agreement. It is permitted to pay any additional amounts payable pursuant to Clause 13 (Tax gross-up and indemnities) or Clause 13.10 (Stamp Taxes).

19.27	Treasury Transactions

The Parent represents and warrants that, as of the Effective Date, neither it nor any member of the Group is party to any Treasury Transaction other than an “Excluded Position”, a “Permitted Intercompany Treasury Transaction”, a “Permitted Compensation Plan Hedging Transaction” or a “Permitted Non-Bank Commodity Contract” (each as defined in Schedule 17 (Hedging Parameters).

19.28	Pension, Welfare and other Similar Plans

Neither it nor, to its knowledge, any ERISA Affiliate has taken any steps to terminate any Pension Plan or any Multiemployer Plan or has failed to make any contribution with respect to any Pension Plan or any Multiemployer Plan sufficient to give rise to a Security under Section 303(k) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan, any Non-US Pension Plan or any Multiemployer Plan which has resulted in or which would reasonably be expected to result in the incurrence by the Obligor or any of its ERISA Affiliates of any liability, fine or penalty (other than liabilities incurred in the ordinary course of maintaining the applicable plan), which would have or be reasonably likely to have a Material Adverse Effect. Neither it nor any of its Subsidiaries has any contingent liability with respect to any post-retirement benefit under any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which would reasonably be expected to have a Material Adverse Effect, other than liability for continuation coverage described in Part 6 of Title I of ERISA. Except as would not have or be reasonably likely to have a Material Adverse Effect, each applicable Borrower is in compliance with and has duly and in a timely manner paid any amounts due to IMSS, INFONAVIT, pursuant to SAR laws, or as required under any mandatory retirement fund laws.

19.29	Times at which representations are made

(a)	All the representations and warranties in this Clause 19 are made to each Finance Party on the Effective Date.

(b)	The Repeating Representations are deemed to be made by each Obligor to each Finance Party on the first day of each Interest Period.

(c)	The Repeating Representations are deemed to be made by each Additional Guarantor to each Finance Party on the day on which it becomes an Additional Guarantor.

(d)	Each representation or warranty deemed to be made after the date of this Agreement shall be made by reference to the facts and circumstances existing at the date the representation or warranty is made.

20.	INFORMATION UNDERTAKINGS

The undertakings in this Clause 20 remain in force from the Effective Date for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

20.1	Financial statements

The Parent shall supply to the Agent (for distribution to the Creditors):

(a)

as soon as the same become available, but in any event within 120 days after the end of each of the Parent’s Financial Years, a copy of the annual audit report for such Financial Year for the Parent and its Subsidiaries containing consolidated and consolidating balance sheets of the Parent and its Subsidiaries, as of the end of such Financial Year and consolidated statements of income and cash flows of the Parent and its Subsidiaries, for such Financial Year, in each case accompanied by an opinion acceptable to the Majority Creditors (acting reasonably) by KPMG Cardenas Dosal, S.C. or other independent public accountants of recognised standing acceptable to the Majority Creditors, together with (i) a certificate of such accounting firm to the Creditors stating that in the course of the regular audit of the business of the Parent and its Subsidiaries, which audit was conducted by such accounting firm in accordance with Applicable GAAP of the Parent, such accounting firm has obtained no knowledge that a Default or Event of Default has occurred and is continuing, or if, in the opinion of such accounting firm a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof; and (ii) a certificate of a Responsible Officer of Parent stating that no Default or Event of Default has occurred and is continuing or, if a Default or

Event of Default has occurred and is continuing, a statement as to the nature thereof and the action that the Parent has taken and proposes to take with respect thereto;

(b)	as soon as the same become available, but in any event within 120 days after the end of each of the Parent’s Financial Years, the Parent’s audited unconsolidated financial statements for that Financial Year;

(c)	as soon as the same become available, but in any event within 180 days after the end of each of CEMEX España’s financial years, CEMEX España’s audited consolidated and unconsolidated financial statements for that financial year;

(d)	as soon as the same become available, but in any event within 180 days after the end of each financial year of each Obligor (other than CEMEX España, the Parent and each Security Provider), such Obligor’s audited consolidated (to the extent available) and unconsolidated financial statements for that financial year;

(e)	as soon as the same become available, but in any event within 90 days after the end of the first half of each of CEMEX España’s financial years, CEMEX España’s consolidated financial statements for that period;

(f)	as soon as the same become available, but in any event within 60 days after the end of each of the first three Financial Quarters of each of the Parent’s Financial Years, consolidated balance sheets of the Parent and its Subsidiaries, as of the end of such quarter and consolidated statements of income and cash flows of the Parent and its Subsidiaries for the period commencing at the end of the previous Financial Year and ending with the end of such Financial Quarter, duly certified (subject to year-end audit adjustments) by a Responsible Officer of the Parent as having been prepared in accordance with Applicable GAAP of the Parent and together with a certificate of a Responsible Officer of the Parent, as to compliance with the terms of this Agreement and stating that no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, the nature thereof and the action that the Parent has taken and proposes to take with respect thereto;

(g)	as soon as the same become available, but in any event within 90 days after the end of each of the first three quarterly periods of each of the financial years of each Obligor (other than the Parent, CEMEX España and each Security Provider), its unconsolidated financial statements for that period; and

(h)	as soon as the same become available, but in any event within 30 days of the end of each calendar month, monthly financial management accounts for the Parent for such month (including: (i) cumulative accounts for the Parent’s Financial Year to date, and (ii) a comparison to the Business Plan) and any other financial information of a non-confidential nature submitted to its board of directors.

20.2	Compliance Certificate

(a)	The Parent shall supply to the Agent (for distribution to the Creditors), with each set of consolidated financial statements delivered pursuant to paragraph (a) of Clause 20.1 (Financial statements) above and each set of consolidated financial statements delivered pursuant to paragraph (f) of Clause 20.1 (Financial statements) for a Financial Quarter ending on or about 30 June, a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 21 (Financial Covenants) as at the date at which those financial statements were drawn up.

(b)	Each Compliance Certificate shall be signed by two Responsible Officers of the Parent and, if required to be delivered with the consolidated financial statements delivered pursuant to paragraph (a) of Clause 20.1 (Financial statements), the Parent shall provide to the Agent (for distribution to the Creditors), by no later than 180 days after the end of the relevant Financial Year, a letter (in a form approved by the Agent) from the Parent’s auditors or any other internationally recognised accounting firm confirming that the numbers used in the Compliance Certificate calculations have been correctly extracted from the consolidated financial statements of the Parent.

(c)	The Parent shall supply to the Agent (for distribution to the Creditors), with each set of consolidated financial statements delivered under paragraphs (a) and (f) of Clause 20.1 (Financial statements) in respect of Financial Quarters of the Parent, a certificate signed by an Authorised Signatory of the Parent:

(i)	(for each Financial Quarter of the Parent) setting out (in reasonable detail) computations as to Excess Cashflow for the relevant Financial Quarter of the Parent; and

(ii)	(for each Financial Quarter of the Parent ending after 1 April 2015 until (and including) the Financial Quarter in which the $3 Billion Amortisation Date (as defined in paragraph (b)(ii) of Clause 12.2 (Additional Amortisation Fee)) occurs, confirming whether or not the Trigger Date (as defined in paragraph (a) of Clause 12.2 (Additional Amortisation Fee)) has occurred.

20.3	Requirements as to financial statements

(a)	Each set of financial statements delivered by the Parent pursuant to Clause 20.1 (Financial statements) shall be certified by a Responsible Officer of the relevant company as fairly representing its financial condition as at the date at which those financial statements were drawn up.

(b)	The audited consolidated accounts of the Parent and CEMEX España and each other set of financial statements described pursuant to Clause 20.1 (Financial statements) which the relevant member of the Group ordinarily produces in English shall be provided in English.

(c)	The Parent shall procure that each set of financial statements delivered pursuant to Clause 20.1 (Financial statements) is prepared using Applicable

GAAP and accounting practices and financial reference periods consistent with those applied to the preparation of the Original Financial Statements for that Obligor unless: (i) in the case of CEMEX España, it notifies the Agent that it has adopted IFRS in which case CEMEX España shall be entitled to deliver financial statements prepared in accordance with IFRS; or (ii) in the case of any other Obligor, in relation to any set of financial statements, it notifies the Agent that there has been a change in Applicable GAAP, or the accounting practices or reference periods and, unless amendments are agreed in accordance with paragraph (d) of this Clause 20.3, its auditors deliver to the Agent:

(i)	a description of any change necessary for those financial statements to reflect the Applicable GAAP, accounting practices and reference periods upon which that Obligor’s Original Financial Statements were prepared; and

(ii)	sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Creditors to determine whether Clause 21 (Financial covenants) has been complied with, to determine the amount of any prepayments to be made under paragraph (a) of Clause 7.4 (Excess Cashflow) and to make an accurate comparison between the financial position indicated in those financial statements and that Obligor’s Original Financial Statements.

Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements for that Obligor were prepared.

(d)	If a relevant Obligor (other than CEMEX España) adopts IFRS or, unless the procedure in paragraph (c) above is utilised, there are changes to Applicable GAAP, or the accounting practices or reference periods, the relevant Obligor and the Agent (acting on the instructions of the Majority Creditors) shall, at the relevant Obligor’s request, negotiate in good faith with a view to agreeing such amendments to the financial covenants in Clause 21 (Financial Covenants) and the definitions used therein as may be necessary to ensure that the criteria for evaluating the Group’s financial condition grant to the Creditors protection equivalent to that which would have been enjoyed by them had the relevant Obligor not adopted IFRS or there had not been a change in Applicable GAAP, or the accounting practices or reference periods (subject to compliance with paragraph (b) above). Any amendments agreed will take effect on the date agreed between the Agent and the relevant Obligor subject to the consent of the Majority Creditors. If no such agreement is reached within 90 days of the relevant Obligor’s request, the relevant Obligor will remain subject to the obligation to deliver the information specified in paragraph (b) of this Clause 20.3 and the financial covenants in Clause 21 (Financial covenants) and the financial ratios to calculate the Margin shall be based on the information delivered.

20.4	Liquidity forecast

No later than the thirtieth day in each calendar month, the Parent shall supply to the Agent (in sufficient copies for all the Creditors, if the Agent so requests) an updated thirteen week management cashflow forecast (beginning on the first day of such calendar month) substantially in the form delivered to the Agent as a condition precedent under paragraph 6(d) of Part I of Schedule 2 (Conditions Precedent).

20.5	Caliza Group

The Parent shall supply to the Agent (for distribution to the Creditors):

(a)	prior to the completion of the first Caliza Transaction (if to be so completed), copies of all documents filed with the relevant authorities in any jurisdiction in which any share capital of Caliza is to be admitted to listing and/or trading (to the extent legally possible and to the extent such documents are in the public domain) in connection with the first Caliza Transaction (including, but not limited to, any such documents filed prior to the date of this Agreement); and

(b)	following completion of the first Caliza Transaction (if so completed):

(i)	copies of documents (if any) dispatched by Caliza to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched;

(ii)	within five days after the same are sent, all financial statements and reports that Caliza sends to holders of any class of its Financial Indebtedness,

it being acknowledged by the Parties, without prejudice to any obligation of any Obligor to make a payment under this Agreement, that a Caliza Transaction may never occur.

20.6	Information: miscellaneous

The Parent shall supply to the Agent (for distribution to the Creditors):

(a)	all documents dispatched by the Parent to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched;

(b)	within five days after the same are sent, copies of all financial statements and reports that the Parent sends to the holders of any class of its debt securities;

(c)	promptly upon becoming aware of them, the details of any litigation, arbitration, administrative proceedings or enforcement proceedings and any material tax related event or assessment which are current, or which, to the Parent’s knowledge after reasonable enquiry, are being threatened or are pending and are likely to be adversely determined against any member of the Group which, in the reasonable opinion of the Parent, are not spurious or vexatious, and which might, if adversely determined, have a Material Adverse Effect;

(d)	promptly, such further information as the Security Agent may reasonably require about the Charged Property and compliance of the Obligors with the terms of any Transaction Security Documents;

(e)	promptly, such further information regarding the financial condition, assets and business of any Obligor or member of the Group as the Agent (or any Creditor through the Agent) may reasonably request (including, but not limited to, information on Ratings, if such credit rating has not been publicly announced) other than any information the disclosure of which would result in a breach of any applicable law or regulation or confidentiality agreement entered into in good faith provided that the Parent shall use reasonable efforts to be released from any such confidentiality agreement;

(f)	promptly upon becoming aware of them, the details of any Environmental Claim which is current, threatened or pending against any member of the Group which is referred to in Clause 22.11 (Environmental Claims) which are not spurious or vexatious, which are likely to be adversely determined against any member of the Group and which could reasonably be expected, if adversely determined, to have a Material Adverse Effect;

(g)	on the same date on which the liquidity forecast is provided pursuant to Clause 20.4 (Liquidity forecast), an updated list of the details of the Existing Financial Indebtedness in substantially the same format as Schedule 11 (Existing Financial Indebtedness) and an updated list of Excluded Positions, in substantially the same format as Annex 1 (Excluded Positions) to Schedule 17 (Hedging Parameters), in each case certified by an Authorised Signatory as being true, complete and up to date as at the last day of the most recently completed calendar month;

(h)	on the same date on which the liquidity forecast is provided pursuant to Clause 20.4 (Liquidity forecast) for each calendar month, details of the Group’s mark-to-market exposures under Treasury Transactions as at the last day of the most recently completed calendar month (including type of derivative, brief description of the risk hedged and amount of collateral posted (if any)) and any material amendment, modification or termination of a Treasury Transaction during such calendar month; and

(i)	on a monthly basis, prior to the repayment or repayment in full of the 2009 Financing Agreement Exposures (or prior to the date on which an amount equal to the amount required to repay the 2009 Financing Agreement Exposures in full is standing to the balance of a Reserve) the certificate referred to in paragraph (d)(i) of Clause 7.9 (Segregated Accounts and Reserves).

20.7	Notification of Default

(a)	Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)	Promptly upon a request by the Agent, the Parent shall supply to the Agent a certificate signed by an Authorised Signatory on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

20.8	“Know your client” checks

(a)	Each Obligor shall promptly upon the request of the Agent or any Creditor, and each Creditor shall promptly upon the request of the Agent, supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Creditor) or any Creditor (for itself or on behalf of any prospective New Creditor) in order for the Agent, such Creditor or any prospective New Creditor to carry out and be satisfied with the results of all necessary “know your client” or other checks, such as the checks required by the US Patriot Act (Title III of Pub. L. 107-55 (signed into law on 26 October 2001)) in relation to the identity of any person that it is required by law to carry out in relation to the transactions contemplated in the Finance Documents. For the avoidance of doubt, a Creditor will have no obligation towards the Agent to evidence that it has complied with any “know your client” or similar checks in relation to the Obligors.

(b)	The Parent shall, by not less than five Business Days’ written notice to the Agent, notify the Agent (which shall promptly notify the Creditors) of its intention to request that one of its Subsidiaries becomes an Additional Guarantor or Additional Security Provider pursuant to Clause 27 (Changes to the Obligors).

(c)	Following the giving of any notice pursuant to paragraph (b) above, the Parent shall promptly upon the request of the Agent or any Creditor supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Creditor) or any Creditor (for itself or on behalf of any prospective New Creditor) in order for the Agent, such Creditor or any prospective New Creditor to carry out and be satisfied with the results of all necessary “know your client” or other checks in relation to the identity of any person that it is required by law to carry out in relation to the accession of such Additional Guarantor or Additional Security Provider to this Agreement.

20.9	Appointment of financial adviser

(a)	If, following receipt of any information requested under paragraph (e) of Clause 20.6 (Information: miscellaneous), the Majority Creditors so elect, they may, after consultation with the Parent, appoint a financial adviser to provide them with advice in relation to such information (and the Parent will pay (or procure to be paid) the documented and properly incurred costs associated with any such financial adviser’s appointment).

(b)	The Parent shall, within three Business Days of demand, pay (or procure to be paid) to each Creditor in respect of whom the financial adviser appointed under paragraph (a) is appointed, the amount of all documented and properly incurred costs and expenses incurred by it in connection with the appointment and role of any financial adviser appointed in accordance with paragraph (a).

20.10	Permitted Liquidity Facilities

The Parent shall notify the Agent, on or before the date on which the next succeeding liquidity forecast is provided under Clause 20.4 (Liquidity forecast) of:

(a)	the details of the borrower(s), lender(s) and amount of the utilised and unutilised commitments under such facility and of any guarantees or Security granted in connection with such facility since the last such notification; and

(b)	any change in any of the details referred to in paragraph (a) above since the last such notification,

and shall certify in each such notification that the relevant facility constitutes a Permitted Liquidity Facility for the purposes of this Agreement.

20.11	FATCA Information

(a)	Subject to paragraph (b) below, each Party shall, within 10 Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Compliant Party; or

(B)	not a FATCA Compliant Party; and

(ii)	supply to that other Party such forms, documentation and other information relating to its status under FATCA or its applicable passthru rate as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA.

(b)	Paragraph (a) above shall not oblige any Finance Party to do anything which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any policy of that Finance Party;

(iii)	any fiduciary duty; or

(iv)	any duty of confidentiality.

(c)	If a Party fails to confirm its status or to supply forms, documentation or other information requested in accordance with paragraph (a) above, then such Party shall be treated for the purposes of this Agreement as if it is not a FATCA Compliant Party until such time as it provides confirmation of its status and any forms, documentation or other information required in order to verify its status for the purposes of FATCA.

20.12	Confirmation as to public information

The Parent will, by notice in writing to the Agent at the same time as any information is delivered to the Agent under the Finance Documents, confirm whether that information is publicly available information or not and any Creditor that is unable to receive non-publicly available information will be able to elect, by making a declaration on the Designated Website (as defined in paragraph (a) of Clause 33.9 (Use of websites)) in accordance with the terms set out therein, not to receive any information confirmed by the Parent to be non-publicly available information.

21.	FINANCIAL COVENANTS

21.1	Financial definitions

In this Agreement:

“Capital Expenditure” means any expenditure or obligation in respect of expenditure which, in accordance with Applicable GAAP of the Parent, is treated as capital expenditure (and including the capital element of any expenditure or obligation incurred in connection with a Capital Lease).

“Capital Lease” means, as to any person, the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of the Parent under Applicable GAAP of the Parent (excluding any operating lease which is or becomes classified and accounted for as, or in an equivalent manner to, a capital lease on a balance sheet of the Parent pursuant to any change in Applicable GAAP after the date of this Agreement) and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalised amount thereof at such time determined in accordance with Applicable GAAP of the Parent.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designed) of capital stock of a corporation, any and all equivalent ownership interests in a person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Consolidated Coverage Ratio” means, on any date of determination, the ratio of (a) EBITDA for the one (1) year period ending on such date to (b) Consolidated Interest Expense for the one (1) year period ending on such date.

“Consolidated Debt” means, at any date, the sum (without duplication) of (a) the aggregate amount of all Debt of the Parent and its Subsidiaries at such date, which shall include the amount of any recourse in respect of Inventory Financing permitted under paragraph (e) of the definition of Permitted Financial Indebtedness, plus (b) to the extent not included in Debt, the aggregate net mark-to-market amount of all derivative financing in the form of equity swaps outstanding at such date (except to the extent such exposure is cash collateralised to the extent permitted under the Finance Documents).

“Consolidated Funded Debt” means, for any period, Consolidated Debt less the sum (without duplication) of (a) all obligations of such person to pay the deferred purchase price of property or services, (b) all obligations of such person as lessee under Capital Leases, and (c) all obligations of such person with respect to product invoices incurred in connection with export financing.

“Consolidated Interest Expense” means, for any period, the sum of (a) the total gross cash and non cash interest expense of the Parent and its consolidated Subsidiaries relating to Consolidated Funded Debt of such persons, (b) any amortisation or accretion of debt discount or any interest paid on Consolidated Funded Debt of the Parent and its Subsidiaries in the form of additional Financial Indebtedness (but excluding any amortisation of deferred financing and debt issuance costs), (c) the net costs under Treasury Transactions in respect of interest rates (but excluding amortisation of fees), (d) any amounts paid in cash on preferred stock, and (e) any interest paid or accrued in respect of Consolidated Funded Debt without a maturity date, regardless of whether considered interest expense under Applicable GAAP of the Parent.

“Consolidated Leverage Ratio” means, on any date of determination, the ratio of (a) Consolidated Funded Debt on such date to (b) EBITDA for the one (1) year period ending on such date.

“Debt” of any person means, without duplication:

(a)	all obligations of such person for borrowed money;

(b)	all obligations of such person evidenced by bonds, debentures, notes or other similar instruments, including perpetual bonds;

(c)	the aggregate net mark-to-market of Treasury Transactions (except to the extent such exposure is cash collateralised to the extent permitted under the Finance Documents) of such person but excluding Treasury Transactions relating to the rate or price of energy or any commodity;

(d)	all obligations of such person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of trading;

(e)	all obligations of such person as lessee under Capital Leases;

(f)	all Debt of others secured by Security on any asset of such person, up to the value of such asset;

(g)	all obligations of such person with respect to product invoices incurred in connection with export financing;

(h)	all obligations of such person under repurchase agreements for the stock issued by such person or another person;

(i)	all obligations of such person in respect of Inventory Financing permitted under paragraph (e) of the definition of Permitted Financial Indebtedness; and

(j)	all guarantees of such person in respect of any of the foregoing,

provided, however, that:

(i)	for the purposes of calculating the Consolidated Funded Debt element of the Consolidated Leverage Ratio, Relevant Convertible/ Exchangeable Obligations shall be excluded from each of the foregoing paragraphs (a) to (j) inclusive (provided that, in the case of outstanding Financial Indebtedness under any Subordinated Optional Convertible Securities (A) only the principal amount thereof shall be excluded and (B) such exclusion shall apply only for so long as such amounts remain subordinated in accordance with the terms of that definition);

(ii)	any Financial Indebtedness of a PPP Vehicle in respect of which no member of the Group has any liability to that PPP Vehicle or any third party (except as permitted by paragraph (d) of the definition of Permitted PPP Investment) shall be excluded from each of the foregoing paragraphs (a) to (j) inclusive;

(iii)	any amounts of Relevant Proceeds (including Caliza Proceeds), Excluded Debt Fundraising Proceeds falling within paragraphs (i) or (ii) of the definition thereof or Excess Cashflow (A) standing to the credit of, or to be applied in accordance with this Agreement to, a Reserve or in a Segregated Account (in each case) for the period in which they are being held by the Parent or any other member of the Group pending application in accordance with the terms of this Agreement (but excluding, until the earlier of (1) the date of exercise of the Caliza Offering Option, if exercised in whole, and (2) the last day of the Caliza Offering Option Exercise Period, any Caliza Offering Option Amount) or (B) which are, pursuant to Clause 7 (Mandatory Prepayment and Segregated Accounts), capable of being applied in prepayment of any Financial Indebtedness shall be deducted from the aggregate calculation of Debt resulting from this definition,

(iv)	if at any time during any applicable period the Parent or any of its Subsidiaries shall own, directly or indirectly, more than 50 per cent. of the share capital of Caliza pursuant to the Caliza Transaction and the EBITDA attributable to the Caliza Group is counted in EBITDA, 100 per cent. of the Debt attributable to the Caliza Group shall continue to be included when calculating Debt;

(v)	for the avoidance of doubt, a Permitted Securitisation shall not be deemed to be Debt except that any recourse required as a result of the Relevant Legislation and which is not recourse over the collection of receivables and would, but for this provision, be treated as Debt will, to the extent of the required recourse under the Relevant Legislation, be counted as Debt; and

(vi)	for the avoidance of doubt, all performance bonds, guarantees, bonding, documentary or stand-by letters of credit, banker’s acceptances or similar credit transactions, including reimbursement obligations in respect thereof, are not Debt until they are required to be funded.

“Discontinued EBITDA” means, for any period, the sum for Discontinued Operations of (a) operating income (utilidad de operación), and (b) depreciation and amortisation expense, in each case determined in accordance with Applicable GAAP of the Parent consistently applied for such period.

“Discontinued Operations” means operations that are accounted for as discontinued operations pursuant to Applicable GAAP of the Parent for which the Disposal of such assets has not yet occurred.

“EBITDA” means, for any period, the sum for the Parent and its Subsidiaries, determined on a consolidated basis of (x) operating income (Utilidad de Operacion) and (y) depreciation and amortisation expense, in each case determined in accordance with Applicable GAAP of the Parent, subject to the adjustments herein, consistently applied for such period and adjusted for Discontinued EBITDA as follows: if the amount of Discontinued EBITDA is a positive amount, then EBITDA shall increase by such amount, and if the amount of Discontinued EBITDA is a negative amount, then EBITDA shall decrease by the absolute value of such amount. For the purposes of calculating EBITDA for any applicable period pursuant to any determination of the Consolidated Leverage Ratio (but not the Consolidated Coverage Ratio):

(a)	if at any time during such applicable period the Parent or any of its Subsidiaries shall have made:

(i)	any Material Disposal, the EBITDA for such applicable period shall be reduced by an amount equal to the EBITDA (if positive) attributable to the property that is the subject of such Material Disposal for such applicable period (but when the Material Disposal is by way of lease, income received by the Parent or any of its Subsidiaries under such lease shall be included in EBITDA); and

(ii)	any Material Acquisition, EBITDA for such applicable period shall be calculated after giving pro forma effect thereto as if such Material Acquisition had occurred on the first day of such applicable period, and if since the beginning of such applicable period any person that subsequently shall have become a Subsidiary or was merged or consolidated with the Parent or any of its Subsidiaries as a result of a Material Acquisition occurring during such applicable period shall have made any Material Disposal or Material Acquisition of property that would have required an adjustment pursuant to sub paragraphs (i) or (ii) above if made by the Parent or any of its Subsidiaries during such applicable period, EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Material Disposal or Material Acquisition had occurred on the first day of such applicable period provided that if at any time during such applicable period the Parent or any of its Subsidiaries shall own, directly or indirectly, more than 50 per cent. of the share capital of Caliza, 100 per cent. of the EBITDA attributable to the Caliza Group shall continue to be counted in the EBITDA for such applicable period; and

(b)	EBITDA will be recalculated by multiplying each month’s EBITDA by the Ending Exchange Rate and dividing the amount obtained thereto by the exchange rate used by the Parent in preparation of its monthly financial statements in accordance with Applicable GAAP of the Parent to convert $ into Mexican pesos (such recalculated EBITDA being the “Recalculated EBITDA”).

“Ending Exchange Rate” means the exchange rate at the end of a Reference Period for converting $ into Mexican pesos as used by the Parent and its auditors in preparation of the Parent’s financial statements in accordance with Applicable GAAP of the Parent.

“Excess Cashflow” means, for any period for which it is being calculated, the amount by which the aggregate of (a) the cash in hand of the Parent on a consolidated basis on the last day of the period less (b) the lower of (i) cash in hand of the Caliza Group (excluding any Caliza Offering Option Amount) and (ii) the Caliza Cash Maintenance Threshold, exceeds $625,000,000 (or in respect of any Financial Quarter ending on or about 31 December, $725,000,000). For the avoidance of doubt, the cash in hand of the Parent for the purposes of calculating Excess Cashflow shall not include (without duplication) (i) any amounts of Relevant Proceeds (including Caliza Proceeds) or Excluded Debt Fundraising Proceeds falling within paragraphs (i) or (ii) of the definition thereof (A) standing to the credit of, or to be applied in accordance with this Agreement to, a Reserve or in a Segregated Account (in each case) for the period in which they are being held by the Parent pending application in accordance with the terms of this Agreement or (B) which are, pursuant to Clause 7 (Mandatory Prepayment and Segregated Accounts), capable of being applied in prepayment of any Financial Indebtedness or (ii) any Caliza Offering Option Amount.

“Financial Quarter” means the period commencing on the day after one Quarter Date and ending on the next Quarter Date.

“Financial Year” means the annual accounting period of the Parent ending on or about 31 December in each year.

“Material Acquisition” means any (a) acquisition of property or series of related acquisitions of property that constitutes assets comprising all or substantially all of an operating unit, division or line of business or (b) acquisition of or other investment in the Capital Stock of any Subsidiary or any person which becomes a Subsidiary or is merged or consolidated with the Borrower or any of its Subsidiaries, in each case, which involves the payment of consideration by the Borrower and its Subsidiaries in excess of $100,000,000 (or the equivalent in other currencies).

“Material Disposal” means any Disposal of property or series of related Disposals of property that yields gross proceeds to the Parent or any of its Subsidiaries in excess of $100,000,000 (or the equivalent in other currencies) excluding the Caliza Transaction.

“Quarter Date” means each of 31 March, 30 June, 30 September and 31 December.

“Reference Period” means a period of four consecutive Financial Quarters.

“Relevant Convertible/Exchangeable Obligations” means:

(a)	any Financial Indebtedness incurred by any person the terms of which provide that satisfaction of the principal amount owing under such Financial Indebtedness (whether on or prior to its maturity and whether as a result of bankruptcy, liquidation or other default by such person or otherwise) shall occur solely by delivery of shares or common equity securities in the Parent; and

(b)	any Financial Indebtedness under any Subordinated Optional Convertible Securities.

21.2	Financial condition

The Parent shall ensure that:

(a)	Consolidated Coverage Ratio: the Consolidated Coverage Ratio in respect of any Reference Period specified in column 1 below shall not be less than the ratio set out in column 2 below opposite that Reference Period.

Column 1	Column 2
Reference Period ending	Ratio

31 December 2012	1.50: 1

30 June 2013	1.50: 1

31 December 2013	1.50: 1

30 June 2014	1.50: 1

31 December 2014	1.75: 1

30 June 2015	1.75: 1

31 December 2015	1.85:1

30 June 2016	2.00:1

31 December 2016	2.25:1

(b)	Consolidated Leverage Ratio: the Consolidated Leverage Ratio in respect of any Reference Period specified in column 1 below shall not exceed the ratio set out in column 2 below opposite that Reference Period.

Column 1	Column 2
Reference Period ending	Ratio

31 December 2012	7.00:1

30 June 2013	7.00:1

31 December 2013	7.00:1

30 June 2014	6.75:1

31 December 2014	6.50:1

30 June 2015	6.00:1

31 December 2015	5.50:1

30 June 2016	5.00:1

31 December 2016	4.25:1

(c)	Capital Expenditure: The aggregate Capital Expenditure of the Group (other than any Caliza Expansion Capital) in respect of any Financial Year shall not exceed $800,000,000.

If in any Financial Year (the “First Financial Year”) the amount of the Capital Expenditure of the Group is less than the maximum amount permitted for that Financial Year (the difference being referred to as the “Unused Amount”), then a portion of the Capital Expenditure incurred in the Financial Quarter immediately following the First Financial Year in an amount up to the Unused Amount will be treated for the purposes of this paragraph (c) as if it had been incurred in the First Financial Year.

(d)	Caliza Capital Expenditure: in addition to the amount referred to in paragraph (c) above, the Caliza Group shall be entitled to incur Capital Expenditure in an aggregate amount (when aggregated with all other amounts of Caliza Expansion Capital then incurred) not exceeding the Caliza Expansion Capital Permitted Limit.

21.3	Financial testing

The financial covenants set out in Clause 21.2 (Financial condition) shall be tested semi-annually by reference to the Parent’s consolidated financial statements delivered pursuant to Clause 20.1 (Financial statements) and/or each Compliance Certificate delivered pursuant to Clause 20.2 (Compliance Certificate).

21.4	Accounting terms

All accounting expressions which are not otherwise defined herein shall have the meaning ascribed thereto in Applicable GAAP of the Parent.

22.	GENERAL UNDERTAKINGS

The undertakings in this Clause 22 remain in force from the Effective Date for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

22.1	Authorisations

Each Obligor shall promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)	supply certified copies to the Agent of,

any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document.

22.2	Preservation of corporate existence

Subject to Clause 22.7 (Merger), each Obligor shall (and the Parent shall ensure that each of its Material Subsidiaries will), preserve and maintain its corporate existence and rights.

22.3	Preservation of properties

Each Obligor shall (and the Parent shall ensure that each of its Material Subsidiaries will):

(a)	maintain and preserve all of its properties that are used in the conduct of its business in good working order and condition, ordinary wear and tear excepted; and

(b)	maintain, preserve and protect all Intellectual Property and all necessary governmental and third party approvals, franchises, licenses and permits, material to the business of Parent or its Subsidiaries, provided neither paragraph (a) nor paragraph (b) shall prevent the Parent or any of its Subsidiaries from discontinuing the operation and maintenance of any of its properties or allowing to lapse certain approvals, licenses or permits which discontinuance is desirable in the conduct of its business and which discontinuance could not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

22.4	Compliance with laws, regulations and contractual obligations

(a)	Each Obligor shall (and shall procure that each of its Subsidiaries will) comply in all respects with all laws and regulations to which it may be subject and all material contractual obligations to which it is a party or by which it or any of its property or assets is bound, in each case, if failure to so comply would be likely to have a Material Adverse Effect.

(b)

The Parent and each Obligor shall (and shall procure that each of its respective Subsidiaries will) comply with all applicable requirements under ERISA and laws relating to IMSS, INFONAVIT, SAR laws or under other mandatory pension or retirement fund laws and will ensure that the levels of contribution to pension schemes are in accordance with all its and their material obligations under such schemes and generally under applicable laws (including ERISA) and regulations, except where such failure to comply or failure to make such contributions would not reasonably be expected to have a Material Adverse Effect.

(c)	Each Dutch Obligor will comply with the Dutch FSA if failure to so comply would be likely to have a Material Adverse Effect.

22.5	Negative pledge

The Parent shall not and shall not permit any of its Subsidiaries:

(a)	to directly or indirectly, create, incur, assume or permit to exist any Security on or with respect to any of its property or assets or those of any Subsidiary, whether now owned or held or hereafter acquired; or

(b)	to:

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset (such arrangement or transaction being “Quasi-Security”), other than the following Security and Quasi-Security (“Permitted Security”):

(A)	Security for taxes, assessments and other governmental charges the payment of which is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which such reserves or other appropriate provision, if any, as shall be required by Applicable GAAP of the Parent shall have been made;

(B)	Security granted pursuant to or in connection with any netting or set-off arrangements entered into in the ordinary course of trading (including, for the avoidance of doubt, any cash pooling or cash management arrangements in place with a bank or financial institution falling within paragraph (k) of the definition of Permitted Financial Indebtedness);

(C)	statutory liens of landlords and liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due or the payment of which is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which such reserves or other appropriate provision, if any, as shall be required by Applicable GAAP of the Parent shall have been made;

(D)	liens incurred or deposits made in the ordinary course of business in connection with (1) workers’ compensation, unemployment insurance and other types of social security, or (2) other insurance maintained by the Group in accordance with Clause 22.9 (Insurance);

(E)	any attachment or judgment lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

(F)	Security and Quasi-Security existing on the date of this Agreement as described in Schedule 12 (Existing Security and Quasi-Security) (or any replacement of Security or Quasi-Security in accordance with paragraph 3 of Schedule 17 (Hedging Parameters) or any equivalent Security or Quasi-Security for Existing Financial Indebtedness that is a refinancing or replacement of Existing Financial Indebtedness) provided that the principal amount secured thereby is not increased (save that principal amounts secured by Security or Quasi-Security in respect of:

(1)	Treasury Transactions where there are fluctuations in the mark-to-market exposures of those Treasury Transactions; and

(2)

Existing Financial Indebtedness where principal may increase by virtue of capitalisation of interest or, in the case of the Banobras Facility or, as the case may be, a Replacement Banobras Facility, where further drawings may be made provided that (aa) the maximum amount outstanding under the Banobras Facility or, as the case may be, a Replacement Banobras Facility, does not exceed Mex$5,000,000,000 at any time and (bb) the Security (and, if any, Quasi-Security) granted in relation to the Banobras Facility or, as the case may be, a Replacement Banobras Facility, is limited to Security (and, if any, Quasi-Security) over the same assets (or, in the case of receivables, the same type of asset) in respect of which Security (and, if any, Quasi-Security) have been granted in relation to the Banobras Facility as at the date of this Agreement (and further provided that, subject to compliance with (aa) and (bb) above, in the case of a Replacement Banobras Facility, such Security or Quasi-Security may be amended as necessary to reflect that the Banobras Facility (or any subsequent Replacement Banobras Facility which is being refinanced or replaced) has been refinanced or replaced);

may be increased by the amount of such fluctuations, or capitalisations or drawings, as the case may be);

(G)	any Security or Quasi-Security permitted by the Agent, acting on the instructions of the Majority Creditors;

(H)	any Security created or deemed created pursuant to a Permitted Securitisation;

(I)	any Permitted PPP Security;

(J)	any Security granted by any member of the Group to secure Financial Indebtedness under a Permitted Liquidity Facility provided that: (1) such Security is not granted in respect of assets that are the subject of the Transaction Security; and (2) the maximum aggregate amount of the Financial Indebtedness secured by such Security does not exceed $400,000,000 at any time;

(K)	any Security granted by the Parent or any member of the Group incorporated in Mexico in favour of a Mexican development bank (sociedad nacional de crédito) controlled by the government of Mexico (including Banco Nacional de Comercio Exterior, S.N.C., and Banco Nacional de Obras y Sevicios Públicos, S.N.C.) securing indebtedness of the members of the Group in an aggregate additional amount of such indebtedness not exceeding $250,000,000 (or its equivalent in any other currency);

(L)	any Security or Quasi-Security granted in connection with any Treasury Transaction, excluding any Treasury Transaction described in Schedule 12 (Existing Security and Quasi-Security), that constitutes Permitted Financial Indebtedness provided that the aggregate value of the assets that are the subject of such Security or Quasi-Security does not exceed $200,000,000 (or its equivalent in other currencies) at any time;

(M)	Security or Quasi-Security granted or arising over receivables, inventory, plant or equipment that are the subject of an arrangement falling within paragraph (e) of the definition of Permitted Financial Indebtedness;

(N)	the Transaction Security including, for the avoidance of doubt, any sharing in the Transaction Security referred to in paragraph (f) of the definition of Permitted Financial Indebtedness;

(O)	any Quasi-Security that is created or deemed created on shares of the Parent or, as the case may be, Caliza, under paragraph (r) of the definition of Permitted Disposals by virtue of such shares being held on trust for the holders of the convertible securities pending exercise of any conversion option, where such Quasi-Security is customary for such transaction;

(P)	any Security or Quasi-Security granted over assets of the Caliza Group in connection with any Permitted Financial Indebtedness referred to in paragraph (p) of that definition; or

(Q)	in addition to the Security and Quasi-Security permitted by the foregoing paragraphs (A) to (P), Security or Quasi-Security securing indebtedness of the Parent and its Subsidiaries (taken as a whole) not in excess of $500,000,000; or

(c)	to permit any Pension Plan to incur any “funding deficiency” whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the Code or to permit any Non-US Pension Plan to violate any material funding requirements under applicable law.

22.6	Financial Indebtedness

(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Parent shall ensure that no member of the Group will) incur or allow to remain outstanding any Financial Indebtedness.

(b)	Paragraph (a) above does not apply to Financial Indebtedness which is Permitted Financial Indebtedness, Permitted Security, a Permitted Guarantee or Financial Indebtedness constituting (or incurred pursuant to) a Permitted Transaction.

22.7	Merger

(a)	Subject to paragraph (b) of this Clause 22.7, unless it has obtained the prior written approval of the Majority Creditors, no Obligor shall (and the Parent shall ensure that none of its Subsidiaries will) enter into any amalgamation, demerger, merger, fusión, escisíón or other corporate reconstruction (a “Reconstruction”), other than (i) a Reconstruction relating only to the Parent’s Subsidiaries inter se; (ii) a Reconstruction between the Parent and any of its Subsidiaries; (iii) a Reconstruction between members of the Caliza Group; or (iv) a solvent reorganisation or liquidation of any of the Subsidiaries that are not Obligors, provided that in any case no Default shall have occurred and be continuing at the time of such transaction or would result therefrom and provided further that (A) none of the Transaction Security (if any) granted to the Creditors nor the guarantees granted by the Guarantors hereunder is or are adversely affected as a result, and (B) the resulting entity, if it is not an Obligor, assumes the obligations of the Obligor the subject of the merger.

(b)	No merger otherwise permitted by paragraph (a) of this Clause 22.7 (other than a Permitted Reorganisation) shall be so permitted if:

(i)	as a result the then existing Ratings of the Parent would be downgraded or the Outlook would be negative, in each case at the date of announcement of a Reconstruction, directly as a result of any merger involving the Parent; or

(ii)	the resulting entity, if it is not an Obligor, does not assume the obligations of the Obligor that is the subject of the merger.

22.8	Change of business

(a)	None of the Obligors (other than a Security Provider that is not also a Borrower or a Guarantor) shall make a substantial change to the general nature of its business from that carried on at the date of this Agreement and there shall be no cessation of business in relation to any of the Obligors (unless (except in the case of the Parent which shall in no event cease or substantially change its business) another Obligor continues to operate any such business).

(b)	The Parent shall procure that no substantial change is made to the general nature of the business of any of its Material Subsidiaries from that carried on at the date of this Agreement and that there shall be no cessation of such business (save that a Material Subsidiary that is only a Material Subsidiary by virtue of its being a Holding Company of a Material Subsidiary may change the nature of its business such that it is substantially similar to the business carried on by any other Material Subsidiary).

22.9	Insurance

The Obligors (other than a Security Provider that is not also a Borrower or a Guarantor) shall (and the Parent shall ensure that each of its Material Subsidiaries will) maintain insurances on and in relation to its business and assets with reputable underwriters or insurance companies against those risks and to the extent as is usual for companies carrying on the same or substantially similar business where such insurance is available on reasonable commercial terms.

22.10	Environmental Compliance

The Parent shall (and the Parent shall ensure that each of its Subsidiaries will) comply in all material respects with all Environmental Law and obtain and maintain any Environmental Permits and take all reasonable steps in anticipation of known or expected future changes to or obligations under the same, in each case where failure to do so might reasonably be expected to have a Material Adverse Effect.

22.11	Environmental Claims

The Parent shall inform the Agent in writing as soon as reasonably practicable upon becoming aware of the same:

(a)	if any Environmental Claim has been commenced or (to the best of the Parent’s knowledge and belief) is threatened against any member of the Group which is likely to be determined adversely to the member of the Group; or

(b)	of any facts or circumstances which will or are reasonably likely to result in any Environmental Claim being commenced or threatened against any member of the Group,

where the claim would be reasonably likely, if determined against that member of the Group, to have a Material Adverse Effect.

22.12	Transactions with Affiliates

Each Obligor shall (and the Parent shall ensure that its Subsidiaries will) ensure that any transactions with respective Affiliates (other than a Permitted Reorganisation) are on terms that are fair and reasonable and no less favourable to such Obligor or such Subsidiary than it would obtain in a comparable arm’s-length transaction with a person not an Affiliate (and, if applicable, in accordance with any requirement of law (such as the Mexican Security Market Law (Ley del Mercado de Valores)).

22.13	Pari passu ranking

Each Obligor shall ensure that at all times its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law or regulation applying to companies generally from time to time.

22.14	Payment restrictions affecting Subsidiaries

(a)	Except as permitted under paragraph (b) below, the Parent shall not enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement or arrangement (other than any Finance Document) directly limiting the ability of any of its Subsidiaries to:

(i)	declare or pay dividends or other distributions in respect of its or their respective equity interests in a Subsidiary, except any agreement or arrangement entered into by a person prior to such person becoming a Subsidiary, in which case the Parent shall use its reasonable endeavours to remove such limitations. If however, such limitations are reasonably likely to affect the ability of any Obligor to satisfy its payment obligations under this Agreement, the Parent shall use its best endeavours to remove such limitations as soon as possible; or

(ii)	repay or capitalise any intercompany indebtedness owed by any Subsidiary to any Obligor and, for the avoidance of doubt, subordination provisions shall not be considered a limitation for the purpose of this Clause 22.14.

(b)	The provision of paragraph (a) above shall not restrict:

(i)	any agreements or arrangements that are binding upon any person in connection with a Permitted Securitisation and any agreement or arrangement that limits the ability of any Subsidiary of the Parent that transfers receivables and related assets pursuant to a Permitted Securitisation to distribute or transfer receivables and related assets provided that, in each case, all such agreements and arrangements are customarily required by the institutional sponsor or arranger of such Permitted Securitisation in similar types of documents relating to the purchase of receivables and related assets in connection with the financing thereof;

(ii)	customary provisions in Joint Venture agreements relating to dividends or other distributions in respect of such Joint Venture or the securities, assets or revenues of such Joint Venture;

(iii)	restrictions on distributions applicable to Subsidiaries of the Parent that are the subject of agreements to sell or otherwise dispose of the stock or assets of such Subsidiaries pending such sale or other disposition;

(iv)	any repayments of intercompany indebtedness owed by Caliza to the Parent or any other member of the Group following completion of the first Caliza Transaction (if so completed); and

(v)	(subject to such Financial Indebtedness being Permitted Financial Indebtedness, and there being no other requirements restricting the same) entry by any member of the Caliza Group into a working capital facility the terms of which limit the amount of dividends or other distributions as referred to in paragraph (a) above or the amount of repayments or capitalisation of intercompany indebtedness as referred to in paragraph (a)(ii) above which may be made (in each case) by Caliza to any member of the Group at any time at which the cash in hand of the Caliza Group is below the Caliza Cash Maintenance Threshold.

22.15	Notification of adverse change in Ratings

The Parent shall promptly notify the Agent of any change in its Ratings or Outlook.

22.16	Acquisitions

(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Parent shall ensure that no other member of the Group will) acquire a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them).

(b)	Paragraph (a) above does not apply to an acquisition of a company, of shares, securities or a business or undertaking (or, in each case, any interest in any of them) or the incorporation of a company which is a Permitted Acquisition, a Permitted Joint Venture or a Permitted Transaction.

22.17	Joint ventures

(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Parent shall ensure that no member of the Group will):

(i)	enter into, invest in or acquire (or agree to acquire) any shares, stocks, securities or other interest in any Joint Venture; or

(ii)	transfer any assets or lend to or guarantee or give an indemnity for or give Security for the obligations of a Joint Venture or maintain the solvency of or provide working capital to any Joint Venture (or agree to do any of the foregoing).

(b)	Paragraph (a) above does not apply to any acquisition of (or agreement to acquire) any interest in a Joint Venture or transfer of assets (or agreement to transfer assets) to a Joint Venture or loan made to or guarantee or indemnity or Security given in respect of the obligations of a Joint Venture if such transaction is a Permitted Acquisition, a Permitted Transaction, a Permitted Disposal, a Permitted Loan, Permitted Security or a Permitted Joint Venture.

22.18	Disposals

(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Parent shall ensure that no member of the Group will) enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

(b)	Paragraph (a) above does not apply to any sale, lease, transfer or other disposal which is a Permitted Disposal, a Permitted Distribution or a Permitted Transaction.

22.19	Arm’s length basis

(a)	Except as permitted by paragraph (b) below, no Obligor shall (and the Parent shall ensure no member of the Group will) enter into any transaction with any person except on arm’s length terms and for full market value.

(b)	The following transactions shall not be a breach of this Clause 22.19:

(i)	intra-Group loans permitted under Clause 22.20 (Loans or credit);

(ii)	any Permitted Reorganisation or Permitted Transaction.

22.20	Loans or credit

(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Parent shall ensure that no member of the Group will) be a creditor in respect of any Financial Indebtedness.

(b)	Paragraph (a) above does not apply to:

(i)	a Permitted Loan; or

(ii)	a Permitted Transaction.

22.21	No Guarantees or indemnities

(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Parent shall ensure that no member of the Group will) incur or allow to remain outstanding any guarantee in respect of any obligation of any person.

(b)	Paragraph (a) does not apply to a guarantee which is:

(i)	a Permitted Guarantee; or

(ii)	a Permitted Transaction.

22.22	Dividends and share redemption

(a)	Except as permitted under paragraph (b) below, the Parent shall not (and will ensure that no other member of the Group will):

(i)	declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital);

(ii)	repay or distribute any dividend or share premium reserve;

(iii)	pay or allow any member of the Group to pay any management, advisory or other fee to or to the order of any of the shareholders of the Parent; or

(iv)	redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so,

other than, in each case, in connection with the entry into or performance of obligations or distribution or settlement under any Permitted Put/Call Transaction or, in the case of sub paragraph (iv) above, in connection with the entry into or performance of obligations or distribution or settlement under any Caliza Offering Option.

(b)	Paragraph (a) above does not apply to:

(i)	a Permitted Distribution; or

(ii)	a Permitted Transaction (other than one referred to in paragraph (d) of the definition of that term).

22.23	Existing Financial Indebtedness and Permitted Fundraisings

(a)	Except as permitted under paragraph (b) below, the Parent shall not (and will ensure that no other member of the Group will):

(i)	repay or prepay any principal amount (or capitalised interest) under the Existing Financial Indebtedness or any Permitted Fundraising falling within paragraph (c) of the definition thereof; or

(ii)	(other than where such Financial Indebtedness is acquired by the Group in consideration for a Permitted Disposal or results from a Permitted Acquisition) purchase, redeem, defease or discharge any of the Existing Financial Indebtedness or any Permitted Fundraising falling within paragraph (c) of the definition thereof.

(b)	Paragraph (a) above does not apply to a Permitted Payment or a Permitted Transaction.

(c)	The Parent shall (and will ensure that any other member of the Group which is or becomes a party to the Bancomext Facility or any refinancing thereof will) use its best endeavours to refinance the Bancomext Facility (and any subsequent refinancing of the Bancomext Facility) on terms (excluding Security) which are no more favourable to Bancomext than the terms of this Agreement are to the Creditors hereunder.

(d)	For the avoidance of doubt:

(i)	any delivery of shares, common equity securities in the Parent or reference property in connection with the same pursuant to the operation of the terms of any Relevant Convertible/Exchangeable Obligations; and

(ii)	any payment pursuant to Clause 26.1 (Permitted Debt Purchase Transactions),

shall not be restricted by this Clause 22.23.

22.24	Share capital

No Obligor shall (and the Parent shall ensure no member of the Group will) issue any shares except pursuant to:

(a)	a Permitted Share Issue;

(b)	a Permitted Distribution; and

(c)	a Permitted Transaction.

22.25	Amendments

(a)	No Obligor shall (and the Parent shall ensure that no member of the Group will) following the Effective Date amend, vary, novate, supplement,

supersede, waive or terminate any term of a 2009 Financing Agreement Document, any other document evidencing or relating to Existing Financial Indebtedness or any other document delivered to the Agent pursuant to Part I of Schedule 2 (Conditions Precedent) or Clause 27 (Changes to the Obligors) or any document evidencing or relating to any Existing Financial Indebtedness or enter into any agreement with any shareholders of the Parent or any of their Affiliates which is not a member of the Group except in writing:

(i)	in the case of a 2009 Financing Agreement Document, to the extent that that amendment, variation, novation, supplement, superseding, waiver or termination could not reasonably be expected materially and adversely to affect the interests of the Creditors;

(ii)	in the case of any other document evidencing or relating to any Existing Financial Indebtedness, in a way which:

(A)	could not be reasonably expected materially and adversely to affect the interests of the Creditors; and

(B)	except as provided for under this Agreement, would not change the obligors, borrowers or guarantors, provide Security or Quasi-Security, bring forward a date for payment or increase the amount of interest, principal or fees payable, in each case in respect of Existing Financial Indebtedness (provided that nothing in this Clause 22.25 will affect the ability of members of the Group to enter into a Permitted Fundraising, and provided that in the context of an extension of the same as contemplated by sub paragraphs (i) to (vi) of paragraph (a) of Clause 5.1 (Spring Back Dates) the terms of the Existing Financial Indebtedness referred to in such paragraphs may be amended in order to extend their respective maturities, amend the pricing provisions thereof and/or (if applicable) to vary the strike price thereunder;

(iii)	in the case of an agreement with any shareholder of the Parent or any of their Affiliates which is not a member of the Group, where such agreement could not be reasonably expected to materially and adversely affect the interests of the Creditors (taken as a whole).

(b)	The Parent shall promptly supply to the Agent a copy of any document relating to any of the matters referred to in paragraphs (i) to (iii) above.

22.26	Treasury Transactions

No Obligor shall (and the Parent will procure that no members of the Group will) engage in any Treasury Transaction, other than in accordance with the terms of Schedule 17 (Hedging Parameters).

22.27	Transaction Security

The Parent will ensure that, under the Transaction Security Documents, save as a result of the operation of clause 9 (Automatic Release of Transaction Security) of the Intercreditor Agreement, the Creditors have Transaction Security over:

(a)	all of the shares in each entity that is a direct or indirect shareholder in CEMEX España (except (i) CEMEX International Finance Company, CEMEX Trading Caribe Ltd, CEMEX Trading LLC, Sunbelt Trading, SRL and Sunbelt-Re Limited; (ii) 0.4326% of the shares in CEMEX TRADEMARKS HOLDING Ltd. held by CEMEX, Inc.; (iii) 0.1245% of the shares in CEMEX México held by CEMEX, Inc. and (iv) the single share held by a minority shareholder that is a member of the Group in each Mexican company whose shares are the subject of Transaction Security (other than CEMEX México)); and

(b)	all of the shares in CEMEX España (except (i) 0.2444% of the issued share capital, being shares owned by CEMEX España; and (ii) 0.1164% of the issued share capital, being shares owned by persons that are not members of the Group), such Transaction Security to be, in each case, in substantially the form of the Transaction Security referred to in paragraph 2 of Part I of Schedule 2 (Conditions precedent) granted in the jurisdiction of incorporation or establishment of the company whose shares are the subject of the Transaction Security or, where there is no Transaction Security referred to in paragraph 2 Part I of Schedule 2 (Conditions precedent) in such jurisdiction, in form and substance satisfactory to the Agent (acting reasonably).

22.28	Further assurance

(a)	Each Obligor shall (and the Parent shall procure that each member of the Group will) promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Agent may reasonably specify (and in such form as the Security Agent may reasonably require in favour of the Security Agent or its nominee(s)):

(i)	to perfect the Security created or intended to be created under or evidenced by the Transaction Security Documents (which may include the execution of a mortgage, security trust, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of the Security Agent or the Finance Parties provided by or pursuant to the Finance Documents or by law (directly, through the Agent or Security Agent, through any sub-agent appointed thereby or otherwise);

(ii)	to confer on the Security Agent (or confer on the Finance Parties) Security over any property and assets of that Obligor located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Transaction Security Documents; and/or

(iii)	to facilitate the realisation of the assets which are, or are intended to be, the subject of the Transaction Security.

(b)	Each Obligor shall (and the Parent shall procure that each member of the Group shall) take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Agent or the Finance Parties by or pursuant to the Finance Documents.

22.29	Restriction on exercise of perpetual bond call options

The Parent shall not (and shall procure that no member of the Group will) exercise (or take any action or step with a view to exercising) any call option in relation to any perpetual bonds issued by any member of the Group unless the exercise of the call option will not have a materially negative impact on the cashflow of the Group (and, prior to exercising such call option, the Parent has delivered written notice to the Agent confirming that this is the case).

22.30	Payment of Obligations

The Parent will pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (a) all taxes, assessments and governmental charges or levies assessed, charged or imposed upon it or upon its property and (b) all lawful claims that, if unpaid, might by law become a Security upon its property, except where the failure to make such payments or effect such discharges could not reasonably be expected to have Material Adverse Effect, provided, however, that neither Parent nor any of its Subsidiaries shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim that is being contested in good faith and proper proceedings and as to which appropriate reserves are being maintained in accordance with Applicable GAAP of the Parent, unless and until any Security resulting therefrom attaches to its property and becomes enforceable against its other creditors.

22.31	Margin regulations

No Borrower shall use any part of the proceeds of the Utilisations for any purpose which would result in any violation (whether by any Borrower, the Agent or the Creditors) of Regulation T, U or X of the Board of Governors of the Federal Reserve System or to extend credit to others for any such purpose. No Borrower shall engage in, or maintain as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any margin stock (as defined in such regulations).

22.32	Caliza

The Parent shall if it owns (directly or indirectly) any shares in Caliza, ensure that:

(a)	it has the power to:

(i)	cast, or control the casting of, at least 51% of the maximum number of votes that might be cast at a general meeting of Caliza; and

(ii)	appoint or remove all, or the majority, of the directors or other equivalent officers of Caliza;

(b)	it has the right to receive at least 51% of all dividends and other distributions in respect of equity interests in Caliza; and

(c)	to the extent permitted by Applicable GAAP, Caliza is consolidated within the Group for accounting purposes in accordance with Applicable GAAP (and, if Caliza is not consolidated, the Parent shall provide to the Agent, at the same time it delivers consolidated financial statements pursuant to Clause 20.1 (Financial statements), pro forma financial statements for the Group (for the avoidance of doubt, including the Caliza Group)).

22.33	Restriction on transfer of Material Operating Subsidiaries

(a)	The Parent shall procure that:

(i)	neither:

(A)	the direct or indirect legal or beneficial ownership of more than 10 per cent. of the shares held by members of the Group in any Material Operating Subsidiary that is a Subsidiary of CEMEX España; nor

(B)	all or substantially all the assets of CEMEX España or any Material Operating Subsidiary that is a Subsidiary of CEMEX España,

are disposed of (in a single transaction or series of related or unrelated transactions) to a member of the Group that is not CEMEX España or a Subsidiary of CEMEX España; and

(ii)	neither:

(A)	the direct or indirect legal or beneficial ownership of more than 10 per cent. of the shares held by members of the Group in any Material Operating Subsidiary that is not a Subsidiary of CEMEX España; nor

(B)	all or substantially all the assets of the Parent or any Material Operating Subsidiary that is not a CEMEX España or a Subsidiary of CEMEX España, are disposed of (in a single transaction or series of related or unrelated transactions) to CEMEX España or any of its Subsidiaries.

(b)	Paragraph (a) above shall not apply to the Caliza Reorganisation or the Caliza Transaction.

22.34	Relevant Convertible/Exchangeable Obligations

The Parent shall (and shall ensure that all members of the Group shall) ensure that in relation to any issuance of Relevant Convertible/Exchangeable Obligations where there is a related Permitted Put/Call Transaction, at the time of the issuance of the Relevant Convertible/Exchangeable Obligations, the aggregate of (i) the maximum applicable coupon (excluding any amounts payable as a result of or in relation to any withholding tax) on the Relevant Convertible/Exchangeable Obligations (expressed as a percentage on an annual basis) plus the premium associated with any Permitted Put/Call Transaction(s) related to those Relevant Convertible/Exchangeable Obligations (expressed as a percentage of the aggregate principal amount of such issuance of Relevant Convertible/Exchangeable Obligations) divided by (ii) the number of years for which those Relevant Convertible/Exchangeable Obligations are issued, will be less than or equal to 15 per cent. per annum.

22.35	Conditions subsequent

(a)	If the capital stock of:

(i)	CEMEX Bogotá Investments B.V., a company incorporated in the Netherlands with registration number 55858236 (“CEMEX Bogotá”); and

(ii)	CEMEX Caribe II Investments B.V., a company incorporated in the Netherlands with registration number 34159949 (“CEMEX Caribe II”),

or substantially all of their respective assets (excluding any intra-Group loans) have not been transferred (whether by contribution, merger or otherwise) to Caliza or another member of the Caliza Group by 31 March 2013 (or, with the prior consent of the Majority Creditors, such later date falling no more than 90 days thereafter as the Parent may request), the Parent shall procure that CEMEX Bogotá and/or, as the case may be, CEMEX Caribe II, shall accede to this Agreement as an Additional Guarantor in accordance with Clause 27.3 (Additional Guarantors and Additional Security Providers) and grant a guarantee under:

(A)	Clause 18.1 (Guarantee and indemnity – Specific Guaranteed Facilities) of this Agreement and, from the date of such accession, the definition of “España Subsidiary Guarantor” shall be deemed to include CEMEX Bogotá and/or, as the case may be, CEMEX Caribe II for the purposes of the Finance Documents; and

(B)	Clause 18.2 (Guarantee and indemnity – all Finance Documents) (such guarantee to be shared with the noteholders under the New High Yield Notes to the extent required by such noteholders).

(b)	The Parent shall take all steps necessary to ensure that on or prior to the date falling 60 days after the Effective Date or, if the Security Agent has not confirmed its availability to take the actions required of it in order for the matters described in this paragraph (b) to be effected on or before the date falling 60 days after the Effective Date within 10 days of the date on which the Security Agent so confirms (or such longer period as the Agent may agree), it shall:

(i)	procure that a share pledge over shares in CEMEX España substantially in the form distributed to the Creditors prior to the date of this Agreement is granted (and that Dutch and Spanish legal opinions have been issued in respect thereof in form and substance satisfactory to the Agent (acting reasonably)) and that each person (other than a Creditor) that is required to take any action in order to execute and accept such share pledge before a notary in Madrid has taken such action; and

(ii)	upon the request of the Agent and at the time requested by the Agent during ordinary business hours, appear before a notary in Madrid to notarise or raise to the status of a public document this Agreement and the 2009 Financing Agreement Amendment Agreement (otorgar una póliza intervenida por notario, escritura pública y/o elevar a publico) and to execute before a notary in Madrid the Transaction Security governed by the laws of Spain and the irrevocable powers of attorney in connection therewith and shall procure that any Obligor a party to either of such documents so appears and enters into such public or private document, in each case, as the Agent may reasonably require provided that:

(A)	any such request may only be made by the Agent if the proposed appearance before the notary is to occur 10 days or more after the notice is given (and in ordinary business hours); and

(B)

where the date requested is not the date falling 60 days after the Effective Date (or, if the Security Agent has not confirmed its availability to take the actions required of it in order for the matters described in this paragraph (B) to be effected on or before the date falling 60 days after the Effective Date, the date 10 days from the date on which the Security Agent so confirms, the Agent confirms at the time of giving each notice under sub-paragraph (i) above that at least 25 of the Creditors (or such lesser number as would represent the remainder of the Creditors that have yet to appear and enter into the necessary public or private documents referred to above) have confirmed to it that they are able to appear or have prepared the necessary documentation required by Spanish law for a person or persons to act on their behalf to raise this Agreement and the 2009 Financing Agreement Amendment Agreement to the status of a public deed under the laws of Spain and for the Transaction Security governed by the laws of Spain to be executed before a notary in Spain.

23.	COVENANT RESET DATE

With effect from the Covenant Reset Date:

(a)	the definition of “Excluded Disposal Proceeds” of Clause 7.3 (Disposal Proceeds) shall be amended to include:

“(x)	redundant or obsolete assets; and

(xi)	any assets provided that such proceeds are re-invested within 120 days of receipt”.

(b)	In paragraph (b) of Clause 7.3 (Disposal Proceeds) the figure of “$50,000,000” shall be deleted and the figure of “$100,000,000” substituted therefor, and the words “50 per cent. of” shall be added before “the amount of any Disposal Proceeds”;

(c)	Clause 7.4 (Excess Cashflow) shall be deleted;

(d)	In paragraph (b) of Clause 7.5 (Permitted Equity Fundraising Proceeds) the words “50 per cent. of” shall be added before, and the words “raised in excess of $100,000,000 in any Financial Year” shall be added after, the words “the amount of Permitted Equity Fundraising Proceeds”;

(e)	In paragraph (b) of Clause 7.6 (Permitted Debt Fundraising Proceeds and Permitted Securitisation Proceeds) the words “50 per cent. of” shall be added before, and the words “raised in excess of $100,000,000 in any Financial Year” shall be added after, the words “the amount of Permitted Debt Fundraising Proceeds and Permitted Securitisation Proceeds”;

(f)	Clause 20.4 (Liquidity forecast) and Clause 20.9 (Appointment of financial adviser) shall be deleted;

(g)	paragraph (c) of Clause 21.2 (Financial condition) shall be deleted;

(h)	subject to the proviso below:

(i)	Clause 22.22 (Dividends and share redemption), Clause 22.23 (Existing Financial Indebtedness and Permitted Fundraisings), Clause 22.24 (Share capital) and Clause 22.29 (Restriction on exercise of perpetual bond call options) shall be deleted;

(ii)	in paragraph (k) of the definition of “Permitted Disposal”, sub-paragraphs (i) and (ii) are deleted;

(iii)	in each of paragraph (n) of the definition of “Permitted Acquisition”, paragraph (t) of the definition of Permitted Disposal and paragraph (c)(ii) of the definition of Permitted Joint Venture, the reference to “$250,000,000” shall be replaced with a reference to “$350,000,000”;

(iv)	in paragraph (m) of the definition of “Permitted Guarantee”, the reference to “$500,000,000” shall be replaced with a reference to “$750,000,000”;

(v)	in paragraph (Q) of Clause 22.5 (Negative pledge), the reference to “$500,000,000” shall be replaced with a reference to “5% of the total consolidated gross assets of the Group”;

(vi)	in Clauses 24.5 (Cross default), 24.6 (Insolvency), 24.10 (Creditors’ process and enforcement of Security), 24.12 (Judgment), each reference to “$50,000,000” shall be replaced with a reference to “$75,000,000”; and

(vii)	Clause 22.26 (Treasury Transactions) shall be deleted and replaced with “No Obligor shall (and the Parent will procure that no member of the Group will) engage in any Treasury Transaction other than Treasury Transactions entered into in the ordinary course of business and for non-speculative purposes.”

provided that where, at any time after the Covenant Reset Date, any Financial Indebtedness of a member of the Group under a facility in respect of which the utilised and unutilised commitments are at least $75,000,000 (or under an issuance where the principal amount outstanding under such issuance is at least $75,000,000) benefits from more restrictive covenants in respect of any of the matters to which any of these provisions relates than those set out above, the Creditors will also have the benefit of those more restrictive covenants.

(i)	The definition of “Repeating Representations” in Clause 1.1 (Definitions) shall have added to the end thereof “save that Clause 19.4 (Non-conflict with other obligations) shall not be repeated with respect to the Transaction Security”.

24.	EVENTS OF DEFAULT

Each of the events or circumstances set out in this Clause 24 (except for Clause 24.16 (Acceleration)) is an Event of Default.

24.1	Non-payment

An Obligor does not pay on the due date any amount payable to or for the account of a Creditor pursuant to a Finance Document or the Ancillary Agreement at the place at and in the currency in which it is expressed to be payable unless such failure to pay is caused by an administrative error or technical difficulties within the banking system in relation to the transmission of funds and payment is made within three Business Days of its due date.

24.2	Financial Covenants and other obligations

Any requirement of Clause 21 (Financial Covenants) is not satisfied or the Parent fails to deliver any Compliance Certificate in accordance with Clause 20.2 (Compliance Certificate).

24.3	Other obligations

(a)	An Obligor or any other member of the Group does not comply with any provision of the Finance Documents (other than those referred to in Clause 24.1 (Non-payment) and Clause 24.2 (Financial covenants and other obligations)).

(b)	No Event of Default under paragraph (a) of this Clause 24.3 above will occur if the failure to comply is capable of remedy and is remedied within fifteen Business Days of the Agent giving written notice to the Parent or an Obligor becoming aware of the failure to comply, whichever is the earlier.

24.4	Misrepresentation

(a)	Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

(b)	No Event of Default under paragraph (a) of this Clause 24.4 above will arise if the circumstances giving rise to the misrepresentation are capable of remedy and are remedied within fifteen Business Days of the Agent giving written notice to the Parent or an Obligor becoming aware of the failure to comply, whichever is the earlier.

24.5	Cross default

(a)	Any Financial Indebtedness of any Obligor or member of the Group is not paid when due nor within any originally applicable grace period.

(b)	Any Financial Indebtedness of any Obligor or member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)	Any creditor of any member of the Group or any Obligor becomes entitled to declare any Financial Indebtedness of any member of the Group or any Obligor due and payable prior to its specified maturity as a result of an event of default (however described).

(d)	No Event of Default will occur under this Clause 24.5 if the aggregate amount of Financial Indebtedness falling within paragraphs (a) to (c) of this Clause 24.5 above is less than $50,000,000 (or its equivalent in any other currency or currencies).

24.6	Insolvency

(a)	Any of the Obligors or Material Subsidiaries is unable or admits inability to pay its debts as they fall due (including a state of cessation des paiements within the meaning of the French Commercial Code) or, by reason of actual financial difficulties: (i) suspends or threatens to suspend making payments on any of its debts in an aggregate amount exceeding $50,000,000 (or its equivalent in any other currency or currencies) or (ii) commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness in respect of an aggregate amount of indebtedness exceeding $50,000,000 (or its equivalent in any other currency or currencies).

(b)	The value of the assets of any of the Obligors or Material Subsidiaries is less than its liabilities (taking into account contingent and prospective liabilities other than any such liabilities arising under Clause 18 (Guarantee and indemnity)) other than:

(i)	in the case of CEMEX Corp. or the Holding Company of CEMEX Corp. or any other Holding Company which (A) is not an Obligor (B) is not a Holding Company incorporated in Mexico or (C) does not, on a solus basis, satisfy the requirements of paragraphs (a), (b) or (c) of the definition of Material Subsidiary, liabilities (including contingent and prospective liabilities) owed by such companies on and at any time after the date of this Agreement to another member of the Group provided that, in each case, such liabilities of such companies are subordinated to the claims of the Creditors in the event of the bankruptcy, winding up or liquidation of such companies or an acceleration under Clause 24.16 (Acceleration); and

(ii)	in the case of the Holding Company of CEMEX Corp. when consolidating CEMEX Corp. or when considering the value of its shareholding in CEMEX Corp., any liabilities (including contingent and prospective liabilities) owed by CEMEX Corp. to another member of the Group provided that, such liabilities of CEMEX Corp. are subordinated to the claims of the Creditors in the event of the bankruptcy, winding up or liquidation of CEMEX Corp. or an acceleration under Clause 24.16 (Acceleration).

(c)	A moratorium is declared in respect of any indebtedness of any of the Obligors or Material Subsidiaries.

24.7	Insolvency proceedings

Any corporate action, legal proceeding or other procedure or step is taken in relation to:

(a)

the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration, the opening of proceedings for sauvegarde financière accélérée, redressement judiciaire or liquidation judiciaire or judgement for cession totale ou partielle de l’entreprise pursuant to articles L. 620-1 to L. 670-8 of the French Commercial Code, Irish law examinership, reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise, including, in the context of a mandat ad hoc or of a conciliation in accordance with articles L. 611-3 to L. 611-15 of the French Commercial Code), concurso mercantil, quiebra of any of the Obligors or Material Subsidiaries other than a solvent liquidation or reorganisation of any of the Material Subsidiaries;

(b)	a composition, assignment or arrangement with any class of creditor of any of the Obligors or Material Subsidiaries;

(c)	the appointment of a liquidator (other than in respect of a solvent liquidation of any of the Material Subsidiaries), receiver, administrator, examiner, conciliador, administrative receiver, compulsory manager or other similar officer in respect of any of the Obligors or Material Subsidiaries or any of their assets, or any analogous procedure or step is taken in any jurisdiction.

This paragraph shall not apply to any winding-up petition (or equivalent procedure in any jurisdiction) which is frivolous or vexatious and is discharged, stayed or dismissed within 60 days of commencement.

24.8	Expropriation and sequestration

(a)	Any expropriation or sequestration (or equivalent event under any applicable law) affects any asset or assets of any Obligor or any Material Subsidiary and has a Material Adverse Effect.

(b)	The authority or ability of the Parent or any Material Subsidiary to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to the Parent or any Material Subsidiary (or, in each case, any of its assets) with an aggregate book value equal to 5 per cent. or more of the gross book value of the assets of the Group (on a consolidated basis).

24.9	Availability of foreign exchange

(a)	Any restriction or requirement not in effect on the date hereof shall be imposed, whether by legislative enactment, decree, regulation, order or otherwise, which limits the availability or the transfer of foreign exchange by any Obligor for the purpose of performing any material obligations under the Finance Documents, any certificates, waivers, or any other agreements delivered pursuant to the Finance Documents.

(b)	Paragraph (a) above shall not apply to any such restriction or requirement imposed as a result of member state of the European Union which is a Participating Member State in relation to the euro ceasing to be a Participating Member State in relation to the euro, unless such restriction or requirement would be reasonably likely to result in a Material Adverse Effect.

24.10	Creditors’ process and enforcement of Security

(a)	Any Security is enforced against any Obligor or any Material Subsidiary.

(b)	Any attachment, distress or execution affects any asset or assets of any Obligor or any Material Subsidiary which is reasonably likely to cause a Material Adverse Effect.

(c)	No Event of Default under paragraphs (a) or (b) of this Clause 24.10 above will occur if:

(i)	the action is being contested in good faith by appropriate proceedings;

(ii)	the principal amount of the indebtedness secured by such Security or in respect of which such attachment, distress or execution is carried out represents less than $50,000,000 (or its equivalent in any other currency or currencies); and

(iii)	the enforcement proceedings, attachment, distress or execution is or are discharged within 60 days of commencement.

24.11	Ownership of Obligors

(a)	Any Obligor (other than the Parent) ceases to be a wholly owned Subsidiary of the Parent (or, in the case of CEMEX España, CEMEX Concretos, CEMEX Finance, CEMEX Corp., CEMEX, Inc., CEMEX Materials or any España Subsidiary Guarantor, the Parent’s percentage indirect shareholding in CEMEX España, CEMEX Concretos, CEMEX Finance, CEMEX Corp., CEMEX, Inc., CEMEX Materials or that España Subsidiary Guarantor is reduced from the percentage as at the date of this Agreement) except if it is the subject of a Third Party Disposal.

(b)	Either of the following events occurs:

(i)	a Change of Control; or

(ii)	the sale of all or substantially all of the assets of the Group whether in a single transaction or a series of related transactions.

24.12	Judgment

(a)	A final judgment or judgments or order or orders not subject to further appeal for the payment of money in an aggregate amount in excess of $50,000,000 shall be rendered against the Parent and/or any of its Subsidiaries that are neither discharged nor bonded in full within 60 days thereafter; or

(b)	Any Obligor or any Material Subsidiary fails to comply with or pay any sum due from it under any judgment or any order made or given by any court of competent jurisdiction (in each case in an amount in aggregate exceeding $50,000,000 at any time) save unless payment of any such sum is suspended pending an appeal.

24.13	Unlawfulness

(a)	It is or becomes unlawful for an Obligor or any other member of the Group that is a party to the Intercreditor Agreement to perform any of its obligations under the Finance Documents where non-performance is reasonably likely to cause a Material Adverse Effect.

(b)	Any Transaction Security created or expressed to be created or evidenced by the Transaction Security Documents ceases to be effective except in accordance with the terms of the Finance Documents.

(c)	Any obligation or obligations of any Obligor under any Finance Documents or any other member of the Group under the Intercreditor Agreement are not (subject to the Legal Reservations) or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Creditors under the Finance Documents.

(d)	Any Finance Document ceases to be in full force and effect or is alleged by an Obligor to be ineffective except in accordance with the terms of the Finance Documents.

24.14	Repudiation

An Obligor repudiates a Finance Document or any of the Transaction Security or evidences an intention to repudiate a Finance Document or any of the Transaction Security.

24.15	Failure to perform payment obligations

Any material adverse change arises in the financial condition of the Group taken as a whole which the Majority Creditors reasonably determine would result in the failure by the Obligors (taken as a whole) to perform their payment obligations under any of the Finance Documents.

24.16	Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Agent may, without mise en demeure or any judicial or extra judicial step, and shall if so directed by the Majority Creditors, by notice to the Parent (but, in respect of any French Obligor, subject to the mandatory provisions of articles L. 620-1 to L. 670-8 of the French Commercial Code):

(a)	cancel the Total Commitments at which time they shall immediately be cancelled; and/or

(b)	declare that all or part of the Outstanding Principal Amounts, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, at which time they shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived; and/or

(c)	declare that all or part of the Outstanding Principal Amounts be payable on demand, at which time they shall immediately become payable on demand by the Agent on the instructions of the Majority Creditors;

(d)	make demand on any Guarantor under this Agreement in respect of amounts due and payable under or in connection with this Agreement without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived; and/or

(e)	subject to the Intercreditor Agreement (including the requirements of clause 7.2 (Enforcement Instructions) thereof), exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents, provided that in the case of an Event of Default under Clauses 24.6 (Insolvency) or Clause 24.7 (Insolvency proceedings) with respect to an Obligor, all of the Total Commitments shall be cancelled automatically and immediately and all Utilisations under the Facilities (together with accrued interest and all other amounts accrued under the Finance Documents) shall become due and payable automatically and immediately without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived.

SECTION 9

CHANGES TO PARTIES

25.	CHANGES TO THE CREDITORS

25.1	Assignments and transfers by the Creditors

Subject to this Clause 25 and to Clause 26 (Debt Purchase Transactions), a Creditor (the “Existing Creditor”) may:

(a)	assign any of its rights and benefits; or

(b)	transfer by novation any of its rights, benefits and obligations,

under any Finance Document to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the “New Creditor”).

25.2	Conditions of assignment or transfer

(a)	(Other than in the case of an assignment permitted by paragraph (b) of Clause 26.1 (Permitted Debt Purchase Transactions)) an assignment will only be effective on:

(i)	receipt by the Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Creditor (in form and substance satisfactory to the Agent) that the New Creditor will assume the same obligations to the other Finance Parties and the other Secured Parties as it would have been under if it was an Original Creditor;

(ii)	the New Creditor entering into the documentation required for it to accede as a party to the Intercreditor Agreement; and

(iii)	the performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Creditor, the completion of which the Agent shall promptly notify to the Existing Creditor and the New Creditor.

(b)	A transfer will only be effective if the New Creditor enters into the documentation required for it to accede as a party to the Intercreditor Agreement and if the procedures set out in Clause 25.5 (Procedure for transfer) and paragraph (e) below are complied with.

(c)	If:

(i)	a Creditor assigns, transfers, declares a trust or grants Security over any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)	as a result of the assignment, transfer, declaration of trust, grant of Security or change (other than because of any change in law), an Obligor would be obliged to make a payment to the New Creditor or Creditor acting through its new Facility Office under Clause 13 (Tax gross-up and indemnities) or Clause 14 (Increased Costs), then the New Creditor or Creditor acting through its new Facility Office is only entitled to receive payment under that Clause to the same extent as the Existing Creditor or Creditor acting through its previous Facility Office would have been if the assignment, transfer, declaration of trust, grant of Security or change had not occurred.

(d)	Each New Creditor, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Creditor or Creditors in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Creditor would have been had it remained a Creditor.

(e)	If an assignment or transfer is made by a Lender under a Loan Facility to whom a Loan Facility Promissory Note has been issued as provided in Clause 4.3 (Promissory Notes under Loan Facilities), by a Derivatives Unwind Promissory Noteholder or by a USPP Noteholder of its rights and benefits or, as the case may be, its rights, benefits and obligations under any Finance Document, in accordance with this Clause 25 (Changes to the Creditors), the relevant Promissory Note or, as the case may be, USPP Note shall (in whole or part, as appropriate) be endorsed, assigned or transferred to the New Creditor in accordance with its terms (and, in the case of a USPP Note, in accordance with the terms of the USPP Note Agreement) and, in the case of a Promissory Note, to the extent necessary, the Agent and the relevant Borrower shall make appropriate arrangements so that a new Promissory Note is issued to the New Creditor at the expense of the New Creditor, and the existing Promissory Note returned to the Parent.

(f)	The minimum amount of an assignment or transfer shall be the lower of $200,000 (or equivalent) or the amount of a Creditor’s participation provided that, in order to comply with the Dutch FSA, the amount assigned or transferred in respect of Facility A6 and Facility A7 under this Clause 25 (Changes to the Creditors) by any Creditor shall be at least EUR 100,000 (or equivalent) per New Creditor or such other amount as may be required from time to time by the Dutch Financial Supervision Act (or implementing legislation) or, if an assignment or transfer is in a lesser amount, the New Creditor shall confirm in writing to the Parent that it is a professional market party within the meaning of the Dutch FSA.

25.3	Assignment or transfer fee

Unless the Agent otherwise agrees, the New Creditor shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of $2,000.

25.4	Limitation of responsibility of Existing Creditors

(a)	Unless expressly agreed to the contrary, an Existing Creditor makes no representation or warranty and assumes no responsibility to a New Creditor for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents, the Transaction Security or any other documents;

(ii)	the financial condition of any Obligor;

(iii)	the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Creditor confirms to the Existing Creditor, the other Finance Parties and the Secured Parties that it:

(i)	has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in the Finance Documents and has not relied exclusively on any information provided to it by the Existing Creditor or any other Finance Party in connection with any Finance Document or the Transaction Security; and

(ii)	will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)	Nothing in any Finance Document obliges an Existing Creditor to:

(i)	accept a re-transfer or re-assignment from a New Creditor of any of the rights and obligations assigned or transferred under this Clause 25; or

(ii)	support any losses directly or indirectly incurred by the New Creditor by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

25.5	Procedure for transfer

(a)	Subject to the conditions set out in Clause 25.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Creditor and the New Creditor. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)	The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Creditor and the New Creditor once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Creditor.

(c)	Subject to Clause 25.9 (Pro rata interest settlement), on the Transfer Date:

(i)	to the extent that in the Transfer Certificate the Existing Creditor seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security each of the Obligors and the Existing Creditor shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another under the Finance Documents and in respect of the Transaction Security shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)	each of the Obligors and the New Creditor shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor or other member of the Group and the New Creditor have assumed and/or acquired the same in place of that Obligor and the Existing Creditor;

(iii)	the Agent, the Security Agent, the New Creditor and the other Creditors shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Creditor been an Original Creditor with the rights, and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent the Security Agent, and the Existing Creditor shall each be released from further obligations to each other under the Finance Documents; and

(iv)	the New Creditor shall become a Party as a “Creditor”.

25.6	Procedure for assignment

(a)	Subject to the conditions set out in Clause 25.2 (Conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Creditor and the New Creditor. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)	The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Creditor and the New Creditor once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assignment to such New Creditor.

(c)	Subject to Clause 25.9 (Pro rata interest settlement), on the Transfer Date:

(i)	the Existing Creditor will assign absolutely to the New Creditor its rights under the Finance Documents and in respect of the Transaction Security expressed to be the subject of the assignment in the Assignment Agreement;

(ii)	the Existing Creditor will be released from the obligations (the “Relevant Obligations”) expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of the Transaction Security); and

(iii)	the New Creditor shall become a Party as a “Creditor” and will be bound by obligations equivalent to the Relevant Obligations.

(d)	Creditors may utilise procedures other than those set out in this Clause 25.6 to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with Clause 25.5 (Procedure for transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by the Creditors nor the assumption of equivalent obligations by a New Creditor) provided that they comply with the conditions set out in Clause 25.2 (Conditions of assignment or transfer).

25.7	Copy of Transfer Certificate or Assignment Agreement to Parent

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement, send to the Parent a copy of that Transfer Certificate or Assignment Agreement.

25.8	Security over Creditors’ rights

In addition to the other rights provided to Creditors under this Clause 25, each Creditor may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Creditor including, without limitation:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)	in the case of any Creditor which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Creditor as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)	release a Creditor from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or other Security for the Creditor as a party to any of the Finance Documents; or

(ii)	require any payments to be made by an Obligor or grant to any person any more extensive rights than those required to be made or granted to the relevant Creditor under the Finance Documents.

25.9	Pro rata interest settlement

If the Agent has notified the Creditors that it is able to distribute interest payments on a “pro rata basis” to Existing Creditors and New Creditors then (in respect of any transfer pursuant to Clause 25.5 (Procedure for transfer) or any assignment pursuant to Clause 25.6 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(a)	any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Creditor up to but excluding the Transfer Date (“Accrued Amounts”) and shall become due and payable to the Existing Creditor (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six Months, on the next of the dates which falls at six Monthly intervals after the first day of that Interest Period); and

(b)	the rights assigned or transferred by the Existing Creditor will not include the right to the Accrued Amounts so that, for the avoidance of doubt:

(i)	when the Accrued Amounts become payable, those Accrued Amounts will be payable for the account of the Existing Creditor; and

(ii)	the amount payable to the New Creditor on that date will be the amount which would, but for the application of this Clause 25.9, have been payable to it on that date, but after deduction of the Accrued Amounts.

25.10	French law provisions

(a)	To the extent a transfer of rights and obligations hereunder could be construed as a novation within the meaning of articles 1271 et seq. of the French Civil Code, each Party agrees that upon a transfer under Clauses 25.1 (Assignments and transfers by the Creditors) and 25.5 (Procedure for transfer), the Security created under the French law governed Transaction Security Documents shall be preserved and maintained for the benefit of the Security, the New Creditor and the remaining Finance Parties pursuant to articles 1278 et seq. of the French Civil Code.

(b)	The New Creditor may, in case of an assignment of rights by an Existing Creditor hereunder, if it considers it necessary to make such transfer effective as against third parties, arrange for the Assignment Agreement to be notified by way of signification to any French Obligor in accordance with article 1690 of the French Civil Code.

25.11	Acceding Creditors

(a)	The Parent may in its absolute discretion, by posting a notice to Debtdomain addressed to the Participating Creditors under (and as defined in) the 2009 Financing Agreement, invite such Participating Creditors to elect to exchange into this Agreement on or before the date falling 30 days after the Effective Date, by executing a Creditor Accession Letter. Such invitation to elect to exchange may, at the discretion of the Parent, be subject to an overall aggregate cap on the amounts that may be so exchanged into this Agreement and where the Participating Creditors that elect to exchange have Exposures (under and as defined in the 2009 Financing Agreement) over the level of such cap, then any exchange shall be effected pro rata as between the Exposures (under and as defined in the 2009 Financing Agreement) of such Participating Creditors that have elected to exchange.

(b)	The Agent and the Security Agent shall (and the Creditors hereby authorise and instruct the Agent and the Security Agent to) execute such Creditor Accession Letter to give effect to the accession by that person as a Creditor under the Finance Documents (and as a party to the Ancillary Agreement as set out in that Creditor Accession Letter).

26.	DEBT PURCHASE TRANSACTIONS

26.1	Permitted Debt Purchase Transactions

(a)	The Parent shall not (and shall procure that no other member of the Group or any Affiliate of the Parent shall) (i) enter into any Permitted Debt Purchase Transaction other than in accordance with the other provisions of this Clause 26.1 or (ii) be party to (or beneficially own all or any part of the share capital of a company that is a Creditor or a party to) any Restricted Debt Purchase Transaction.

(b)	A Borrower may purchase by way of assignment, pursuant to Clause 25 (Changes to the Creditors), a participation in any Utilisation in respect of which it is the borrower and any related Commitment where:

(i)	such purchase is made for a consideration of less than par;

(ii)	such purchase is made using one of the processes set out at paragraphs (c) and (d) below;

(iii)	such purchase is made at a time when no Default is continuing; and

(iv)	the consideration for such purchase is funded from that part of any proceeds referred to in Clauses 7.2 (Caliza Proceeds), 7.3 (Disposal Proceeds), 7.4 (Excess Cashflow), 7.5 (Permitted Equity Fundraising Proceeds) or 7.6 (Permitted Debt Fundraising Proceeds and Permitted Securitisation Proceeds) which is permitted to be retained by the Group and is not required to be deposited in a Segregated Account or applied to prepay the Facilities or to prepay, redeem, repay, retire, or purchase other Financial Indebtedness (or to be placed in a Reserve for such purpose) pursuant to Clause 7 (Mandatory prepayment and Segregated Accounts).

(c)

(i)	A Permitted Debt Purchase Transaction referred to in paragraph (b) above may be entered into pursuant to a solicitation process (a “Solicitation Process”) which is carried out as follows.

(ii)	Prior to 11.00 am on a given Business Day (the “Solicitation Day”) the Parent or a financial institution acting on its behalf (the “Purchase Agent”) will approach at the same time each Creditor which participates in the Facilities to enable them to offer to sell to the relevant Borrower(s) an amount of their participation in one or more Facilities. Any Creditor wishing to make such an offer shall, by 11.00 am on the second Business Day following such Solicitation Day, communicate to the Purchase Agent details of the amount of its participations, and in which Facilities, it is offering to sell and the price at which it is offering to sell such participations. Any such offer shall be irrevocable until 11.00 am on the third Business Day following such Solicitation Day and shall be capable of acceptance by the Parent on behalf of the relevant Borrower(s) on or before such time by communicating its acceptance in writing to the Purchase Agent or, if it is the Purchase Agent, the relevant Creditors. The Purchase Agent (if someone other than the Parent) will communicate to the relevant Creditors which offers have been accepted by 12 noon on the third Business Day following such Solicitation Day. In any event by 11.00 am on the fourth Business Day following such Solicitation Day, the Parent shall notify the Agent of the amounts of the participations purchased through the relevant Solicitation Process, the identity of the Facilities to which they relate and the average price paid for the purchase of participations in each relevant Facility. The Agent shall disclose such information to any Creditor that requests such disclosure.

(iii)	Any purchase of participations in the Facilities pursuant to a Solicitation Process shall be completed and settled on or before the fifth Business Day after the relevant Solicitation Day.

(iv)	In accepting any offers made pursuant to a Solicitation Process the Parent shall be free to select which offers and in which amounts it accepts but on the basis that in relation to a participation in a particular Facility it accepts offers in inverse order of the price offered (with the offer or offers at the lowest price being accepted first) and that if in respect of participations in a particular Facility it receives two or more offers at the same price it shall only accept such offers on a pro rata basis.

(d)

(i)	A Permitted Debt Purchase Transaction referred to in paragraph (b) above may also be entered into pursuant to an open order process (an “Open Order Process”) which is carried out as follows.

(ii)	The Parent (on behalf of the relevant Borrower(s)) may by itself or through another Purchase Agent place an open order (an “Open Order”) to purchase participations in one or more of the Facilities up to a set aggregate amount at a set price by notifying at the same time all the Creditors participating in the Facilities of the same. Any Creditor wishing to sell pursuant to an Open Order will, by 11.00 am on any Business Day following the date on which the Open Order is placed but no earlier than the first Business Day, and no later than the fifth Business Day, following the date on which the Open Order is placed, communicate to the Purchase Agent details of the amount of its participations, and in which Facilities, it is offering to sell. Any such offer to sell shall be irrevocable until 11.00 am on the Business Day following the date of such offer from the Creditor and shall be capable of acceptance by the Parent on behalf of the relevant Borrower(s) on or before such time by it communicating such acceptance in writing to the relevant Creditor.

(iii)	Any purchase of participations in the Facilities pursuant to an Open Order Process shall be completed and settled by the relevant Borrower(s) on or before the fourth Business Day after the date of the relevant offer by a Creditor to sell under the relevant Open Order.

(iv)	If in respect of participations in a Facility the Purchase Agent receives on the same Business Day two or more offers at the set price such that the maximum amount of such Facility to which an Open Order relates would be exceeded, the Parent shall only accept such offers on a pro rata basis.

(v)	The Parent shall, by 11.00 am on the sixth Business Day following the date on which an Open Order is placed, notify the Agent of the amounts of the participations purchased through such Open Order Process and the identity of the Facilities to which they relate. The Agent shall disclose such information to any Creditor that requests the same.

(e)	For the avoidance of doubt, there is no limit on the number of occasions a Solicitation Process or an Open Order Process may be implemented.

(f)	In relation to any Permitted Debt Purchase Transaction entered into pursuant to this Clause 26.1, notwithstanding any other term of this Agreement or the other Finance Documents:

(i)	on completion of the relevant assignment pursuant to Clause 25 (Changes to the Creditors), the portions of the Utilisations to which it relates shall be extinguished and any related Repayment Instalments will be reduced pro-rata accordingly;

(ii)	such Permitted Debt Purchase Transaction and the related extinguishment referred to in paragraph (i) above shall not constitute a prepayment of the Facilities;

(iii)	the Borrower which is the assignee shall be deemed to be an entity which fulfils the requirements of Clause 25.1 (Assignments and transfers by the Creditors) to be a New Creditor (as defined in such Clause);

(iv)	no member of the Group shall be deemed to be in breach of any provision Clause 22 (General Undertakings) solely by reason of such Permitted Debt Purchase Transaction;

(v)	Clause 30 (Sharing among the Finance Parties) shall not be applicable to the consideration paid under such Permitted Debt Purchase Transaction; and

(vi)	for the avoidance of doubt, any extinguishment of any part of the Utilisations shall not affect any amendment or waiver which prior to such extinguishment had been approved by or on behalf of the requisite Creditor or Creditors in accordance with this Agreement.

(g)	The Agent shall be under no obligation to act as Purchase Agent under any transaction contemplated by this Clause 26.1.

27.	CHANGES TO THE OBLIGORS

27.1	Assignment and Transfers by Obligors

No Obligor or any other member of the Group may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

27.2	Resignation of a Borrower

(a)	In this Clause 27.2, Clause 27.4 (Resignation of a Guarantor) and Clause 27.7 (Resignation and release of Security on disposal), “Third Party Disposal” means the disposal of all of the issued share capital of an Obligor to a person which is not a member of the Group where that disposal is permitted under Clause 22.18 (Disposals) or made with the approval of the Majority Creditors (and the Parent has confirmed this is the case).

(b)	If a Borrower is the subject of a Third Party Disposal, the Parent may request that such Borrower (other than the Parent) ceases to be a Borrower by delivering to the Agent a Resignation Letter.

(c)	The Agent shall accept a Resignation Letter and notify the Parent and the other Finance Parties of its acceptance if:

(i)	the Parent has confirmed that no Default is continuing or would result from the acceptance of the Resignation Letter;

(ii)	either:

(A)	the Borrower has repaid all Utilisations in respect of which it is the Borrower as provided in paragraph (c) of Clause 7.3 (Disposal Proceeds) (and paid all other amounts relating to such Utilisations) and is under no actual or contingent obligations as a Borrower under any Finance Documents; or

(B)	the Creditor(s) under any Facility in respect of which the Obligor the subject of the Third Party Disposal is the Borrower and the Borrower have agreed in writing that such Facility will remain in place (without recourse to any member of the Group) following completion of the Third Party Disposal and notified the Agent of the same in the relevant Resignation Letter;

(iii)	where the Borrower is also a Guarantor (unless its resignation has been accepted in accordance with Clause 27.4 (Resignation of a Guarantor)), its obligations in its capacity as Guarantor continue to be legal, valid, binding and enforceable and in full force and effect (subject to the Legal Reservations) and the amount guaranteed by it as a Guarantor is not decreased (and the Parent has confirmed this is the case); and

(iv)	the Parent has confirmed that it shall, if so required, ensure that any relevant Disposal Proceeds will be applied in accordance with Clause 7 (Mandatory Prepayment and Segregated Accounts).

(d)	If the Creditor(s) under any Facility in respect of which the Obligor the subject of the Third Party Disposal is the Borrower and the Borrower have agreed that such Facility will remain in place (without recourse to any member of the Group) following completion of the Third Party Disposal then upon completion of the Third Party Disposal:

(i)	the Borrower will cease to be a “Borrower” or “Guarantor” for the purposes of the Finance Documents;

(ii)	the relevant Facility will cease to be a “Facility” for the purposes of the Finance Documents; and

(iii)	the Creditor(s) in respect of that Facility will cease to be “Creditors” in respect of that Facility under the Finance Documents.

(e)	Upon notification by the Agent to the Parent of its acceptance of the resignation of a Borrower, that company shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents as a Borrower except that the resignation shall not take effect (and the Borrower will continue to have rights and obligations under the Finance Documents) until the date on which the Third Party Disposal takes effect.

(f)	The Agent may, at the cost and expense of the Parent, require a legal opinion from counsel to the Agent confirming the matters set out in paragraph (c)(iii) above and the Agent shall be under no obligation to accept a Resignation Letter until it has obtained such opinion in form and substance reasonably satisfactory to it.

27.3	Additional Guarantors and Additional Security Providers

(a)	Subject to compliance with the provisions of paragraphs (b) and (c) of Clause 20.8 (“Know your client” checks), the Parent may request that any of its wholly owned Subsidiaries become an Additional Guarantor or an Additional Security Provider by:

(i)	the Parent delivering to the Agent a duly-completed and executed Accession Letter; and

(ii)	the Parent delivers (or procures that the Additional Guarantor or Additional Security Provider (as the case may be) delivers) all of the documents and other evidence referred to in Part II (Conditions Precedent required to be delivered by an Additional Obligor) of Schedule 2 (Conditions Precedent) in relation to that Additional Guarantor or Additional Security Provider to the Agent.

(b)	The Agent shall notify the Obligors and the Creditors promptly upon being satisfied that it has received all the documents and other evidence listed in Part II (Conditions Precedent required to be delivered by an Additional Obligor) of Schedule 2 (Conditions Precedent).

27.4	Resignation of a Guarantor

(a)	The Parent may request that a Guarantor (other than the Parent) ceases to be a Guarantor by delivering to the Agent a Resignation Letter if:

(i)	that Guarantor is being disposed of by way of a Third Party Disposal (as defined in Clause 27.2 (Resignation of a Borrower)) and the Parent has confirmed this is the case; or

(ii)	all the Creditors have consented to the resignation of that Guarantor.

(b)	The Agent shall accept a Resignation Letter and notify the Parent and the Creditors of its acceptance if:

(i)	the Parent has confirmed that no Default is continuing or would result from the acceptance of the Resignation Letter;

(ii)	no payment is due from the Guarantor under Clause 18 (Guarantee and indemnity);

(iii)	where the Guarantor is also a Borrower, it is under no actual or contingent obligations as a Borrower and has resigned and ceased to be a Borrower under Clause 27.2 (Resignation of a Borrower); and

(iv)	the Parent has confirmed that it shall ensure, if so required, that the Disposal Proceeds will be applied in accordance with Clause 7 (Mandatory Prepayment and Segregated Accounts).

(c)	The resignation of a Guarantor under paragraph (a)(i) above shall not be effective until the date of the relevant Third Party Disposal, at which time that company shall cease to be a Guarantor and shall have no further rights or obligations under the Finance Documents as a Guarantor.

27.5	Resignation of a Security Provider

(a)	The Parent may request that a Security Provider ceases to be a Security Provider by delivering to the Agent a Resignation Letter if:

(i)	the Transaction Security granted by that Security Provider is being released under and in accordance with the Intercreditor Agreement and the Parent has confirmed that this is the case; or

(ii)	all the Creditors have consented to the resignation of that Security Provider.

(b)	The Agent shall accept a Resignation Letter and notify the Parent and the Creditors of its acceptance if:

(i)	the Parent has confirmed that no Default is continuing or would result from the acceptance of the Resignation Letter;

(ii)	the Parent has confirmed that the Transaction Security granted by that Security Provider has not become enforceable in accordance with its terms.

(c)	The resignation of that Security Provider shall not be effective until the date on which the Transaction Security granted by the Security Provider has been released under and in accordance with the Intercreditor Agreement, at which time that company shall cease to be a Security Provider and shall have no further rights or obligations under the Finance Documents as a Security Provider.

27.6	Repetition of Representations

Delivery of an Accession Letter constitutes confirmation by the relevant Affiliate that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

27.7	Resignation and release of Security on disposal

If a Borrower or Guarantor is or is proposed to be the subject of a Third Party Disposal then:

(a)	where that Obligor created Transaction Security over any of its assets or business in favour of the Security Agent, or Transaction Security in favour of the Security Agent was created over the shares (or equivalent) of that Obligor, the Security Agent may, at the cost and request of the Parent, release those assets, business or shares (or equivalent) and issue certificates of non-crystallisation;

(b)	the resignation of that Obligor and related release of Transaction Security referred to in paragraph (a) above shall not become effective until the date of that disposal; and

(c)	if the disposal of that Obligor is not made, the Resignation Letter of that Obligor and the related release of Transaction Security referred to in paragraph (a) above shall have no effect and the obligations of the Obligor and the Transaction Security created or intended to be created by or over that Obligor shall continue in such force and effect as if that release had not been effected.

SECTION 10

THE FINANCE PARTIES

28.	ROLE OF THE AGENT

28.1	Appointment of the Agent

(a)	Each of the Creditors appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b)	Each of the Creditors authorises the Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents (including the appointment of any sub-agents or local agents to assist in administration of payments, the supervision or enforcement of any of the Finance Documents) together with any other incidental rights, powers, authorities and discretions.

28.2	Interests of Creditors

Without limiting paragraphs (a) to (c) of Clause 28.8 (Majority Creditors’ instructions), in connection with the exercise of its powers, authorities or discretions (including, but not limited to, those in relation to any proposed modifications, waiver or authorisation of any breach or proposed breach of any of the provisions of this Agreement), the Agent shall have regard to the general interests of the Creditors (taken as a whole) and shall not have regard to any interest arising from circumstances particular to individual Creditors.

28.3	Duties of the Agent

(a)	Subject to paragraph (b) below, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

(b)	Without prejudice to Clause 25.7 (Copy of Transfer Certificate or Assignment Agreement to Parent), paragraph (a) above shall not apply to any Transfer Certificate or any Assignment Agreement.

(c)	The Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(d)	If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(e)	If the Agent is aware of the non-payment of any principal, interest or fee payable to a Finance Party (other than the Agent or the Security Agent) under this Agreement it shall promptly notify the other Finance Parties.

(f)

The Agent shall provide to the Parent within three Business Days of a request by the Parent (but no more frequently than once per calendar month) a list (which may be in electronic form) setting out the names of the Creditors as at that Business Day, their respective Commitments, and the name of the contact person, if any, for whose attention any communication sent to that Creditor is to be made or any document delivered under or in connection with the Finance Documents and, in the case of any Creditor to whom any communication under or in connection with the Finance Documents may be made by that means, the electronical mail address and/or any other information required to enable the sending and receipt of information by electronic mail or other electronic means to and by that Creditor.

(g)	The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

28.4	Role of the Structuring Banks

(a)	Except as specifically provided in the Finance Documents, the Structuring Banks do not have any obligations or liabilities of any kind to any other Party under or in connection with any Finance Document.

(b)	With effect from the Effective Date (and without prejudicing any accrued rights and liabilities of the parties to those documents), the Structuring Bank Documents shall be terminated in accordance with their terms.

28.5	No fiduciary duties

(a)	Nothing in this Agreement constitutes the Agent or any Structuring Bank as a trustee or fiduciary of any other person.

(b)	None of the Agent or the Security Agent or any Structuring Bank shall be bound to account to any Creditor for any sum or the profit element of any sum received by it for its own account.

28.6	Business with the Group

The Agent, the Security Agent or any Structuring Bank may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

28.7	Rights and discretions

(a)	The Agent may rely on:

(i)	any representation, notice or document (including, for the avoidance of doubt, any representation, notice or document communicating the consent of the Majority Creditors pursuant to Clause 37.1 (Required consents)) believed by it to be genuine, correct and appropriately authorised; and

(ii)	any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)	The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Creditors) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 24.1 (Non-payment));

(ii)	any right, power, authority or discretion vested in any Party or the Majority Creditors has not been exercised;

(iii)	any notice or request made by the Parent (other than a Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors.

(c)	The Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)	The Agent may act in relation to the Finance Documents through its personnel and agents and through any necessary subagent, local agent or Affiliate and for that purpose, may enter into any agreement or cause any agreement to be entered into, by any such subagent, local agent or Affiliate, including the execution, delivery, performance or enforcement of any Transaction Security Document.

(e)	The Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(f)	Without prejudice to the generality of paragraph (e) above, the Agent may disclose the identity of a Defaulting Creditor to the other Finance Parties and the Parent and shall disclose the same upon the written request of the Parent or the Majority Creditors.

(g)	Notwithstanding any other provision of any Finance Document to the contrary, none of the Agent or any Structuring Bank is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(h)	The Agent is not obliged to disclose to any Finance Party but shall disclose to the Parent as soon as reasonably practical following a request to do so any details of the rate notified to the Agent by any Creditor or the identity of any such Creditor for the purpose of paragraph (a)(ii) of Clause 11.2 (Market disruption) (provided that the Parent, by its signature to this Agreement, agrees to keep such information confidential and not to disclose it to anyone except for its officers, directors, employees and professional advisers on a confidential and “need to know” basis).

28.8	Majority Creditors’ instructions

(a)

Unless a contrary indication appears in a Finance Document, the Agent shall (i) exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Majority Creditors (or, if so instructed by the Majority Creditors, refrain from exercising any right, power, authority or discretion vested in it as Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Creditors.

(b)	Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Creditors will be binding on all the Finance Parties other than the Security Agent.

(c)	The Agent may refrain from acting in accordance with the instructions of the Majority Creditors (or, if appropriate, the Creditors) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

(d)	In the absence of instructions from the Majority Creditors, (or, if appropriate, the Creditors) the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Creditors (taken as a whole).

(e)	The Agent is not authorised to act on behalf of a Creditor (without first obtaining that Creditor’s consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (e) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Transaction Security Documents or enforcement of the Transaction Security or Transaction Security Documents.

28.9	Responsibility for documentation

None of the Agent or any Structuring Bank is:

(a)	responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, an Obligor or any other person given in or in connection with any Finance Document or the Transaction Security;

(b)	responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document or the Transaction Security; or

(c)	responsible for any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

28.10	Exclusion of liability

(a)	Without limiting paragraph (b) below, none of the Agent or any Structuring Bank will be liable for any action taken by it under or in connection with any Finance Document or the Transaction Security (or the negotiation or implementation of such documents) unless directly caused by its gross negligence or wilful misconduct or wilful breach of any Finance Document (and, for the avoidance of doubt, none of the Agent or any Structuring Bank will be liable in any circumstances for any consequential loss).

(b)	No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this Clause subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Act.

(c)	The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

(d)	Nothing in this Agreement shall oblige the Agent or any Structuring Bank to carry out any checks pursuant to any laws or regulations relating to money laundering in relation to any person on behalf of any Creditor and each Creditor confirms to the Agent and each Structuring Bank that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or a Structuring Bank.

(e)	The Agent will have no liability for the acts of its agents, sub-agents or delegates (including Affiliates acting in such capacities) except to the extent that the acts or omissions of such agent or sub-agent (to the extent that it is an Affiliate of the Agent) constituted gross negligence, wilful misconduct.

28.11	Creditors’ indemnity to the Agent

Each Creditor shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent and its Affiliates (to the extent they act as agents, sub-agents or delegates in relation to the Finance Documents), within three Business Days of demand, against any cost, loss or liability incurred by the Agent and its Affiliates (to the extent they act as agents, sub-agents or delegates in relation to the Finance Documents) (otherwise than by reason of the Agent’s or the relevant Affiliate’s gross negligence or wilful misconduct) in acting as (or as the case may be, assisting the) Agent under the Finance Documents (unless the Agent or the relevant Affiliate has been reimbursed by an Obligor pursuant to a Finance Document). Any third party referred to in this Clause 28.11 may rely on this Clause 28.11.

28.12	Resignation of the Agent

(a)	The Agent may resign and appoint one of its Affiliates acting through an office in the European Union as successor by giving notice to the other Finance Parties and the Parent.

(b)	Alternatively the Agent may resign by giving notice to the other Finance Parties and the Parent, in which case the Majority Creditors (after consultation with the Parent) may appoint a successor Agent.

(c)	If the Majority Creditors have not appointed a successor Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the Agent (after consultation with the Parent) may appoint a successor Agent (acting through an office in the European Union).

(d)	The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(e)	The Agent’s resignation notice shall only take effect upon the appointment of a successor.

(f)	Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 28.12. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

28.13	Replacement of the Agent

(a)	After consultation with the Parent, the Majority Creditors may, by giving 30 days’ notice to the Agent (or, at any time the Agent is an Impaired Agent, by giving any shorter notice determined by the Majority Creditors) replace the Agent by appointing a successor Agent (acting through an office in the European Union).

(b)	The retiring Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Creditors) make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(c)	The appointment of the successor Agent shall take effect on the date specified in the notice from the Majority Creditors to the retiring Agent. As from this date, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 28 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date).

(d)	Any successor Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

28.14	Confidentiality

(a)	In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

(c)	Notwithstanding any other provision of any Finance Document to the contrary, the Agent is not obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.

28.15	Relationship with the Creditors

(a)	Subject to Clause 25.9 (Pro rata interest settlement), the Agent may treat the person shown in its records as Creditor at the opening of business (in the place of the Agent’s principal office as notified to the Finance Parties from time to time) as the Creditor acting through its Facility Office:

(i)	entitled to or liable for any payment due under any Finance Document on that day; and

(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than five Business Days’ prior notice from that Creditor to the contrary in accordance with the terms of this Agreement.

(b)	Each Creditor shall supply the Agent with any information required by the Agent in order to calculate the Mandatory Cost in accordance with Schedule 5 (Mandatory Cost Formula).

(c)	Each Creditor shall supply the Agent with any information that the Security Agent may reasonably specify (through the Agent) as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent. Each Creditor shall deal with the Security Agent exclusively through the Agent and shall not deal directly with the Security Agent.

(d)	The Agent may disclose to any Creditor any information received by it in its capacity as Agent (including, without limitation, details of the identities and Commitments of the Creditors).

(e)

Any Creditor may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Creditor under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 33.6 (Electronic communication)) electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address, department and officer by that

Creditor for the purposes of Clause 33.2 (Addresses) and paragraph (a) (iii) of Clause 33.6 (Electronic communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Creditor.

28.16	Credit appraisal by the Creditors

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Creditor confirms to the Agent and each Structuring Bank that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

(c)	whether that Secured Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security or the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(d)	the adequacy, accuracy and/or completeness of any information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(e)	the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property; and

(f)	the legality, validity, effectiveness, adequacy or enforceability of any action taken or made in connection with any Finance Document.

28.17	Reference Banks

The Parties agree and acknowledge that:

(a)	the Obligors have proposed the names of the entities referred to in the definition of Reference Banks and the appointment of those Reference Banks has been accepted by the Original Creditors; and

(b)	each Obligor represents that it considers it beneficial for it to appoint banks of international repute which are Creditors hereunder as Reference Banks for the purposes of this Agreement (instead of other banks which are not Creditors hereunder in order to have Reference Banks which are not Creditors the rates of which could be less representative of market rates).

28.18	Agent’s management time

Any amount payable to the Agent under Clause 15.3 (Indemnity to the Agent), Clause 17 (Costs and expenses) and Clause 28.11 (Creditors’ indemnity to the Agent) shall include the cost of utilising the Agent’s management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Agent may notify to the Parent and the Creditors, and is in addition to any fee paid or payable to the Agent under Clause 12 (Fees).

28.19	Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

28.20	Role of FTI Consulting Canada, ULC

Each Party agrees and acknowledges that FTI Consulting Canada, ULC has provided the FTI Report and is otherwise acting on the terms of its engagement letter dated 1 February 2012 with the Parent for the provision of reports to the Creditors, and shall have no liability whatsoever save to the extent expressly contemplated in that engagement letter.

28.21	Role of the Security Agent

(a)	The Security Agent’s duties under this Agreement are solely mechanical and administrative in nature.

(b)	In particular, the role and, inter alia, duties, rights, powers, protections and benefits of the Security Agent are more particularly described in the Intercreditor Agreement, which sets out the basis upon which the Security Agent acts under this Agreement. Should any provision regarding the duties, discretions, rights, benefits, protections, indemnities and immunities of the Security Agent (the “Security Agent Provisions”) conflict or otherwise be inconsistent as between this Agreement and the Intercreditor Agreement, then the Security Agent Provisions as contained in the Intercreditor Agreement shall prevail.

28.22	Reliance and engagement letters

Each Finance Party and Secured Party confirms that the Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Agent) the terms of any reliance letter or engagement letters relating to the FTI Report or any reports or letters provided by accountants in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of the FTI Report or those other reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters unless, in the case of the FTI Report, it has already entered into a non-reliance letter in form and substance satisfactory to FTI Consulting Canada, ULC.

29.	CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

30.	SHARING AMONG THE FINANCE PARTIES

30.1	Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from an Obligor other than in accordance with Clause 31 (Payment mechanics) or otherwise receives or recovers more than the amount to which it is entitled under the Finance Documents (a “Recovered Amount”) and applies that amount to a payment due under the Finance Documents then:

(b)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Agent;

(c)	the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 31 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(d)	the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 31.6 (Partial payments).

30.2	Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 31.6 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.

30.3	Recovering Finance Party’s rights

(a)	On a distribution by the Agent under Clause 30.2 (Redistribution of payments), of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

(b)	If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the relevant Obligor shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

30.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)	each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and

(b)	that Recovering Finance Party’s right of subrogation in respect of any reimbursement shall be cancelled and, as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

30.5	Exceptions

(a)	This Clause 30 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

(b)	A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified the other Finance Party of the legal or arbitration proceedings; and

(ii)	the other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

(c)	This Clause 30 shall not impose any obligation on the Security Agent to pay a Sharing Payment to the Agent under Clause 30.1 (Payments to Finance Parties) or Clause 30.4 (Reversal of redistribution).

SECTION 11

ADMINISTRATION

31.	PAYMENT MECHANICS

31.1	Payments to the Agent

(a)	Subject to paragraph (b), on each date on which an Obligor or a Creditor is required to make a payment under a Finance Document, that Obligor or Creditor shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)	Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in a Participating Member State or London) with such bank as the Agent specifies.

31.2	Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 31.3 (Distributions to an Obligor) and Clause 31.4 (Clawback) and Clause 28.19 (Deduction from amounts payable by the Agent) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement for the account of its Facility Office, to such account as that Party may notify to the Agent by not less than five Business Days’ notice with a bank in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London).

31.3	Distributions to an Obligor

The Agent may (with the consent of the Obligor or in accordance with Clause 32 (Set-Off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

31.4	Clawback

(a)	Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)	If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

31.5	Impaired Agent

(a)	If, at any time, the Agent becomes an Impaired Agent, an Obligor or a Creditor which is required to make a payment under the Finance Documents to the Agent in accordance with Clause 31.1 (Payments to the Agent) may instead either pay that amount direct to the required recipient or pay that amount to an interest-bearing account held with an Acceptable Bank within the meaning of paragraph (a) of the definition of “Acceptable Bank” and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Obligor or the Creditor making the payment and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents. In each case such payments must be made on the due date for payment under the Finance Documents.

(b)	All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the beneficiaries of that trust account pro rata to their respective entitlements.

(c)	A Party which has made a payment in accordance with this Clause 31.5 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

(d)	Promptly upon the appointment of a successor Agent in accordance with Clause 28.13 (Replacement of the Agent), each Party which has made a payment to a trust account in accordance with this Clause 31.5 shall give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Agent for distribution in accordance with Clause 31.2 (Distributions by the Agent).

31.6	Partial payments

(a)	Subject to the provisions of the Intercreditor Agreement, if the Agent receives a payment for application against amounts due in respect of any Finance Documents that is insufficient to discharge all the amounts then due and payable by an Obligor under those Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under those Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent and the Security Agent under those Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under those Finance Documents;

(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid under those Finance Documents; and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)	The Agent shall, if so directed by the Majority Creditors, vary the order set out in paragraphs (a)(ii) to (iv) above (but not, for the avoidance of doubt, the pro rata allocation of payments falling within any such paragraph).

(c)	Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

31.7	Set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

31.8	Business Days

(a)	Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

31.9	Currency of account

(a)	Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)	A repayment of a Utilisation or Unpaid Sum or a part of a Utilisation or Unpaid Sum shall be made in the currency in which that Utilisation or Unpaid Sum is denominated on its due date.

(c)	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

(d)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e)	Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

31.10	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)	any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Parent); and

(ii)	any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b)	If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Parent) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

32.	SET-OFF

A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

33.	NOTICES

33.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter or (in accordance with Clause 33.6 (Electronic communication)) by email.

33.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of the Parent:

Address:	CEMEX, S.A.B. de C.V.
Ave Ricardo Margáin Zozaya #325
Colonia Valle del Campestre
San Pedro Garza García Monterrey, 66265
Mexico

Fax:	+52 (81) 8888 4399

Attention:	Financial Operations Manager

And to:	CEMEX, S.A.B. de C.V.
Calle Hernández de Tejada,
28027 Madrid
Spain

Fax:	+34 (91) 377 9415

Attention:	Financial Operations Manager;

(b)	in the case of each Creditor, or any other Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party;

(c)	in the case of the Agent:

Address:	Citibank International PLC
5th Floor, Citigroup Centre
25 Canada Square, Canary Wharf
London E14 5LB
United Kingdom

Fax:	+44 20 8636 3824

Attention:	Loans Agency; and

(d)	in the case of the Security Agent:

Address:	Third Floor, 1 King’s Arms Yard
London EC2R 7AF
United Kingdom

Fax:	+44 (0) 20 7397 3601

Attention:	Sajada Afzal,

or any substitute address, fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days’ notice.

33.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)	if by way of fax, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post (postage prepaid) in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 33.2 (Addresses), if addressed to that department or officer.

(b)	Any communication or document to be made or delivered to the Agent or the Security Agent will be effective only when actually received by the Agent or Security Agent and then only if it is expressly marked for the attention of the department or officer identified in Clause 33.2 (Addresses) above (or any substitute department or officer as the Agent or Security Agent shall specify for this purpose).

(c)	All notices from or to an Obligor shall be sent through the Agent. The Parent may make and/or deliver as agent of each Obligor notices and/or requests on behalf of each Obligor.

(d)	Any communication or document made or delivered to the Parent in accordance with this Clause 33.3 will be deemed to have been made or delivered to each of the Obligors.

33.4	Notification of address and fax number

Promptly upon receipt of notification of an address or fax number or change of address or fax number pursuant to Clause 33.2 (Addresses) or changing its own address or fax number, the Agent shall notify the other Parties.

33.5	Communication when Agent is Impaired Agent

If the Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Agent, communicate with each other directly and (while the Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Agent has been appointed.

33.6	Electronic communication

(a)	Any communication to be made between the Agent or the Security Agent and a Creditor and/or any member of the Group under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Agent, the Security Agent and the relevant Creditor and/or member of the Group:

(i)	agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)	notify each other of any change to their address or any other such information supplied by them.

(b)	Any electronic communication made between the Agent and a Creditor or the Security Agent and/or any member of the Group will be effective only when actually received in readable form and in the case of any electronic communication made by a Creditor and/or the Security Agent and/or any member of the Group to the Agent only if it is addressed in such a manner as the Agent or Security Agent shall specify for this purpose.

(c)	As at the date of this Agreement, the Security Agent has not agreed that electronic communication as contemplated by this Clause 33.6 is an accepted form of communication unless any communication from a Party to the Security Agent by electronic means is also made by fax, and such communication shall only be effective when such fax is received in legible form.

33.7	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)	if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

33.8	Obligor Agent

(a)	Each Obligor (other than the Parent) by its execution of this Agreement or an Accession Letter (as the case may be) irrevocably appoints the Parent to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(i)	the Parent on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions, to execute on its behalf any documents required hereunder and to make such agreements capable of being given or made by any Obligor notwithstanding that they may affect such Obligor, without further reference to or consent of such Obligor; and

(ii)	each Finance Party to give any notice, demand or other communication to such Obligor pursuant to the Finance Documents to the Parent on its behalf,

and in each case such Obligor shall be bound thereby as though such Obligor itself had given such notices and instructions or executed or made such agreements or received any notice, demand or other communication.

(b)	Every act, agreement, undertaking, settlement, waiver, notice or other communication given or made by the Parent, or given to the Parent, in its capacity as agent in accordance with paragraph (a) of this Clause 33.8, in connection with this Agreement shall be binding for all purposes on such Obligors as if the other Obligors had expressly made, given or concurred with the same. In the event of any conflict between any notices or other communications of the Parent and any other Obligor, those of the Parent shall prevail.

33.9	Use of websites

(a)	The Parent may satisfy its obligation under this Agreement to deliver any information in relation to those Creditors (the “Website Creditors”) who accept this method of communication by posting this information onto an electronic website designated by the Parent and the Agent (the “Designated Website”) if:

(i)	the Agent expressly agrees (after consultation with each of the Creditors) that it will accept communication of the information by this method;

(ii)	both the Parent and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)	the information is in a format previously agreed between the Parent and the Agent.

If any Creditor (a “Paper Form Creditor”) does not agree to the delivery of information electronically then the Agent shall notify the Parent accordingly and the Parent shall supply the information to the Agent in paper form. In any event the Parent shall supply the Agent with at least one copy in paper form of any information required to be provided by it.

(b)	The Agent shall supply each Website Creditor with the address of and any relevant password specifications for the Designated Website following designation of that website by the Parent and the Agent.

(c)	The Parent shall promptly upon becoming aware of its occurrence notify the Agent if:

(i)	the Designated Website cannot be accessed due to technical failure;

(ii)	the password specifications for the Designated Website change;

(iii)	any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)	any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)	the Parent becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If the Parent notifies the Agent under paragraph (c)(i) or paragraph (c)(v) above, all information to be provided by the Parent under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent and each Website Creditor is satisfied that the circumstances giving rise to the notification are no longer continuing.

(d)	Any Website Creditor may request, through the Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Parent shall at its own cost comply with any such request within ten Business Days.

34.	CALCULATIONS AND CERTIFICATES

34.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

34.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

34.3	Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, where the interest, commission or fee is to accrue in respect of any amount denominated in sterling, 365 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

34.4	Spanish Civil Procedure

In the event that this Agreement is raised to a Spanish Public Document, for the purposes of Article 572.2 of the Spanish Civil Procedure Law (Ley de Enjuiciamiento Civil), all parties expressly agree that the exact amount due at any time by the Obligors to the Creditors will be the amount specified in a certificate issued by the Agent (and/or any Creditor) in accordance with Clause 34.2 (Certificates and Determinations) as representative of the Creditors reflecting the balance of the accounts referred to in Clause 34.1 (Accounts).

34.5	No personal liability

If an individual signs a certificate on behalf of any member of the Group and the certificate proves to be incorrect, the individual will incur no personal liability as a result, unless the individual acted fraudulently in giving the certificate. In this case any liability of the individual will be determined in accordance with applicable law.

35.	PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law or regulation of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law or regulations of any other jurisdiction will in any way be affected or impaired.

36.	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party or Secured Party, any right or remedy under the Finance Documents shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No election to affirm any of the Finance Documents on the part of any Finance Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law or regulation.

37.	AMENDMENTS AND WAIVERS

37.1	Required consents

(a)	Subject to Clause 37.2 (Exceptions) and Clause 37.3 (Facility Change), any term of the Finance Documents may be amended or waived only with the consent of the Majority Creditors and the Parent and any such amendment or waiver will be binding on all Parties.

(b)	The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 37.

(c)	Each Obligor agrees to any such amendment or waiver permitted by this Clause 37 which is agreed to by the Parent. This includes any amendment or waiver which would, but for this paragraph (c), require the consent of all of the Guarantors.

37.2	Exceptions

(a)	An amendment or waiver that has the effect of changing or which relates to:

(i)	the definition of “Majority Creditors” or “Super Majority Creditors” in Clause 1.1 (Definitions);

(ii)	an extension to the Termination Date or to the date of any scheduled payment of any amount under the Finance Documents (except in relation to a Spring Back Date or pursuant to a Facility Change);

(iii)	a reduction in the Margin or a reduction in the amount (or, in respect of interest, fees and commissions, the rate) of any payment of principal, interest, fees or commission payable

(iv)	the allocation as among the Creditors of any amount payable under the Finance Documents;

(v)	a change in currency of payment of any amount under the Finance Documents;

(vi)	an increase in or an extension of any Commitment or the Total Commitments (except pursuant to a Facility Change);

(vii)	a change to the Borrowers or any of the Guarantors other than in accordance with Clause 27 (Changes to the Obligors);

(viii)	any provision which expressly requires the consent of all the Creditors;

(ix)	Clause 2.3 (Finance Parties’ rights and obligations), Clause 18 (Guarantee and indemnity), Clause 25 (Changes to the Creditors), Clause 27 (Changes to the Obligors) or this Clause 37; or

(x)	any amendment to the order of priority or subordination under the Intercreditor Agreement,

shall not be made without the prior consent of all of the Creditors.

(b)	An amendment or waiver which relates to the rights or obligations of the Agent, a Structuring Bank or, as the case may be, the Security Agent may not be effected without the consent of the Agent, that Structuring Bank or, as the case may be, the Security Agent at such time.

(c)	Any amendment or waiver that has the effect of changing or that relates to:

(i)	any Spring Back Date (except for any change to the Spring Back Date permitted by the Majority Creditors in accordance with sub paragraph (i) of paragraph (a) of Clause 5.1 (Spring Back Dates));

(ii)	the nature or scope of the Charged Property or the manner in which the proceeds of enforcement of the Transaction Security are distributed (except insofar as it relates to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document);

(iii)	the release of any guarantee and indemnity granted under Clause 18 (Guarantee and Indemnity) or of any Transaction Security unless permitted under this Agreement or any other Finance Document or relating to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document, may only be made with the consent of the Super Majority Creditors.

(d)	If any Creditor fails to respond to a request for a consent, waiver or amendment of or in relation to any of the terms of any Finance Document or other vote of Creditors under the terms of this Agreement within 20 Business Days of that request being made (or such longer period as the Parent may, in its absolute discretion, specify (subject to prior notice being given by the Parent to the Agent)), its Commitment and/or participation shall not be included for the purpose of calculating the Total Commitments or participations under the relevant Facility/ies when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments and/or participations has been obtained to approve that request.

37.3	Facility Change

(a)	The Parent may, by notice to the Agent for circulation to all Creditors, request the consent of each Creditor to an extension of the Termination Date with respect to that Creditor’s Commitment and Outstanding Principal Amounts under this Agreement (such extension, a “Facility Change”, and any such Creditor which consents to an extension of the Termination Date with respect to its Commitment and Outstanding Principal Amounts under this Agreement, a “Facility Change Creditor”).

(b)	A Facility Change shall be implemented by way of an amendment to this Agreement (and, if required, any other Finance Document) to reflect the Facility Change in relation to the relevant Facility Change Creditor(s) (but, for the avoidance of doubt, in relation to no other Creditor) (including, without limitation, by the creation of sub tranches or a new facility comprising the Commitment and Outstanding Principal Amounts of the Facility Change Creditor(s), and to which the extended Termination Date is to apply).

(c)	Notwithstanding anything in this Clause 37 or any other provision of the Finance Documents to the contrary, an amendment to any term of the Finance Documents made in accordance with this Clause 37.3 in order to implement a Facility Change may be approved with the consent of the relevant Facility Change Creditor and the Parent (and countersigned by the Agent) and any such amendment will be binding on all Parties.

37.4	Replacement of Creditor

(a)	If at any time:

(i)	any Creditor becomes a Non-Consenting Creditor (as defined in paragraph (c) below); or

(ii)	an Obligor other than a Security Provider that is not also a Borrower or Guarantor becomes obliged to repay any amount in accordance with Clause 6.1 (Illegality) or to pay additional amounts pursuant to Clause 14.1 (Increased Costs), Clause 13.2 (Tax gross-up), Clause 13.3 (Tax indemnity), Clause 13.8 (FATCA Deduction and gross-up by Obligor) or Clause 13.9 (FATCA Deduction by a Finance Party) to any Creditor in excess of amounts payable to the other Creditors generally, then the Parent may, on 10 Business Days’ prior written notice to the Agent and such Creditor, replace such Creditor by requiring such Creditor to (and such Creditor shall) transfer pursuant to Clause 25 (Changes to the Creditors) all (and not part only) of its rights and obligations under this Agreement (and, with respect to any holder of a Derivatives Unwind Promissory Note, under that Derivatives Unwind Promissory Note in accordance with the terms thereof, and with respect to any USPP Noteholder, under its USPP Note and the USPP Note Agreement in accordance with the terms thereof) to a Creditor or other bank, financial institution, trust, fund or other entity (a “Replacement Creditor”) selected by the Parent, and (unless at such time the Agent is an Impaired Agent) which is acceptable to the Agent (acting reasonably), which confirms its willingness to assume and does assume all the obligations of the transferring Creditor (including the assumption of the transferring Creditor’s participations on the same basis as the transferring Creditor) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Creditor’s participation in the outstanding Utilisations and all accrued interest and/or Break Costs and other amounts payable in relation thereto under the Finance Documents.

(b)	The replacement of a Creditor pursuant to this Clause shall be subject to the following conditions:

(i)	the Parent shall have no right to replace the Agent or Security Agent;

(ii)	neither the Agent nor the Creditor shall have any obligation to the Parent to find a Replacement Creditor;

(iii)	in the event of a replacement of a Non-Consenting Creditor such replacement must take place no later than 180 days after the date the Non-Consenting Creditor notifies the Parent and the Agent of its failure or refusal to give a consent in relation to, or agree to any waiver or amendment to the Finance Documents requested by the Parent; and

(iv)	in no event shall the Creditor replaced under this paragraph (b) be required to pay or surrender to such Replacement Creditor any of the fees received by such Creditor pursuant to the Finance Documents.

(c)	In the event that:

(i)	the Parent or the Agent (at the request of the Parent) has requested the Creditors to give a consent in relation to, or to agree to a waiver or amendment of, any provisions of the Finance Documents;

(ii)	the consent, waiver or amendment in question requires the approval of all the Creditors; and

(iii)	Creditors whose Commitments aggregate more than 85 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 85 per cent. of the Total Commitments prior to that reduction) have consented or agreed to such waiver or amendment,

then any Creditor who does not and continues not to consent or agree to such waiver or amendment shall be deemed a “Non-Consenting Creditor”.

37.5	Replacement of a Defaulting Creditor

(a)	The Parent may, at any time a Creditor has become and continues to be a Defaulting Creditor, by giving 10 Business Days’ prior written notice to the Agent and such Creditor, replace such Creditor by requiring such Creditor to (and such Creditor shall) transfer pursuant to Clause 25 (Changes to the Creditors) all (and not part only) of its rights and obligations under this Agreement to a Creditor or other bank, financial institution, trust, fund or other entity (a “Replacement Creditor”) selected by the Parent, and which (unless the Agent is an Impaired Agent) is acceptable to the Agent (acting reasonably), which confirms its willingness to assume and does assume all the obligations or all the relevant obligations of the transferring Creditor (including the assumption of the transferring Creditor’s participations or unfunded participations (as the case may be) on the same basis as the transferring Creditor) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Creditor’s participation in the outstanding Utilisations and all accrued interest, Break Costs and other amounts payable in relation thereto under the Finance Documents.

(b)	Any transfer of rights and obligations of a Defaulting Creditor pursuant to this Clause shall be subject to the following conditions:

(i)	the Parent shall have no right to replace the Agent or Security Agent;

(ii)	neither the Agent nor the Defaulting Creditor shall have any obligation to the Parent to find a Replacement Creditor;

(iii)	the transfer must take place no later than 180 days after the notice referred to in paragraph (a) above; and

(iv)	in no event shall the Defaulting Creditor be required to pay or surrender to the Replacement Creditor any of the fees received by the Defaulting Creditor pursuant to the Finance Documents.

38.	CONFIDENTIALITY

38.1	Confidential Information

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 38.2 (Disclosure of Confidential Information) and Clause 38.3 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

38.2	Disclosure of Confidential Information

Any Finance Party may, subject (where applicable) to the provisions of article L. 511-33 of the French Monetary and Financial Code, disclose:

(a)	to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:

(i)	to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(ii)	with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(iii)	appointed by any Finance Party or by a person to whom paragraph (b)(i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (e) of Clause 28.15 (Relationship with the Creditors));

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (b)(ii) above;

(v)	to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 25.8 (Security over Creditors’ rights);

(vii)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(viii)	who is a Party; or

(ix)	with the consent of the Parent;

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)	in relation to paragraphs (b)(i), (b)(ii) and b(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)	in relation to paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)	in relation to paragraphs (b)(v), (b)(vi) and (b)(vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

(c)	to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Parent and the relevant Finance Party; and

(d)

to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

38.3	Disclosure to numbering service providers

(a)	Any Finance Party may, subject (where applicable) to the provisions of article L. 511-33 of the French Monetary and Financial Code, disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facilities and/or one or more Obligors the following information:

(i)	names of Obligors;

(ii)	country of domicile of Obligors;

(iii)	place of incorporation of Obligors;

(iv)	date of this Agreement;

(v)	the name of the Agent;

(vi)	date of each amendment and restatement of this Agreement;

(vii)	amount of the Commitments under each Facility;

(viii)	currencies of the Facilities;

(ix)	type of Facilities;

(x)	ranking of Facilities;

(xi)	Termination Date for Facilities;

(xii)	law and jurisdiction of the Facilities;

(xiii)	changes to any of the information previously supplied pursuant to paragraphs (i) to (xii) above; and

(xiv)	such other information agreed between such Finance Party and the Parent,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)	The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facilities and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)	The Agent shall notify the Parent and the other Finance Parties of:

(i)	the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facilities and/or one or more Obligors; and

(ii)	the number or, as the case may be, numbers assigned to this Agreement, the Facilities and/or one or more Obligors by such numbering service provider.

38.4	Entire agreement

Subject to the provisions of article L. 511-33 of the French Monetary and Financial Code, this Clause 38 (Confidentiality), together with, in the case of the USPP Noteholders, Section 20 of the USPP Note Agreement, constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

38.5	Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

38.6	Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Parent as soon as reasonably practicable:

(a)	of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(v) of Clause 38.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 38 (Confidentiality).

38.7	Continuing obligations

The obligations in this Clause 38 (Confidentiality) are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of twelve months from the earlier of:

(a)	the date on which all amounts payable by the Obligors under or in connection with the Finance Documents have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.

39.	COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

SECTION 12

GOVERNING LAW AND ENFORCEMENT

40.	GOVERNING LAW

(a)	This Agreement and all non-contractual obligations arising from or connected with it are governed by English law.

(b)	If any of the Original Obligors is represented by an attorney or attorneys in connection with the signing and/or execution and/or delivery of this Agreement or any agreement or document referred to herein or made pursuant hereto and the relevant power or powers of attorney is or are expressed to be governed by the laws and regulations of a particular jurisdiction, it is hereby expressly acknowledged and accepted by the other parties hereto that such laws and regulations shall govern the existence and extent of such attorney’s or attorney’s authority and the effects of the exercise thereof.

(c)	Nothing in this Agreement shall operate to change the governing law of the USPP Note Agreement, the USPP Note Guarantee or any USPP Note.

41.	ENFORCEMENT

41.1	Jurisdiction in relation to actions brought against parties organised or incorporated in Mexico

In relation to actions brought by or against any Party organised or incorporated in Mexico:

(a)	each of the Parties agrees that the courts of England and the courts of each Party’s corporate domicile (but only in respect of actions brought against such Party as a defendant), have jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or any non-contractual obligations arising from or connected with this Agreement) (a “Dispute”); and

(b)	each of the Parties agrees that the courts of England and such courts of each Party’s corporate domicile (but only in respect of actions brought against such Party as a defendant) are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary and hereby waive any right to which any of them may be entitled on account of place of residence or domicile.

41.2	Jurisdiction of English Courts in other cases

Subject to Clause 41.1 (Jurisdiction in relation to actions brought against parties organised or incorporated in Mexico) above:

(a)	the courts of England have jurisdiction to settle any Dispute;

(b)	the Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary and hereby waive any right to which any of them may be entitled on account of place of residence or domicile; and

(c)	this Clause 41.2 is for the benefit of the Finance Parties and Secured Parties only. As a result, no Finance Party or Secured Party shall be prevented from taking proceedings relating to a Dispute (or any other dispute whatsoever) in any other courts with jurisdiction. To the extent allowed by law or regulation, the Finance Parties and Secured Parties may take concurrent proceedings in any number of jurisdictions.

41.3	Service of process

Without prejudice to any other mode of service allowed under any relevant law or regulation, each Obligor (other than an Obligor incorporated in England and Wales):

(a)	irrevocably appoints the Process Agent as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document (and the Process Agent, by its execution of this Agreement, accepts that appointment); and

(b)	agrees that failure by the Process Agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned,

and each Obligor, including each Additional Guarantor or Additional Security Provider, that is incorporated in Mexico shall grant an irrevocable power of attorney granted before a Mexican notary public, appointing the Process Agent as its agent for service of process as provided herein on or before the date of this Agreement or when it becomes a Party to this Agreement, as applicable.

41.4	Waiver of right to trial by jury

To the extent permitted by applicable law, each party to this Agreement hereby expressly and irrevocably waives any right to trial by jury of any claim, demand, action or cause of action arising under any Finance Document or in any way connected with or related or incidental to the dealings of the Parties hereto or any of them with respect to any Finance Document, or the transactions related thereto, in each case whether now existing or hereafter arising, and whether founded in contract or tort or otherwise; and each party hereby agrees and consents that any such claim, demand, action or cause of action shall be decided by court trial without a jury, and that any Party to this Agreement may file an original counterpart or a copy of this Clause 41.4 with any court as written evidence of the consent of the signatories hereto to the waiver of their right to trial by jury.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

THE ORIGINAL PARTIES

PART I

THE ORIGINAL OBLIGORS

Name of Original Borrowers	Registration number or equivalent

CEMEX, S.A.B. de C.V.	CEM-880726-UZA

CEMEX España, S.A.	A-46004214

New Sunward Holding B.V.	34133556

CEMEX Materials LLC	File # 4443303 (Delaware)

CEMEX Finance LLC (formerly known as CEMEX España Finance LLC)	File # 3654572 (Delaware)

Name of Original Guarantors	Registration number or equivalent

CEMEX, S.A.B. de C.V.	CEM-880726-UZA

CEMEX España, S.A.	A-46004214

CEMEX México, S.A. de C.V.	CME-820101-LJ4

CEMEX Concretos, S.A. de C.V.	CCO-740918-9M1

Empresas Tolteca de México, S.A. de C.V.	ETM-890720-DJ2

New Sunward Holding B.V.	34133556

CEMEX Corp.	File #: 2162255

CEMEX, Inc.	Charter # 13000400D (Louisiana)

CEMEX Finance LLC (formerly known as CEMEX España Finance LLC)	File #: 3654572 (Delaware)
CEMEX Research Group AG	CH-036.3.040.528-8

CEMEX Shipping B.V.	34213063

CEMEX Asia B.V.	34228466

CEMEX France Gestion (S.A.S.)	334 533 288

CEMEX UK	05196131

CEMEX Egyptian Investments B.V.	341 08365

Name of Original Security Providers	Registration number or equivalent

CEMEX, S.A.B. de C.V.	CEM-880726-UZA

CEMEX México, S.A. de C.V.	CME-820101-LJ4

Centro Distribuidor de Cemento, S.A. de C.V.	CDC-960913-SK6

Empresas Tolteca de México, S.A. de C.V.	ETM-890720-DJ2

Impra Café, S.A. de C.V.	ICA-801002-5E8

Interamerican Investments, Inc.	File #: 2252951

Mexcement Holdings, S.A. de C.V.	MHO-010605-UDA

Corporación Gouda, S.A. de C.V.	CGO-020124-4W0

New Sunward Holding B.V.	34133556

CEMEX International Finance Company	226652

CEMEX TRADEMARKS HOLDING Ltd.	CH-035.3.029.636-0

PART II

THE ORIGINAL CREDITORS

Section A – Existing Exposures

Obligation	Existing Exposure at the calculation date	Obligor	Guarantor
Part I
Part I.A (Syndicated Facilities)
CEMEX, S.A.B. de C.V. US$700,000,000 (originally US$800,000,000) Credit Agreement dated 23 June 2004 as amended	Current total exposure $267,238,573.62	CEMEX, S.A.B. de C.V.	CEMEX México, S.A. de C.V.; Empresas Tolteca de México, S.A. de C.V.
BANAMEX USA	$4,903,000.00
BANCO NACIONAL DE MÉXICO, S.A. INTEGRANTE DEL GRUPO FINANCIERO BANAMEX, ACTING THROUGH ITS NASSAU BAHAMAS BRANCH	$13,728,400.00
BANCO SANTANDER (MEXICO), S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO SANTANDER	$20,592,600.02
BANK OF AMERICA N.A.	$17,603,294.94
BARCLAYS BANK PLC	$11,952,952.46
BAYERISCHE LANDESBANK, NEW YORK BRANCH	$14,709,000.01
BBVA BANCOMER, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE GRUPO FINANCIERO BBVA BANCOMER	$18,631,400.01
BNP PARIBAS (NEW YORK BRANCH)	$24,514,999.99
COMERICA BANK	$4,466,986.02

COMMERZBANK AG, NEW YORK BRANCH	$9,806,000.01
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK S.A.; NEW YORK BRANCH	$20,592,600.02
CREDIT SUISSE AG CAYMAN ISLANDS BRANCH	$2,199,706.31
HSBC MEXICO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO HSBC	$14,709,000.01
ING BANK N.V., DUBLIN BRANCH	$20,592,599.85
INTESA SANPAOLO SPA, NEW YORK BRANCH	$9,806,000.01
JPMORGAN CHASE BANK, N.A.	$9,146,494.21
MIZUHO CORPORATE BANK, LTD.	$15,143,252.31
QP SFM CAPITAL HOLDINGS LIMITED	$4,903,000.00
STANDARD CHARTERED BANK	$2,451,500.03
THE BANK OF NOVA SCOTIA	$20,592,600.02
UBS AG, STAMFORD BRANCH	$6,193,187.39
CEMEX, S.A.B. de C.V. US$1,200,000,000 Credit Agreement dated 31 May 2005 as amended	Current total exposure $497,055,705.54	CEMEX, S.A.B. de C.V.	CEMEX México, S.A. de C.V.; Empresas Tolteca de México, S.A. de C.V.
BANCA MONTE DEI PASCHI DI SIENA-NEW YORK BRANCH	$7,354,500.00
BANCO NACIONAL DE MÉXICO, S.A. INTEGRANTE DEL GRUPO FINANCIERO BANAMEX, ACTING THROUGH ITS NASSAU BAHAMAS BRANCH	$39,714,300.03
BANCO SANTANDER (MEXICO), S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO SANTANDER	$43,146,400.03
BANK OF AMERICA N.A.	$20,410,524.18

BANKIA, S.A. MIAMI BRANCH	$4,903,000.00
BARCLAYS BANK PLC	$7,883,318.17
BAYERISCHE LANDESBANK, NEW YORK BRANCH	$24,515,000.04
BBVA BANCOMER, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE GRUPO FINANCIERO BBVA BANCOMER	$38,978,850.05
BNP PARIBAS (NEW YORK BRANCH)	$73,545,000.12
CITIBANK N.A.	$5,738,165.93
COMERICA BANK	$2,233,493.01
CREDIT AGRICOLE CORPORATE & INVESTMENT BANK S.A. - NEW YORK BRANCH	$43,146,400.03
HSBC BANK PLC, SUCURSAL EN ESPAÑA	$24,515,000.04
ING BANK N.V., DUBLIN BRANCH	$43,146,400.03
INTESA SANPAOLO SPA, NEW YORK BRANCH	$12,257,500.01
JPMORGAN CHASE BANK, N.A.	$52,305,866.42
QP SFM CAPITAL HOLDINGS LIMITED	$10,115,587.42
THE BANK OF NOVA SCOTIA	$43,146,400.03
CEMEX, S.A.B. de C.V. US$437,500,000 & Mex$4,773,282,950 Joint Bilateral Financing Facilities Agreement dated 27 January, 2009	Current total exposure $214,506,251.88 Mex$2,340,340,631.21	CEMEX, S.A.B. de C.V.	CEMEX México, S.A. de C.V.; CEMEX Concretos, S.A. de C.V.
USD TRANCHE	$214,506,251.88	CEMEX, S.A.B. de C.V.	CEMEX México, S.A. de C.V.; CEMEX Concretos, S.A. de C.V.
BANAMEX USA	$12,257,493.17

BANCO NACIONAL DE COMERCIO EXTERIOR, S.N.C.	$39,224,008.09
BANCO NACIONAL DE MÉXICO, S.A. INTEGRANTE DEL GRUPO FINANCIERO BANAMEX, ACTING THROUGH ITS NASSAU BAHAMAS BRANCH	$23,289,254.67
BANCO SANTANDER (MEXICO), S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO SANTANDER	$26,966,497.80
BBVA BANCOMER, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE GRUPO FINANCIERO BBVA BANCOMER	$112,768,998.15
Mex$ TRANCHE	Mex$2,340,340,631.21	CEMEX, S.A.B. de C.V.	CEMEX México, S.A. de C.V.; CEMEX Concretos, S.A. de C.V.
BANCO NACIONAL DE MÉXICO, S.A. INTEGRANTE DEL GRUPO FINANCIERO BANAMEX	Mex$480,041,090.33
BANCO SANTANDER (MEXICO), S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO SANTANDER	Mex$364,169,066.82
BBVA BANCOMER, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE GRUPO FINANCIERO BBVA BANCOMER	Mex$1,111,195,951.19
HSBC MEXICO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO HSBC	Mex$384,934,522.87
CEMEX España, S.A. €250,000,000 and ¥19,308,000,000 term and revolving facilities agreement dated 30 March 2004 as amended	Current total exposure €59,457,239.57 $4,263,761.25	CEMEX España, S.A.	N/A
FACILITY C1 (EURO TRANCHE)	€59,457,239.57	CEMEX España, S.A.	N/A
BANCO BILBAO VIZCAYA ARGENTARIA, S.A.	€803,828.29
BANCO ESPAÑOL DE CRÉDITO, S.A.	€10,988,758.65
BANCO SANTANDER (MEXICO), S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO SANTANDER	€7,095,487.23

BBVA BANCOMER, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE GRUPO FINANCIERO BBVA BANCOMER	€10,000,000.00
BNP PARIBAS S.A., SUCURSAL EN ESPAÑA	€7,095,487.21
FORTIS BANK, S.A., SUCURSAL EN ESPAÑA	€2,187,216.55
HSBC BANK PLC SUCURSAL EN ESPAÑA	€7,095,487.21
ING BELGIUM S.A., SUCURSAL EN ESPAÑA	€7,095,487.21
THE ROYAL BANK OF SCOTLAND PLC	€7,095,487.22
FACILITY C2 (USD TRANCHE)	$4,263,761.25	CEMEX España, S.A.	N/A
CITIBANK INTERNATIONAL PLC, SUCURSAL EN ESPAÑA	$4,263,761.25
CEMEX España, S.A. US$2,300,000,000 RMC Revolving Facilities Agreement dated 24 September 2004 as amended	$464,816,908.08	CEMEX España, S.A.	CEMEX España, S.A.
FACILITY B (Revolving Facility)	Current total exposure $231,016,696.06	CEMEX España, S.A.	CEMEX España, S.A.
BANCO BILBAO VIZCAYA ARGENTARIA, S.A.	$22,071,539.70
BANCO ESPAÑOL DE CRÉDITO, S.A.	$12,441,362.50
BANCO SANTANDER (MEXICO), S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO SANTANDER	$14,501,803.39
BANK OF AMERICA N.A SUCURSAL EN ESPAÑA	$4,406,967.90
BANKIA, S.A.	$2,206,350.00
BARCLAYS BANK PLC	$8,329,367.90
BAYERISCHE LANDESBANK, NEW YORK BRANCH	$5,444,619.21
BNP PARIBAS S.A., SUCURSAL EN ESPAÑA	$14,279,987.50
CITIBANK INTERNATIONAL PLC, SUCURSAL EN ESPAÑA	$11,039,789.69

COMMERZBANK AG, LONDON BRANCH	$2,451,500.00
CREDIT AGRICOLE, CIB, SUCURSAL EN ESPAÑA	$14,501,803.39
FORTIS BANK, S.A. SUCURSAL EN ESPAÑA	$15,689,600.00
HSBC BANK PLC SUCURSAL EN ESPAÑA	$11,215,612.50
ING BELGIUM S.A, SUCURSAL EN ESPAÑA	$7,281,067.28
INSTITUTO DE CRÉDITO OFICIAL	$15,321,875.00
INTESA SANPAOLO SPA SUCURSAL EN ESPAÑA	$4,766,941.75
JPMORGAN CHASE BANK N.A., SUCURSAL EN ESPAÑA	$12,441,362.50
LIBERBANK, S.A.	$1,985,715.00
LLOYDS TSB BANK PLC	$7,022,556.11
NCG BANCO, S.A.	$558,373.25
PORTIGON AG, SUCURSAL EN ESPAÑA	$12,441,362.50
QP SFM CAPITAL HOLDINGS LIMITED	$7,354,500.00
SCOTIABANK EUROPE PLC	$5,918,276.46
THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND	$4,903,000.00
THE ROYAL BANK OF SCOTLAND PLC	$12,441,362.50
FACILITY C (Revolving Facility)	Current total exposure $233,800,212.02	CEMEX España, S.A.	CEMEX España, S.A.
BANCO BILBAO VIZCAYA ARGENTARIA, S.A.	$22,342,349.30
BANCO ESPAÑOL DE CRÉDITO, S.A.	$12,441,362.50
BANCO SANTANDER (MEXICO), S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO SANTANDER	$14,501,803.39

GRUPO FINANCIERO SANTANDER
BANK OF AMERICA N.A SUCURSAL EN ESPAÑA	$4,406,967.90
BANKIA, S.A.	$4,448,246.75
BARCLAYS BANK PLC	$8,329,367.90
BAYERISCHE LANDESBANK, NEW YORK BRANCH	$5,444,619.21
BNP PARIBAS S.A., SUCURSAL EN ESPAÑA	$14,279,987.50
CITIBANK INTERNATIONAL PLC, SUCURSAL EN ESPAÑA	$11,310,599.30
COMMERZBANK AG, LONDON BRANCH	$2,451,500.00
CREDIT AGRICOLE, CIB, SUCURSAL EN ESPAÑA	$14,501,803.39
FORTIS BANK, S.A. SUCURSAL EN ESPAÑA	$15,689,600.00
HSBC BANK PLC SUCURSAL EN ESPAÑA	$11,215,612.50
ING BELGIUM S.A, SUCURSAL EN ESPAÑA	$7,281,067.28
INSTITUTO DE CRÉDITO OFICIAL	$15,321,875.00
INTESA SANPAOLO SPA SUCURSAL EN ESPAÑA	$4,766,941.75
JPMORGAN CHASE BANK N.A., SUCURSAL EN ESPAÑA	$12,441,362.50
LIBERBANK, S.A.	$1,985,715.00
LLOYDS TSB BANK PLC	$7,022,556.11
NCG BANCO, S.A.	$558,373.25
QP SFM CAPITAL HOLDINGS LIMITED	$7,354,500.00
PORTIGON AG, SUCURSAL EN ESPAÑA	$12,441,362.50

SCOTIABANK EUROPE PLC	$5,918,276.47
THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND	$4,903,000.00
THE ROYAL BANK OF SCOTLAND PLC	$12,441,362.50
CEMEX España, S.A. US$6,000,000,000 (originally US$9,000,000,000) Rinker Acquisition Facilities Agreement dated 6 December, 2006 as amended	Current total exposure $435,201,374.16 $533,400,915.39 €199,565,988.97 €542,215,242.44 $517,034,790.94	CEMEX España, S.A.	N/A
FACILITY B1	$435,201,374.16	CEMEX España, S.A.	N/A
ATLANTIC SECURITY BANK	$2,451,500.08
BANCA MONTE DEI PASCHI DI SIENA LONDON BRANCH	$8,171,666.66
BANCO BILBAO VIZCAYA ARGENTARIA, S.A.	$980,600.00
BARCLAYS BANK PLC	$51,815,795.47
BAYERISCHE LANDESBANK	$51,815,795.47
CAIXA GERAL DE DEPOSITOS, S.A, SUCURSAL EN ESPAÑA	$6,047,033.35
CITIBANK INTERNATIONAL PLC	$5,146,565.44
CREDIT AGRICOLE CORPORATE & INVESTMENT BANK PARIS	$51,815,795.47
CREDIT INDUSTRIEL ET COMMERCIAL, LONDON BRANCH	$11,848,916.67
CREDIT SUISSE AG CAYMAN ISLANDS BRANCH	$4,399,412.63
FORTIS BANK, S.A., SUCURSAL EN ESPAÑA	$51,815,795.47
LIBERBANK, S.A.	$6,047,033.35
MEDIOBANCA BANCA DI CREDITO FINANZIARIO SPA	$14,729,583.35

PORTIGON AG, SUCURSAL EN ESPAÑA	$51,815,794.73
QP SFM CAPITAL HOLDINGS LIMITED	$20,935,515.60
SCOTIABANK EUROPE PLC	$51,815,795.47
THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND	$16,343,333.35
THORNBURG INVESTMENT INCOME BUILDER FUND	$5,000,000.00
UBS AG, STAMFORD BRANCH	$18,119,608.26
WESTPAC EUROPE LIMITED	$4,085,833.34
FACILITY B2	$533,400,915.39	CEMEX España, S.A.	N/A
BANCO DE SABADELL, S.A.	$24,514,999.99
BANCO ESPAÑOL DE CRÉDITO, S.A.	$18,713,116.68
BANCO POPULAR ESPAÑOL, S.A.	$19,612,000.00
BANCO SANTANDER (MEXICO), S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO SANTANDER	$49,364,295.46
BANK OF AMERICA N.A.	$51,815,795.46
CAIXABANK S.A.	$4,085,833.34
CITIBANK INTERNATIONAL PLC, SUCURSAL EN ESPAÑA	$42,982,966.65
HSBC BANK PLC, SUCURSAL EN ESPAÑA	$51,815,795.46
INSTITUTO DE CRÉDITO OFICIAL	$51,815,795.46
JPMORGAN CHASE BANK N.A., SUCURSAL EN ESPAÑA	$47,434,054.21
LLOYDS TSB BANK PLC	$51,815,795.46
MORGAN STANLEY BANK INTERNATIONAL LIMITED	$4,085,833.34

NCG BANCO, S.A.	$21,370,467.19
THE ROYAL BANK OF SCOTLAND N.V.	$36,772,500.00
THE ROYAL BANK OF SCOTLAND PLC	$57,201,666.69
FACILITY B3	€199,565,988.97	CEMEX España, S.A.	N/A
BANCO BILBAO VIZCAYA ARGENTARIA, S.A.	€43,164,553.81
BANKIA, S.A.	€39,100,358.79
BNP PARIBAS S.A., SUCURSAL EN ESPAÑA	€39,100,358.79
ING BELGIUM S.A., SUCURSAL EN ESPAÑA	€39,100,358.79
INTESA SANPAOLO SPA, SUCURSAL EN ESPAÑA	€39,100,358.79
FACILITY C	€542,215,242.44 $517,034,790.94	CEMEX España, S.A.	N/A
€542,215,242.44
BANCA MONTE DEI PASCHI DI SIENA LONDON BRANCH	€3,595,533.34
BANCO BILBAO VIZCAYA ARGENTARIA S.A.	€25,168,733.34
BANCO DE SABADELL, S.A.	€10,786,599.98
BANCO ESPAÑOL DE CRÉDITO, S.A.	€8,233,771.34
BANCO SANTANDER (MEXICO), S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO SANTANDER	€21,720,290.01
BANK OF AMERICA N.A.	€22,798,950.00
BANKIA, S.A.	€22,798,950.00
BARCLAYS BANK PLC	€22,798,950.00

BAYERISCHE LANDESBANK	€22,798,950.00
BNP PARIBAS S.A., SUCURSAL EN ESPAÑA	€22,798,950.00
CAIXA GERAL DE DEPOSITOS, S.A, SUCURSAL EN ESPAÑA	€2,660,694.66
CAIXABANK S.A.	€1,797,766.67
CITIBANK INTERNATIONAL PLC	€6,612,968.40
CITIBANK INTERNATIONAL PLC, SUCURSAL EN ESPAÑA	€19,343,969.34
CREDIT AGRICOLE CORPORATE & INVESTMENT BANK	€22,798,950.00
CREDIT INDUSTRIEL ET COMMERCIAL, LONDON BRANCH	€5,213,523.35
FORTIS BANK, S.A., SUCURSAL EN ESPAÑA	€22,798,950.00
HSBC BANK PLC, SUCURSAL EN ESPAÑA	€22,798,949.99
ING BELGIUM S.A., SUCURSAL EN ESPAÑA	€22,798,950.00
INSTITUTO DE CRÉDITO OFICIAL	€22,798,950.00
INTESA SANPAOLO SPA, SUCURSAL EN ESPAÑA	€22,798,950.00
JPMORGAN CHASE BANK N.A., SUCURSAL EN ESPAÑA	€21,504,558.00
LIBERBANK, S.A.	€2,660,694.66
LLOYDS TSB BANK PLC	€22,798,950.00
MEDIOBANCA BANCA DI CREDITO FINANZIARIO SPA	€10,867,755.86
MIZUHO CORPORATE BANK NEDERLAND N.V.	€22,798,950.00
MORGAN STANLEY BANK INTERNATIONAL LIMITED	€1,797,766.67
NCG BANCO, S.A.	€7,928,900.18

PORTIGON AG, SUCURSAL EN ESPAÑA	€22,798,950.00
SCOTIABANK EUROPE PLC	€22,798,950.00
THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND	€7,191,066.67
THE ROYAL BANK OF SCOTLAND N.V.	€16,179,900.01
THE ROYAL BANK OF SCOTLAND PLC	€25,168,733.30
WESTPAC EUROPE LIMITED	€1,797,766.67
$517,034,790.94
BANCA MONTE DEI PASCHI DI SIENA LONDON BRANCH	$3,227,808.33
BANCO BILBAO VIZCAYA ARGENTARIA, S.A.	$22,594,658.34
BANCO DE SABADELL, S.A.	$9,683,424.99
BANCO ESPAÑOL DE CRÉDITO, S.A.	$7,391,681.08
BANCO SANTANDER (MEXICO), S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO SANTANDER	$19,498,896.71
BANK OF AMERICA N.A.	$20,467,239.21
BANKIA, S.A.	$20,467,239.21
BARCLAYS BANK PLC	$20,467,239.21
BAYERISCHE LANDESBANK	$20,467,239.21
BNP PARIBAS S.A., SUCURSAL EN ESPAÑA	$20,467,239.21
CAIXA GERAL DE DEPOSITOS, S.A, SUCURSAL EN ESPAÑA	$2,388,578.16
CAIXABANK S.A.	$1,613,904.18
CITIBANK INTERNATIONAL PLC	$5,936,642.08

CITIBANK INTERNATIONAL PLC, SUCURSAL EN ESPAÑA	$17,365,608.84
CREDIT AGRICOLE CORPORATE & INVESTMENT BANK PARIS	$20,467,239.21
CREDIT INDUSTRIEL ET COMMERCIAL, LONDON BRANCH	$4,680,322.09
FCOF III EUROPE UB SECURITIES LIMITED	$100,000.00
FORTIS BANK, S.A., SUCURSAL EN ESPAÑA	$20,467,239.21
HSBC BANK PLC, SUCURSAL EN ESPAÑA	$20,467,239.21
ING BELGIUM S.A., SUCURSAL EN ESPAÑA	$20,467,239.21
INSTITUTO DE CRÉDITO OFICIAL	$20,467,239.21
INTESA SANPAOLO SPA, SUCURSAL EN ESPAÑA	$20,467,239.21
JPMORGAN CHASE BANK N.A., SUCURSAL EN ESPAÑA	$19,305,228.20
LIBERBANK, S.A.	$2,388,578.16
LLOYDS TSB BANK PLC	$20,467,239.21
MEDIOBANCA BANCA DI CREDITO FINANZIARIO SPA	$13,718,185.43
MIZUHO CORPORATE BANK NEDERLAND N.V.	$20,467,239.21
MORGAN STANLEY BANK INTERNATIONAL LIMITED	$1,613,904.18
NCG BANCO, S.A.	$7,117,989.94
PORTIGON AG, SUCURSAL EN ESPAÑA	$20,467,239.21
QP SFM CAPITAL HOLDINGS LIMITED	$26,211,475.43
SCOTIABANK EUROPE PLC	$20,467,239.21
THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND	$6,455,616.68

THE ROYAL BANK OF SCOTLAND N.V.	$14,525,137.51
THE ROYAL BANK OF SCOTLAND PLC	$22,594,658.28
WESTPAC EUROPE LIMITED	$1,613,904.18
CEMEX España, S.A. US$617,500,000 & EUR 587,500,000 Joint Bilateral Financing Facilities Agreement dated 27 January, 2009 (as amended)	Current total exposure $302,760,250.06 €288,051,250.04	CEMEX España, S.A.	CEMEX, Inc.
FACILITY A	$302,760,250.06	CEMEX España, S.A.	CEMEX, Inc.
BANCO SANTANDER (MEXICO), S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO SANTANDER	$51,481,500.01
BANK OF AMERICA N.A.	$73,545,000.02
THE ROYAL BANK OF SCOTLAND PLC	$177,733,750.03
FACILITY B	€288,051,250.04	CEMEX España, S.A.	CEMEX, Inc.
BANCO BILBAO VIZCAYA ARGENTARIA, S.A.	€23,534,400.02
BANCO ESPAÑOL DE CRÉDITO, S.A.	€19,612,000.00
BANCO SANTANDER (MEXICO), S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO SANTANDER	€150,522,100.02
BANKIA, S.A.	€9,806,000.00
CAIXA GERAL DE DEPOSITOS, S.A, SUCURSAL EN ESPAÑA	€24,514,999.99
CAIXABANK S.A.	€34,321,000.01
HSBC BANK PLC SUCURSAL EN ESPAÑA	€14,709,000.01
LLOYDS TSB BANK PLC	€11,031,749.99
New Sunward Holding B.V. US$1,050,000,000 Senior Unsecured Dutch Loan “A & B” Agreement dated 31 December, 2008 (Club Loan)	Current total exposure $510,856,830.51	NEW SUNWARD HOLDING B.V.	CEMEX, S.A.B. de C.V.; CEMEX México, S.A. de C.V.

FACILITY A	$255,428,415.25
BANCO SANTANDER (MEXICO) S.A. INSTITUTION DE BANCA MÚLTIPLE GRUPO FINANCIERO SANTANDER	$61,287,500.10
BANKIA, S.A. MIAMI BRANCH	$36,772,500.00
HSBC MEXICO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO HSBC	$61,287,500.11
ICE 1 EM CLO LTD	$10,809,835.96
ING BANK N.V., DUBLIN BRANCH	$36,772,500.07
THE ROYAL BANK OF SCOTLAND PLC	$48,498,579.01
FACILITY B	$255,428,415.26
BANCO SANTANDER (MEXICO) S.A. INSTITUTION DE BANCA MÚLTIPLE GRUPO FINANCIERO SANTANDER	$61,287,500.10
BANKIA, S.A. MIAMI BRANCH	$36,772,500.00
HSBC MEXICO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO HSBC	$61,287,500.11
ICE 1 EM CLO LTD	$10,809,835.96
ING BANK N.V., DUBLIN BRANCH	$36,772,500.07
THE ROYAL BANK OF SCOTLAND PLC	$48,498,579.02
New Sunward Holding B.V. US$700,000,000 Facilities Agreement dated 27 June 2005 (as amended)	Current total exposure $143,932,568.90	NEW SUNWARD HOLDING B.V.	CEMEX, S.A.B. de C.V.; CEMEX México, S.A. de C.V.; Empresas Tolteca de México S.A. de C.V.
FACILITY B (Revolving Facility)
BANCO BILBAO VIZCAYA ARGENTARIA, S.A	$17,119,641.67
BANCO DE SABADELL, S. A.	$4,903,000.00

BANCO NACIONAL DE MÉXICO, S.A., INTEGRANTE DEL GRUPO FINANCIERO BANAMEX, ACTING THROUGH ITS NASSAU-BAHAMAS BRANCH	$17,119,641.67
BANCO SANTANDER (MEXICO) S.A. INSTITUCIÓN DE BANCA MÚLTIPLE GRUPO FINANCIERO SANTANDER	$11,889,775.01
BANK OF AMERICA N.A.	$7,138,868.78
BNP PARIBAS (PARIS BRANCH)	$15,281,016.67
CREDIT AGRICOLE CIB SUCURSAL EN ESPAÑA	$11,889,775.01
FORTIS BANK, S.A./ N.V	$7,354,500.00
ING BANK N.V. DUBLIN BRANCH	$11,889,775.01
JPMORGAN CHASE BANK N.A.	$11,889,775.01
LLOYDS TSB BANK PLC	$11,889,775.01
THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND	$3,677,250.00
THE ROYAL BANK OF SCOTLAND PLC	$11,889,775.01
Part I.B (Bilateral Facilities)
US$500,000,000 Pez Loan between BBVA BANCOMER, S.A., Institución De Banca Múltiple, Grupo Financiero BBVA Bancomer and CEMEX, S.A.B. de C.V. dated 25 June 2008, as further amended	$245,150,000.03	CEMEX, S.A.B. de C.V.	CEMEX México, S.A. de C.V.
US$170,000,000 Loan Facility Agreement between JPMorgan Chase Bank, N.A. and CEMEX Materials LLC, dated 1 October 2007 (as amended)	$83,351,000.19	CEMEX Materials LLC	CEMEX España, S.A.
US$37,500,000 Facility Agreement between BNP Paribas (Sydney Branch) and CEMEX Materials LLC, dated 1 October 2007 (as amended)	$18,386,249.84	CEMEX Materials LLC	CEMEX España, S.A.

€3,900,291 and $38,431,286 bilateral revolving loan agreements dated 29 September 2009 between Banco de Sabadell, S.A. and CEMEX España, S.A (replacing, respectively, a €3,900,291 bilateral loan agreement dated 13 August 2009 which in turn replaced a €32,000,000 bilateral loan agreement dated 24 June 2008, and a $38,431,286 bilateral loan agreement dated 13 August 2009 which in turn replaced a $51,000,000 bilateral loan agreement dated 24 June 2008 (as amended), each between the same parties)

		CEMEX España, S.A.	N/A

EURO TRANCHE	€1,912,312.68
US DOLLAR TRANCHE	$18,842,859.53
€40,000,000 Multidivisa Bilateral Loan Agreement between Fortis, S.A., Sucursal en España and CEMEX España, S.A., dated 28 August 2006		CEMEX España, S.A.	N/A
EURO TRANCHE	€5,227,662.45
US DOLLAR TRANCHE	$12,069,229.23
Part I.C (Promissory Notes)
Promissory Note US$45,434,817 JPMorgan Chase Bank, N.A., dated 14 August 2009	$22,276,690.99	CEMEX, S.A.B. de C.V.	CEMEX México, S.A. de C.V.
Promissory Note US$20,000,000 JPMorgan Chase Bank, N.A., dated 14 August 2009	$9,806,000.00	CEMEX, S.A.B. de C.V.	CEMEX México, S.A. de C.V.
Promissory Note US$50,000,000 BNP Paribas S.A., dated 14 August 2009	$24,514,999.99	CEMEX, S.A.B. de C.V.	N/A
Promissory Note US$49,128,020 Barclays Bank plc, dated 14 August 2009	$24,087,468.13	CEMEX, S.A.B. de C.V.	N/A
Promissory Note US$50,000,000 BBVA Bancomer, S.A., Institución de Banca Múltiple Grupo Financiero BBVA Bancomer, dated 14 August 2009	$24,514,999.99	CEMEX, S.A.B. de C.V.	N/A
Promissory Note US$6,625,000 ABN AMRO Bank, N.V., (now Royal Bank of Scotland N.V.), dated 14 August 2009	$3,248,237.50	CEMEX, S.A.B. de C.V.	N/A
Promissory Note US$1,296,000 Calyon (now Credit Agricole Corporate and Investment Bank New York), dated 14 August 2009	$635,428.80	CEMEX, S.A.B. de C.V.	N/A
Promissory Note US$34,318,339 ING Bank N.V. Dublin Branch, dated 14 August 2009	$16,826,281.47	CEMEX, S.A.B. de C.V.	N/A
Promissory Note US$4,093,054 Bank of America N.A., dated 14 August 2009	$2,006,824.37	CEMEX, S.A.B. de C.V.	N/A
Promissory Note US$4,504,861 The Royal Bank of Scotland plc, dated 14 August 2009	$2,208,733.35	CEMEX, S.A.B. de C.V.	N/A
Promissory Note US$34,072,566 JPMorgan Chase Bank, N.A., dated 14 August 2009	$16,705,779.12	CEMEX, S.A.B. de C.V.	N/A

Promissory Note US$51,947,000 Citibank N.A. New York, dated 14 August 2009	$25,469,614.11	CEMEX, S.A.B. de C.V.	N/A
Promissory Note Mex$ 739,385,880 HSBC México, S.A., Institución de Banca Múltiple, Grupo Financiero HSBC, dated 14 August 2009	Mex$362,520,896.98	CEMEX, S.A.B. de C.V.	N/A.
Part I.D (US Private Placements)
US$882,407,495.57 Note Purchase Agreement	US$106,586,333.79	CEMEX Finance LLC	CEMEX España, S.A.
Noteholder
ALLSTATE LIFE INSURANCE COMPANY	$10,617,040.37
COMMINGLED PENSION TRUST FUND (DISTRESSED DEBT OPPORTUNITIES) OF JPMORGAN CHASE BANK, N.A.	$1,500,000.00
CVI GVF (LUX) MASTER S.A.R.L.	$372,274.40
HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY	$10,617,040.37
HARTFORD LIFE INSURANCE COMPANY	$5,308,520.18
INSIGHT LDI SOLUTIONS PLUS PLC, IN RESPECT OF THE INSIGHT LOAN FUND	$2,059,260.00
INSIGHT LDI SOLUTIONS PLUS PLC, IN RESPECT OF THE INSIGHT LOAN FUND	$1,592,556.05
INSIGHT LDI SOLUTIONS PLUS PLC, IN RESPECT OF THE INSIGHT LOAN FUND	$1,382,085.46
JPMORGAN DISTRESSED DEBT OPPORTUNITIES MASTER FUND, LTD.	$500,000.00
JPMORGAN CORE PLUS BOND FUND	$2,500,000.00
JPMORGAN HIGH YIELD FUND	$5,000,000.00
JPMORGAN HIGH YIELD FUND	$1,728,389.47
JPMORGAN STRATEGIC INCOME OPPORTUNITIES FUND	$9,260,347.55

NATIONAL BENEFIT LIFE INSURANCE COMPANY	$583,937.22
PACHOLDER HIGH YIELD FUND, INC.	$500,000.00
PHL VARIABLE INSURANCE COMPANY	$1,102,256.05
PHL VARIABLE INSURANCE COMPANY	$734,837.37
PHL VARIABLE INSURANCE COMPANY	$1,102,256.05
PHL VARIABLE INSURANCE COMPANY	$734,837.37
PHOENIX LIFE INSURANCE COMPANY	$1,837,093.43
PRIMERICA LIFE INSURANCE COMPANY	$2,972,771.30
QP SFM CAPITAL HOLDINGS LIMITED	$3,816,551.29
QP SFM CAPITAL HOLDINGS LIMITED	$3,816,551.29
QP SFM CAPITAL HOLDINGS LIMITED	$3,816,551.29
QP SFM CAPITAL HOLDINGS LIMITED	$4,911,462.58
QP SFM CAPITAL HOLDINGS LIMITED	$3,185,112.11
QP SFM CAPITAL HOLDINGS LIMITED	$4,777,668.34
QP SFM CAPITAL HOLDINGS LIMITED	$1,061,703.86
QP SFM CAPITAL HOLDINGS LIMITED	$9,639,894.06
SWISS RE LIFE & HEALTH AMERICA INC.	$4,246,816.15
WESTPORT INSURANCE CORPORATION	$5,308,520.18

Section B – Commitments of the Original Creditors

Note – Base Currency Amounts of Facility B Commitments and Facility C Commitments are calculated using exchange rates provided by Reuters as at 14:20 London time on 7 September 2012

Facility A Commitment
Name of Original Creditor	Facility A1 Commitment ($)	Facility A2 Commitment ($)	Facility A3 Commitment ($)	Facility A4 Commitment ($)	Facility A5 Commitment ($)	Facility A6 Commitment ($)	Facility A7 Commitment ($)	Facility A8 Commitment ($)
ATLANTIC SECURITY BANK				$2,451,500.08
BANAMEX USA	$4,903,000.00	$12,257,493.17
BANCA MONTE DEI PASCHI DI SIENA LONDON BRANCH				$11,399,474.99
BANCA MONTE DEI PASCHI DI SIENA-NEW YORK BRANCH	$7,354,500.00
BANCO BILBAO VIZCAYA ARGENTARIA, S.A.				$67,989,147.34		$17,119,641.67
BANCO DE SABADELL, S.A.				$53,041,284.51		$4,903,000.00
BANCO ESPAÑOL DE CRÉDITO S.A.				$50,987,522.76
BANCO NACIONAL DE COMERCIO EXTERIOR, S.N.C.		$39,224,008.09
BANCO NACIONAL DE MÉXICO, S.A. INTEGRANTE DEL GRUPO FINANCIERO BANAMEX, ACTING THROUGH ITS NASSAU BAHAMAS BRANCH	$53,442,700.03	$23,289,254.67				$17,119,641.67

Facility A Commitment
Name of Original Creditor	Facility A1 Commitment ($)	Facility A2 Commitment ($)	Facility A3 Commitment ($)	Facility A4 Commitment ($)	Facility A5 Commitment ($)	Facility A6 Commitment ($)	Facility A7 Commitment ($)	Facility A8 Commitment ($)
BANCO POPULAR ESPAÑOL S.A.				$19,612,000.00
BANCO SANTANDER (MEXICO) S.A., INSTITUCIÓN DE BANCA MÚLTIPLE GRUPO FINANCIERO SANTANDER	$63,739,000.05	$26,966,497.80		$97,866,798.95	$51,481,500.01	$11,889,775.01	$122,575,000.20
BANK OF AMERICA N.A SUCURSAL EN ESPAÑA				$8,813,935.80
BANK OF AMERICA NA	$38,013,819.12			$72,283,034.67	$73,545,000.02	$7,138,868.78
BANKIA, S.A. MIAMI BRANCH	$4,903,000.00						$73,545,000.00
BANKIA, S.A.				$27,121,835.96
BARCLAYS BANK PLC	$19,836,270.63			$88,941,770.48
BAYERISCHE LANDESBANK				$72,283,034.68
BAYERISCHE LANDESBANK, NEW YORK BRANCH	$39,224,000.05			$10,889,238.42
BBVA BANCOMER, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE GRUPO FINANCIERO BBVA BANCOMER	$57,610,250.06	$112,768,998.15	$245,150,000.03

Facility A Commitment
Name of Original Creditor	Facility A1 Commitment ($)	Facility A2 Commitment ($)	Facility A3 Commitment ($)	Facility A4 Commitment ($)	Facility A5 Commitment ($)	Facility A6 Commitment ($)	Facility A7 Commitment ($)	Facility A8 Commitment ($)
BNP PARIBAS (PARIS BRANCH)						$15,281,016.67
BNP PARIBAS (SYDNEY BRANCH)								$18,386,249.84
BNP PARIBAS SA-NEW YORK BRANCH	$98,060,000.11
BNP PARIBAS S.A., SUCURSAL EN ESPAÑA				$49,027,214.23
CAIXA GERAL DE DEPOSITOS, S.A, SUCURSAL EN ESPAÑA				$8,435,611.51
CAIXABANK S.A.				$5,699,737.52
CITIBANK INTERNATIONAL PLC				$11,083,207.52
CITIBANK INTERNATIONAL PLC, SUCURSAL EN ESPAÑA				$86,962,725.73
CITIBANK N.A.	$5,738,165.93
COMERICA BANK	$6,700,479.03
COMMERZBANK AG, LONDON BRANCH				$4,903,000.00
COMMERZBANK AG, NEW YORK BRANCH	$9,806,000.01

Facility A Commitment
Name of Original Creditor	Facility A1 Commitment ($)	Facility A2 Commitment ($)	Facility A3 Commitment ($)	Facility A4 Commitment ($)	Facility A5 Commitment ($)	Facility A6 Commitment ($)	Facility A7 Commitment ($)	Facility A8 Commitment ($)
CREDIT AGRICOLE CIB SUCURSAL EN ESPAÑA				$29,003,606.78		$11,889,775.01
CREDIT AGRICOLE CORPORATE & INVESTMENT BANK PARIS				$72,283,034.68
CREDIT AGRICOLE CORPORATE & INVESTMENT BANK S.A. -NEW YORK BRANCH	$63,739,000.05
CREDIT INDUSTRIEL ET COMMERCIAL, LONDON BRANCH				$16,529,238.76
CREDIT SUISSE AG CAYMAN ISLANDS BRANCH	$2,199,706.31			$4,399,412.63
FCOF III EUROPE UB SECURITIES LIMITED				$100,000.00
FORTIS BANK, SA SUCURSAL EN ESPAÑA				$115,731,463.91
FORTIS BANK S.A./ N.V						$7,354,500.00
HSBC BANK PLC, SUCURSAL EN ESPAÑA	$24,515,000.04			$94,714,259.67
HSBC MEXICO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO HSBC	$14,709,000.01						$122,575,000.22

Facility A Commitment
Name of Original Creditor	Facility A1 Commitment ($)	Facility A2 Commitment ($)	Facility A3 Commitment ($)	Facility A4 Commitment ($)	Facility A5 Commitment ($)	Facility A6 Commitment ($)	Facility A7 Commitment ($)	Facility A8 Commitment ($)
ICE 1 EM CLO LTD							$21,619,671.92
ING BANK N.V. DUBLIN BRANCH	$63,738,999.88					$11,889,775.01	$73,545,000.14
ING BELGIUM S.A, SUCURSAL EN ESPAÑA				$35,029,373.77
INSTITUTO DE CRÉDITO OFICIAL				$102,926,784.67
INTESA SANPAOLO SPA, SUCURSAL EN ESPAÑA				$30,001,122.71
INTESA SANPAOLO SPA, NEW YORK BRANCH	$22,063,500.02
JPMORGAN CHASE BANK N.A., SUCURSAL EN ESPAÑA				$91,622,007.41
JPMORGAN CHASE BANK, N.A.	$61,452,360.63					$11,889,775.01		$83,351,000.19
LIBERBANK, S.A				$12,407,041.51
LLOYDS TSB BANK PLC				$86,328,146.89		$11,889,775.01
MEDIOBANCA BANCA DI CREDITO FINANZIARIO SPA				$28,447,768.78
MIZUHO CORPORATE BANK, LTD.	$15,143,252.31
MIZUHO CORPORATE BANK NEDERLAND N.V.				$20,467,239.21

Facility A Commitment
Name of Original Creditor	Facility A1 Commitment ($)	Facility A2 Commitment ($)	Facility A3 Commitment ($)	Facility A4 Commitment ($)	Facility A5 Commitment ($)	Facility A6 Commitment ($)	Facility A7 Commitment ($)	Facility A8 Commitment ($)
MORGAN STANLEY BANK INTERNATIONAL LIMITED				$5,699,737.52
NCG BANCO, S.A.				$29,605,203.63
PORTIGON AG, SUCURSAL EN ESPAÑA				$97,165,758.94
QP SFM CAPITAL HOLDINGS LIMITED	$15,018,587.42			$61,855,991.03
SCOTIABANK EUROPE PLC				$84,119,587.61
STANDARD CHARTERED BANK	$2,451,500.03
THE BANK OF NOVA SCOTIA	$63,739,000.05
THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND				$32,604,950.03		$3,677,250.00
THE ROYAL BANK OF SCOTLAND N.V.				$51,297,637.51
THE ROYAL BANK OF SCOTLAND PLC				$104,679,049.97	$177,733,750.03	$11,889,775.01	$96,997,158.03

Facility A Commitment
Name of Original Creditor	Facility A1 Commitment ($)	Facility A2 Commitment ($)	Facility A3 Commitment ($)	Facility A4 Commitment ($)	Facility A5 Commitment ($)	Facility A6 Commitment ($)	Facility A7 Commitment ($)	Facility A8 Commitment ($)
THORNBURG INVESTMENT INCOME BUILDER FUND				$5,000,000.00
UBS AG, STAMFORD BRANCH	$6,193,187.39			$18,119,608.26
WESTPAC EUROPE LIMITED				$5,699,737.52

Total	$764,294,279.16	$214,506,251.88	$245,150,000.03	$1,985,629,839.27	$302,760,250.06	$143,932,568.85	$510,856,830,63	$101,737,250.03

Facility B Commitments
Name of Original Creditor	Facility B1 Commitment (€)	Facility B1 Commitment (Base Currency Amount)	Facility B2 Commitment (€)	Facility B2 Commitment (Base Currency Amount)
BANCA MONTE DEI PASCHI DI SIENA LONDON BRANCH	€3,595,533.34	$4,590,057.86
BANCO BILBAO VIZCAYA ARGENTARIA, S.A.	€69,137,115.44	$88.260,441.57	€23,534,400.02	$30,044,015.07
BANCO DE SABADELL, S. A.	€12,698,912.66	$16,211,431.90
BANCO ESPAÑOL DE CREDITO S.A.	€19,222,529.99	$24,539,481.79	€19,612,000.00	$25,036,679.20
BANCO SANTANDER (MEXICO) S.A. INSTITUCIÓN DE BANCA MÚLTIPLE GRUPO FINANCIERO SANTANDER	€28,815,777.22	$36,786,221.20	€150,522,100.02	$192,156,512.89

Facility B Commitments
Name of Original Creditor	Facility B1 Commitment (€)	Facility B1 Commitment (Base Currency Amount)	Facility B2 Commitment (€)	Facility B2 Commitment (Base Currency Amount)
BANK OF AMERICA NA	€22,798,950.00	$29,105,139.57
BANKIA, S.A.	€61,899,308.79	$79,020,657.60	€9,806,000.00	$12,518,339.60
BARCLAYS BANK PLC	€22,798,950.00	$29,105,139.57
BAYERISCHE LANDESBANK	€22,798,950.00	$29,105,139.57
BBVA BANCOMER, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE GRUPO FINANCIERO BBVA BANCOMER	€10,000,000.00	$12,766,000.00
BNP PARIBAS SUCURSAL EN ESPAÑA	€68,994,796.00	$88.078,756.57
CAIXA GERAL DE DEPOSITOS, S.A, SUCURSAL EN ESPAÑA	€2,660,694.66	$3,396,642.80	€24,514,999.99	$31,295,848.99
CAIXABANK S.A.	€1,797,766.67	$2,295,028.93	€34,321,000.01	$43,814,188.61
CITIBANK INTERNATIONAL PLC	€6,612,968.40	$8,442,115.46
CITIBANK INTERNATIONAL PLC, SUCURSAL EN ESPAÑA	€19,343,969.34	$24,694,511.26
CREDIT AGRICOLE CORPORATE & INVESTMENT BANK	€22,798,950.00	$29,105,139.57
CREDIT INDUSTRIEL ET COMMERCIAL, LONDON BRANCH	€5,213,523.35	$6,655,583.91
FORTIS BANK, SA SUCURSAL EN ESPAÑA	€30,213,829.00	$38,570,974.10
HSBC BANK PLC, SUCURSAL EN ESPAÑA	€29,894,437.20	$38,163,238.53	€14,709,000.01	$18,777,509.41
ING BELGIUM S.A, SUCURSAL EN ESPAÑA	€68,994,796.00	$88,078,756.57

Facility B Commitments
Name of Original Creditor	Facility B1 Commitment (€)	Facility B1 Commitment (Base Currency Amount)	Facility B2 Commitment (€)	Facility B2 Commitment (Base Currency Amount)
INSTITUTO DE CRÉDITO OFICIAL	€22,798,950.00	$29,105,139.57
INTESA SANPAOLO SPA SUCURSAL EN ESPAÑA	€61,899,308.79	$79,020,657.60
JPMORGAN CHASE BANK NA	€21,504,558.00	$27,452,718.74
LIBERBANK, S.A.	€2,660,694.66	$3,396,642.80
LLOYDS TSB BANK PLC	€22,798,950.00	$29,105,139.57	€11,031,749.99	$14,083,132.04
MEDIOBANCA BANCA DI CREDITO FINANZIARIO, SPA	€10,867,755.86	$13,873,777.13
MIZUHO CORPORATE BANK NEDERLAND N.V.	€22,798,950.00	$29,105,139.57
MORGAN STANLEY BANK INTERNATIONAL LIMITED	€1,797,766.67	$2,295,028.93
NCG BANCO, S.A.	€7,928,900.18	$10,122,033.97
PORTIGON AG, MADRID BRANCH	€22,798,950.00	$29,105,139.57
SCOTIABANK EUROPE PLC	€22,798,950.00	$29,105,139.57
THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND	€7,191,066.67	$9,180,115.71
THE ROYAL BANK OF SCOTLAND N.V.	€16,179,900.01	$20,655,260.35
THE ROYAL BANK OF SCOTLAND PLC	€32,264,220.52	$41,188,503.90
WESTPAC EUROPE LIMITED	€1,797,766.67	$2,295,028.93

Total	€808,378,446.11	$1,031,975,924.30	€288,051,250.04	$367,726,225.80

Facility C Commitment
Name of Original Creditor	Facility C Commitment (Mex$)		Facility C Commitment (Base Currency Amount)
BANCO NACIONAL DE MÉXICO, S.A. INTEGRANTE DEL GRUPO FINANCIERO BANAMEX	Mex$	480,041,090.33	$36,895,302.43
BANCO SANTANDER (MEXICO), S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO SANTANDER	Mex$	364,169,066.82	$27,989,536.99
BBVA BANCOMER, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE GRUPO FINANCIERO BBVA BANCOMER	Mex$	1,111,195,951.19	$85,405,002.82
HSBC MEXICO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO HSBC	Mex$	384,934,522.87	$29,585,541.57

Total	Mex$	2,340,340,631.21	$179,875,383.81

Derivatives Unwind Promissory Note Facility Commitment
Name of Original Creditor	Derivatives Unwind Promissory Note Facility 1 Commitment ($)	Derivatives Unwind Promissory Note Facility 2 Commitment ($)	Derivatives Unwind Promissory Note Facility 3 Commitment (Mex$)		Derivatives Unwind Promissory Note Facility 3 Commitment (Base Currency Amount)
BANK OF AMERICA N.A.		$2,006,824.37
BARCLAYS BANK PLC		$24,087,468.13
BBVA BANCOMER, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE GRUPO FINANCIERO BBVA BANCOMER		$24,514,999.99
BNP PARIBAS S.A.		$24,514,999.99
CITIBANK N.A. NEW YORK		$25,469,614.11
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK NEW YORK		$635,428.80
HSBC MÉXICO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO HSBC			Mex$	362,520,896.98	$27,862,860.91
ING BANK N.V. DUBLIN		$16,826,281.47
JPMORGAN CHASE BANK, N.A.	$32,082,690.99	$16,705,779.12
THE ROYAL BANK OF SCOTLAND N.V.		$3,248,237.50
THE ROYAL BANK OF SCOTLAND PLC		$2,208,733.35

Total	$32,082,690.99	$140,218,366.82	Mex$	362,520,896.98	$27,862,860.91

USPP Note Facility Commitment
Name of Original Creditor	USPP Note Facility Commitment
ALLSTATE LIFE INSURANCE COMPANY	$10,617,040.37
COMMINGLED PENSION TRUST FUND (DISTRESSED DEBT OPPORTUNITIES) OF JPMORGAN CHASE BANK, N.A.	$1,500,000.00
CVI GVF (LUX) MASTER S.A.R.L.	$372,274.40
HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY	$10,617,040.37
HARTFORD LIFE INSURANCE COMPANY	$5,308,520.18
INSIGHT LDI SOLUTIONS PLUS PLC, IN RESPECT OF THE INSIGHT LOAN FUND	$2,059,260.00
INSIGHT LDI SOLUTIONS PLUS PLC, IN RESPECT OF THE INSIGHT LOAN FUND	$1,592,556.05
INSIGHT LDI SOLUTIONS PLUS PLC, IN RESPECT OF THE INSIGHT LOAN FUND	$1,382,085.46
JPMORGAN DISTRESSED DEBT OPPORTUNITIES MASTER FUND, LTD.	$500,000.00
JPMORGAN CORE PLUS BOND FUND	$2,500,000.00
JPMORGAN HIGH YIELD FUND	$5,000,000.00
JPMORGAN HIGH YIELD FUND	$1,728,389.47
JPMORGAN STRATEGIC INCOME OPPORTUNITIES FUND	$9,260,347.55
NATIONAL BENEFIT LIFE INSURANCE COMPANY	$583,937.22
PACHOLDER HIGH YIELD FUND, INC.	$500,000.00
PHL VARIABLE INSURANCE COMPANY	$1,102,256.05
PHL VARIABLE INSURANCE COMPANY	$734,837.37
PHL VARIABLE INSURANCE COMPANY	$1,102,256.05

USPP Note Facility Commitment
Name of Original Creditor	USPP Note Facility Commitment
PHL VARIABLE INSURANCE COMPANY	$734,837.37
PHOENIX LIFE INSURANCE COMPANY	$1,837,093.43
PRIMERICA LIFE INSURANCE COMPANY	$2,972,771.30
QP SFM CAPITAL HOLDINGS LIMITED	$3,816,551.29
QP SFM CAPITAL HOLDINGS LIMITED	$3,816,551.29
QP SFM CAPITAL HOLDINGS LIMITED	$3,816,551.29
QP SFM CAPITAL HOLDINGS LIMITED	$4,911,462.58
QP SFM CAPITAL HOLDINGS LIMITED	$3,185,112.11
QP SFM CAPITAL HOLDINGS LIMITED	$4,777,668.34
QP SFM CAPITAL HOLDINGS LIMITED	$1,061,703.86
QP SFM CAPITAL HOLDINGS LIMITED	$9,639,894.06
SWISS RE LIFE & HEALTH AMERICA INC.	$4,246,816.15
WESTPORT INSURANCE CORPORATION	$5,308,520.18

Total	$106,586,333.79

SCHEDULE 2

CONDITIONS PRECEDENT

PART I

INITIAL CONDITIONS PRECEDENT

1.	Obligors

(a)	A copy (in the case of an Obligor incorporated in Mexico, certified by a notary public or otherwise authenticated) of the current constitutional documents of each Original Obligor other than a Dutch Obligor, a Swiss Obligor or a French Obligor (or, in the case of an Original Obligor incorporated in Spain, a certificate or excerpt from the relevant Mercantile Registry including the updated by-laws of the Original Obligor).

(b)	A copy (or, in the case of an Original Obligor incorporated in Spain, a certificate issued by the secretary with the approval of the president and raised to public document status) of a resolution of the board of directors (or any other competent body) of each Original Obligor (except for any Dutch Obligor, Swiss Obligor or French Obligor and any Original Obligor (other than the Parent) incorporated in Mexico) and, if required under Mexican law, in the case of the Parent, a resolution of its shareholder’s meeting:

(i)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(ii)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf (including, in the case of an Original Obligor incorporated in Spain, the authority to irrevocably appoint a process agent (“mandatario ad litem”) unless such appointment has been made by other means by a duly authorised representative); and

(iii)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(c)	In the case of an Obligor incorporated in Mexico (to the extent not covered under paragraph (b) above), (i) powers of attorney duly notarised containing authority for acts of administration, for acts of disposition (in respect of any Transaction Security Document) and to execute negotiable instruments; and (ii) powers of attorney for the Process Agent, duly notarised before a Mexican notary public, together with any necessary appointment and acceptance letter.

(d)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above in relation to the Finance Documents.

(e)	In the case of Dutch Obligors:

(i)	a copy of the articles of association (statuten) and deed of incorporation (oprichtingsakte) of each Dutch Obligor, as well as an extract (uittreksel) from the Dutch Commercial Register (Handelsregister) of such Dutch Obligor;

(ii)	a copy of the resolution of the board of managing directors of each Dutch Obligor:

(A)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(B)	if applicable, authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(C)	if applicable, authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party;

(iii)	a specimen of the signature of each member of the board of managing directors of each Dutch Obligor and, if applicable, each person authorised by the resolutions referred to in paragraph (ii)(B) and/or (C) above in relation to the Finance Documents; and

(iv)	such evidence as may be required (if any) to enable the Finance Parties to comply with the Wet identificatie financiële dienstverlening.

(f)	In the case of a Swiss Obligor:

(i)	a copy of the articles of association (Statuten) of the Swiss Obligor, as well as an extract from the Commercial Register (Handelsregister) of such Swiss Obligor;

(ii)	a copy of a unanimous resolution of the board of directors of the Swiss Obligor:

(A)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it executes the Finance Documents to which it is a party;

(B)	resolving that the execution of the transactions contemplated by the Finance Documents to which it is a party is in the best interest of such Swiss Obligor;

(C)	if applicable, authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(D)	if applicable, authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party;

(iii)	a copy of the unanimous shareholders’ resolution of the Swiss Obligor approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that (i) it executes the Finance Documents to which it is a party and (ii) the execution of the transactions contemplated by the Finance Documents to which it is a party is in its best interest;

(iv)	a specimen of the signature of each member of the board of directors of the Swiss Obligor and, if applicable, each person authorised by the resolutions referred to in paragraph (ii) (C) and/or (D) above in relation to the Finance Documents; and

(v)	evidence to the effect that the Swiss Obligor’s articles of association empower such Swiss Obligor to enter into upstream and/or cross-stream obligations.

(g)	In the case of a French Obligor:

(i)	a certified copy of its constitutive documents (statuts);

(ii)	an original extract (extrait K-bis) provided by the commercial and companies registry (registre du commerce et des sociétés), not more than fifteen (15) days old;

(iii)	a non-bankruptcy certificate (certificat de recherche de procédures collectives) provided by the commercial and companies registry (registre du commerce et des sociétés), not more than fifteen (15) days old;

(iv)	a copy of the resolution of the shareholder(s) of each French Obligor approving:

(A)	the terms of, and the transactions contemplated by, the Finance Documents to which it is a party; and

(B)	the execution of the Finance Documents to which it is a party;

(v)	a copy of the resolution of the board of directors (or any other competent body) of each French Obligor:

(A)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it executes the Finance Documents to which it is a party;

(B)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(C)	authorising a specified person or persons on its behalf to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

(vi)	evidence that the person(s) who has(ve) signed the Finance Documents on behalf of each French Obligor was duly authorised to sign.

(h)	In the case of an English Obligor, a copy of a resolution signed by all the holders of the issued shares in that English Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which that English Obligor is a party.

(i)	A certificate of each Original Obligor (signed by an Authorised Signatory) confirming that borrowing or guaranteeing or granting Security in respect of, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on that Original Obligor to be exceeded.

(j)	A certificate of an Authorised Signatory of the relevant Original Obligor certifying that each copy document relating to it specified in this Part I of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.	Finance Documents

(a)	This Agreement executed by the members of the Group party to this Agreement, the Agent and each of the Original Creditors, whether by power of attorney or otherwise.

(b)	The Intercreditor Agreement executed by all parties thereto.

(c)	Each Promissory Note required to be issued pursuant to Clause 4.4 (Condition precedent to issue of promissory notes, enforcement and indemnification) on the Effective Date executed by the relevant Borrower and, if applicable, the relevant Guarantor(s).

(d)	The New USPP Note Agreement and New USPP Note Guarantee executed by all parties.

(e)	Each USPP Note.

(f)	The Fee Letters executed by the Parent.

(g)	At least two originals of the following Transaction Security Documents (in form and substance satisfactory to the Security Agent) executed by the relevant Obligors:

(i)	a deed of pledge of registered shares between Corporación Gouda, S.A. de C.V., Mexcement Holdings, S.A. de C.V., CEMEX International Finance Company and CEMEX TRADEMARKS HOLDING Ltd., as pledgors, the Security Agent as pledgee and New Sunward Holding B.V. as the company;

(ii)	a share pledge agreement between CEMEX, S.A.B. de C.V., CEMEX México, S.A. de C.V., Interamerican Investments Inc. and Empresas Tolteca de México, S.A. de C.V. as pledgors, the Security Agent as security agent concerning 99.5674% of the shares of CEMEX TRADEMARKS HOLDING Ltd.; and

(iii)	a Mexican security trust agreement entered into by the Parent, Empresas Tolteca de Mexico, S.A. de C.V., Impra Café S.A. de C.V., Interamerican Investments Inc., Centro Distribuidor de Cemento, S.A. de C.V. and CEMEX México substantially in the form distributed (in Spanish, together with an English translation) to the Creditors prior to the date of this Agreement, under which the shares each of them owns in CEMEX México, Centro Distribuidor de Cemento, S.A. de C.V., Corporación Gouda, S.A. de C.V. and Mexcement Holdings, S.A. de C.V. are, subject to the exceptions set out in Clause 22.27 (Transaction Security), transferred to Banco Nacional de México, S.A., Integrante del Grupo Financiero Banamex, División Fiduciaria as trustee.

(h)	A copy of all notices to be sent under the Transaction Security Documents.

(i)	(Unless already held by Wilmington Trust (London) Limited in its capacity as security agent for the purposes of the Existing Transaction Security, and the relevant Security Document or any document referred to in paragraph 3(d) below directs Wilmington Trust (London) Limited to retain the same) a copy of all share certificates, transfers and stock transfer forms or equivalent duly executed by the relevant Obligor in blank in relation to the assets subject to or expressed to be subject to the Transaction Security and other documents of title to be provided under the Transaction Security Documents.

3.	2009 Financing Agreement

(a)	Evidence that Participating Creditors the Base Currency Amount of whose Exposures under the Facilities aggregate 91 per cent. or more of the Base Currency Amount of all of the aggregate Exposures of the Participating Creditors under all of the Facilities have either:

(i)	executed this Agreement as an Original Creditor; or

(ii)	exchanged their Exposures for New High Yield Notes,

where “Exposures” and “Facilities” and “Participating Creditors” have the meanings given to such terms in the 2009 Financing Agreement (prior to its amendment pursuant to the 2009 Financing Agreement Amendment Agreement).

(b)	The 2009 Financing Agreement Amendment Agreement executed by the administrative agent under the 2009 Financing Agreement and the Parent.

(c)	The Ancillary Agreement executed by all parties thereto.

(d)	Evidence that the Existing Transaction Security will, contemporaneously with the grant of the Transaction Security referred to in paragraph 2(g) above, be released and discharged in full pursuant to:

(i)	(with respect to the Existing Transaction Security governed by the laws of the Netherlands, the laws of Spain and the laws of Switzerland) a global deed of release to be executed by Wilmington Trust (London) Limited as security agent; and

(ii)	(with respect to the Existing Transaction Security governed by the laws of Mexico) a termination and release agreement of the irrevocable security trust agreement number F/111388-5 (contrato de fideicomiso irrevocable de garantía de acciones número F/111388-5) dated 3 September 2009 to be entered into among the Parent, Empresas Tolteca, Impra Café, S.A. de C.V., Interamerican Investments, Inc., Cemex México, Centro Distribuidor de Cemento, S.A. de C.V., Mexcement Holdings, S.A. de C.V., Corporación Gouda, S.A. de C.V., Banco Nacional de México, S.A., Integrante del Grupo Financiero Banamex, División Fiduciaria as trustee and Wilmington Trust (London) Limited as security agent.

4.	Documents relating to New High Yield Notes

(a)	A copy of the New High Yield Notes Indenture.

(b)	Evidence that the Parent has delivered or caused to be delivered to Citibank International Plc, in its capacity as exchange agent, through the facilities of The Depository Trust Company the aggregate principal amount of the New High Yield Notes that are required to be delivered to the New HY Note Recipients (as defined in the Ancillary Agreement) pursuant to the terms of the Invitation Memorandum (as defined in the Ancillary Agreement).

5.	Legal Opinions

(a)	A legal opinion of Clifford Chance LLP, legal advisers to the Agent in England, as to English law substantially in the form distributed to the Original Creditors and the Security Agent prior to signing this Agreement.

(b)	An opinion with respect to the laws and regulations of the Kingdom of Spain from Clifford Chance, S.L., substantially in the form distributed to the Original Creditors and the Security Agent prior to signing this Agreement.

(c)	An opinion with respect to the laws and regulations of The Netherlands from Clifford Chance LLP, substantially in the form distributed to the Original Creditors and the Security Agent prior to signing this Agreement.

(d)	An opinion with respect to the laws and regulations of Mexico from Ritch Mueller S.C., substantially in the form distributed to the Original Creditors and the Security Agent prior to signing this Agreement.

(e)	An opinion with respect to the laws and regulations of Delaware from Skadden, Arps, Slate, Meagher & Flom, LLP, substantially in the form distributed to the Original Creditors and the Security Agent prior to signing this Agreement.

(f)	An opinion from in-house counsel of the Parent, substantially in the form distributed to the Original Creditors and the Security Agent prior to signing this Agreement.

(g)	An opinion with respect to the laws and regulations of Ireland from A&L Goodbody, substantially in the form distributed to the Original Creditors and the Security Agent prior to signing this Agreement.

(h)	An opinion with respect to the laws and regulations of Switzerland from Bär & Karrer AG, substantially in the form distributed to the Original Creditors and the Security Agent prior to signing this Agreement.

(i)	An opinion with respect to the laws and regulations of Louisiana from Liskow & Lewis substantially in the form distributed to the Original Creditors and the Security Agent prior to signing this Agreement.

(j)	An opinion with respect to the laws and regulations of France from Skadden, Arps, Slate, Meagher & Flom, LLP, substantially in the form distributed to the Original Creditors and the Security Agent prior to signing this Agreement.

6.	Other Documents and Evidence

(a)	The Group Structure Chart.

(b)	The FTI Report.

(c)	The Original Financial Statements of each Borrower and Guarantor.

(d)	A copy of the monthly management accounts of the Parent and the monthly thirteen week management cash flow forecasts to be supplied by the Parent to the Agent under and in accordance with the terms of Clause 20.4 (Liquidity forecast) of this Agreement verified by FTI Consulting Canada ULC.

(e)	Evidence that the fees, costs and expenses due and payable under the Finance Documents on or before the Effective Date (or, in the case of a payment of fees in yen, on the first day following the Effective Date on which banks are open for general business in Tokyo) have been paid or will be paid on or before the Effective Date (or, in the case of a payment of fees in yen, on or before that date).

(f)	A presentation detailing the proposed intra-Group reorganisation relating to Caliza and certain other members of the Group.

(g)	In relation to CEMEX España, a copy of form PE-1 filed with the Bank of Spain.

PART II

CONDITIONS PRECEDENT REQUIRED TO BE

DELIVERED BY AN ADDITIONAL OBLIGOR

1.	An Accession Letter, duly executed by the Additional Guarantor or Additional Security Provider and the Parent.

(a)	A copy (in the case of an Obligor incorporated in Mexico, certified by a notary public or otherwise authenticated) of the constitutional documents of the Additional Guarantor or an Additional Security Provider (other than a Dutch Obligor, Swiss Obligor or French Obligor) (or, in the case of an Additional Guarantor or Additional Security Provider incorporated in Spain, a certificate or excerpt from the relevant Mercantile Registry including the updated by-laws of the Additional Guarantor or Additional Security Provider).

(b)	A copy (or, in the case of an Additional Guarantor or Additional Security Provider incorporated in Spain, a certificate issued by the secretary with the approval of the president and raised to public document status) of a resolution of the board of directors (or any other competent body) of the Additional Guarantor or Additional Security Provider (other than a Dutch Obligor, Swiss Obligor or French Obligor) and, when applicable, in the case of any Additional Guarantor or Additional Security Provider incorporated in Mexico, a resolution of its shareholder’s meeting:

(i)	approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute the Accession Letter;

(ii)	authorising a specified person or persons to execute the Accession Letter and other Finance Documents on its behalf (including, in the case of an Additional Guarantor or Additional Security Provider incorporated in Spain, the authority to irrevocably appoint a process agent (“mandatario ad litem”) unless such appointment has been made by other means by a duly authorised representative); and

(iii)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(c)	In the case of an Additional Guarantor or Additional Security Provider incorporated in Mexico, (to the extent not covered or not applicable under paragraph (b) above) (i) powers of attorney duly notarised containing authority for acts of administration, for acts of disposition (in respect of any Transaction Security Document) and to execute negotiable instruments; and (ii) powers of attorney for the Process Agent, duly notarised before a Mexican notary public, together with any necessary appointment and acceptance letter.

(d)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(e)	In the case of Dutch Obligors:

(i)	a copy of the articles of association (statuten) and deed of incorporation (oprichtingsakte) of each Dutch Obligor, as well as an extract (uittreksel) from the Dutch Commercial Register (Handelsregister) of such Dutch Obligor;

(ii)	a copy of the resolution of the board of managing directors of each Dutch Obligor:

(A)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(B)	if applicable, authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(C)	if applicable, authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party;

(iii)	if applicable, a copy of the resolution of the board of supervisory directors of each Dutch Obligor approving the resolutions of the board of managing directors referred to under (ii) above and, to the extent applicable, appointing an authorised person to represent the relevant Dutch Obligor in case of a conflict of interest;

(iv)	if applicable, a copy of the resolution of the shareholder(s) of each Dutch Obligor approving the resolutions of the board of managing directors referred to under (ii) above and, to the extent applicable, appointing an authorised person to represent the relevant Dutch Obligor in case of a conflict of interest;

(v)	if applicable, a copy of (i) the request for advice from each works council, or central or European works council with jurisdiction over the transactions contemplated by this Agreement, (ii) the positive advice from such works council which contains no condition, which if complied with, could result in a breach of any of the Finance Documents and (iii) positive advice in respect of the security to be granted by the Dutch Obligor as well as the conditional transfer of the voting rights attached to the shares which are subject to security.

(vi)	a specimen of the signature of each member of the board of managing directors of each Dutch Obligor and, if applicable, each person authorised by the resolutions referred to in paragraph (ii) sub-paragraph (B) and/or (C) above in relation to the Finance Documents; and
(vii)	such evidence as may be required to enable the Finance Parties to comply with the Wet identificatie financiële dienstverlening.

(f)	In the case of a Swiss Obligor:

(i)	a copy of the articles of association (Statuten) of the Swiss Obligor, as well as an extract from the Commercial Register (Handelsregister) of such Swiss Obligor;

(ii)	a copy of a unanimous resolution of the board of directors of the Swiss Obligor:

(A)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it executes the Finance Documents to which it is a party;

(B)	resolving that the execution of the transactions contemplated by the Finance Documents to which it is a party is in the best interest of such Swiss Obligor;

(C)	if applicable, authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(D)	if applicable, authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party;

(iii)	a copy of the unanimous shareholders’ resolution of the Swiss Obligor approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that (i) it executes the Finance Documents to which it is a party and (ii) the execution of the transactions contemplated by the Finance Documents to which it is a party is in its best interest;

(iv)	a specimen of the signature of each member of the board of directors of the Swiss Obligor and, if applicable, each person authorised by the resolutions referred to in paragraph (ii) (C) and/or (D) above in relation to the Finance Documents; and

(v)	evidence to the effect that the Swiss Obligor’s articles of association empower such Swiss Obligor to enter into upstream and/or cross-stream obligations.

(g)	In the case of a French Obligor:

(i)	a certified copy of its constitutive documents (statuts);

(ii)	an original extract (extrait K-bis) provided by the commercial and companies registry (registre du commerce et des sociétés), not more than fifteen (15) days old;

(iii)	a non-bankruptcy certificate (certificat de recherche de procédures collectives) provided by the commercial and companies registry (registre du commerce et des sociétés), not more than fifteen (15) days old;

(iv)	a copy of the resolution of the shareholder(s) of each French Obligor approving:

(A)	the terms of, and the transactions contemplated by, the Finance Documents to which it is a party; and

(B)	the execution of the Finance Documents to which it is a party;

(v)	a copy of the resolution of the board of directors (or any other competent body) of each French Obligor:

(A)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it executes the Finance Documents to which it is a party;

(B)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(C)	authorising a specified person or persons on its behalf to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

(vi)	evidence that the person(s) who has(ve) signed the Finance Documents on behalf of each French Obligor was duly authorised to sign.

(h)	Should the legal advisers of the Creditors consider it advisable, a copy of a resolution signed by all the holders of the issued shares of the Additional Guarantor or Additional Security Provider, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Additional Guarantor or Additional Security Provider is a party.

(i)	A certificate of the Additional Guarantor or Additional Security Provider (signed by an Authorised Signatory) confirming that guaranteeing the Total Commitments would not cause any guaranteeing or similar limit binding on it to be exceeded.

(j)	A certificate of an Authorised Signatory of the Additional Guarantor or Additional Security Provider certifying that each copy document listed in this Part II of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Letter.

2.	Legal opinions

(a)	A legal opinion of the legal advisers to the Additional Guarantor or Additional Security Provider in form and substance reasonably satisfactory to the legal advisers of the Creditors.

(b)	A legal opinion of Clifford Chance, or other firm that can opine for the Additional Guarantor if not Clifford Chance, legal advisers to the Creditors.

3.	Other documents and evidence

(a)	Evidence that any process agent referred to in Clause 41.3 (Service of process) has accepted its appointment and, in respect of each Additional Obligor that is incorporated in Mexico, that an irrevocable power of attorney has been granted before a Mexican notary public, appointing such process agent as its agent for service of process.

(b)	A copy of any other Authorisation or other document, opinion or assurance which the Agent considers (after having taken appropriate legal advice) to be necessary or desirable (if it has notified the Additional Guarantor or Additional Security Provider and the Parent accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

(c)	The Original Financial Statements of the Additional Guarantor.

(d)	Any security documents that are required by the Agent to be executed by the proposed Additional Security Provider.

(e)	Any notices or documents required to be given or executed under the terms of those security documents.

(f)	An accession deed to the Intercreditor Agreement executed by the Additional Guarantor or Additional Security Provider.

SCHEDULE 3

SELECTION NOTICE

From:	[Borrower] [Parent]*

To:	[Agent]

Dated:

Dear Sirs

CEMEX, S.A.B. de C.V. – Facilities Agreement

dated [—] 2012 (the “Facilities Agreement”)

1.	We refer to the Facilities Agreement. This is a Selection Notice. Terms defined in the Facilities Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

2.	We refer to [the following [Facility [A][B][C] Loan[s]][Derivatives Unwind Promissory Notes under Derivatives Unwind Promissory Note Facility [1][2][3]][USPP Note Facility] with an Interest Period ending on [—]**.

[We request that the above Facility [A][B][C] Loan[s] be divided into [—] Facility [A][B][C] Loans with the following Base Currency Amounts and Interest Periods:] *** or

[We request that the next Interest Period for the above Facility [A1/[A2]/[A3]/[A4]/[A5]/[A6]/[A7]/[A8]/[B1]/[B2]/[C] Loan[s]][the above Derivatives Unwind Promissory Notes][USPP Note Facility] is [—]].****

3.	This Selection Notice is irrevocable.

Yours faithfully

authorised signatory for

[the Parent on behalf of] [insert name of relevant Borrower] *****

NOTES:

*	Amend as appropriate. The Selection Notice can be given by the Borrower or the Parent.
**	Insert details of all Loans, Derivatives Unwind Promissory Notes for the relevant Facility or the USPP Facility which have/has an Interest Period ending on the same date.
***	Use this option if division of Loans is requested.

****	Use this option if sub-division is not required, and for Derivatives Unwind Promissory Notes or the USPP Note Facility.
*****	Amend as appropriate. The Selection Notice can be given by the Borrower or the Parent.

SCHEDULE 4

FORMS OF PROMISSORY NOTES

PART I

FORM OF PROMISSORY NOTE (DUAL LAW)

PAGARÉ NO NEGOCIABLE /

NON-NEGOTIABLE PROMISSORY NOTE

US$

For value received, the undersigned, CEMEX, S.A.B. de C.V., by this Promissory Note unconditionally promises to pay to the order of             (the “Creditor”), in dollars of the United States of America (“Dollars”), the following principal sums payable on the following dates (each a “Principal Payment Date”, and the last such date, the “Final Payment Date”):

E.U.A. $

Por valor recibido, la suscrita, CEMEX, S.A.B. de C.V., por este Pagaré promete incondicionalmente pagar a la orden de             (el “Acreedor”), en dólares de los Estados Unidos de América (“Dólares”), las siguientes sumas de principal pagaderas en las siguientes fechas (cada una, una “Fecha de Pago de Principal” y la última de dichas fechas, la “Fecha de Vencimiento”):

Principal Payment Date	Amount

14 February 2014	US$

30 June 2016	US$

31 December 2016	US$

14 February 2017	US$

Fecha de Pago de Principal	Monto

14 febrero 2014	EUA$

30 junio 2016	EUA$

31 diciembre 2016	EUA$

14 febrero 2017	EUA$

provided that, on the Final Payment Date, any and all principal amounts then due, shall be paid.

en la inteligencia que, en la Fecha de Vencimiento, todas las sumas de principal pagaderas, deberán pagarse.

The undersigned also promises to pay interest on the outstanding and unpaid principal amount of this Promissory Note, from the date hereof, for each day during each Interest Period (as defined below), at a rate per annum equal to LIBOR (as defined below) plus the Margin (as defined below), payable in arrears, on each Interest Payment Date (as defined below), until payment in full of the outstanding principal amount hereof.

La suscrita promete, así mismo, pagar intereses sobre el saldo insoluto de la suma de principal de este Pagaré, a partir de la fecha de suscripción del presente Pagaré, por cada día respecto de cada Período de Interés (según este término se define a continuación), a una tasa anual igual a LIBOR (según este término se define a continuación) más el Margen (según este término se define a continuación), pagaderos en forma vencida, en cada Fecha de Pago de Interés (según este término se define a continuación), hasta que se efectúe el pago de la totalidad del saldo insoluto del presente.

Any principal amount and (to the extent permitted by applicable law) interest not paid when due under this Promissory Note, shall bear interest for each day until paid, payable on demand, at a rate per annum equal to the sum of two percent (2%) plus the interest rate then applicable hereunder as provided in the preceding paragraph.

Cualquier monto de principal y (en la medida permitida por legislación aplicable) de intereses que no sea pagada cuando sea debida conforme a este Pagaré, devengará intereses por cada día hasta que sea pagado, pagaderos a la vista, a una tasa anual igual a la suma de dos por ciento (2%) más la tasa de interés aplicable conforme a lo previsto en el párrafo anterior.

Interest hereunder shall be calculated on the basis of the actual number of days elapsed, divided by three hundred and sixty (360).

Los intereses conforme al presente serán calculados sobre la base del número de días efectivamente transcurridos, divididos entre trescientos sesenta (360).

For purposes of this Promissory Note, the following terms shall have the following meanings:

Para efectos de éste Pagaré, los siguientes términos tendrán los significados indicados a continuación:

“Agent” means Citibank International Plc.

“Agente” significa Citibank International Plc.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London, United Kingdom, Madrid, Spain, New York, United States of America, Amsterdam, The Netherlands and Mexico City, United Mexican States.

“Día Hábil” significa cualquier día (que no sea sábado o domingo), en el cual los bancos comerciales en las ciudades de Londres, Reino Unido, Madrid, España, Nueva York, Estados Unidos de América, Amsterdam, Holanda y México, Estados Unidos Mexicanos estén abiertos para celebrar operaciones en general.

“Interest Payment Date” means any of March 15, June 15, September 15 and December 15 occurring on or before the Final Payment Date.

“Fecha de Pago de Interés” significa cualesquier 15 de marzo, 15 de junio, 15 de septiembre y 15 de diciembre que ocurran en o antes de la Fecha de Vencimiento.

“Interest Period” means (a) initially, the period commencing on the date hereof and ending on             1, and (b) thereafter, each period commencing on the last day of the next preceding Interest Period and ending on the next Interest Payment Date, provided, however, that any Interest Period which would otherwise end after the Final Payment Date shall end on the Final Payment Date.

“Período de Interés” significa (a) inicialmente, el período que inicie en la fecha del presente y que termine el             , y (b) subsecuentemente, cada período que inicie el último día del Período de Interés inmediato anterior y que termine en la siguiente Fecha de Pago de Interés, en el entendido, sin embargo, que cualquier

[1]	Date corresponding to the immediately following Interest Payment Date.

Periodo de Interés que terminaría después de la Fecha de Vencimiento, terminará en la Fecha de Vencimiento.

“LIBOR” means (a) the applicable Screen Rate, or (b) if no Screen Rate is available for Dollars or an applicable Interest Period, the Reference Bank Rate (as defined below), in both cases, as of approximately 11:00 a.m. (New York City time) on the Quotation Day for the offering of deposits in Dollars and for a period comparable to the Interest Period.

“LIBOR” significa (a) la Tasa de Pantalla aplicable, o (b) si la Tasa de Pantalla no estuviere disponible respecto de Dólares o por el Período de Interés de que se trate, la Tasa de los Bancos de Referencia (según este término se define a continuación), en ambos casos aproximadamente a las 11:00 a.m. (hora de la ciudad de Nueva York) en la Fecha de Cotización respecto de la oferta de depósitos en Dólares y por un período comparable al Período de Interés.

“Margin” means (a) from the date hereof and up to (but excluding) the date on which the undersigned has paid an aggregate principal amount equal to at least $[        ]2, five point twenty-five percent (5.25%) per annum, (b) from (and including) the date on which the undersigned has paid an aggregate principal amount equal to at least $[        ]3 to (but excluding) the date on which the undersigned has paid an aggregate principal amount equal to at least $[        ]4, five percent (5.00%) per annum, and (c) from (and including) the date on which the undersigned has paid an aggregate principal amount equal to at least $[        ]5 until the Final Payment Date, four point five percent (4.50%) per annum.

“Margen” significa (a) a partir de la fecha de suscripción del presente Pagaré y hasta (pero excluyendo) la fecha en la que la suscrita haya pagado por lo menos una cantidad total igual a $[        ] del monto de principal de este Pagaré, cinco punto veinticinco por ciento (5.25%) por año, (b) a partir de (e incluyendo) la fecha en la que la suscrita haya pagado por lo menos una cantidad total igual a $[        ] del monto de principal de este Pagaré hasta (pero excluyendo) la fecha en la que la suscrita haya pagado por lo menos una cantidad total igual a $[        ] del monto principal de este Pagaré, cinco por ciento (5.00%) por año, y (c) a partir de (e incluyendo) la fecha en la que la suscrita haya pagado por lo menos una cantidad total igual a $[        ] del monto de principal de este Pagaré hasta la Fecha de Vencimiento, cuatro punto cincuenta por ciento (4.50%) por año.

“Quotation Day” means, in relation to any period for which an interest rate for Dollars is to be determined, two (2) Business Days before the first day of that period.

“Fecha de Cotización” significa, respecto de cualquier período para el cual una tasa de interés en Dólares deba ser determinada, dos (2) Días Hábiles antes del primer día de tal período.

[2]	To represent Creditor’s pro rata share of $1,500,000,000.
[3]	To represent Creditor’s pro rata share of $1,500,000,000.
[4]	To represent Creditor’s pro rata share of $2,000,000,000.
[5]	To represent Creditor’s pro rata share of $2,000,000,000.

“Reference Banks” means the principal London offices of BNP Paribas, HSBC Bank Plc, ING Bank N.V. and J.P. Morgan.

“Bancos de Referencia” significa las oficinas principales de BNP Paribas, HSBC Bank Plc, ING Bank N.V. y J.P. Morgan en Londres.

“Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places), as supplied to the Agent at its request by the Reference Banks, at which the relevant Reference Bank could borrow funds in the London interbank market in Dollars and for the relevant period, were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in Dollars and for that period.

“Tasa de los Bancos de Referencia” significa el promedio aritmético de las tasas (redondeadas hacia arriba, a cuatro decimales) que proporcionen los Bancos de Referencia a petición del Agente, de la tasa de interés a la cual el Banco de Referencia que corresponda podría recibir fondos en préstamo en el mercado interbancario de Londres en Dólares y por el periodo de que se trate, en caso que dicho Banco de Referencia obtuviera fondos en préstamo después de haber pedido y aceptado dichas ofertas interbancarias para depósitos en tamaños de mercado razonables, en Dólares y por ese mismo periodo.

“Screen Rate” means the British Bankers’ Association Interest Settlement Rate for Dollars and the relevant period, displayed on the appropriate page of the Reuters screen. If the agreed page is replaced or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate.

“Tasa de Pantalla” significa la Tasa de Interés de Liquidación de la Asociación de Banqueros Británicos para Dólares y para el período de que se trate, que aparezca en la página correspondiente de la pantalla Reuters. Si la página convenida es reemplazada o el servicio deja de estar disponible, el Agente puede señalar otra página o servicio para que divulgue la tasa apropiada.

All payments by the undersigned of principal, interest and other payments hereunder, shall be made without setoff, deduction or counterclaim not later than 11:00 a.m., London time, on the due date for each such payment, in Dollars and in immediately available funds, at the office of the Agent located at Citibank International PLC, 5th Floor, Citigroup Centre, 25 Canada Square, Canary Wharf, London E14 5LB, United Kingdom, Attention: Loans Agency. The

Todos los pagos que deban hacerse conforme a este Pagaré por la suscrita, de principal, intereses y por otros conceptos, serán efectuados sin compensación, deducción o defensa, antes de las 11:00 a.m., hora de la ciudad de Londres, en la fecha en que el pago de que se trate venza, en Dólares y en fondos disponibles inmediatamente, en la oficina del Agente ubicada en Citibank International PLC, 5th Floor, Citigroup Centre, 25 Canada Square, Canary Wharf, London E14 5LB, Reino Unido, Atención: Loans Agency. La

undersigned agrees to reimburse upon demand, in like manner and funds, all losses, costs and expenses of the holder hereof, incurred in connection with the enforcement of this Promissory Note.

suscrita conviene en reembolsar a la vista, en la misma forma y fondos, cualesquiera pérdidas, costos y gastos del tenedor del presente, incurridos en relación con el procedimiento de cobro del presente Pagaré.

Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not). During any extension of the due date of payment of any principal, interest is payable on the principal at the rate payable on the original due date.

Cualquier pago que deba hacerse conforme al presente en un día que no sea un Día Hábil, deberá hacerse en el siguiente Día Hábil durante el mismo mes calendario (si existe uno) o en el Día Hábil previo (si no existe uno). Respecto de cualquier extensión de cualquier fecha de pago de principal, los intereses que correspondan al pago de principal se devengarán a la tasa de interés pagadera en la fecha de pago original.

All payments by the undersigned hereunder, shall be made free and clear of, and without deduction for, any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges, of any nature whatsoever, imposed by the United Mexican States or any other jurisdiction from which any amount payable hereunder is made, or any taxing authority thereof or therein, unless required by law. In the event that the undersigned shall be compelled by law to make any such deduction or withholding, in respect of any payments hereunder, then the undersigned shall pay such additional amounts as may be necessary so that the holder hereof would receive the full amounts it would have received, if such deductions or withholdings would not have been made.

Todos los pagos que se efectúen por la suscrita en términos del presente, deberán hacerse libres de y sin deducción alguna por, cualquier impuesto sobre la renta, gravamen, impuesto del timbre o impuesto sobre franquicias y otros impuestos, contribuciones, derechos, retenciones u otras cargas, presentes o futuros, de cualquier naturaleza, establecidos o determinados por los Estados Unidos Mexicanos o por cualquier otra jurisdicción de la que se paguen cantidades adeudadas conforme al presente, a menos que sea requerido por ley. En caso que la suscrita esté obligada legalmente a llevar a cabo cualquier retención o deducción, respecto de cualesquiera pagos conforme al presente, la suscrita pagará las sumas adicionales que sean necesarias para asegurar que las sumas recibidas por el tenedor del presente sean iguales a la suma que el tenedor hubiera recibido, si tales retenciones o deducciones no se hubieren realizado.

This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America; provided, however that if any action or proceedings in connection with this Promissory Note were brought to

Este Pagaré se regirá e interpretará de acuerdo con las leyes del Estado de Nueva York, Estados Unidos de América; en el entendido, sin embargo que si cualquier acción o procedimiento en relación con este Pagaré se iniciara en los tribunales de los any courts in the United Mexican States, this Promissory Note shall be deemed as governed under the laws of the United Mexican States.

Estados Unidos Mexicanos, este Pagaré se considerará regido de acuerdo con las leyes de los Estados Unidos Mexicanos.

Any legal action or proceeding arising out of or relating to this Promissory Note may be brought to the jurisdiction of the United States District Court for the Southern District of New York and of any New York State court located in the Borough of Manhattan in New York City and any appellate court thereof, or any federal court sitting in Mexico City, Federal District, United Mexican States; the undersigned waives the right to jurisdiction of any other courts.

Cualquier acción o procedimiento legal que derive o se relacione con este Pagaré podrá ser iniciado en los tribunales de Distrito de los Estados Unidos para el Distrito Sur de Nueva York y cualquier tribunal del Estado de Nueva York localizado en el condado de Manhattan, en la ciudad de Nueva York, o en cualquier tribunal de apelación de los mismos, o cualquier tribunal federal localizado en la ciudad de México, Distrito Federal, Estados Unidos Mexicanos, renunciando la suscrita a la jurisdicción de cualesquiera otros tribunales.

The undersigned hereby waives diligence, demand, protest, presentment, notice of dishonor or any other notice or demand whatsoever.

La suscrita en este acto renuncia a diligencia, demanda, protesto, presentación, notificación de no aceptación y a cualquier notificación o demanda de cualquier naturaleza.

This Promissory Note is executed in both English and Spanish versions. In the case of any conflict or doubt as to the proper construction of this Promissory Note, the English version shall govern; provided, however, that in any action or proceeding brought in any court in the United Mexican States, the Spanish version shall prevail.

El presente Pagaré se suscribe en versiones en inglés y español. En caso de conflicto o duda en relación con la debida interpretación de este Pagaré, la versión en inglés prevalecerá; en el entendido, sin embargo que en cualquier procedimiento iniciado en cualquier tribunal de los Estados Unidos Mexicanos, prevalecerá la versión en español.

If the laws of the United Mexican States apply, for the purposes of Article 128 of the General Law of Negotiable Instruments and Credit Transactions of the United Mexican States, the term of presentation of this Promissory Note is hereby irrevocably extended until the date that is six (6) months after the Final Payment Date, it being understood that such extension shall not be deemed to prevent presentation of this Promissory Note prior to such date.

Si la legislación de los Estados Unidos Mexicanos fuere aplicable, para los efectos del Artículo 128 de la Ley General de Títulos y Operaciones de Crédito de los Estados Unidos Mexicanos, por medio del presente se prorroga irrevocablemente el plazo de presentación de este Pagaré hasta la fecha que sea seis (6) meses después de la Fecha de Vencimiento, en el entendido de que dicha prórroga no impedirá la presentación de este Pagaré con anterioridad a dicha fecha.

IN WITNESS WHEREOF, the undersigned has duly executed this Promissory Note on the date indicated below.

EN VIRTUD DE LO CUAL, la suscrita ha firmado este Pagaré en la fecha abajo mencionada.

, , , 2012.

CEMEX, S.A.B. de C.V.

By/Por
Name/Nombre:
Title/Cargo:

Guaranteed/Por Aval:[6]

[CEMEX México, S.A. de C.V.]

By/Por
Name/Nombre:
Title/Cargo:

Guaranteed/Por Aval:

[CEMEX Concretos, S.A. de C.V.]

By/Por
Name/Nombre:
Title/Cargo:

Guaranteed/Por Aval:
[Empresas Tolteca de México, S.A. de C.V.]

By/Por
Name/Nombre:
Title/Cargo:

[6]	To reflect Guarantors under Facility A1, A2, A3 or Derivatives Unwind Promissory Notes, as applicable

FORM OF SIDE LETTER TO PROMISSORY NOTE (DUAL LAW)

CEMEX, S.A.B. de C.V.

Av. Ricardo Margáin Zozaya # 325

Colonia Valle del Campestre

66265 San Pedro Garza García, Nuevo León

Mexico

                 , 2012

RE:	PROMISSORY NOTE

Dear Sirs :

Reference is made to the promissory note (pagaré) (the “Promissory Note”) issued by CEMEX, S.A.B. de C.V. (the “Issuer”), dated                  , 2012 for the amount of USD $         (            Dollars, currency of the United States of America 00/100) in favor of             (the “Holder”).

The parties to this letter agree that notwithstanding anything to the contrary in the Promissory Note, (i) interest payments in respect of the Promissory Note shall be made at the times, on the dates, in the amounts and in the manner provided for in the Facilities Agreement dated as of                  , 2012 between CEMEX, S.A.B. de C.V. and certain of its subsidiaries as borrowers, the financial institutions, noteholders and other entities named therein as original creditors, Citibank International plc as agent and Wilmington Trust (London) Limited as security agent (as amended from time to time in accordance with its terms, the “Facilities Agreement”) and (ii) interest shall be calculated in the manner provided for in the Facilities Agreement. Without limiting the generality of the above, the parties to this letter agree that notwithstanding anything else to the contrary in the Promissory Note, the Loan represented by the Promissory Note may bear interest at the rates provided for in the Facilities Agreement. In the case of any inconsistency between the terms of the Facilities Agreement and the Promissory Note, the Facilities Agreement shall prevail.

Sincerely,
[ ]

By:

Name:
Title:

Accepted and agreed,
CEMEX, S.A.B. de C.V.

By:

Name:
Title:

[Accepted and agreed,
CEMEX México, S.A. de C.V., as guarantor

By:

Name:
Title:]

[Accepted and agreed,
CEMEX Concretos, S.A. de C.V., as guarantor

By:

Name:
Title:]

[Accepted and agreed,
Empresas Tolteca de México, S.A. de C.V., as guarantor

By:

Name:
Title:]

[Signature page to side letter to promissory note for loans.]

Part II

FORM OF PROMISSORY NOTE UNDER FACILITY A6

PROMISSORY NOTE

US$

For value received, the undersigned, NEW SUNWARD HOLDING B.V. (the “Borrower”), by this Promissory Note unconditionally promises to pay to the order of             , (the “Lender”) at the office of the Agent, in currency of the United States of America, on the following dates, the following principal amounts of the Facility A6 Loan made by the Lender to the undersigned pursuant to the Facilities Agreement (as defined below):

Principal Payment Date	Amount
14 February 2014	US$
30 June 2016	US$
31 December 2016	US$
Termination Date		Balance

provided that if any such day is not a Business Day, the date for payment shall be the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case the date for payment shall be the immediately preceding Business Day.

The Borrower further promises to pay interest on the principal amount outstanding hereunder for each day during each Interest Period at a rate per annum applicable at such time to the Facility A6 Loan made by the Lender to the undersigned pursuant to the Facilities Agreement. Interest shall be payable on the Interest Payment Date.

The Borrower also promises to pay, to the fullest extent permitted by applicable law, default interest on any amount payable hereunder that is not paid when due, payable on demand, at a rate per annum applicable at such time pursuant to the Facilities Agreement.

Such interest and any default interest shall be payable in accordance with the Facilities Agreement and shall be subject to adjustment for any withholding or deduction provided for in the Facilities Agreement.

All computations of interest hereunder shall be made on the basis of a year of 360 days for the actual number of days elapsed in the period for which any such interest is payable (including the first day but excluding the last day).

All payments to be made on or in respect of this Promissory Note shall be made in accordance with clause 31 (Payment mechanics) of the Facilities Agreement.

The undersigned agree to reimburse upon demand, in like manner and funds, all losses, costs and reasonable expenses of the holder hereof, if any, incurred in connection with the enforcement of this Promissory Note (including, without limitation, all reasonable legal costs and expenses).

This Promissory Note is one of the Promissory Notes referred to in the Facilities Agreement, dated                 2012, between, amongst others, the undersigned, certain financial institutions, noteholders and other entities named therein as “Original Creditors”, the Agent as agent and Wilmington Trust (London) Limited as Security Agent (as the same may from time to time be amended, supplemented or otherwise modified, the “Facilities Agreement”) and is entitled to the benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. This Promissory Note is subject to the terms of the Facilities Agreement.

For purposes of this Note, the following terms shall have the following meanings:

“Agent” means Citibank International plc.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London, Madrid, New York City, Amsterdam and Mexico City (in the case of Mexico City, if applicable, as specified by a governmental authority) and (in relation to any date for payment or lending or purchase of, or the determination of an interest rate or rate of exchange in relation to, a currency other than euro) and the principal financial centre of the country of that currency.

“Facility A6 Loan” means a loan deemed to be made under “Facility A6” under the Facilities Agreement.

“Interest Payment Date” means the last day of each Interest Period.

“Interest Period” shall mean, the period commencing on the Effective Date and ending on the fifteenth day of the month occurring after the month in which the Effective Date occurs and thereafter, each period commencing on the last day of the immediately preceding Interest Period and ending one, three or six months thereafter; provided that (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such extension would carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day; and (ii) no Interest Period shall extend beyond the Termination Date.

“Reference Banks” means:

(a)	for the period from the date hereof until 6 October 2012 or such other date on which Circular 8/1990 from the Bank of Spain on transparency of transactions and protection of clientele is replaced by Circular 5/2012 of 27 June from the Bank of Spain on transparency of banking services and responsibility in the granting of loans (such date, if not 6 October 2012, to be notified in writing by CEMEX, S.A.B. de C.V. to the Agent) (the “Reference Bank Replacement Date”), in relation to LIBOR, the principal London office of Rabobank and US Bancorp; and

(b)	from (and including) the Reference Bank Replacement Date, in relation to LIBOR and Mandatory Cost, the principal London offices of BNP Paribas, HSBC Bank plc, ING Bank N.V. and J.P. Morgan,

or, in each case, such other banks as may be appointed in accordance with the Facilities Agreement.

“Screen Rate” means, in relation to LIBOR, the British Bankers’ Association Interest Settlement Rate for the relevant currency and period displayed on the appropriate page of the Reuters screen. If the agreed page is replaced or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Borrower and the Creditors.

“Termination Date” means 14 February 2017 or, if applicable, such earlier date as determined by clause 5.1 (Spring Back Dates) of the Facilities Agreement.

This Promissory Note and all non-contractual obligations arising out of or in connection with it shall in all respects be governed by, and construed in accordance with, the laws of England.

Any legal action or proceeding arising out of or relating to this Promissory Note (including any dispute regarding the existence, validity or termination of this Promissory Note or any non-contractual obligations arising from or connected with this Promissory Note) may be brought in the competent courts of England. The undersigned waive the jurisdiction of any other courts that may correspond for any other reason.

The undersigned hereby waive diligence, presentment, protest or notice of total or partial non- payment or dishonour with respect to this Promissory Note.

This Promissory Note consists of          pages

            [PLACE OF EXECUTION]                   2012

NEW SUNWARD HOLDING B.V.

By:

Title:	Attorney-in-Fact

GUARANTORS

CEMEX, S.A.B. DE C.V.

By:

Title:	Attorney-in-Fact

CEMEX MÉXICO, S.A. DE C.V.

By:

Title:	Attorney-in-Fact

EMPRESAS TOLTECA DE MÉXICO, S.A. DE C.V.

By:

Title:	Attorney-in-Fact

PART III

FORM OF PROMISSORY NOTE UNDER FACILITY A7

U.S $	Date , 2012 New York, New York

FOR VALUE RECEIVED, the undersigned, NEW SUNWARD HOLDING B.V., a private company with limited liability formed under the laws of The Netherlands with its corporate seat in Amsterdam, The Netherlands (the “Borrower”), unconditionally promises to pay, without setoff or counterclaim, to the order of              (the “Lender”), at the office of the Agent, in lawful money of the United States of America and in immediately available funds, on the following dates, the following principal amounts of the Facility A7 Loan made by the Lender to the undersigned pursuant to the Facilities Agreement (as defined below):

Principal Payment Date	Amount
14 February 2014	US$
30 June 2016	US$
31 December 2016	US$
Termination Date		Balance

The undersigned further unconditionally agrees to pay, without setoff or counterclaim, interest in like money at such office from the date hereof until paid in full on the unpaid principal amount hereof from time to time outstanding at the interest rate per annum applicable at such time to the Facility A7 Loan made by the Lender to the undersigned pursuant to the Facilities Agreement. Such interest and any default interest shall be payable in accordance with the Facilities Agreement and shall be subject to adjustment for any withholding or deduction provided for in the Facilities Agreement. The Lender is authorized to record the date and amount of the Facility A7 Loan made by the Lender pursuant to the Facilities Agreement, the date and amount of each repayment of principal hereof and the principal amount subject thereto and the interest rate and interest period in respect thereto on the schedules annexed hereto and made a part hereof or on any other record customarily maintained by the Lender with respect to this Facility A7 Note and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that the failure of the Lender to make such recordation (or any error in such recordation) shall not affect the obligations of the Borrower hereunder or under the Facilities Agreement.

This Facility A7 Note is one of the Promissory Notes referred to in the Facilities Agreement, dated as of                  , 2012, among the Borrower, CEMEX, S.A.B. de C.V. and CEMEX MÉXICO, S.A. de C.V. (together, the “Guarantors”), the other Original Obligors party thereto, the several financial institutions, noteholders and other entities named therein as “Original Creditors” party thereto, Citibank International Plc as Agent and Wilmington Trust (London) Limited as Security Agent (as the same may from time to time be amended, supplemented or otherwise modified, the “Facilities Agreement”; terms defined therein being used herein as so defined), and is entitled to the benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein and forms part of and is subject to the Facilities Agreement.

Upon the occurrence of an Event of Default specified in the Facilities Agreement, all amounts remaining unpaid on this Facility A7 Note may become, or may be declared to be, immediately due and payable, all as provided therein.

The Borrower agrees to pay all reasonable and documented out-of-pocket costs and expenses (including legal fees) incurred by the Lender in connection with the enforcement of and/or preservation of any rights under any Finance Document and this Facility A7 Note.

Each of the Borrower and each Guarantor hereby irrevocably and unconditionally submits for itself and its property in any legal action or proceeding relating to this Facility A7 Note and the Facilities Agreement or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive jurisdiction of the United States District Court for the Southern District New York and of any New York State court located in the Borough of Manhattan in New York City and any appellate court thereof, to the jurisdiction of any competent court in the place of its corporate domicile and any appellate courts thereof, and consents that any such suit, action or proceeding may be brought in such courts and waives any objection that it may now or hereinafter have to the laying of venue of any such suit, action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same. Each of the Borrower and each Guarantor hereby appoints as its authorized agent, and irrevocably agrees that service of all writs, process and summonses in any such suit, action or proceeding brought in the State of New York may be made upon, CEMEX NY Corporation having offices on the date hereof at 590 Madison Avenue, 41st Floor, New York, New York 10022 (the “Process Agent”), and each of the Borrower and each Guarantor hereby irrevocably appoints the Process Agent as its authorized agent to accept such service of any and all such writs, process and summonses, designates such domicile as the conventional domicile to receive notices and agrees that the failure of the Process Agent to give any notice of any such service of process to each of the Borrower and each Guarantor shall not impair or affect the validity of such service or of any judgment based thereon.

The obligation of the Borrower hereunder to make payments in Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency except to the extent that such tender or recovery results in the effective receipt by the Lender of the full amount of Dollars payable hereunder and the Borrower shall be obligated to indemnify the Lender (and the Lender shall have an additional legal claim) for any difference between such full amount and the amount effectively received by the Lender pursuant to any such tender or recovery. The Lender’s determination of amounts effectively received by it shall be presumptively correct in the absence of manifest error.

To the extent that the Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Borrower hereby irrevocably waives such immunity in respect of its obligations under this Facility A7 Note and the other Finance Documents. The foregoing waiver and consent are intended to be effective to the fullest extent now or hereafter permitted by applicable law of any jurisdiction in which any suit, action or proceeding with respect to this Facility A7 Note may be commenced.

THIS FACILITY A7 NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

NEW SUNWARD HOLDING B.V.

By:
Title: Attorney-in-fact

Guaranteed:

CEMEX, S.A.B. de C.V. in its capacity as Guarantor Under Clause 18 of the Facilities Agreement

By:
	Title:	Attorney-in-fact

Guaranteed:

CEMEX MÉXICO, S.A. de C.V., in its capacity as Guarantor Under Clause 18 of the Facilities Agreement

By:
	Title:	Attorney-in-fact

Signature page to Facility A7 promissory note

300

Schedule 1 to Facility A7 Note

LOANS

Date	Amount of Facility A7 Loan	Interest Period and Interest Rate Applicable Thereto	Amount of Principal Repaid	Notation Made By

PART IV

FORM OF PROMISSORY NOTE (MEXICAN LAW)

PAGARÉ NO NEGOCIABLE/

NON-NEGOTIABLE PROMISSORY NOTE

MXP$         Mexican pesos

For value received, the undersigned, CEMEX, S.A.B. de C.V., by this Promissory Note unconditionally promises to pay to the order of                                          (the “Creditor”), the following principal sums payable on the following dates (each a “Principal Payment Date”, and the last such date, the “Final Payment Date”):

Principal Payment Date	Amount

14 February 2014	MXP$

30 June 2016	MXP$

31 December 2016	MXP$

14 February 2017	MXP$ ,

provided that, on the Final Payment Date, any and all principal amounts then due, shall be paid.

The undersigned also promises to pay interest on the outstanding and unpaid principal amount of this Promissory Note from the date hereof, for each day during each Interest Period (as defined below), at a rate per annum equal to TIIE (as defined below) plus the Margin (as defined below), payable in arrears, on each Interest Payment Date (as defined below), until payment in full of the outstanding principal amount hereof.

Any principal amount and (to the extent permitted by applicable law) interest not paid when due under this Promissory Note,

MXP$         pesos

Por valor recibido, la suscrita, CEMEX, S.A.B. de C.V., por este Pagaré promete incondicionalmente pagar a la orden de                                          (el “Acreedor”), las siguientes sumas de principal pagaderas en las siguientes fechas cada una, una “Fecha de Pago de Principal” y la última de dichas fechas, la “Fecha de Vencimiento”):

Fecha de Pago de Principal	Monto

14 febrero 2014	MXP$

30 junio 2016	MXP$

31 diciembre 2016	MXP$

14 febrero 2017	MXP$ ,

en la inteligencia que, en la Fecha de Vencimiento, todas las sumas de principal pagaderas, deberán pagarse.

La suscrita promete, así mismo, pagar intereses sobre el saldo insoluto de la suma de principal de este Pagaré, a partir de la fecha de suscripción del presente Pagaré, por cada día respecto de cada Período de Interés (según este término se define a continuación), a una tasa anual igual a la TIIE (según este término se define a continuación) más el Margen (según este término se define a continuación), pagaderos en forma vencida, en cada Fecha de Pago de Interés (según este término se define a continuación), hasta que se efectúe el pago de la totalidad del saldo insoluto del presente.

Cualquier monto de principal y (en la medida permitida por legislación aplicable) de intereses que no sea pagada shall bear interest for each day until paid, payable on demand, at a rate per annum equal to the sum of two percent (2%) plus the interest rate then applicable hereunder as provided in the preceding paragraph.

Interest hereunder shall be calculated on the basis of the actual number of days elapsed, divided by three hundred and sixty (360).

For purposes of this Promissory Note, the following terms shall have the following meanings:

“Agent” means Citibank International Plc.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London, United Kingdom, Madrid, Spain, New York, United States of America, Amsterdam, The Netherlands and Mexico City, United Mexican States.

“Interest Payment Date” means any of March 15, June 15, September 15 and December 15 occurring on or before the Final Payment Date.

“Interest Period” means (a) initially, the period commencing on the date hereof and ending on             7, and (b) thereafter, each period commencing on the last day of the next preceding Interest Period and ending on the next Interest Payment Date, provided, however, that any Interest Period which would otherwise end after the Final Payment Date shall end on the Final Payment Date.

cuando sea debida conforme a este Pagaré, devengará intereses por cada día hasta que sea pagado, pagaderos a la vista, a una tasa anual igual a la suma de dos por ciento (2%) más la tasa de interés aplicable conforme a lo previsto en el párrafo anterior.

Los intereses conforme al presente serán calculados sobre la base del número de días efectivamente transcurridos, divididos entre trescientos sesenta (360).

Para efectos de éste Pagaré, los siguientes términos tendrán los significados indicados a continuación:

“Agente” significa Citibank International Plc.

“Día Hábil” significa cualquier día (que no sea sábado o domingo), en el cual los bancos comerciales en las ciudades de Londres, Reino Unido, Madrid, España, Nueva York, Estados Unidos de América, Amsterdam, Holanda y México, Estados Unidos Mexicanos estén abiertos para celebrar operaciones en general.

“Fecha de Pago de Interés” significa cualesquier 15 de marzo, 15 de junio, 15 de septiembre y 15 de diciembre que ocurran en o antes de la Fecha de Vencimiento.

“Período de Interés” significa (a) inicialmente, el período que inicie en la fecha del presente y que termine el             , y (b) subsecuentemente, cada período que inicie el último día del Período de Interés inmediato anterior y que termine en la siguiente Fecha de Pago de Interés, en el entendido, sin embargo, que cualquier Periodo de Interés que terminaría después de la Fecha de Vencimiento, terminará en la Fecha de Vencimiento.

[7]	Date corresponding to the immediately following Interest Payment Date.

“Margin” means (a) from the date hereof and up to (but excluding) the date on which the undersigned has paid an aggregate principal amount equal to at least $[        ]8, five point twenty-five percent (5.25%) per annum, (b) from (and including) the date on which the undersigned has paid an aggregate principal amount equal to at least $[        ]9 to (but excluding) the date on which the undersigned has paid an aggregate principal amount equal to at least $[        ]10, five percent (5.00%) per annum, and (c) from (and including) the date on which the undersigned has paid an aggregate principal amount equal to at least $[        ]11 until the Final Payment Date, four point five percent (4.50%) per annum.

“TIIE” means the Tasa de Interés Interbancaria de Equilibrio (i) for a period of 91 days, or (ii) such other period published as is most nearly equal to the relevant Interest Period, as determined by the Agent, as quoted by the Mexican Central Bank (Banco de Mexico) and published in the Federal Official Gazette (Diario Oficial de la Federación), on the first day of the relevant Interest Period or, if such day is not a Business Day, on the immediately preceding Business Day; provided that in the event the “TIIE” shall cease to be published, TIIE shall mean any rate specified by the Mexican Central Bank (Banco de Mexico) as the substitute rate

“Margen” significa (a) a partir de la fecha de suscripción del presente Pagaré y hasta (pero excluyendo) la fecha en la que la suscrita haya pagado por lo menos una cantidad total igual a $[        ] del monto de principal de este Pagaré, cinco punto veinticinco por ciento (5.25%) por año, (b) a partir de (e incluyendo) la fecha en la que la suscrita haya pagado por lo menos una cantidad total igual a $[        ] del monto de principal de este Pagaré hasta (pero excluyendo) la fecha en la que la suscrita haya pagado por lo menos una cantidad total igual a $[        ] del monto principal de este Pagaré, cinco por ciento (5.00%) por año, y (c) a partir de (e incluyendo) la fecha en la que la suscrita haya pagado por lo menos una cantidad total igual a $[        ] del monto de principal de este Pagaré hasta la Fecha de Vencimiento, cuatro punto cincuenta por ciento (4.50%) por año.

“TIIE” significa la Tasa de Interés Interbancaria de Equilibrio (i) por un período de 91 días, o (ii) cualquier otro periodo que sea publicado y que sea más cercano al Periodo de Interés de que se trate, según sea determinado por el Agente, que calcule y publique Banco de México en el Diario Oficial de la Federación, el primer día del Periodo de Interés correspondiente o, en caso que dicho día no sea un Día Hábil, el Día Hábil inmediato anterior, en el entendido que en caso que la TIIE deje de ser publicada, “TIIE” significará cualquier tasa designada por el Banco de México como la tasa sustituta de la TIIE. Si respecto

[8]	To represent Creditor’s pro rata share of $1,500,000,000.
[9]	To represent Creditor’s pro rata share of $1,500,000,000.
[10]	To represent Creditor’s pro rata share of $2,000,000,000.
[11]	To represent Creditor’s pro rata share of $2,000,000,000.

therefor. If, for any Interest Period the Mexican Central Bank (Banco de Mexico) does not publish or ceases to publish, as the case may be, in the Federal Official Gazette (Diario Oficial de la Federación) the TIIE or any substitute rate therefor, the Agent shall instead determine an alternate rate as of the date on which the TIIE or the substitute rate therefor ceased to be published and until such date on which the TIIE or a substitute rate is published or republished, by calculating the arithmetic mean (rounded upward to the nearest five decimal places) of the quotations advised to the Agent at approximately 12 noon, Mexico City time, on the first day of such Interest Period of the mid-market cost of funds for Mexican pesos for a period of 91 days or such other period as is most nearly equal to the relevant Interest Period, as applicable, by the Mexico City offices of three (3) major banks in the Mexican interbank market selected by the Agent in its sole discretion, provided that if fewer than two (2) quotations are provided, the rate will be determined by the Agent using a representative rate.

All payments by the undersigned of principal, interest and other payments hereunder, shall be made without setoff, deduction or counterclaim not later than 11:00 a.m., New York City time, on the due date for each such payment, in Mexican pesos and in immediately available funds, at the office of the Agent located at Citibank International PLC, 5th Floor, Citigroup Centre, 25 Canada Square, Canary Wharf, London E14 5LB, United Kingdom, Attention: Loans Agency. The undersigned agrees to reimburse upon demand, in like manner and funds, all losses, costs and expenses of the holder hereof, incurred in connection with the enforcement of this Promissory Note.

de cualquier Periodo de Interés, el Banco de México no publica o deja de publicar, según sea el caso, la TIIE o cualquier tasa sustituta de la TIIE en el Diario Oficial de la Federación, el Agente determinará una tasa sustituta a partir del día en que la TIIE o la tasa sustituta de la TIIE dejó de ser publicada y hasta la fecha en que la TIIE o la tasa sustituta de la TIIE sea nuevamente publicada, calculando el promedio aritmético (redondeado hacia arriba a los cinco decimales más cercanos) de las cotizaciones obtenidas por el Agente, aproximadamente a las 12:00 p.m., hora de México, Distrito Federal, del primer día de dicho Periodo de Interés, del costo de mercado de fondos (mid-market cost of funds) en pesos mexicanos a un plazo de 91 días o cualquier otro periodo que sea más cercano al Periodo de Interés de que se trate, según sea aplicable, de las oficinas en México, Distrito Federal, de tres (3) bancos de importancia en el mercado interbancario mexicano, que discrecionalmente seleccione el Agente, en el entendido que si el Agente recibe menos de dos (2) cotizaciones, la tasa será determinada por el Agente utilizando una tasa representativa.

Todos los pagos que deban hacerse conforme a este Pagaré por la suscrita, de principal, intereses y por otros conceptos, serán efectuados sin compensación, deducción o defensa, antes de las 11:00 a.m., hora de la ciudad de Nueva York, en la fecha en que el pago de que se trate venza, en pesos y en fondos disponibles inmediatamente, en la oficina del Agente ubicada en Citibank International PLC, 5th Floor, Citigroup Centre, 25 Canada Square, Canary Wharf, London E14 5LB, Reino Unido, Atención: Loans Agency. La suscrita conviene en reembolsar a la vista, en la misma forma y fondos, cualesquiera pérdidas, costos y gastos del tenedor del presente, incurridos en relación con el procedimiento de cobro del presente Pagaré.

Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not). During any extension of the due date of payment of any principal, interest is payable on the principal at the rate payable on the original due date.

All payments by the undersigned hereunder, shall be made free and clear of, and without deduction for, any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges, of any nature whatsoever, imposed by the United Mexican States or any other jurisdiction from which any amount payable hereunder is made, or any taxing authority thereof or therein, unless required by law. In the event that the undersigned shall be compelled by law to make any such deduction or withholding, in respect of any payments hereunder, then the undersigned shall pay such additional amounts as may be necessary so that the holder hereof would receive the full amounts it would have received if such deductions or withholdings would not have been made.

This Promissory Note shall be governed by, and construed in accordance with, the laws of the United Mexican States.

Any legal action or proceeding arising out of or relating to this Promissory Note, may be brought to the jurisdiction of any federal court sitting in Mexico City, Federal District, United Mexican States; the undersigned waives the right to jurisdiction of any other courts.

Cualquier pago que deba hacerse conforme al presente en un día que no sea un Día Hábil, deberá hacerse en el siguiente Día Hábil durante el mismo mes calendario (si existe uno) o en el Día Hábil previo (si no existe uno). Respecto de cualquier extensión de cualquier fecha de pago de principal, los intereses que correspondan al pago de principal se devengarán a la tasa de interés pagadera en la fecha de pago original.

Todos los pagos que se efectúen por la suscrita en términos del presente, deberán hacerse libres de y sin deducción alguna por cualquier impuesto sobre la renta, gravamen, impuesto del timbre o impuesto sobre franquicias y otros impuestos, contribuciones, derechos, retenciones u otras cargas, presentes o futuros, de cualquier naturaleza, establecidos o determinados por los Estados Unidos Mexicanos o por cualquier otra jurisdicción de la que se paguen cantidades adeudadas conforme al presente, a menos que sea requerido por ley. En caso que la suscrita esté obligada legalmente a llevar a cabo cualquier retención o deducción, respecto de cualesquiera pagos conforme al presente, la suscrita pagará las sumas adicionales que sean necesarias para asegurar que las sumas recibidas por el tenedor del presente, sean iguales a la suma que el tenedor hubiera recibido, si tales retenciones o deducciones no se hubieren realizado.

Este Pagaré se regirá e interpretará de acuerdo con las leyes de los Estados Unidos Mexicanos.

Cualquier acción o procedimiento legal que derive o se relacione con este Pagaré, podrá ser iniciado en cualquier tribunal federal localizado en la ciudad de México, Distrito Federal, Estados Unidos Mexicanos, renunciando la suscrita a la jurisdicción de cualesquiera otros tribunales.

The undersigned hereby waives diligence, demand, protest, presentment, notice of dishonor or any other notice or demand whatsoever.

This Promissory Note is executed in both English and Spanish versions. In the case of any conflict or doubt as to the proper construction of this Promissory Note, the English version shall govern; provided, however, that in any action or proceeding brought in any court in the United Mexican States, the Spanish version shall prevail.

For the purposes of Article 128 of the General Law of Negotiable Instruments and Credit Transactions of the United Mexican States, the term of presentation of this Promissory Note is hereby irrevocably extended until the date that is six (6) months after the Final Payment Date, it being understood that such extension shall not be deemed to prevent presentation of this Promissory Note prior to such date.

IN WITNESS WHEREOF, the undersigned has duly executed this Promissory Note on the date indicated below.

La suscrita en este acto renuncia a diligencia, demanda, protesto, presentación, notificación de no aceptación y a cualquier notificación o demanda de cualquier naturaleza.

El presente Pagaré se suscribe en versiones en inglés y español. En caso de conflicto o duda en relación con la debida interpretación de este Pagaré, la versión en inglés prevalecerá; en el entendido, sin embargo que en cualquier procedimiento iniciado en cualquier tribunal de los Estados Unidos Mexicanos, prevalecerá la versión en español.

Para los efectos del Artículo 128 de la Ley General de Títulos y Operaciones de Crédito de los Estados Unidos Mexicanos, por medio del presente se prorroga irrevocablemente el plazo de presentación de este Pagaré hasta la fecha que sea seis (6) meses después de la Fecha de Vencimiento, en el entendido que dicha prórroga no impedirá la presentación de este Pagaré con anterioridad a dicha fecha.

EN VIRTUD DE LO CUAL, la suscrita ha firmado este Pagaré en la fecha abajo mencionada.

            ,             , a      de             de 2012.

            ,             ,             , 2012.

CEMEX, S.A.B. de C.V.

By/Por
Name/Nombre:
Title/Cargo:

Guaranteed/Por Aval

CEMEX México, S.A. de C.V.

By/Por
Name/Nombre:

Title/Cargo:

Guaranteed/Por Aval

CEMEX Concretos, S.A. de C.V.

By/Por
Name/Nombre:
Title/Cargo:

FORM OF SIDE LETTER TO PROMISSORY NOTE (MEXICAN LAW)

CEMEX, S.A.B. de C.V.

Av. Ricardo Margáin Zozaya # 325

Colonia Valle del Campestre

66265 San Pedro Garza García, Nuevo León

Mexico

            , 2012

RE:	PROMISSORY NOTE

Dear Sirs :

Reference is made to the promissory note (pagaré) (the “Promissory Note”) issued by CEMEX, S.A.B. de C.V. (the “Issuer”), dated             , 2012 for the amount of MXP$          (            Pesos, currency of the United Mexican States 00/100) in favor of                                         (the “Holder”).

The parties to this letter agree that notwithstanding anything to the contrary in the Promissory Note, (i) interest payments in respect of the Promissory Note shall be made at the times, on the dates, in the amounts and in the manner provided for in the Facilities Agreement dated as of             , 2012 between CEMEX, S.A.B. de C.V. and certain of its subsidiaries as borrowers, the financial institutions, noteholders and other entities named therein as original creditors, Citibank International plc as agent and Wilmington Trust (London) Limited as security agent (as amended from time to time in accordance with its terms, the “Facilities Agreement”) and (ii) interest shall be calculated in the manner provided for in the Facilities Agreement. Without limiting the generality of the above, the parties to this letter agree that notwithstanding anything else to the contrary in the Promissory Note, the Loan represented by the Promissory Note may bear interest at the rates provided for in the Facilities Agreement. In the case of any inconsistency between the terms of the Facilities Agreement and the Promissory Note, the Facilities Agreement shall prevail.

Sincerely,

[ ]

By:
Name:
Title:

Accepted and agreed,
CEMEX, S.A.B. de C.V.

By:
Name:
Title:

Accepted and agreed,
CEMEX México, S.A. de C.V., as guarantor

By:
Name:
Title:

Accepted and agreed,
CEMEX Concretos, S.A. de C.V., as guarantor

By:
Name:
Title:

[Signature page to side letter to promissory note for loans.]

SCHEDULE 5

MANDATORY COST FORMULA

1.	The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2.	On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3.	The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Agent. This percentage will be certified by that Lender in its notice to the Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender’s participation in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4.	The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Agent as follows:

E x 0.01	per cent. per annum

300

Where:

E	is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Agent pursuant to paragraph 6 below and expressed in pounds per £1,000,000.

5.	For the purposes of this Schedule:

(a)	“Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)	“Fees Rules” means the rules on periodic fees contained in the FSA Fees Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c)	“Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(d)	“Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6.	If requested by the Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.

7.	Each Lender shall supply any information required by the Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

(a)	the jurisdiction of its Facility Office; and

(b)	any other information that the Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Agent of any change to the information provided by it pursuant to this paragraph.

8.	The rates of charge of each Reference Bank for the purpose of E above shall be determined by the Agent based upon the information supplied to it pursuant to paragraphs 6 and 7 above and on the assumption that, unless a Lender notifies the Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

9.	The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 6 and 7 above is true and correct in all respects.

10.	The Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 6 and 7 above.

11.	Any determination by the Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

12.	The Agent may from time to time, after consultation with the Parent and the Lenders, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

SCHEDULE 6

FORM OF TRANSFER CERTIFICATE

To:	[—] as Agent and [—] as Security Agent

From:	[The Existing Creditor] (the “Existing Creditor”) and [The New Creditor] (the “New Creditor”)

Dated:

CEMEX, S.A.B. de C.V.– Facilities Agreement

dated [—] 2012 (the “Facilities Agreement”)

1.	We refer to the Facilities Agreement and to the Intercreditor Agreement (as defined in the Facilities Agreement). This agreement (the “Agreement”) shall take effect as a Transfer Certificate for the purpose of the Facilities Agreement and as a Creditor/Agent/Security Agent Accession Undertaking for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement). Terms defined in the Facilities Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2.	We refer to Clause 25.5 (Procedure for transfer) of the Facilities Agreement:

(a)	The Existing Creditor and the New Creditor agree to the Existing Creditor transferring to the New Creditor by novation all or part of the Existing Creditor’s Commitment, rights and obligations referred to in the Schedule in accordance with Clause 25.5 (Procedure for transfer) of the Facilities Agreement.

(b)	The proposed Transfer Date is [—].

(c)	The Facility Office and address, fax number and attention details for notices of the New Creditor for the purposes of Clause 33.2 (Addresses) of the Facilities Agreement are set out in the Schedule.

3.	The New Creditor expressly acknowledges the limitations on the Existing Creditor’s obligations set out in paragraph (c) of Clause 25.4 (Limitation of responsibility of Existing Creditors) of the Facilities Agreement.

4.	The New Creditor confirms, for the benefit of the Agent and without liability to any Obligor, that it is:

(a)	[a Spanish Qualifying Finance Party within paragraphs (a) or (c) of the definition of Spanish Qualifying Finance Party][a Spanish Treaty Finance Party][not a Spanish Qualifying Finance Party];

(b)	[a Mexican Qualifying Finance Party under paragraph [(a)] of the definition of Mexican Qualifying Finance Party][a Mexican Treaty Finance Party][not a Mexican Qualifying Finance Party]; and

(c)	[a US Qualifying Finance Party under paragraph [(a)] of the definition of US Qualifying Finance Party][a US Treaty Finance Party][not a US Qualifying Finance Party].*

5.	We refer to clause 14.6 (Creditor/Agent/Security Agent Accession Undertaking) of the Intercreditor Agreement.

In consideration of the New Creditor being accepted as a Facilities Creditor for the purposes of the Intercreditor Agreement (and as defined therein), the New Creditor confirms that, as from the Transfer Date, it intends to be party to the Intercreditor Agreement as a Facilities Creditor, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by a Facilities Creditor and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement.

6.	For the purposes of articles 1278 et seq. of the French Civil Code, it is expressly agreed that the Security created under the Security Documents governed by French law shall be preserved and maintained for the benefit of the Security Agent, the New Creditor and the remaining Finance Parties.

7.	The New Creditor may, in the case of an assignment of rights by the Existing Creditor under this Transfer Certificate, if it considers it necessary to make the assignment effective against third parties, arrange for it to be notified to any Obligor established or domiciled in France in accordance with the provisions of article 1690 of the French Civil Code.

8.	This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

9.	This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

Notes:	The execution of this Transfer Certificate may not transfer a proportionate share of the Existing Creditor’s interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Creditor to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Creditor’s Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

If in respect of any of the Commitment, rights and obligations transferred pursuant to this Transfer Certificate, the Existing Creditor holds a Promissory Note, it is the responsibility of the New Creditor to ensure that a new Promissory Note is issued in its name in accordance with paragraph (e) of Clause 25.2 (Conditions of assignment or transfer).

THE SCHEDULE

Commitment/rights and obligations to be transferred

[insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments]

[Existing Creditor]	[New Creditor]

By:	By:

This Agreement is accepted as a Transfer Certificate for the purposes of the Facilities Agreement by the Agent, and as a Creditor/Agent/Security Agent Accession Undertaking for the purposes of the Intercreditor Agreement by the Security Agent, and the Transfer Date is confirmed as [—].

[Agent]

By:

[Security Agent]

By:

NOTES:

*	Delete as applicable - each New Creditor is required to confirm which of these three categories it falls within.

SCHEDULE 7

FORM OF ASSIGNMENT AGREEMENT

To:	[—] as Agent, [—] as Security Agent and CEMEX, S.A.B. de C.V. as Parent for and on behalf of each Obligor

From:	[the Existing Creditor] (the “Existing Creditor”) and [the New Creditor] (the “New Creditor”)

Dated:

CEMEX, S.A.B. de C.V.– Facilities Agreement dated [—] 2012 (the “Facilities Agreement”)

1.	We refer to the Facilities Agreement and to the Intercreditor Agreement (as defined in the Facilities Agreement). This is an Assignment Agreement. This agreement (the “Agreement”) shall take effect as an Assignment Agreement for the purpose of the Facilities Agreement and as a Creditor/Agent/Security Agent Accession Undertaking for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement). Terms defined in the Facilities Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2.	We refer to Clause 25.6 (Procedure for assignment) of the Facilities Agreement:

(a)	The Existing Creditor assigns absolutely to the New Creditor all the rights of the Existing Creditor under the Facilities Agreement, the other Finance Documents and in respect of the Transaction Security which correspond to that portion of the Existing Creditor’s Commitments and participations in Utilisations under the Facilities Agreement as specified in the Schedule.

(b)	The Existing Creditor is released from all the obligations of the Existing Creditor which correspond to that portion of the Existing Creditor’s Commitments and participations in Utilisations under the Facilities Agreement specified in the Schedule.

(c)	The New Creditor becomes a Party as a Creditor and is bound by obligations equivalent to those from which the Existing Creditor is released under paragraph (b) above.

3.	The proposed Transfer Date is [—].

4.	On the Transfer Date the New Creditor becomes:

(a)	party to the relevant Finance Documents (other than the Intercreditor Agreement) as a Creditor; and

(b)	party to the Intercreditor Agreement as a Facilities Creditor.

5.	The Facility Office and address, fax number and attention details for notices of the New Creditor for the purposes of Clause 33.2 (Addresses) of the Facilities Agreement are set out in the Schedule.

6.	The New Creditor expressly acknowledges the limitations on the Existing Creditor’s obligations set out in paragraph (c) of Clause 25.4 (Limitation of responsibility of Existing Creditors) of the Facilities Agreement.

7.	The New Creditor confirms, for the benefit of the Agent and without liability to any Obligor, that it is:

(a)	[a Spanish Qualifying Finance Party within paragraphs (a) or (c) of the definition of Spanish Qualifying Finance Party][a Spanish Treaty Finance Party][not a Spanish Qualifying Finance Party];

(b)	[a Mexican Qualifying Finance Party under paragraph [(a)] of the definition of Mexican Qualifying Finance Party][a Mexican Treaty Finance Party][not a Mexican Qualifying Finance Party]; and

(c)	[a US Qualifying Finance Party under paragraph [(a)] of the definition of US Qualifying Finance Party][a US Treaty Finance Party][not a US Qualifying Finance Party].*

8.	We refer to clause 14.6 (Creditor/Agent/Security Agent Accession Undertaking) of the Intercreditor Agreement.

In consideration of the New Creditor being accepted as a Facilities Creditor for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement), the New Creditor confirms that, as from the Transfer Date, it intends to be party to the Intercreditor Agreement as a Facilities Creditor, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by a Facilities Creditor and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement.

9.	This Agreement acts as notice to the Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 25.7 (Copy of Transfer Certificate or Assignment Agreement to Parent), to the Parent (on behalf of each Obligor) of the assignment referred to in this Agreement.

10.	This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

11.	This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

Notes:

The execution of this Assignment Agreement may not transfer a proportionate share of the Existing Creditor’s interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Creditor to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Creditor’s Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

If in respect of any of the Commitment, rights and obligations transferred pursuant to this Assignment Agreement, the Existing Creditor holds a Promissory Note, it is the responsibility of the New Creditor to ensure that a new Promissory Note is issued in its name in accordance with paragraph (e) of Clause 25.2 (Conditions of assignment or transfer).

THE SCHEDULE

Commitment/rights and obligations to be transferred by assignment,

release and accession

[insert relevant details]

[Facility office address, fax number and attention details for notices and account details for payments]

[Existing Creditor]	[New Creditor]

By:	By:

This Agreement is accepted as an Assignment Agreement for the purposes of the Facilities Agreement by the Agent, and as a Creditor/Agent/Security Agent Accession Undertaking for the purposes of the Intercreditor Agreement by the Security Agent, and the Transfer Date is confirmed as [—].

Signature of this Agreement by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to in this Agreement, which notice the Agent receives on behalf of each Finance Party.

[Agent]

By:

[Security Agent]

By:

NOTES:

*	Delete as applicable - each New Creditor is required to confirm which of these three categories it falls within

SCHEDULE 8

FORM OF ACCESSION LETTER

To:	[ ] as Agent and [ ] as Security Agent for itself and each of the other parties to the Intercreditor Agreement referred to below

From:	[Subsidiary] and [Parent]

Dated:

Dear Sirs

CEMEX, S.A.B. de C.V.– Facilities Agreement

dated [—] 2012 (the “Facilities Agreement”)

1.	We refer to the Facilities Agreement and to the Intercreditor Agreement. This deed (the “Accession Deed”) shall take effect as an Accession Letter for the purposes of the Facilities Agreement and as a Debtor/Security Provider Accession Deed for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement). Terms defined in the Facilities Agreement have the same meaning in paragraphs 1 to 3 of this Accession Letter unless given a different meaning in this Accession Letter.

2.	[Subsidiary] agrees to become an Additional [Guarantor]/[Security Provider] and to be bound by the terms of the Facilities Agreement and the other Finance Documents (other than the Intercreditor Agreement) as an Additional [Guarantor][Security Provider] pursuant to Clause 27.3 (Additional Guarantors and Additional Security Providers)] of the Facilities Agreement. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction] and is a limited liability company and registered number [ ].

3.	[Subsidiary’s] administrative details for the purposes of the Facilities Agreement and the Intercreditor Agreement are as follows:

Address:

Fax No.:

Attention:

4.	[Subsidiary] (for the purposes of this paragraph 4, the “Acceding Debtor”) intends to [incur Liabilities under the following documents]/[give a guarantee, indemnity or other assurance against loss in respect of Liabilities under the following documents]:

[Insert details (date, parties and description) of relevant documents]

the “Relevant Documents”.

IT IS AGREED as follows:

(a)	Terms defined in the Intercreditor Agreement shall, unless otherwise defined in this Accession Letter, bear the same meaning when used in this paragraph 4.

(b)	The Acceding Debtor and the Security Agent agree that the Security Agent shall hold:

(i)	[any Security in respect of Liabilities created or expressed to be created pursuant to the Relevant Documents;

(ii)	all proceeds of that Security; and]

(iii)	all obligations expressed to be undertaken by the Acceding Debtor to pay amounts in respect of the Liabilities to the Security Agent as trustee for the Secured Parties (in the Relevant Documents or otherwise) and secured by the Transaction Security together with all representations and warranties expressed to be given by the Acceding Debtor (in the Relevant Documents or otherwise) in favour of the Security Agent as trustee for the Secured Parties, on trust, or as otherwise provided in the Finance Documents, for the Secured Parties on the terms and conditions contained in the Intercreditor Agreement.

(c)	The Acceding Debtor confirms that it intends to be party to the Intercreditor Agreement as a Debtor, undertakes to perform all the obligations expressed to be assumed by a Debtor under the Intercreditor Agreement and agrees that it shall be bound by all the provisions of the Intercreditor Agreement as if it had been an original party to the Intercreditor Agreement.

[4]/[5] This Accession Letter and any non-contractual obligations arising out of or in connection with it is governed by English law.

THIS ACCESSION LETTER has been signed on behalf of the Security Agent (for the purposes of paragraph 4 above only), signed on behalf of the Parent and executed as a deed by [Subsidiary] and is delivered on the date stated above.

[Subsidiary]

[EXECUTED AS A DEED	]
By: [Subsidiary]	)

Director

Director/Secretary

OR

[EXECUTED AS A DEED

By: [Subsidiary]

Signature of Director

Name of Director

in the presence of

Signature of witness

Name of witness

Address of witness

Occupation of witness]

The Parent

[Parent]

By:

The Security Agent

[Full Name of Current Security Agent]

By:

Date:

NOTES:

SCHEDULE 9

FORM OF RESIGNATION LETTER

To:	[—] as Agent

From:	[resigning Obligor] and [Parent]

Dated:

Dear Sirs

CEMEX, S.A.B. de C.V.– Facilities Agreement

dated [—] 2012 (the “Facilities Agreement”)

1.	We refer to the Facilities Agreement. This is a Resignation Letter. Terms defined in the Facilities Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

2.	Pursuant to [Clause 27.2 (Resignation of a Borrower)][Clause 27.4 (Resignation of a Guarantor)][Clause 27.5 (Resignation of a Security Provider)], we request that [resigning Obligor] be released from its obligations as a [Borrower]/[Guarantor]/[Security Provider] under the Facilities Agreement and the Finance Documents (other than the Intercreditor Agreement).

3.	We confirm that:

(a)	no Default is continuing or would result from the acceptance of this request; and

(b)	* [this request is given in relation to a Third Party Disposal of [resigning Obligor];]

(c)	[the Disposal Proceeds have been or will be applied in accordance with Clause 7.3 (Disposal Proceeds);]* *

(d)	[—]***

4.	This Resignation Letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

5.	The Parent agrees to indemnify the Finance Parties and Secured Parties for any costs, expenses, or liabilities which would have been payable by [resigning Obligor] in connection with the Finance Documents but for the release set out in paragraph 1 above.

[Parent]	[resigning Obligor]

By:	By:

NOTES:

*	Insert where resignation only permitted in case of a Third Party Disposal.
**	Amend as appropriate, e.g. to reflect agreed procedure for payment of proceeds into a specified account.
***	Insert any other conditions required by the Facilities Agreement.

SCHEDULE 10

FORM OF COMPLIANCE CERTIFICATE

To:	[—] as Agent

From:	[Parent]

Dated:

Dear Sirs

CEMEX, S.A.B. de C.V.– Facilities Agreement

dated [—] 2012 (the “Facilities Agreement”)

1.	We refer to the Facilities Agreement. This is a Compliance Certificate. Terms defined in the Facilities Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.	We confirm that:

(a)	For the Reference Period ending [—], EBITDA was $[—] and Consolidated Interest Expense was $[—]. Therefore the Consolidated Coverage Ratio for such Reference Period was [—]:1 which [is/is not] in compliance with paragraph (a) of Clause 21.2 (Financial condition) of the Facilities Agreement.

(b)	Consolidated Funded Debt as at the last day of the Reference Period ending [—] was $[—] and EBITDA for the Reference Period ending [—] was $[—]. Therefore the Consolidated Leverage Ratio for such Reference Period was [—]:1 which [is/is not] in compliance with paragraph (b) of Clause 21.2 (Financial condition) of the Facilities Agreement.

(c)	Capital Expenditure of the Group for the Financial Year ending [—] was $[—]. Therefore the requirements of paragraph (c) of Clause 21.2 (Financial condition) of the Facilities Agreement [have/have not] been complied with.

(d)	Caliza Capital Expenditure for the Financial Year ending [—] was $[—]. Therefore the requirements of paragraph (d) of Clause 21.2 (Financial condition) of the Facilities Agreement [have/have not] been complied with.

Signed

[Parent]

SCHEDULE 11

EXISTING FINANCIAL INDEBTEDNESS

(Figures as at 31 August 2012 except where indicated by *)

Obligation	Type	Outstanding Principal Amounts	Obligor	Guarantor(s)	Bank Party	Security	Maturity
Part I.A - 2009 Financing Agreement

2009 Financing Agreement dated 14 August 2009 (as amended)	Syndicated loan and private placement notes	$495,820,273.46 * as at Effective Date	Cemex, S.A.B. de C.V., Cemex España S.A., New Sunward Holding B.V. and CEMEX Finance LLC	Cemex, S.A.B. de C.V., Cemex España S.A., Cemex México, S.A. de C.V., Empresas Tolteca de México, S.A. de C.V., Cemex Concretos, S.A. de C.V., New Sunward Holding B.V., CEMEX Finance LLC and Cemex Corp.		None	14 February 2014

2009 Financing Agreement dated 14 August 2009 (as amended)	Syndicated loan and private placement notes	€22,526,041.53 * as at Effective Date	Cemex, S.A.B. de C.V., Cemex España S.A., New Sunward Holding B.V. and CEMEX Finance LLC	Cemex, S.A.B. de C.V., Cemex España S.A., Cemex México, S.A. de C.V., Empresas Tolteca de México, S.A. de C.V., Cemex Concretos, S.A. de C.V., New Sunward Holding B.V., CEMEX Finance LLC and Cemex Corp.		None	14 February 2014

Part II - Public Debt Instruments

Part II.A

$149,897,000 Rinker 2025 Indenture, dated 1 April 2003 (as supplemented)	Public Debt Instruments	$149,897,000	CEMEX Materials LLC	CEMEX Corp.		None	21 July 2025

€900,000,000 4.75% Eurobond dated 5 March 2007	Public Debt Instruments	€430,381,000	CEMEX Finance Europe B.V.	CEMEX España, S.A.		None	5 March 2014

NSHFV $900m Note Indenture dated 18 December 2006 (as supplemented) (C10)	Public Debt Instruments	$289,134,000	New Sunward Holding Financial Ventures B.V.	CEMEX, S.A.B. de C.V., CEMEX México, S.A. de C.V. and New Sunward Holding B.V.		Sharing in Transaction Security	Perpetual - Callable on 31 December 2016, and at each interest payment date thereafter

Obligation	Type	Outstanding Principal Amounts	Obligor	Guarantor(s)	Bank Party	Security	Maturity

NSHFV €730m Note Indenture dated 9 May 2007 (as supplemented) (C10-EUR)	Public Debt Instruments	€69,828,000	New Sunward Holding Financial Ventures B.V.	CEMEX, S.A.B. de C.V., CEMEX México, S.A. de C.V. and New Sunward Holding B.V.		Sharing in Transaction Security	Perpetual - Callable on 30 June 2017, and at each interest payment date thereafter

NSHFV $350m Note Indenture dated 18 December 2006 (as supplemented) (C5)	Public Debt Instruments	$104,152,000	New Sunward Holding Financial Ventures B.V.	CEMEX, S.A.B. de C.V., CEMEX México, S.A. de C.V. and New Sunward Holding B.V.		Sharing in Transaction Security	Perpetual - Callable on 31 December 2011, and at each interest payment date thereafter

NSHFV $750m Note Indenture dated 12 February 2007 (as supplemented) (C8)	Public Debt Instruments	$220,985,000	New Sunward Holding Financial Ventures B.V.	CEMEX, S.A.B. de C.V., CEMEX México, S.A. de C.V. and New Sunward Holding B.V.		Sharing in Transaction Security	Perpetual - Callable on 31 December 2014, and at each interest payment date thereafter

Obligaciones Forzosamente Convertibles en Acciones CEMEX 09 Mex$ 4,126,538,400	Public Debt Instruments	Mex$4,126,538,400	CEMEX, S.A.B. de C.V.	CEMEX México, S.A. de C.V. and Empresas Tolteca de México, S.A. de C.V. – (the guarantee limited to the payments of coupons)		None	28 November 2019

$1,750,000,000 9.5% Senior Secured Notes due 2016; dated 14 December 2009	Public Debt Instruments	$1,750,000,000	CEMEX Finance LLC	Cemex, S.A.B. de C.V., Cemex España S.A., Cemex México, S.A., Empresas Tolteca de México, S.A. de C.V., Cemex Concretos, S.A. de C.V., New Sunward Holding B.V. and Cemex Corp.		Sharing in Transaction Security	14 December 2016

€350,000,000 9.625% Senior Secured Notes due 2017; dated 14 December 2009	Public Debt Instruments	€350,000,000	CEMEX Finance LLC	Cemex, S.A.B. de C.V., Cemex España S.A., Cemex México, S.A., Empresas Tolteca de México, S.A. de C.V., Cemex Concretos, S.A. de C.V., New Sunward Holding B.V. and Cemex Corp.		Sharing in Transaction Security	14 December 2017

$715,000,000 4.875% Convertible Subordinated Notes due 2015; dated 30 March 2010	Public Debt Instruments	$715,000,000	CEMEX, S.A.B. de C.V.			None	15 March 2015

Obligation	Type	Outstanding Principal Amounts	Obligor	Guarantor(s)	Bank Party	Security	Maturity

$1,192,996,000 9.25% Senior Secured Notes due 12 May 2020; dated 12 May 2010	Public Debt Instruments	$1,192,996,000	CEMEX España, S.A., acting through its Luxembourg Branch	CEMEX, S.A.B. de C.V., CEMEX México, S.A. de C.V. and New Sunward Holding B.V.		Sharing in Transaction Security	12 May 2020

€115,346,000 8.875% Senior Secured Notes due 12 May 2017; dated 12 May 2010	Public Debt Instruments	€115,346,000	CEMEX España, S.A., acting through its Luxembourg Branch	CEMEX, S.A.B. de C.V., CEMEX México, S.A. de C.V. and New Sunward Holding B.V.		Sharing in Transaction Security	12 May 2017

$1,650,000,000 9.00% Senior Secured Notes due 2018; dated 11 Jan 2011	Public Debt Instruments	$1,650,000,000	CEMEX, S.A.B. de C.V.	CEMEX México, S.A. de C.V., New Sunward Holding B.V. and CEMEX España, S.A.		Sharing in Transaction Security	11 January 2018

$977,500,000 3.25% Convertible Subordinated Notes due 2016; dated 15 March 2011	Public Debt Instrument	$977,500,000	CEMEX, S.A.B. de C.V.			None	15 March 2016

$690,000,000 3.75% Convertible Subordinated Notes due 2018; dated 15 March 2011	Public Debt Instrument	$690,000,000	CEMEX, S.A.B. de C.V.			None	15 March 2018

$800,000,000 Floating Rate Senior Secured Notes due 2015; dated 5 April 2011	Public Debt Instrument	$800,000,000	CEMEX, S.A.B. de C.V.	CEMEX México, S.A. de C.V., New Sunward Holding B.V. and CEMEX España, S.A.		Sharing in Transaction Security	30 September 2015

$703,861,000 9.875% Senior Secured Notes due 30 April 2019; dated 28 March 2012	Public Debt Instrument	$703,861,000	CEMEX España, S.A., acting through its Luxembourg Branch	CEMEX, S.A.B. de C.V., CEMEX México, S.A. de C.V. and New Sunward Holding B.V.		Sharing in Transaction Security	30 April 2019

€179,219,000 9,875% Senior Secured Notes due 30 April 2019; dated 28 March 2012	Public Debt Instrument	€179,219,000	CEMEX España, S.A., acting through its Luxembourg Branch	CEMEX, S.A.B. de C.V., CEMEX México, S.A. de C.V. and New Sunward Holding B.V.		Sharing in Transaction Security	30 April 2019

Part II.B	Mexican Public Debt Instruments

Programa Dual Revolvente de Certificados Bursátiles dated 30 May 2011 for up to Mex$ 10,000,000,000 for short and long term issuances (and with a sublimit of Mex$ 2,500,000,000 in respect of short term issuances)

Obligation	Type	Outstanding Principal Amounts	Obligor	Guarantor(s)	Bank Party	Security	Maturity
Certificado Bursátil UDIs 116,530,800 CEMEX 07-2U, dated 30 November 2007	Mexican Public Debt Instrument	UDI116,530,800	CEMEX, S.A.B. de C.V.	CEMEX México, S.A. de C.V. and Empresas Tolteca de México, S.A. de C.V.		Sharing in Transaction Security	17 November 2017

Part II.C	Bilateral Bank Facilities

$250,000,000 Crédito Simple Bancomext, dated 14 October 2008 (as amended)	Bilateral Bank Facility	$117,000,000	CEMEX, S.A.B. de C.V.	CEMEX México, S.A. de C.V.	Banco Nacional de Comercio Exterior, S.N.C.	Mortgage of cement plants in Merida, Yucatan and Ensenada, Baja California, México	14 February 2014

$8,000,000 Banco Industrial de Guatemala	Bilateral Bank Facility	$4,000,000	Global Cement, S.A.		Banco Industrial, S.A.	None	15 June 2014

SCHEDULE 12

EXISTING SECURITY AND QUASI-SECURITY

(Figures in Millions $ as of 31 August 2012)

CEMEX Subsidiary	Counterparty	Lien Concept	Maturity Date	Secured Amount	Agreement Type

CEMEX Austria AG	Raiffeisenbank Bruck an der Mur eg. Gen.& various other	Plant Equipment Lien	1-Sep-2017	1.75	Leasing agreement on movables entered by and between Raiffeisen-Leasing Mobilien und KFZ GmbH and Trans-Beton Ges.m.b.H. dated March 31, 2004.

Betonlift Betriebs GmbH	Oberbank	Cash Collateral	31-Mar-2017	0.12	Deposit of 10% due to leasing agreement

CEMEX Granulats Rhone-Mediterranne	SLIBAIL IMMOBILIER	Plant Equipment Lien	October-2012	0.01	Leasing Agreement by and between Slibail Immobilier and Morrillon Corvol Rhone Mediterranee dated July 24, 2000.

CEMEX Betons Nord Quest	SLIBAIL IMMOBILIER	Plant Equipment Lien	April-2014	0.04	Leasing Agreement by and between Slibil Immobilier - SAS Beton de France Normandie dated June 03, 2002.

CEMEX Granulats	Caisse d’épargne	Cash Collateral	Revolving	0.50	Guarantee for Drome Ardeche Granulats

CEMEX Kies Hamburg GmbH & Co. KG	Kreissparkasse Herzogfum Lauenburg	Land Lien	30-Mar-2014	0.07	Leasing Agreement Kreissparkasse Herzogfum Lauenburg - Wunder GmbH, Wunder Kiestransporte GmbH und Günter Wunder Baustoffhandel dated March 22, 1994.

CEMEX Deutschland AG	Private Investor Günter Wunder	Servitude	31-Dec-2017	7.13	Plant Investment + Operating Lease - Project Kieswerk Löwen GmbH

CEMEX Deutschland AG	HypoVereinsban (Unicredit)	Cash Collateral	Revolving	4.86	Bank Guarantees (several local governments: gravel and sand mining supply)

CEMEX Deutschland AG	HypoVereinsban (Unicredit)	Cash Collateral	Revolving	3.01	Daily Cash Operations (Direct Debit collections, unpaid return risk)

CEMEX Deutschland AG	Commerzbank	Cash Collateral	Revolving	9.32	Bank Guarantees (several local governments: gravel and sand mining supply)

CEMEX Subsidiary	Counterparty	Lien Concept	Maturity Date	Secured Amount	Agreement Type

CEMEX Deutschland AG	Bayern LB	Cash Collateral	Revolving	0.25	Bank Guarantees (several local governments: gravel and sand mining supply)

CEMEX Deutschland AG	Bayern LB	Cash Collateral	Revolving	0.32	Bank Guarantees (several local governments: gravel and sand mining supply)

CEMEX Deutschland AG	Bayern LB	Cash Collateral	Revolving	0.49	Bank Guarantees (several local governments: gravel and sand mining supply)

CEMEX Deutschland AG	Bayern LB	Cash Collateral	Revolving	1.07	Bank Guarantees (several local governments: gravel and sand mining supply)

CEMEX Deutschland AG	Bayern LB	Cash Collateral	Revolving	0.75	Bank Guarantees (several local governments: gravel and sand mining supply)

CEMEX Deutschland AG	Bayern LB	Cash Collateral	Revolving	0.25	Bank Guarantees (several local governments: gravel and sand mining supply)

CEMEX Deutschland AG	Bayern LB	Cash Collateral	Revolving	0.20	Bank Guarantees (several local governments: gravel and sand mining supply)

CEMEX Deutschland AG	Bayern LB	Cash Collateral	Revolving	0.20	Bank Guarantees (several local governments: gravel and sand mining supply)

Cemex Hungary Kft	Raiffeisen Bank	Cash Collateral	Revolving	0.01	Quarry recovery

Cemex Hungary Kft	Raiffeisen Bank	Cash Collateral	31 Dec 2012	0.01	Quarry Nyekladhaza on hold until 2012

Timor Barat Batu	Tenaga Nasional Berhad	Cash Collateral	Revolving	0.01	Guarantee for payment of bills for supplying electricity to plant

Golden Plus Granite	Tenaga Nasional Berhad	Cash Collateral	Revolving	0.03	Guarantee for payment of bills for supplying electricity to plant

RMC Concrete	Tenaga Nasional Berhad	Cash Collateral	Revolving	0.03	Guarantee for payment of bills for supplying electricity to plant

RMC Aggregates	Tenaga Nasional Berhad	Cash Collateral	Revolving	0.05	Guarantee for payment of bills for supplying electricity to plant

CEMEX Subsidiary	Counterparty	Lien Concept	Maturity Date	Secured Amount	Agreement Type

Golden Plus Granite	Tenaga Nasional Berhad	Cash Collateral	Revolving	0.05	Guarantee for payment of bills for supplying electricity to plant

RMC Concrete	Bendahari Dewan bandaraya KL	Cash Collateral	9-Mar-2013	0.08	Bank Guarantees (supplier)

Cemex España	Autoridad Portuaria Motril	Cash Collateral	Revolving	0.01	Port authority guarantee

Cemex España	Autoridad Portuaria Alicante	Cash Collateral	Revolving	0.35	Port authority guarantee

Cemex España	Autoridad Portuaria Baleares	Cash Collateral	Revolving	0.00	Port authority guarantee

Cemex Thailand	Provincial Electricity Authority	Cash Collateral	Revolving	0.98	For use of electricity

CEMEX Topmix LLC	EPPCO	Cash Collateral	Revolving	0.03	Supply of Petroleum Products

CEMEX UK Operations Limited	Lloyds TSB Asset Finance	Cash Collateral	1-Sep-2021	0.07	Cash collateral required for extraction of mineral reserves. Supplemented by a performance bond.

Cemex Nicaragua, S.A.	LAFISE	Cash Collateral	31-Oct-2012	0.14	Bank Guarantees (supplier)

Cemex Panamá	Citibank	Cash Collateral	1-Feb-2014	2.25	Standby Letter of Credit (Supplier Agreement)

Cemex Construction Materials Florida	Lake Louisa, LLC	Land Lien	1-Apr-2022	5.00	Land lease

CEMEX INC & SUBS.	CAT Financial	Cash Collateral	15-Jul-2017	0.81	Operating lease cash deposit

Russell Developments Limited	Lloyds TSB Asset Finance	Cash Collateral	Revolving	0.08	For loan undertaking - Crowwood Grange estates

CEMEX, S.A.B. de C.V., guarantee by CEMEX México, S.A. de C.V.	Banco Nacional de Comercio Exterior , S.N.C:	Mortgage of Cement Plants in Mérida Yucatan and Ensenada, Baja California, México	14-Feb-2014	117.00	Credit Agreement. Lien permitted under clause 22.5 (K)

CEMEX Concretos, S.A. de C.V., guarantee by CEMEX México, S.A. de C.V.	Banco de Obras y Servicios, S.N.C.	Mortgage of Planta Yaqui in Hemosillo, Sonora, México	April-2014	12.81	Revolving Credit Agreement. Lien Permitted under Clause 22.5 (F)(2)

CEMEX Subsidiary	Counterparty	Lien Concept	Maturity Date	Secured Amount	Agreement Type

Cemex International Finance Company	Gazprom Marketing & Trading Ltd	European Union Allowances	20-Mar-2013	10.99	Pemitted Lien under Clause 22.5 (F)(1) in relation with Treasury Transactions / See Annex 1 Excluded Position item (n)

CEMEX, S.A.B. de C.V.	Citigroup Global Markets Inc, as agent for Citibank N.A.	Cash Collateral	17-Apr-2013	145.16	Pemitted Lien under Clause 22.5 (F)(1) in relation with Treasury Transactions / See Annex 1 Excluded Position item (b)

CEMEX, S.A.B. de C.V.	Citigroup Global Markets Inc, as agent for Citibank N.A.	Capped Call transactions dated 24 March 2010	17-Apr-2013	32.16	Pemitted Lien under Clause 22.5 (F)(1) in relation with Treasury Transactions / See Annex 1 Excluded Position item (b)

Centro Distribuidor de Cemento, S.A. de C.V.	Credit Suisse International	Cash Collateral	15-Oct-2013	17.75	Pemitted Lien under Clause 22.5 (F)(1) in relation with Treasury Transactions / See Annex 1 Excluded Position item (c)

SCHEDULE 13 EXISTING GUARANTEES

(Figures as at 31 August 2012 except where indicated by *)

Obligation	Outstanding Principal Amounts	USD Amount	Obligor	CEMEX Guarantor(s)	Maturity	Security
2009 Financing Agreement dated 14 August 2009 (as amended)	$495,820,273.46 * as at Effective Date	$495,820,273.46 * as at Effective Date	Cemex, S.A.B. de C.V., Cemex España S.A., New Sunward Holding B.V. and CEMEX Finance LLC	Cemex, S.A.B. de C.V., Cemex España S.A., Cemex México, S.A. de C.V., Empresas Tolteca de México, S.A. de C.V., Cemex Concretos, S.A. de C.V., New Sunward Holding B.V., CEMEX Finance LLC and Cemex Corp.	14 February 2014	None
2009 Financing Agreement dated 14 August 2009 (as amended)	€22,526,041.53 * as at Effective Date	$28,756,744.62 * as at Effective Date	Cemex, S.A.B. de C.V., Cemex España S.A., New Sunward Holding B.V. and CEMEX Finance LLC .	Cemex, S.A.B. de C.V., Cemex España S.A., Cemex México, S.A. de C.V., Empresas Tolteca de México, S.A. de C.V., Cemex Concretos, S.A. de C.V., New Sunward Holding B.V., CEMEX Finance LLC and Cemex Corp.	14 February 2014	None
$149,897,000 Rinker 2025 Indenture, dated 1 April 2003 (as supplemented)	$149,897,000	$149,897,000	CEMEX Materials LLC	CEMEX Corp.	21 July 2025	None
€900,000,000 4.75% Eurobond dated 5 March 2007	€430,381,000	$538,245,373	CEMEX Finance Europe B.V.	CEMEX España, S.A.	5 March 2014	None
NSHFV $900m Note Indenture dated 18 December 2006 (as supplemented) (C10)	$289,134,000	$289,134,000	New Sunward Holding Financial Ventures B.V.	CEMEX, S.A.B. de C.V., CEMEX México, S.A. de C.V. and New Sunward Holding B.V.	Perpetual - Callable on 31 December 2016, and at each interest payment date thereafter	Sharing in Transaction Security
NSHFV €730m Note Indenture dated 9 May 2007 (as supplemented) (C10-EUR)	€69,828,000	$87,328,664	New Sunward Holding Financial Ventures B.V.	CEMEX, S.A.B. de C.V., CEMEX México, S.A. de C.V. and New Sunward Holding B.V.	Perpetual - Callable on 30 June 2017, and at each interest payment date thereafter	Sharing in Transaction Security

Obligation	Outstanding Principal Amounts	USD Amount	Obligor	CEMEX Guarantor(s)	Maturity	Security
NSHFV US$750m Note Indenture dated 12 February 2007 (as supplemented) (C8)	$220,985,000	$220,985,000	New Sunward Holding Financial Ventures B.V.	CEMEX, S.A.B. de C.V., CEMEX México, S.A. de C.V. and New Sunward Holding B.V.	Perpetual - Callable on 31 December 2014, and at each interest payment date thereafter	Sharing in Transaction Security

Obligaciones Forzosamente Convertibles en Acciones CEMEX 09 Mex$ 4,126,538,400	Mex$4,126,538,400	$312,616,545	CEMEX, S.A.B. de C.V.	CEMEX México, S.A. de C.V.and Empresas Tolteca de México, S.A. de C.V. (the guarantee is limited to the payments of coupons)	28 November 2019	None

$1,750,000,000 9.5% Senior Secured Notes due 2016; dated 14 December 2009	$1,750,000,000	$1,750,000,000	CEMEX Finance LLC	Cemex, S.A.B. de C.V., Cemex España S.A., Cemex México, S.A., Empresas Tolteca de México, S.A. de C.V., Cemex Concretos, S.A. de C.V., New Sunward Holding B.V. and Cemex Corp.	14 December 2016	Sharing in Transaction Security

€350,000,000 9.625% Senior Secured Notes due 2017; dated 14 December 2009	€350,000,000	$437,718,859	CEMEX Finance LLC	Cemex, S.A.B. de C.V., Cemex España S.A., Cemex México, S.A., Empresas Tolteca de México, S.A. de C.V., Cemex Concretos, S.A. de C.V., New Sunward Holding B.V. and Cemex Corp.	14 December 2017	Sharing in Transaction Security

$1,192,996,000 9.25% Senior Secured Notes due 12 May 2020; dated 12 May 2010	$1,192,996,000	$1,192,996,000	CEMEX España, S.A., acting through its Luxembourg Branch	CEMEX, S.A.B. de C.V., CEMEX México, S.A. de C.V. and New Sunward Holding B.V.	12 May 2020	Sharing in Transaction Security

€115,346,000 8.875% Senior Secured Notes due 12 May 2017; dated 12 May 2010	€115,346,000	$144,254,627	CEMEX España, S.A., acting through its Luxembourg Branch	CEMEX, S.A.B. de C.V., CEMEX México, S.A. de C.V. and New Sunward Holding B.V.	12 May 2017	Sharing in Transaction Security

$1,650,000,000 9.00% Senior Secured Notes due 2018; dated 11 Jan 2011	$1,650,000,000	$1,650,000,000	CEMEX, S.A.B. de C.V.	CEMEX México, S.A. de C.V., New Sunward Holding B.V. and CEMEX España, S.A.	11 January 2018	Sharing in Transaction Security

$800,000,000 Floating Rate Senior Secured Notes due 2015; dated 5 April 2011	$800,000,000	$800,000,000	CEMEX, S.A.B. de C.V.	CEMEX México, S.A. de C.V., New Sunward Holding B.V. and CEMEX España, S.A.	30 September 2015	Sharing in Transaction Security

Obligation	Outstanding Principal Amounts	USD Amount	Obligor	CEMEX Guarantor(s)	Maturity	Security
$703,861,000 9.875% Senior Secured Notes due 30 April 2019; dated 28 March 2012	$703,861,000	$703,861,000	CEMEX España, S.A., acting through its Luxembourg Branch	CEMEX, S.A.B. de C.V., CEMEX México, S.A. de C.V. and New Sunward Holding B.V.	30 April 2019	Sharing in Transaction Security

€179,219,000 9,875% Senior Secured Notes due 30 April 2019; dated 28 March 2012	€179,219,000	$224,135,818	CEMEX España, S.A., acting through its Luxembourg Branch	CEMEX, S.A.B. de C.V., CEMEX México, S.A. de C.V. and New Sunward Holding B.V.	30 April 2019	Sharing in Transaction Security

$500,000,000 Senior Secured Notes due 2018; dated on or about the date of this Agreement	$500,000,000 * as at Effective Date	$500,000,000 * as at Effective Date	CEMEX, S.A.B. de C.V.

Cemex España S.A., Cemex México, S.A. de C.V., Empresas Tolteca de México, S.A. de C.V., Cemex Concretos, S.A. de C.V., New Sunward Holding B.V., Cemex Corp., CEMEX Research Group, AG, CEMEX Shipping B.V., CEMEX Asia B.V., CEMEX France Gestion, CEMEX UK and CEMEX Egyptian Investments B.V.

					15 June 2018	Sharing in Transaction Security

Certificado Bursátil UDIs 116,530,800 CEMEX 07-2U, dated 30 November 2007	UDI 116,530,800	$ 42,250,978	CEMEX, S.A.B. de C.V.	CEMEX México, S.A. de C.V. and Empresas Tolteca de México, S.A. de C.V.	17 November 2017	Sharing in Transaction Security

Mex$5,000,000,000 Crédito Banobras, dated 22 April 2009	Mex$169,116,498.9	$12,811,856	CEMEX Concretos, S.A. de C.V.	CEMEX México, S.A. de C.V.	29 April 2014	Mortgage of Planta Yaqui in Hemosillo, Sonora

$250,000,000 Crédito Simple Bancomext, dated 14 October 2008 (as amended)	$117,000,000	$117,000,000	CEMEX, S.A.B. de C.V.	CEMEX México, S.A. de C.V.	14 February 2014	Mortgage of cement plants in Merida, Yucatan and Ensenada, Baja California, México

Mex$ 126,562,263.59 Crédito Santander Nota Estructurada, dated 17 April 2008	Mex$ 14,523,437	$ 1,100,260	CEMEX, S.A.B. de C.V.	CEMEX México, S.A. de C.V.	16 April 2013	None

$440,878.86 Promissory Note Hencorp Becstone Capital LC, dated October 1,2009 related to the purchase of equipment by Cemex Concretos, S.A. de C.V.	$176,352	$176,352	CEMEX Concretos, S.A. de C.V.	CEMEX México, S.A. de C.V.	15 July 2014	None

$939,795.57 Promissory Note Hencorp Becstone Capital LC, dated October 19,2009 related to the purchase of equipment by Cemex Concretos, S.A. de C.V.	$417,687	$417,687	CEMEX Concretos, S.A. de C.V.	CEMEX México, S.A. de C.V.	30 April 2014	None

SCHEDULE 14

PERMITTED JOINT VENTURES

Name	Investment (U.S. Dollars)	Country
Control Administrativo Mexicano, S.A. de C.V.	$334,643,000	México

SCHEDULE 15

PROCEEDINGS PENDING OR THREATENED

A description of material regulatory matter and legal proceedings affecting us is provided below.

Anti-Dumping

Jamaica Anti-dumping Investigation. On September 9, 2010, Jamaica’s Anti-Dumping and Subsidies Commission (the “Jamaica Commission”) issued a preliminary affirmative anti-dumping determination in its investigation of cement imported from the Dominican Republic. The Jamaica Commission based its determination on a preliminary finding of a threat of material injury to the only domestic cement company, Caribbean Cement Company Limited (“CCCL”). A majority of the Jamaica Commission preliminarily found that the case concerning present material injury was inconclusive. Also, the Jamaica Commission was not persuaded that provisional tariffs were necessary to prevent material injury to CCCL during the period between the preliminary determination and the final determination. Therefore, even though the Jamaica Commission preliminarily calculated an anti-dumping margin of 84.69% against cement imported from the Dominican Republic, no duties were imposed. On December 8, 2010, the Jamaica Commission issued a negative ruling in the case brought by CCCL against imports of cement from the Dominican Republic. The Jamaica Commission found no evidence of material injury to the domestic industry and has closed the investigation. However, on December 10, 2010, CCCL announced it needed to review the statement of reasons provided by the Jamaica Commission before deciding on its future actions on this matter. As of August 31, 2012, CCCL had not initiated any legal actions and we had no accrued liabilities for dumping duties related to cement imported from the Dominican Republic to Jamaica, and all liabilities accrued for past anti-dumping duties had been eliminated.

Antitrust Proceedings

Polish Antitrust Investigation. Between May 31, 2006 and June 2, 2006, officers of the Polish Competition and Consumer Protection Office (the “Protection Office”), assisted by police officers, conducted a search of the Warsaw office of CEMEX Polska, one of our indirect subsidiaries in Poland, and of the offices of other cement producers in Poland. These searches took place as a part of the exploratory investigation that the head of the Protection Office had started on April 26, 2006. On January 2, 2007, CEMEX Polska received a notification from the Protection Office informing it of the formal initiation of an antitrust proceeding against all cement producers in Poland, including CEMEX Polska and another of our indirect subsidiaries in Poland. The notification alleged that there was an agreement between all cement producers in Poland regarding prices and other sales conditions for cement, an agreed division of the market with respect to the sale and production of cement, and the exchange of confidential information, all of which limited competition in the Polish market with respect to the production and sale of cement. On December 9, 2009, the Protection Office delivered to CEMEX Polska its decision against Polish cement producers related to an investigation which covered a period from 1998 to 2006. The decision imposes fines on a number of Polish cement producers, including CEMEX Polska. The fine imposed on CEMEX Polska is approximately Polish Zloty 115.56 million (approximately U.S.$34.54 million as of August 31, 2012, based on an exchange rate of Polish Zloty 3.3454 to U.S.$1.00), which is approximately 10% of CEMEX Polska’s total revenue in 2008. CEMEX Polska disagrees with the decision, denies that it committed the practices alleged by the Protection Office and filed an appeal before the Polish Court of Competition and Consumer Protection on December 23, 2009. The Polish Court of Competition and Consumer Protection confirmed that CEMEX Polska’s appeal met preliminary formal requirements and that it would conduct the case. On February 7, 2011, CEMEX Polska received a formal response to its appeal from the Protection Office in which the Protection Office made an application to the Polish Court of Competition and Consumer Protection to reject CEMEX Polska’s appeal. The response from the Protection Office argued that CEMEX Polska’s appeal is not justified, and it maintained all of the statements and arguments from the Protection Office’s decision issued on December 9, 2009. On February 21, 2011, CEMEX Polska sent a letter to the Polish Court of Competition and Consumer Protection in which it kept its position and argumentation from the appeal and widely opposed to arguments and statements included in the response of the Protection Office. The decision on the fines will not be enforced until two appeal instances are exhausted. Based on the slow tracking of the case by the first instance court and on general Polish court practices, these two appeal proceedings could take at least three and a half years to be resolved. As of August 31, 2012, the accounting provision created in relation with this proceeding was approximately Polish Zloty 68.3 million (approximately U.S.$20.41 million as of July 31, 2012, based on an exchange rate of Polish Zloty 3.3454 to U.S.$1.00).

Antitrust Investigations in Europe by the European Commission. On November 4, 2008, officers of the European Commission, in conjunction with officials of the national competition enforcement authorities, conducted unannounced inspections at our offices in Thorpe, United Kingdom, and Ratingen, Germany. Further to these inspections, on September 22 and 23, 2009, CEMEX’s premises at Madrid, Spain, were also subject to an inspection by the European Commission.

In conducting these investigations, the European Commission alleged that we may have participated in anti-competitive agreements and/or concerted practices in breach of Article 101 of the Treaty on the Functioning of the European Union (formerly Article 81 of the EC Treaty) and Article 53 of the European Economic Area (“EEA”) Agreement in the form of restrictions of trade flows in the EEA, including restrictions on imports into the EEA from countries outside the EEA, market sharing, price coordination and connected anticompetitive practices in the cement and related products markets. Since the inspections began, we have received requests for information and documentation from the European Commission during 2009 and 2010 and we have fully cooperated by providing the relevant information and documentation on time.

On December 8, 2010, the European Commission informed us that it decided to initiate formal proceedings with respect to the investigation of the aforementioned anticompetitive practices. These proceedings would affect Austria, Belgium, the Czech Republic, France, Germany, Italy, Luxembourg, the Netherlands, Spain and the United Kingdom. The European Commission indicated that we, as well as seven other companies, would be included in these proceedings. These proceedings may lead to an infringement decision, or if the objections raised by the European Commission are not substantiated, the case might be closed. This initiation of proceedings relieves the competition authorities of the Member States of the European Union of their competence to apply Article 101 of the Treaty on the Functioning of the European Union to the same case. We intend to defend our position vigorously in this proceeding and are fully cooperating and will continue to cooperate with the European Commission in connection with this matter.

On April 1, 2011, the European Commission notified CEMEX, S.A.B. de C.V. of a decision under Article 18(3) of Council Regulation (EC) No 1/2003 of December 16, 2002 on the

implementation of the rules on competition set forth in Article 81 of the EC Treaty (current Articles 101 and 102 of the EC Treaty). The European Commission also requested that CEMEX, S.A.B. de C.V. deliver a material amount of information and documentation, which we effectively delivered on August 2, 2011, after requesting additional time.

CEMEX, S.A.B. de C.V. and several of its affiliates in Europe have filed an appeal before the General Court of the European Union for the annulment of the European Commission’s decision for information and documentation on the grounds that such request is contrary to several principles of European Union Law. In addition, on June 17, 2011, CEMEX, S.A.B. de C.V. and several of its affiliates in Europe requested interim measures to the General Court of the European Union, asking for the suspension of the information and document request until the appeal was resolved. The President of the General Court of the European Union rejected the proposal for a suspension without considering the arguments of the main appeal. On December 21, 2011, CEMEX, S.A.B. de C.V. and several of its affiliates in Europe filed their reply to the European Commission’s defense. The European Commission filed its rejoinder on March 27, 2012.

On November 29, 2011, the European Commission notified CEMEX, S.A.B. de C.V. of its decision that if, by December 15, 2011, the European Commission did not receive a confirmation that CEMEX, S.A.B. de C.V.’s reply submitted August 2, 2011 was complete, accurate and definitive, or if CEMEX, S.A.B. de C.V. did not submit a new reply with the necessary amendments and clarifications, the European Commission would impose a daily fine of €438,000 (approximately U.S.$547,773.89 as of August 31, 2012, based on an exchange rate of €0.7996 to U.S.$1.00). On December 15, 2011, we complied with the terms of this decision and submitted a new reply with the amendments and clarifications identified in the revision and audit process performed since August 2, 2011.

If the alleged infringements investigated by the European Commission are substantiated, significant penalties may be imposed on our subsidiaries operating in such markets. In that case, pursuant to European Union Regulation 1/2003, the European Commission may impose penalties of up to 10% of the total turnover of the relevant companies for the last year preceding the imposition of the fine for which the financial statements have been approved by the shareholders’ meeting of the relevant companies. At this stage of the proceedings, as of August 31, 2012, the European Commission has not yet formulated a Statement of Objections against us and, as a result, the extent of the charges and the alleged infringements are unknown. Moreover, it is not clear which cement related products total turnover would be used as the basis for the determination of the possible penalties. As a consequence, we are not able to assess the likelihood of an adverse result or the amount of the potential fine, but if adversely resolved it may have a material adverse impact on our financial results.

Antitrust Investigations in Spain by the CNC. On September 22, 2009, the Investigative Department (Dirección de Investigación) of the Spanish Competition Commission (Comisión Nacional de la Competencia or “CNC”), applying exclusively national antitrust law, carried out another inspection, separate from the investigation conducted by the European Commission, in the context of possible anticompetitive practices in the production and distribution of mortar, ready-mix concrete and aggregates within the Chartered Community of Navarre (“Navarre”). We fully cooperated and provided the CNC inspectors all the information requested. On December 15, 2009, the CNC started a procedure against CEMEX España and four other companies with activities in Navarre for alleged practices prohibited under the Spanish competition law. The allegations against CEMEX España relate to several of our ready-mix plants located in Navarre, which we operated from January 2006 (as a result of the RMC acquisition) until September 2008, when we ceased operations for these plants.

On November 3, 2010, the CNC Investigative Department provided CEMEX España with a Statement of Facts (similar to a statement of objections under European Union competition law) that included allegations that could be construed as a possible infringement by CEMEX España of Spanish competition law in Navarre. The Statement of Facts was addressed to CEMEX España, but also indicated that its parent company, New Sunward, could be jointly and severally liable for the investigated behavior.

On December 10, 2010, after receiving CEMEX España’s observations, the CNC Investigative Department notified CEMEX España of a proposed decision, summarizing its findings in the investigation. This proposed decision, which suggests the existence of an infringement, was submitted to the CNC Council, together with CEMEX España’s opposition to all charges. On January 12, 2012, the CNC Council notified CEMEX España of its final decision on this matter, imposing a fine of approximately €500,000 (approximately U.S.$625,312.66 as of August 31, 2012, based on an exchange rate of €0.7996 to U.S.$1.00) against CEMEX España for price-fixing and market sharing in the concrete market of Navarre from June 2008 through September 2009.

CEMEX España denies any wrongdoing and on March 1, 2012 filed an appeal before the competent court (Audiencia Nacional), requesting the interim suspension of the decision from the court until a final judgment is issued. To that effect, it has requested the CNC Council to suspend the implementation of its decision until the court has decided on the requested interim measure. On July 10, 2012, the court has issued a resolution agreeing to the suspension of payment of the fine.

Investigations in the UK. On January 20, 2012, the United Kingdom Competition Commission, or the UK Commission, commenced a Market Investigation, (“MIR”), into the supply or acquisition of cement, ready-mix concrete and aggregates. This referral to the UK Commission was made by the Office of Fair Trading following an investigation by them of the aggregates sector. Those companies and persons invited to participate in the MIR are required by law to comply with certain requests for information and, if necessary, to attend hearings. The UK Commission is required to report on this investigation by no later than January 17, 2014. Our subsidiaries in the UK have been invited to participate in the MIR and will fully cooperating in this MIR. At this stage of the MIR, as of August 31, 2012, we are not able to assess what would be the scope of the recommendations made by the UK Commission, if any, or if such recommendations would have a material adverse impact on our results of operations.

Antitrust Investigations in Mexico. In January and March 2009, we were notified of two findings of presumptive responsibility against CEMEX issued by the Mexican Competition Authority (Comisión Federal de Competencia or “CFC”), alleging certain violations of Mexican antitrust laws. We believe these findings contain substantial violations of rights granted by the Mexican Constitution.

In February 2009, we filed a constitutional challenge (juicio de amparo) before the Circuit Court in Monterrey, Mexico, as well as a denial of the allegations, with respect to the first case. The Monterrey Circuit Court determined that CEMEX lacked standing since the notice of presumptive responsibility did not affect any of CEMEX’s rights; therefore, CEMEX should wait until the CFC concluded its proceeding and issued a final ruling before raising its constitutional challenge again. However, in July 2010, in light of the possible violations to CEMEX’s constitutional rights, the CFC terminated the existing proceeding and reinitiated a new proceeding against CEMEX to cure such violations. We believe that Mexican law does not entitle the CFC to reinitiate a new proceeding but only to continue with the original one. In August 2010, we filed a separate constitutional challenge (juicio de amparo) before the District Court in Monterrey, Mexico, to argue against the reinitiated proceeding. The Monterrey District Court determined that the order to reinitiate the proceeding and the notice of presumptive responsibility did not affect any of CEMEX’s rights. CEMEX subsequently filed an appeal before the Monterrey District Court and the Monterrey Circuit Court determined that the CFC’s termination of the proceedings in July 2010 was illegal and that it notified the CFC to the effect that it complies with the resolution issued. In February 2012, CEMEX was fined for anticompetitive practices approximately Ps10.2 million (approximately U.S.$772,727.27 as of August 31, 2012, based on an exchange rate of Ps13.20 to U.S.$1.00) plus ordered to implement certain measures. CEMEX has appealed the resolution and denies any wrongdoing. In June 2012, the CFC confirmed its resolution. On July 2, 2012, CEMEX filed a separate constitutional challenge (juicio de amparo) before the District Court in Mexico D.F. As of August 31, 2012, a resolution regarding this constitutional challenge has not been issued.

With respect to the second case, in April 2009, we filed a constitutional challenge (juicio de amparo) before the Circuit Court in Monterrey, Mexico, and in May 2009, we filed a denial of the CFC’s allegations. In November 2010, the Monterrey Circuit Court ordered the case to be heard by a District Court in Mexico City, Mexico claiming that it lacked appropriate jurisdiction. In December 2010, similar to the first case, the Mexico City District Court determined that CEMEX lacked standing with its constitutional challenge (juicio de amparo) since the notice of presumptive responsibility did not affect any of CEMEX’s rights; therefore, CEMEX should wait until the CFC concluded its proceeding and issued a final ruling before raising its constitutional challenge again. CEMEX filed an appeal before the Mexico City District Court to argue against such determination. On October 14, 2011, the CFC determined that the case should be closed due to a lack of evidence to impose any sanctions. Third parties subsequently filed an appeal before the CFC to reconsider its ruling. The CFC recently confirmed its resolution to not impose any sanctions due to a lack of evidence.

Antitrust Cartel Litigation in Germany. On August 5, 2005, Cartel Damages Claims, SA (the “CDC”), filed a lawsuit in the District Court in Düsseldorf, Germany against CEMEX Deutschland AG and other German cement companies. CDC originally sought €102 million (approximately U.S.$127.56 million as of August 31, 2012, based on an exchange rate of €0.7996 to U.S.$1.00) in respect of damage claims by 28 entities relating to alleged price and quota fixing by German cement companies between 1993 and 2002, which entities had assigned their claims to CDC. CDC is a Belgian company established by two lawyers in the aftermath of the German cement cartel investigation that took place from July 2002 to April 2003 by Germany’s Federal Cartel Office, with the express purpose of purchasing potential damages claims from cement consumers and pursuing those claims against the alleged cartel participants. In January 2006, another entity assigned alleged claims to CDC, and the amount of damages being sought by CDC increased to €113.5 million plus interest (approximately U.S.$141.95 million plus interest as of August 31, 2012, based on an exchange rate of €0.7996 to U.S.$1.00). On February 21, 2007, the District Court allowed this lawsuit to proceed without going into the merits of this case by issuing an interlocutory judgment. All defendants appealed, but the appeal was dismissed on May 14, 2008. The lawsuit will proceed in a court of first instance.

In the meantime, CDC acquired new claims by assignment and announced an increase in the claim to €131 million (approximately U.S.$163.83 million as of August 31, 2012, based on an exchange rate of €0.7996 to U.S.$1.00). As of August 31, 2012, we had accrued liabilities regarding this matter for an amount of approximately €20 million (approximately U.S.$25.01 million as of August 31, 2012, based on an exchange rate of €0.7996 to U.S.$1.00), plus an additional €8.07 million (approximately U.S.$10.09 million as of August 31, 2012, based on an exchange rate of €0.7996 to U.S.$1.00) as interest over the principal amount of the claim.

In the first hearing on the merits of this case that was held on March 1, 2012, the District Court in Düsseldorf, Germany revealed several preliminary considerations on relevant legal questions and allowed the parties to submit their plea and reply on May 21, 2012. The decision was expected to be issued on July 20, 2012, but on that date, the court decided to postpone such decision until October 30, 2012. As of August 31, 2012, we are unable to assess the likelihood of an adverse result or, because of the number of defendants, the potential damages that would be borne by us; however, if the final decision is adverse to us, it could have a material adverse impact on our business results.

Antitrust Cases in Egypt. On July 29, 2009, two Egyptian contractors filed separate lawsuits against four cement producers, including CEMEX Egypt, demanding compensation of 20 million Egyptian Pounds (approximately U.S.$3.28 million as of August 31, 2012, based on an exchange rate of Egyptian Pounds 6.0930 to U.S.$1.00) from the four cement producers, or approximately 5 million Egyptian Pounds (approximately U.S.$820,613.82 as of July 31, 2012, based on an exchange rate of Egyptian Pounds 6.0930 to U.S.$1.00) from each defendant. The plaintiffs are using a 2007 Egyptian court decision convicting all cement producers in Egypt, including CEMEX Egypt, of antitrust activities and price fixing as a precedent and as proof of their allegation.

On December 16, 2009, at the hearing for one of the cases, the plaintiffs requested the court to release CEMEX Egypt from the claim. On May 11, 2010, the court released CEMEX Egypt from the claim, and this case is now closed.

On April 24, 2010, at the hearing for the other case, the court decided to refer the matter back to the prosecutor’s office for further investigation and for a report on the investigations to be presented at the next hearing, which was held on January 11, 2011. Thereafter, this case was dismissed and all charges against CEMEX Egypt were dropped. The plaintiffs had 60 days to file their appeals, if any, to this ruling, which they subsequently filed before the Court of Cassation. As of August 31, 2012, the Court of Cassation has not yet scheduled the first hearing of cassation for this case.

These cases are the first of their kind in Egypt due to the recent enactment of the Law on Competition Protection and Prevention of Monopolistic Practices No. 3 in 2005. Even if we prevail in the ongoing case, these claims may have an adverse impact on us if they were to become a precedent and may create a risk of similar claims in the future.

Antitrust Cases in Florida. In October 2009, CEMEX Corp. and other cement and concrete suppliers were named as defendants in several purported class action lawsuits alleging price-fixing in Florida. The purported class action lawsuits are of two distinct types: The first type was filed by entities purporting to have purchased cement or ready-mix concrete directly from one or more of the defendants. The second group of plaintiffs are entities purporting to have purchased cement or ready-mix concrete indirectly from one or more of the defendants. Underlying all proposed suits is the allegation that the defendants conspired to raise the price of cement and concrete and hinder competition in Florida. On January 7, 2010, both groups of plaintiffs independently filed consolidated amended complaints substituting CEMEX, Inc. and some of its subsidiaries for the original defendant, CEMEX Corp. The corresponding CEMEX subsidiaries in the U.S. and the other defendants moved to dismiss the consolidated amended complaints. On October 12, 2010, the court granted in part the defendants’ motion, dismissing from the case all claims relating to cement and reducing the applicable time period of the plaintiffs’ claims. On October 29, 2010, the plaintiffs filed further amended complaints pursuant to the court’s decision. On December 2, 2010, the corresponding CEMEX subsidiaries in the U.S. moved to dismiss the amended complaint filed by the indirect purchaser plaintiffs based on lack of standing. The corresponding CEMEX subsidiaries in the United States also answered the complaint filed by the direct purchaser plaintiffs. On January 4, 2011, both the direct and indirect purchaser plaintiffs filed further amended complaints, which the corresponding CEMEX subsidiaries in the United States answered on January 18, 2011. In March 2011, the direct and indirect purchaser plaintiffs filed motions for certification under Federal Rule of Civil Procedure 54(b), seeking the entry of final judgment pursuant to the court’s October 12, 2010 order so they may appeal the dismissals to the Court of Appeals for the 11th Circuit. The court denied those motions on April 15, 2011. On September 21, 2011, both groups of plaintiffs filed motions for class certification. On January 3, 2012, the court denied both motions, ruling that the cases cannot proceed as class actions. On January 5, 2012, the court stayed both cases pending the resolution of any potential appeal of the court’s ruling denying the motions for class certification. On January 17, 2012, the plaintiffs in the action involving entities that purchased ready-mix concrete directly from one or more of the defendants filed a petition with the Eleventh Circuit Court of Appeals, requesting that the Eleventh Circuit exercise its discretion to immediately review the trial court’s decision denying their class certification motion. In early March 2012, the corresponding CEMEX subsidiaries in the United States and the other remaining defendants effected a settlement of both cases resulting in us having to pay approximately U.S.$460,000. The corresponding CEMEX subsidiaries in the United States did not admit any wrongdoing as part of the settlements and deny allegations of misconduct.

On October 26, 2010, CEMEX, Inc. received an Antitrust Civil Investigative Demand from the Office of the Florida Attorney General, which seeks documents and information in connection with an antitrust investigation by the Florida Attorney General into the ready-mix concrete industry in Florida. As of August 31, 2012, CEMEX is working with the Office of the Florida Attorney General to comply with the civil investigative demand, and it is unclear at this stage whether any formal proceeding will be initiated by the Office of the Florida Attorney General.

Environmental Matters

We are subject to a broad range of environmental laws and regulations in each of the jurisdictions in which we operate. These laws and regulations impose increasingly stringent environmental protection standards regarding, among other things, air emissions, wastewater discharges, the use and handling of hazardous waste or materials, waste disposal practices and the remediation of environmental damage or contamination. These standards expose us to the risk of substantial environmental costs and liabilities, including liabilities associated with divested assets and past activities, even conducted by prior owners or operators and, in some jurisdictions, without regard to fault or the lawfulness of the original activity.

To prevent, control and remediate environmental problems and maintain compliance with regulatory requirements, we maintain an environmental policy designed to monitor and control environmental matters. Our environmental policy requires each subsidiary to respect local laws and meet our own internal standards to minimize the use of non-renewable resources and the generation of hazardous and other wastes. We use processes that are designed to reduce the impact of our operations on the environment throughout all the production stages in all our operations worldwide. We believe that we are in substantial compliance with all material environmental laws applicable to us.

We regularly incur capital expenditures that have an environmental component or that are impacted by environmental regulations. However, we do not keep separate accounts for such mixed capital and environmental expenditures. Environmental expenditures that extend the life, increase the capacity, improve the safety or efficiency of assets or are incurred to mitigate or prevent future environmental contamination may be capitalized. Other environmental costs are expensed when incurred. For the year ended December 31, 2009, our environmental capital expenditures were not material. For the year ended December 31, 2010 and 2011, our sustainability capital expenditures (including our environmental expenditures and investments in alternative fuels and cementitious materials) were approximately U.S.$93 million and approximately U.S.$95 million, respectively. However, our environmental expenditures may increase in the future.

The following is a discussion of environmental regulations and related matters in our major markets.

Mexico. We were one of the first industrial groups in Mexico to sign an agreement with the Secretaría del Medio Ambiente y Recursos Naturales, (the “SEMARNAT”), the Mexican government’s environmental ministry, to carry out voluntary environmental audits in our 15 Mexican cement plants under a government-run program. In 2001, the Mexican environmental protection agency in charge of the voluntary environmental auditing program, the Procuraduría Federal de Protección al Ambiente (the “PROFEPA”), which is part of SEMARNAT, completed the audit of our cement plants and awarded all our plants a Certificado de Industria Limpia, or Clean Industry Certificate, certifying that our plants are in full compliance with environmental laws. The Clean Industry Certificates are subject to renewal every two years. As of July 31, 2012, our operating cement plants have Clean Industry Certificates or are in the process of renewing them. We expect the renewal of all currently expired Clean Industry Certificates.

For over a decade, the technology for recycling used tires into an energy source has been employed in our plants located in Ensenada and Huichapan. By the end of 2006, all our cement plants in Mexico were using tires as an alternative fuel. Municipal collection centers in the cities of Tijuana, Mexicali, Ensenada, Mexico City, Reynosa, Nuevo Laredo and Guadalajara currently enable us to recycle an estimated 10,000 tons of tires per year. Overall, approximately 15.20% of the total fuel used in our operating cement plants in Mexico during 2011 was comprised of alternative fuels.

Between 1999 and August 31, 2012, our operations in Mexico have invested approximately U.S.$92.15 million in the acquisition of environmental protection equipment and the implementation of the ISO 14001 environmental management standards of the International

Organization for Standardization (“ISO”). The audit to obtain the renewal of the ISO 14001 certification took place during January 2012. All our operating cement plants in Mexico have obtained the renewal of the ISO 14001 certification for environmental management systems.

On June 6, 2012 the General Law on Climate Change (Ley General de Cambio Climático) (the “Climate Change Law”) was published on the Mexican Official Gazette. The Climate Change Law establishes a legal framework to regulate policies for climate change mitigation and adaptation. Many important provisions require the development of secondary legislation, and depend on the publication of subsequent implementing regulations, which shall be taken within the twelve months following the publication of the Climate Change Law. Due to the secondary legislation not being developed and to corresponding regulations not being implemented, at this stage we don’t have sufficient information to determine if the measures that may be taken by the government in Mexico derived from Climate Change Law will cause or not have a material impact on our business or operations. For instance, the Law provides for the elaboration of a registry of the emissions that are generated by fixed sources. However, the detailed guidelines for reporting, including the scope and methodologies for calculation, shall be developed by implementing regulations yet to be developed. Companies that are bound to report their emissions and fail to do so or that report false information shall be fined. We do not expect any negative impact from this development as we already report our direct and indirect carbon dioxide emissions to SEMARNAT under a voluntary scheme. The Climate Change Law also allows for the establishment of specific greenhouse gas reduction targets in accordance with the respective contribution of each economic sector to the national greenhouse gas emissions. We cannot estimate at this time the impact that any measures related to this may have upon our operations in Mexico. Although the Law does not establish a program for emissions trading, it does vest on the Mexican federal government the power to create, authorize and regulate such a scheme, which may be voluntary of binding. We are observing closely the development of implementing regulations and cannot estimate at this time the impact that any measures related to this may have upon our operations in Mexico.

United States. Our operating subsidiaries in the United States are subject to a wide range of U.S. federal, state and local laws, regulations and ordinances dealing with the protection of human health and the environment. These laws are strictly enforced and can lead to significant monetary penalties for noncompliance. These laws regulate water discharges, noise, and air emissions, including dust, as well as the handling, use and disposal of hazardous and non-hazardous waste materials. These laws also create a shared liability by responsible parties for the cost of cleaning up or correcting releases to the environment of designated hazardous substances. We therefore may have to remove or mitigate the environmental effects of the disposal or release of these substances at our various operating facilities or elsewhere in the United States. We believe that our current procedures and practices for handling and managing materials are generally consistent with industry standards and legal and regulatory requirements, and that we take appropriate precautions to protect employees and others from harmful exposure to hazardous materials.

As of July 31, 2012, CEMEX, Inc. and its subsidiaries had accrued liabilities specifically relating to environmental matters in the aggregate amount of approximately U.S.$18.8 million. The environmental matters relate to (i) the disposal of various materials, in accordance with past industry practice, which might be categorized as hazardous substances or wastes, and (ii) the cleanup of sites used or operated by CEMEX, Inc., including discontinued operations, regarding the disposal of hazardous substances or wastes, either individually or jointly with other parties. Most of the proceedings are in the preliminary stages, and a final resolution might take several years. For purposes of recording the provision, CEMEX, Inc. considers that it is probable that a liability has been incurred and the amount of the liability is reasonably estimable, whether or not claims have been asserted, and without giving effect to any possible future recoveries. Based on information developed to date, CEMEX, Inc. does not believe it will be required to spend significant sums on these matters, in excess of the amounts previously recorded. The ultimate cost that might be incurred to resolve these environmental issues cannot be assured until all environmental studies, investigations, remediation work, and negotiations with, or litigation against, potential sources of recovery have been completed.

In 2007, the EPA launched a CAA enforcement initiative against the U.S. cement industry. The primary goal of the initiative is to assess the industry’s historic compliance with the CAA’s New Source Review program and to reduce emissions from the industry through the installation of add-on controls. CEMEX has actively engaged with the EPA on its investigations, which involve multiple CEMEX facilities, and has entered into two settlements involving a total of $3.4 million in civil penalties and a commitment to incur certain capital expenditures for pollution control equipment at its Victorville, California and Fairborn, Ohio plants. Although some of these proceedings are still in the initial stages, based on our past experience with such matters and currently available information, we believe, although we cannot assure you that such cases will not have a material impact on our business or operations.

In 2002, CEMEX Construction Materials Florida, LLC (formerly Rinker Materials of Florida, Inc.) (“CEMEX Florida”), a subsidiary of CEMEX, Inc., was granted a federal quarry permit and was the beneficiary of another federal quarry permit for the Lake Belt area in South Florida. The permit held by CEMEX Florida covered CEMEX Florida’s SCL and FEC quarries. CEMEX Florida’s Kendall Krome quarry is operated under the permit of which it was a beneficiary. The FEC quarry is the largest of CEMEX Florida’s quarries measured by volume of aggregates mined and sold. CEMEX Florida’s Miami cement mill is located at the SCL quarry and is supplied by that quarry, while the FEC and Kendall Krome quarries have supplied aggregates to CEMEX and third party users. In response to litigation brought by environmental groups concerning the manner in which the federal quarry permits were granted, in January 2009, the U.S. District Court for the Southern District of Florida ordered the withdrawal of the federal quarry permits of CEMEX Florida’s SCL, FEC and Kendall Krome quarries. The judge ruled that there were deficiencies in the procedures and analysis undertaken by the Army Corps of Engineers, or the Corps, in connection with the issuance of the permits. Upon appeal, on January 21, 2010, the Eleventh Circuit Court of Appeals affirmed the district court’s ruling withdrawing the federal quarry permits of the three CEMEX Florida quarries as well as other third-party federal quarry permits subject to the litigation. On January 29, 2010, the Corps completed a multi-year review commenced as a result of the above-mentioned litigation and issued a Record of Decision (ROD) supporting the issuance of new federal quarry permits for the FEC and SCL quarries. Excavation of new aggregates was stopped at the FEC and SCL quarries from January 20, 2009 until new permits were issued. The FEC permit was issued on February 3, 2010, and the SCL permit on February 18, 2010. The ROD also indicated that a number of potential environmental impacts must be addressed at the wetlands located at the Kendall Krome site before a new federal quarry permit may be issued for mining at that quarry. It is unclear how long it will take to fully address the Corps’ concerns regarding mining in the Kendall Krome wetlands. While no new aggregates will be quarried from wetland areas at Kendall Krome pending the resolution of the potential environmental issues, the FEC and SCL quarries will continue to operate. If CEMEX Florida were unable to maintain the new Lake Belt permits, CEMEX Florida would need to source aggregates, to the extent available, from other locations in Florida or import aggregates. This would likely affect operating income from our Florida operations. Any adverse impacts on the Florida economy arising from the cessation or significant restriction of quarrying operations in the Lake Belt area could also have a material adverse effect on our financial results.

In 2006 the State of California adopted the Global Warming Solutions Act (Assembly Bill 32) setting into law a goal to reduce the State’s carbon dioxide emissions to 1990 levels by 2020. As part of the measures derived from AB32 the California Air Resources Board developed a cap-and-trade program, to be enforced from 2013, that covers most industrial sources of greenhouse gas emissions in the State, including cement production facilities. The program involves allocating a number of allowances free of charge to covered installations which must subsequently surrender back to the regulator a number of allowances and accepted offset credits matching their verified emissions during the compliance period. We expect that our Victorville cement plant will receive enough free allowances to operate during the first compliance period (2013-2014).

Europe. In Great Britain, future expenditure on closed and current landfill sites has been assessed and quantified over the period in which the sites are considered to have the potential to cause environmental harm, generally consistent with the regulatory view of up to 60 years from the date of closure. The assessed expenditure relates to the costs of monitoring the sites and the installation, repair and renewal of environmental infrastructure. The costs have been quantified on a net present value basis in the amount of approximately £131.3 million (approximately U.S.$207.26 million as of August 31, 2012, based on an exchange rate of £0.6335 to U.S.$1.00) as of December 31, 2011, and we made an accounting provision for this amount at December 31, 2011.

In 2003, the European Union adopted a directive in order to help it fulfill its commitments under the Kyoto Protocol on climate change. This directive defines and establishes a GHG emissions allowance trading scheme within the European Union, i.e., it caps carbon dioxide emissions from installations involved in energy activities, the production and processing of ferrous metals, the cement and lime industries and the pulp, paper and board production businesses. Installations in these sectors have to monitor their emissions of CO2 and surrender every year allowances (the right to emit one metric ton of CO2) that cover their emissions. Allowances are issued by member states according to their National Allocation Plans, or NAPs. The NAPs not only set the total number of allowances for a given phase, but also define how they are allocated among participating installations. So far, most allowances have been allocated for free, but some member states sell up to 10% of their total allowance volume in auctions or on exchanges. Allowances are tradable so as to enable companies that manage to reduce their emissions to sell their excess allowances to companies that exceed their allocated quota. Failure to meet the emissions caps can subject a company to heavy penalties.

Companies can also use credits issued under the flexible mechanisms of the Kyoto protocol to fulfill their European obligations. Credits for emission reduction projects obtained under these mechanisms are recognized, up to specified levels, under the ETS as allowance substitutes. The main source of those credits are projects registered under the so-called Clean Development Mechanism (“CDM”), but Joint Implementation (“JI”) credits are also eligible; the difference between these credits is dependent on which country is hosting the project: CDM projects are implemented in developing countries, JI projects in developed ones.

As required by the directive, each of the member states established a NAP that defines the free allocation to each industrial facility for Phase II (2008 through 2012). Although the overall yearly volume of allowances in Phase II is significantly lower than that during Phase I of the ETS (2005-2007), we do not see any significant risk that CEMEX will be short of allowances in Phase II. This assessment stems from various factors, notably a reasonable allocation policy in some countries, our efforts to reduce emissions per unit of clinker produced, reduced demand for our products due to the current economic circumstances, and the use of several risk-free financial instruments. We expect to be a net seller of allowances over Phase II. In addition, we are actively pursuing a strategy aimed at generating additional emission credits through the implementation of CDM projects in Latin America, North Africa and Southeast Asia.

The allocations made to our installations in Spain, United Kingdom, Germany, Poland and Latvia allow us to foresee a reasonable availability of allowances.

In the case of the United Kingdom, Germany, Poland and Latvia, NAPs have been approved by the European Commission, and allowances have been issued to our existing installations.

On January 9, 2009, we received a positive answer from United Kingdom authorities to a request we filed in late 2008 to retain the allocation of allowances for our Barrington plant after this facility was mothballed in November 2008 and its production moved to our South Ferriby plant.

On May 18, 2009, the Environment Ministry of the Republic of Latvia published the amount of allocation of EUAs from the New Entrants Reserve to our Broceni plant expansion project. On April 18, 2012, following a successful appeal by the Latvian Government against the European Commission’s rejection of the initial version of the Latvian NAP, the Ministry of Environmental Protection and Regional Development of the Republic of Latvia adopted the Decision No. 46 increasing the allocation to our Broceni plant.

On May 29, 2007, the Polish government filed an appeal before the Court of First Instance in Luxembourg regarding the European Commission’s rejection of the initial version of the Polish NAP. The Polish government has issued allowances at the level already accepted by the European Commission, which is lower than the Polish government proposal by 76 million EUA per year. However, on September 23, 2009, the same Court annulled the European Commission’s decision that reduced the number of EUAs in the Polish NAP. The Court found that such reduction was not justified, arguing that the European Commission should not ignore the historical and forecasted data that Poland used to establish the basis of the NAP allocation. On March 19, 2010, the European Commission and the government of Poland reached an agreement to maintain the originally approved cap for 2010 through 2012 (the remainder of the EU ETS Phase II period). On December 4, 2009, the European Commission appealed the Court of First Instance in Luxembourg’s decision to the European Supreme Court, as its resolution could impact similar cases against the European Commission raised by other Eastern European member states. On March 29, 2012, the European Supreme Court issued the final judgement in the case in favor of Poland, dismissing the European Commission’s appeal. Taking into account the agreement on an approved cap for 2010 through 2012 reached between the European Commission and the government of Poland on March 19, 2010, the Court of First Instance in Luxembourg’s decision has no impact on Poland’s CO2 allowances in the EU ETS Phase II period.

Croatia has implemented an emissions trading scheme designed to be compatible with the one in force in the European Union, although no emission allowances can be exchanged between the two schemes. The first period of compliance is 2010-2012, and the final NAP was published in July 2009. We do not expect the commencement of the Croatian emissions trading scheme to substantially affect our overall position, particularly as the allocation to CEMEX Croatia is larger than previously anticipated.

In December 2008, the European Commission, Council and Parliament reached an agreement on a new Directive that will govern emissions trading after 2012. One of the main features of the Directive is that a European-wide benchmark will be used to allocate free allowances among installations in the cement sector, according to their historical clinker production.

On April 27, 2011, the European Commission adopted a Decision that states the rules, including the benchmarks of greenhouse gas emissions performance, to be used by the Member States in calculating the number of allowances to be annually allocated for free to industrial sectors (such as cement) that are deemed to be exposed to the risk of “carbon leakage”. Based on the criteria contained in the adopted Decision we expect that the aggregate amount of allowances that will be annually allocated for free to CEMEX in Phase III of the ETS (2013 – 2020) will be sufficient to operate.

Despite having already sold a substantial amount of allowances for Phase II, we believe the overall volume of transactions is justified by our conservative emissions forecast, the stream of offset credits coming from our CDM projects and our expected long position in the initial years of Phase III, meaning that the risk of having to buy allowances in the market in the remainder of Phase II is very low. As of August 31, 2012, the price of carbon dioxide allowances for Phase II on the spot market was approximately €7.99 per ton (approximately U.S.$9.99 as of August 31, 2012, based on an exchange rate of €0.7996 to U.S.$1.00). We are taking measures intended to minimize our exposure to this market, while continuing to supply our products to our customers.

Tariffs

The following is a discussion of tariffs on imported cement in our major markets.

Mexico. Mexican tariffs on imported goods vary by product and have historically been as high as 100%. In recent years, import tariffs have been substantially reduced and currently range from none at all for raw materials to over 20% for finished products, with an average weighted tariff of approximately 3.7%. As a result of the North American Free Trade Agreement, or NAFTA, as of January 1, 1998, the tariff on cement imported into Mexico from the United States or Canada was eliminated. However, a tariff in the range of 7% ad valorem will continue to be imposed on cement produced in all other countries unless tariff reduction treaties are implemented or the Mexican government unilaterally reduces that tariff. While the reduction in tariffs could lead to increased competition from imports in our Mexican markets, we anticipate that the cost of transportation from most producers outside Mexico to central Mexico, the region of highest demand, will remain a barrier to entry.

United States. There are no tariffs on cement imported into the United States from any country, except Cuba and North Korea.

Europe. Member countries of the European Union are subject to the uniform European Union commercial policy. There is no tariff on cement imported into a country that is a member of the European Union from another member country or on cement exported from a European Union country to another member country. For cement imported into a member country from a non-member country, the tariff is currently 1.7% of the customs value. Any country with preferential treatment with the European Union is subject to the same tariffs as members of the European Union. Most Eastern European producers exporting cement into European Union countries currently pay no tariff.

Tax Matters

Mexico. Pursuant to amendments to the Mexican Income Tax Law (Ley del Impuesto sobre la Renta), which became effective on January 1, 2005, Mexican companies with direct or indirect investments in entities incorporated in foreign countries, whose income tax liability in those countries is less than 75% of the income tax that would be payable in Mexico, were required to pay taxes in Mexico on passive income, such as dividends, royalties, interest, capital gains and rental fees obtained by such foreign entities, except for income derived from entrepreneurial activities in such countries, which is not subject to tax under these amendments. We filed two motions in the Mexican federal courts challenging the constitutionality of the January 1, 2005 amendments to the Mexican Income Tax Law. Although we had obtained a favorable ruling from the lower Mexican federal court, on September 9, 2008, the Mexican Supreme Court, on appeal, ruled against our constitutional challenge of the controlled foreign corporation tax rules in effect in Mexico for tax years 2005 to 2007. Because the Mexican Supreme Court’s decision did not pertain to an amount of taxes due or other tax obligations, we had the right to self-assess any taxes due through the submission of amended tax returns. On March 1, 2012, we self-assessed the taxes corresponding to the 2005 tax year for a total amount, inclusive of surcharges and carry-forward charges, of approximately Mexican Ps4.6 billion (approximately U.S.$348.48 million as of August 31, 2012, based on an exchange rate of Mexican Ps13.20 to U.S.$1.00), of which 20%, equivalent to approximately Mexican Ps928 million (approximately U.S.$70.30 million as of August 31, 2012, based on an exchange rate of Mexican Ps13.20 to U.S.$1.00), was paid in connection with the submission of amended tax returns, which were filed on March 1, 2012. The remaining 80% of such total amount is due in January 2013, plus additional surcharges and carry-forward charges if we elect to extend the payment date and pay in thirty-six monthly instalments, which can be prepaid at our option. Additionally, on July 5, 2012, we self-assessed the taxes corresponding to the 2006 tax year for a total amount, inclusive of surcharges and carry-forward charges, of approximately Mexican Ps1.1 billion (approximately U.S.$83.33 million as of August 31, 2012, based on an exchange rate of Mexican Ps13.20 to U.S.$1.00), of which 20%, equivalent to approximately Mexican Ps221 million (approximately U.S.$16.74 million as of August 31, 2012, based on an exchange rate of Mexican Ps13.20 to U.S.$1.00), was paid in connection with the submission of amended tax returns, which were filed on July 5, 2012. The remaining 80% of such total amount is due in July 2013, plus additional surcharges and carry-forward charges if we elect to extend the payment date and pay in thirty-six monthly instalments, which can be prepaid at our option. We believe we have adequate provisions to cover self-assessments for the years 2005 and 2006. For the 2007 tax year, there is no tax due. The tax authorities in Mexico agreed with our self-assessment and with the procedure to determine the taxes due for the 2005 and 2006 tax years and, as a result, the tax authorities in Mexico may not assess additional amounts of taxes past due for those years. The Mexican Income Tax Law was again amended in 2008, as a result of which we do not expect any material adverse effect from the controlled foreign corporation tax rules for years subsequent to 2007.

The Mexican Congress approved several amendments to the Mexican Asset Tax Law (Ley del Impuesto al Activo) that came into effect on January 1, 2007. As a result of such amendments, all Mexican corporations, including us, were no longer allowed to deduct liabilities from calculation of the asset tax. We believed that the Asset Tax Law, as amended, was against the Mexican Constitution. We challenged the Asset Tax Law through appropriate constitutional action (juicio de amparo), and the Mexican Supreme Court ruled that the reform did not violate the Mexican Constitution. In addition, the Mexican Supreme Court ordered the lower courts to resolve all pending proceedings based upon criteria provided by the Mexican Supreme Court. However, we will not be affected by this resolution since we have already calculated and paid the applicable asset tax in accordance with the Mexican Asset Tax Law.

The asset tax was imposed at a rate of 1.25% on the value of most of the assets of a Mexican corporation. The asset tax was “complementary” to the corporate income tax (impuesto sobre la renta) and, therefore, was payable only to the extent it exceeded payable income tax.

In 2008, the Asset Tax Law was abolished and a new applicable to all Mexican corporations was enacted, known as the Impuesto Empresarial a Tasa Única (Single Rate Corporate Tax), which is a form of alternative minimum tax.

In November 2009, the Mexican Congress approved a general tax reform, effective as of January 1, 2010. Specifically, the tax reform requires CEMEX to retroactively pay Additional Consolidation Taxes. This tax reform requires CEMEX to pay taxes on certain previously exempt intercompany dividends, certain other special tax items and operating losses generated by members of the consolidated tax group not recovered by the individual company generating such losses within the succeeding 10-year period, which may have a material adverse effect on our cash flow, financial condition and net income. The Additional Consolidation Taxes must be paid over a five-year time period. This tax reform also increased the statutory income tax rate from 28% to 30% for the years 2010 to 2012, then lowered it to 29% for 2013 and 28% for 2014 and future years.

For the 2010 fiscal year, CEMEX was required to pay (at the new, 30% tax rate) 25% of the Additional Consolidation Taxes for the period between 1999 and 2004, with the remaining 75% payable as follows: 25% in 2011, 20% in 2012, 15% in 2013 and 15% in 2014. Additional Consolidation Taxes arising after the 2004 tax year are taken into account in the sixth fiscal year after such year and are payable over the succeeding five years in the same proportions (25%, 25%, 20%, 15% and 15%). Applicable taxes payable as a result of this tax reform are increased by inflation adjustments as required by Mexican Income Tax Law (Ley del Impuesto Sobre la Renta). In connection with these changes in the tax consolidation regime in Mexico, as of December 31, 2009, we recognized a liability of approximately Ps10.5 billion (approximately U.S.$795.45 million as of August 31, 2012, based on an exchange rate of Ps13.20 to U.S.$1.00), of which approximately Ps8.2 billion (approximately U.S.$621.21 million as of August 31, 2012, based on an exchange rate of Mexican Ps13.20 to U.S.$1.00) was recognized under “Other non-current assets” in connection with the net liability recognized under the new tax law and that we expect to realize in connection with the payment of this tax liability, and approximately Ps2.2 billion (approximately U.S.$166.67 million as of August 31, 2012, based on an exchange rate of Ps13.20 to U.S.$1.00) was recognized against “Retained earnings” upon adoption of IFRS according to the new law, related to: (a) the difference between the sum of the equity of the controlled entities for tax purposes and the equity for tax purposes of the consolidated entity; (b) dividends from the controlled entities for tax purposes to CEMEX, S.A.B. de C.V.; and (c) other transactions among the companies included in the tax consolidation group that represented the transfer of resources within such group.

On February 15, 2010, we filed a constitutional challenge (juicio de amparo) against the January 1, 2010 tax reform described above. As of June 3, 2011, we were notified of a favorable verdict at the first stage of the trial; the Mexican tax authorities subsequently filed an appeal (recurso de revisión) before the Mexican Supreme Court, which is pending.

On March 31, 2010, additional tax rules (miscelanea fiscal) were published in connection with the general tax reform approved by the Mexican Congress in November 2009. These new rules provide certain taxpayers with benefits arising from the years 1999 to 2004.

On June 30, 2010, CEMEX paid approximately Ps325 million (approximately U.S.$24.36 million as of July 31, 2012, based on an exchange rate of Ps13.34 to U.S.$1.00) of Additional Consolidation Taxes. This first payment represented 25% of the Additional Consolidation Taxes for the “1999 to 2004” period. On March 31, 2011, CEMEX made a second payment of approximately Ps506 million (approximately U.S.$38.33 million as of August 31, 2012, based on an exchange rate of Ps13.20 to U.S.$1.00). This second payment, together with the first payment, represented 50% of the Additional Consolidation Taxes for the “1999-2004” period, and also included the first payment of 25% of the Additional Consolidation Taxes for the “2005” period. As of December 31, 2011, our estimated payment schedule of taxes payable resulting from changes in the tax consolidation regime was as follows: approximately Ps698 million in 2012 (approximately U.S.$52.88 million as of August 31, 2012, based on an exchange rate of Ps$13.20 to U.S.$1.00), which was paid on March 30, 2012; approximately Ps693 million (approximately U.S.$52.5 million as of August 31, 2012, based on an exchange rate of Ps$13.20 to U.S.$1.00) in 2013; approximately Ps2 billion (approximately U.S.$151.15 million as of August 31, 2012, based on an exchange rate of Ps$13.20 to U.S.$1.00) in 2014; and approximately Ps9 billion (approximately U.S.$681.81 million as of August 31, 2012, based on an exchange rate of Ps$13.20 to U.S.$1.00) in 2015 and thereafter. As of December 31, 2011, we have paid an aggregate amount of approximately Ps831 million (approximately U.S.$62.95 million as of August 31, 2012, based on an exchange rate of Ps$13.20 to U.S.$1.00) of Additional Consolidation Taxes.

In December 2010, pursuant to certain additional rules, the tax authorities granted the option to defer the calculation and payment of certain items included in the law in connection with the taxable amount for the difference between the sum of the equity of controlled entities for tax purposes and the equity of the consolidated entity for tax purposes. As a result, CEMEX reduced its estimated tax payable by approximately Ps2.9 billion (approximately U.S.$219.69 million as of August 31, 2012, based on an exchange rate of Ps13.20 to U.S.$1.00) against a credit to the income statement when the new tax enactment took place. In addition, after accounting for the following that took place in 2010: (a) cash payments of Ps325 million (approximately U.S.$24.62 million as of August 31, 2012, based on an exchange rate of Ps13.20 to U.S.$1.00); (b) income tax from subsidiaries paid to the parent company of Ps2.4 billion (approximately U.S.$181.81 million as of August 31, 2012, based on an exchange rate of Ps13.20 to U.S.$1.00); and (c) other adjustments of Ps358 million (approximately U.S.$27.12 million as of August 31, 2012, based on an exchange rate of Ps13.20 to U.S.$1.00), the estimated tax payable for tax consolidation in Mexico amounted to approximately Ps10.1 billion (approximately U.S.$765.15 million as of August 31, 2012, based on an exchange rate of Ps13.20 to U.S.$1.00) as of December 31, 2010. Furthermore, after accounting for the following that took place in 2011: (a) cash payments in the amount of Ps506 million (approximately U.S.$38.33 million as of August 31, 2012, based on an exchange rate of Ps13.20 to U.S.$1.00); (b) income tax from subsidiaries paid to the parent company of Ps2.3 billion (approximately U.S.$174.24 million as of August 31, 2012, based on an exchange rate of Ps13.20 to U.S.$1.00); and (c) other adjustments of Ps485 million (approximately U.S.$36.74 million as of August 31, 2012, based on an exchange rate of Ps13.20 to U.S.$1.00), the estimated tax payable for tax consolidation in Mexico increased to approximately Ps12.4 billion (approximately U.S.$939.39 million as of August 31, 2012, based on an exchange rate of Ps13.20 to U.S.$1.00) as of December 31, 2011.

On January 21, 2011, the Mexican tax authorities notified CEMEX, S.A.B. de C.V. of a tax assessment for approximately Ps995.6 million (approximately U.S.$75.42 million as of August 31, 2012 based on an exchange rate of Ps13.20 to U.S.$1.00) pertaining to the 2005 tax year. The tax assessment is related to the corporate income tax in connection with the tax consolidation regime. As a result of a tax reform in 2005, instead of deducting purchases, the law allowed for the cost of goods sold to be deducted. However, since there were inventories as of December 31, 2004, a transition provision of the law allowed for the inventory to be accumulated as income (thus reversing the deduction via purchases) and then deducted from 2005 onwards as cost of goods sold. In order to compute the income resulting from the inventories in 2004, the law allowed this income to be offset against accumulated tax losses of some subsidiaries. The authorities argued that because of this offset, the right to use such losses at the consolidated level had been lost and, therefore, CEMEX had to increase its consolidated income or decrease its consolidated losses. CEMEX believes that there is no legal support for the conclusion of the authority and, on March 29, 2011, CEMEX challenged the assessment before the tax court.

On November 16, 2011, Mexican tax authorities notified Centro Distribuidor de Cemento, S.A. de C.V. and Mexcement Holdings, S.A. de C.V., both indirect subsidiaries of CEMEX, S.A.B. de C.V., of tax assessments, related to direct and indirect investments in entities considered to be preferential tax regimens for tax year 2004, in the amount of approximately Ps1.3 billion (approximately U.S.$98.48 million as of August 31, 2012, based on an exchange rate of Ps13.20 to U.S.$1.00) and approximately Ps759 million (approximately U.S.$57.5 million as of August 31, 2012, based on an exchange rate of Ps13.20 to U.S.$1.00).

On February 3, 2012, Centro Distribuidor de Cemento, S.A. de C.V. and Mexcement Holdings, S.A. de C.V. filed a claim against the November 16, 2011 assessments.

United States. As of August 16, 2012, our U.S. subsidiaries and the Internal Revenue Service (IRS) have reached a resolution regarding the income tax audits for the years 2005 through 2009 and also tax losses to applicable prior years to recover taxes previously paid. CEMEX expects a net refund from the IRS of approximately U.S.$25 million. CEMEX expects that the IRS audits for the years 2005 through 2009 will be settled and processed by December 31, 2012. In connection with this resolution, CEMEX expects to owe additional state and local income taxes and interest resulting from the IRS audit adjustments. The IRS has recently commenced an audit of years 2010 and 2011. CEMEX believes it has adequately reserved for these matters and that the amounts are not expected to be material to our financial results. However, we can not assure you that the outcome will not require further provisions for taxes.

Colombia. On November 10, 2010, the Colombian Tax Authority (Dirección de Impuestos) notified CEMEX Colombia of a proceeding (requerimiento especial) in which the Colombian

Tax Authority rejected certain tax losses taken by CEMEX Colombia in its 2008 year-end tax return. In addition, the Colombian Tax Authority assessed an increase in taxes to be paid by CEMEX Colombia in the amount of approximately 43 billion Colombian Pesos (approximately U.S.$23.49 million as of August 31, 2012, based on an exchange rate of 1,830.50 Colombian Pesos to U.S.$1.00) and imposed a penalty in the amount of approximately 69 billion Colombian Pesos (approximately U.S.$37.69 million as of August 31, 2012, based on an exchange rate of 1,830.50 Colombian Pesos to U.S.$1.00). The Colombian Tax Authority argues that CEMEX Colombia is limited in its use of prior year tax losses to 25% of such losses per subsequent year. We believe that the tax provision that limits the use of prior year tax losses does not apply in the case of CEMEX Colombia because the applicable tax law was repealed in 2006. Furthermore, we believe that the Colombian Tax Authority is no longer able to review the 2008 tax return because the time to review such returns has already expired pursuant to Colombian law. In February 2011, CEMEX Colombia presented its arguments to the Colombian Tax Authority. On July 27, 2011, the Colombian Tax Authority issued its final determination, which confirmed the information in the November 10, 2010 proceeding notice (requerimiento especial). The official assessment was appealed by CEMEX Colombia on September 27, 2011, and the Colombian Tax Authority has one year to resolve the appeal. On July 31, 2012, the Colombian Tax Authority notified CEMEX Colombia of the resolution confirming the official liquidation. CEMEX Colombia has until November 30, 2012 to file a lawsuit challenging the official assessment issued by the Colombian Tax.

On April 1, 2011, the Colombian Tax Authority notified CEMEX Colombia of a proceeding notice (requerimiento especial) in which the Colombian Tax Authority rejected certain deductions taken by CEMEX Colombia in its 2009 year-end tax return. The Colombian Tax Authority assessed an increase in taxes to be paid by CEMEX Colombia in the amount of approximately 90 billion Colombian Pesos (approximately U.S.$49.16 million as of August 31, 2012, based on an exchange rate of 1,830.50 Colombian Pesos to U.S.$1.00) and imposed a penalty in the amount of approximately 144 billion Colombian Pesos (approximately U.S.$78.67 million as of August 31, 2012, based on an exchange rate of 1,830.50 Colombian Pesos to U.S.$1.00). The Colombian Tax Authority argues that certain expenses are not deductible for fiscal purposes because they are not linked to direct revenues recorded in the same fiscal year, without taking into consideration that future revenue will be taxed with income tax in Colombia. CEMEX Colombia responded to the proceeding notice (requerimiento especial) on June 25, 2011. On December 15, 2011, the Colombian Tax Authority issued its final determination, which confirmed the information in the special proceeding. CEMEX Colombia appealed the final determination on February 15, 2012 and the Colombian Tax Authority has one year to resolve the appeal.

At this stage, we are not able to assess the likelihood of an adverse result or potential damages which could be borne by CEMEX Colombia in either of the special proceedings described above, but if adversely resolved, they could have a material adverse impact on our financial results.

Other Legal Proceedings

Expropriation of CEMEX Venezuela and ICSID Arbitration. On August 18, 2008, Venezuelan officials took physical control of the facilities of CEMEX Venezuela, following the issuance of several governmental decrees purporting to authorize the takeover by the government of Venezuela of all of CEMEX Venezuela’s assets, shares and business. Around the same time, the Venezuelan government removed the board of directors of CEMEX

Venezuela and replaced its senior management. On October 16, 2008, CEMEX Caracas, which held a 75.7% interest in CEMEX Venezuela, filed a request for arbitration against the government of Venezuela before the International Centre for Settlement of Investment Disputes, or ICSID, seeking relief for the expropriation of their interest in CEMEX Venezuela. In the ICSID proceedings against Venezuela, CEMEX Caracas was seeking: (a) a declaration that the government of Venezuela was in breach of its obligations under a bilateral investment treaty between the Netherlands and Venezuela (the “Treaty”), the Venezuelan Foreign Investment Law and customary international law; (b) an order that the government of Venezuela restore to CEMEX Caracas their interest in, and control over, CEMEX Venezuela; (c) in the alternative, an order that the government of Venezuela pay CEMEX Caracas full compensation with respect to its breaches of the Treaty, the Venezuelan Foreign Investment Law and customary international law, in an amount to be determined in the arbitration, together with interest at a rate not less than LIBOR, compounded until the time of payment; and (d) an order that the government of Venezuela pay all costs of and associated with the arbitration, including CEMEX Caracas’s legal fees, experts’ fees, administrative fees and the fees and expenses of the arbitral tribunal. The ICSID Tribunal was constituted on July 6, 2009. The arbitral tribunal issued its decision in favor of jurisdiction on December 30, 2010.

Separately, the government of Venezuela had claimed that three cement transportation vessels, which the former CEMEX Venezuela transferred to a third party before the expropriation, continue to be the property of the former CEMEX Venezuela and obtained interim measures before Venezuelan courts barring further transfer or disposition of those vessels. The government of Venezuela attempted to enforce these interim measures in the courts of Panama, and on October 13, 2010, the Panamanian Supreme Civil Court confirmed its prior rejection of such attempt to give the Venezuelan interim measures legal effect in Panama. In December of 2010, the Venezuelan Attorney General’s office filed a complaint before the Maritime Court of the First Instance, Caracas, again seeking an order for the transfer of the vessels and damages for the allegedly unlawful deprivation of Venezuela’s use and enjoyment of the vessels.

On November 30, 2011, following negotiations with the government of Venezuela and its public entity Corporación Socialista de Cemento, S.A., a settlement agreement was reached between CEMEX Caracas and the government of Venezuela that closed on December 13, 2011. Under this settlement agreement, CEMEX Caracas received compensation for the expropriation of CEMEX Venezuela in the form of (i) a cash payment of approximately U.S.$240 million and (ii) notes issued by PDVSA which nominal value and interest income to maturity totaled U.S.$360 million. Additionally, as part of the settlement, claims, including the above referenced claim regarding the three transportation vessels, among all parties and their affiliates were released, and all intercompany payments due (approximately U.S.$154 million) from or to CEMEX Venezuela to and from CEMEX affiliates, as the case may be, were cancelled. As a result of this settlement agreement, CEMEX Caracas and the government of Venezuela agreed to withdraw its ICSID arbitration.

Colombian Construction Claims. On August 5, 2005, the Urban Development Institute (Instituto de Desarrollo Urbano) and an individual filed a lawsuit in the Fourth Anti-Corruption Court of Bogotá (Fiscalía Cuarta Anticorrupción de Bogotá) against a subsidiary of CEMEX Colombia, S.A. claiming that it was liable, along with the other members of the Asociación Colombiana de Productores de Concreto, or ASOCRETO, a union formed by all the ready-mix concrete producers in Colombia, for the premature distress of the roads built for the mass public transportation system of Bogotá using ready-mix concrete supplied by CEMEX Colombia and other ASOCRETO members. The plaintiffs allege that the base material supplied for the road construction failed to meet the quality standards offered by CEMEX Colombia and the other ASOCRETO members and/or that they provided insufficient or inaccurate information in connection with the product. The plaintiffs seek the repair of the roads in a manner which guarantees their service during the 20-year period for which they were originally designed, and estimate that the cost of such repair will be approximately 100 billion Colombian Pesos (approximately U.S.$54.62 million as of August 31, 2012, based on an exchange rate of 1,830.50 Colombian Pesos to U.S.$1.00). The lawsuit was filed within the context of a criminal investigation of two ASOCRETO officers and other individuals, alleging that the ready-mix concrete producers were liable for damages if the ASOCRETO officers were criminally responsible. On January 21, 2008, CEMEX Colombia was subject to a judicial order, issued by the court, sequestering a quarry called El Tunjuelo, as security for a possible future money judgment to be rendered against CEMEX Colombia in these proceedings. The court determined that in order to lift this attachment and prevent further attachments, CEMEX Colombia was required within a period of ten days to deposit with the court in cash 337.8 billion Colombian Pesos (approximately U.S.$184.53 million as of August 31, 2012, based on an exchange rate of 1,830.50 Colombian Pesos to U.S.$1.00), instead of being allowed to post an insurance policy to secure such recovery. CEMEX Colombia asked for reconsideration, and the court allowed CEMEX to present an insurance policy. Nevertheless, CEMEX appealed this decision, in order to reduce the amount of the insurance policy, and also requested that the guarantee be covered by all defendants in the case. On March 9, 2009, the Superior Court of Bogotá reversed this decision, allowing CEMEX to offer a security in the amount of 20 billion Colombian Pesos (approximately U.S.$10.92 million as of August 31, 2012, based on an exchange rate of 1,830.50 Colombian Pesos to U.S.$1.00). CEMEX gave the aforementioned security, and on July 27, 2009, the Superior Court of Bogotá lifted the attachment on the quarry. One of the plaintiffs appealed this decision, but the Supreme Court of Bogotá confirmed the lifting of the attachment. At this stage, as of August 31, 2012, we are not able to assess the likelihood of an adverse result or, because of the number of defendants, the potential damages which could be borne by CEMEX Colombia. The preliminary hearing to dismiss was unsuccessful and the final argument stage concluded on August 28, 2012. We expect for a final resolution to be made by the end of 2012. CEMEX Colombia has not recorded any accounting provisions as it feels it has sufficient arguments to overcome this action, but if adversely resolved it could have a material negative effect on our results of operation.

As a consequence of the prematurely faulty paving stones of “Transmilenio—Autopista Norte” in Colombia, six citizen actions were brought against CEMEX Colombia. The Colombian Administrative Court nullified five of such actions and currently, only the popular action brought by the citizen Félix Ocampo, remains outstanding. In addition, the Urban Development Institute (Instituto de Desarrollo Urbano) filed another popular action alleging that CEMEX Colombia made deceiving advertisements on the characteristics of the fluid filling of the material used. In the “Transmilenio—Autopista Norte” project, CEMEX Colombia participated solely and exclusively as supplier of the fluid filling and ready-mix concrete, which were delivered and received to satisfaction of the contractor, fulfilling all the required technical specifications. Likewise, CEMEX Colombia did not participate nor had any responsibility on the design, materials and their corresponding technical specifications.

Croatian Concession Litigation. After an extended consultation period, in April 2006, the cities of Kaštela and Solin in Croatia published their respective Master (physical) Plans defining the development zones within their respective municipalities, adversely impacting the mining concession granted to Cemex Hrvatska d.d., or CEMEX Croatia, our subsidiary in Croatia, by the Government of Croatia in September 2005. During the consultation period, CEMEX Croatia submitted comments and suggestions to the Master Plans, but these were not taken into account or incorporated into the Master Plans by Kaštela and Solin. Most of these comments and suggestions were intended to protect and preserve the rights of CEMEX Croatia’s mining concession. Immediately after publication of the Master Plans, CEMEX Croatia filed a series of lawsuits and legal actions before the local and federal courts to protect its acquired rights under the mining concessions including: (i) on May 17, 2006, a constitutional appeal before the constitutional court in Zagreb, seeking a declaration by the court concerning CEMEX Croatia’s constitutional claim for decrease and obstruction of rights earned by investment, and seeking prohibition of implementation of the Master Plans; this appeal is currently under review by the Constitutional Court in Croatia, and we cannot predict when it will be resolved; and (ii) on May 17, 2006, an administrative proceeding seeking a declaration from the Government of Croatia confirming that CEMEX Croatia acquired rights under the mining concessions. The ruling of the Croatian administrative body confirms that CEMEX Croatia acquired rights according to the previous decisions. The Administrative Court in Croatia has ruled in favor of CEMEX Croatia, validating the legality of the mining concession granted to CEMEX Croatia by the Government of Croatia, in September 2005. As of August 31, 2012, we have not been notified of an official declaration from the Constitutional Court regarding an open question that CEMEX Croatia has formally made as to whether the cities of Solin and Kaštela, within the scope of their Master Plans, can unilaterally change the borders of exploited fields. We believe that a declaration of the Constitutional Court will enable us to seek compensation for the losses caused by the proposed border changes.

Florida Litigation Relating to the Brooksville South Project. In November 2008, AMEC/Zachry, the general contractor for the Brooksville South expansion project in Florida, filed a lawsuit against CEMEX Florida in Florida State Court in Orlando (Complex Commercial Litigation Division), alleging delay damages, seeking an equitable adjustment to the Design/Build contract and payment of change orders. AMEC/Zachry seeks U.S.$60 million as compensation. In February 2009, AMEC/Zachry filed an amended complaint asserting a claim by AMEC E&C Services, Inc. against CEMEX Materials, LLC (“CEMEX Materials”) as the guarantor of the Design/Build contract. CEMEX Florida answered the suit, denying any breach of contract and asserting affirmative defenses and counterclaims against AMEC/Zachry for breach of contract. CEMEX Florida also asserted certain claims against AMEC, plc as the guarantor for the contract and FLSmidth, Inc. (“FLS”) as the equipment manufacturer. FLS filed a variety of motions challenging CEMEX Florida’s claims against FLS. Based upon the court rulings on FLS’s motions, on July 16, 2010, CEMEX Florida amended its counterclaim against AMEC/Zachry and its crossclaim against FLS. CEMEX Florida asserted new claims against AMEC/Zachry for negligent misrepresentation, and reasserted its claims for common law indemnity, negligent misrepresentation and breach of contract against FLS. FLS and AMEC/Zachry have filed new motions challenging CEMEX Florida’s amended complaint. FLS also filed an amended answer asserting crossclaims against CEMEX Florida and CEMEX Materials for breach of contract and unjust enrichment. CEMEX filed a motion to dismiss FLS’s crossclaims. On November 18, 2010, the Florida State court denied AMEC/Zachry’s motion to dismiss against CEMEX Florida. The parties have since further amended their pleadings to add new claims and defenses and continue to conduct discovery. Motions seeking dismissal of discreet claims and defenses are pending before the court. A non-jury trial is presently scheduled to commence on October 22, 2012.

Until discovery is substantially complete, we remain unable to assess the likelihood of an adverse result or the potential damages which could be borne by CEMEX Florida or CEMEX Materials. As of September 7, 2012, the parties to this proceeding are finalizing the terms and conditions to a possible settlement. We have adequate accounting provisions for this matter.

Panamanian Height Restriction Litigation. On July 30, 2008, the Panamanian Autoridad de Aeronáutica Civil denied a request by our subsidiary Cemento Bayano to erect structures above the permitted height restriction applicable to certain areas surrounding Calzada Larga Airport. This height restriction is set according to applicable legal regulations and reaches the construction area of the cement plant’s second line. According to design plans, ten of the planned structures would exceed the permitted height. Cemento Bayano has formally requested the above-mentioned authority to reconsider its denial. On October 14, 2008, The Panamanian Autoridad de Aeronáutica Civil granted permission to construct the tallest building of the second line, under the following conditions: (a) Cemento Bayano shall assume any liability arising out of any incident or accident caused by the construction of such building; and (b) there will be no further permissions for additional structures. Cemento Bayano filed an appeal with respect to the second condition and has submitted a request for permission in respect to the rest of the structures. On March 13, 2009, the Autoridad de Aeronáutica Civil issued a ruling stating that (a) should an accident occur in the perimeter of the Calzada Larga Airport, an investigation shall be conducted in order to determine the cause and further responsibility; and (b) there will be no further permissions for additional structures of the same height as the tallest structure already granted. Therefore, additional permits may be obtained as long as the structures are lower than the tallest building, on a case-by-case analysis to be conducted by the authority. On June 11, 2009, the Panamanian Autoridad de Aeronáutica Civil issued a ruling denying a permit for additional structures above the permitted height restriction applicable to certain areas surrounding Calzada Larga Airport. On June 16, 2009, Cemento Bayano, S.A. requested the abovementioned authority to reconsider its denial. As of August 31, 2012, the Panamanian Autoridad de Aeronaútica Civil had not yet issued a ruling pursuant to our request for reconsideration. We will continue the negotiations with officials at the Panamanian Autoridad de Aeronaútica Civil in hopes of attaining a negotiated settlement that addresses all their concerns.

Texas General Land Office Litigation. The Texas General Land Office (“GLO”) alleged that CEMEX Construction Materials South, LLC failed to pay approximately U.S.$550 million in royalties related to mining by CEMEX and its predecessors since the 1940s on lands that, when transferred originally by the State of Texas, contained reservation of mineral rights. The petition filed by the GLO also sought injunctive relief, although the State did not pursue such relief. On December 17, 2009, the Texas state district court granted CEMEX’s motion for summary judgment finding that the GLO’s claims had no merit. The GLO filed a Motion for Reconsideration that was denied by the court. The court severed the parties’ ancillary claims, including CEMEX’s counter claims and third-party claims against Texas Land Commissioner Jerry Patterson and the State’s trespass to try title claim against CEMEX, from the case’s central claims of breach of contract, conversion and injunction, holding that these ancillary claims should be held in abeyance until resolution of the GLO’s appeal. The GLO filed its appeal on March 25, 2010. Both parties submitted briefs and the Court of Appeals heard oral arguments on May 3, 2011. On August 31, 2011, the El Paso Court of Appeals reversed the trial court’s judgment and rendered judgment in favor of the State of Texas with respect to the ownership of the materials on the lands mined by CEMEX and its predecessors in interest. On November 16, 2011, CEMEX petitioned the Texas Supreme Court for review of the El Paso Court of Appeals’ decision. On February 23, 2012, the GLO and CEMEX entered into an agreement to settle all claims, including claims for past royalties, without any admission of liability by CEMEX. Pursuant to the settlement, CEMEX will pay U.S.$750,000 in five equal installments of U.S.$150,000 per year and will enter into a royalty mining lease at the royalty rate required by the Texas Natural Resources Code on a going forward basis, beginning in September 2012. Further, CEMEX’s pending appeal to the Texas Supreme Court has been withdrawn and all ancillary claims that were held in abeyance have been dismissed.

Strabag Arbitration. Following an auction process, CEMEX (through its subsidiary RMC Holding B.V.) entered into a share purchase agreement, dated July 30, 2008 (the “SPA”), to sell its operations in Austria (then consisting of 26 aggregates and 41 ready-mix concrete plants) and Hungary (then consisting of 6 aggregates, 29 ready-mix concrete and 4 paving stone plants) to Strabag SE, one of Europe’s leading construction and building materials groups (“Strabag”), for €310 million (approximately U.S.$387.69 million as of August 31, 2012, based on an exchange rate of €0.7996 to U.S.$1.00). On February 10, 2009, the Hungarian Competition Council approved the sale of the Hungarian assets subject to the condition that Strabag sell the ready-mix concrete plant operating in Salgótarján to a third party within the next year. On April 28, 2009, the Austrian Cartel Court (Kartellgericht) (the “ACC”) approved the sale of the Austrian assets subject to the condition that Strabag sell to a third party several ready-mix concrete plants, including the Nordbahnhof plant in Vienna. The Nordbahnhof plant had, however, already been dismantled by the time of the approval, so this condition could not be satisfied. Contrary to CEMEX’s recommendation that a supplementary application should have been made to the ACC, Strabag and the Austrian competition authority appealed the decision of the ACC. On July 1, 2009, Strabag gave notice of its purported rescission of the SPA, arguing that the antitrust condition precedent under the SPA had not been satisfied before the contractual cut-off date of June 30, 2009. On the same day, CEMEX notified Strabag that CEMEX considered their purported rescission invalid. In the face of Strabag’s continued refusal to cooperate in making a supplementary application to the ACC, CEMEX rescinded the SPA with effect from September 16, 2009. On October 19, 2009, we (through RMC Holding B.V.) filed a claim against Strabag before the International Arbitration Court of the International Chamber of Commerce, requesting a declaration that Strabag’s rescission of the SPA was invalid, that CEMEX’s rescission was lawful and effective and claiming damages in a substantial amount likely to exceed €150 million (approximately U.S.$187.59 million as of August 31, 2012, based on an exchange rate of €0.7996 to U.S.$1.00). On December 23, 2009, Strabag filed its answer to CEMEX’s request for arbitration asking the tribunal to dismiss the claim and also filed a counterclaim for an amount of €800,000 (approximately U.S.$1 million as of August 31, 2012, based on an exchange rate of €0.7996 to U.S.$1.00) as damages and applied for security for costs in the amount of €1,000,000.00 (approximately U.S.$1.25 million as of August 31, 2012, based on an exchange rate of €0.7996 to U.S.$1.00) in the form of an on-demand bank guarantee. The security for costs application was withdrawn by Strabag on March 9, 2010. CEMEX considered Strabag’s counterclaim to be unfounded. The arbitral tribunal was constituted on February 16, 2010 and a first procedural hearing was held on March 23, 2010 at which the parties agreed on the terms of reference and procedural rules in accordance with Article 18 of the ICC Rules of Arbitration. Pursuant to the procedural rules, on June 30, 2010, CEMEX submitted its statement of claim and its list of witnesses. On October 29, 2010, Strabag submitted its statement of defense and counterclaim. On January 14, 2011, CEMEX submitted its reply and answer to Strabag’s counterclaim. On March 7, 2011, Strabag submitted its rejoinder. Pursuant to Article 21 of the ICC Rules of Arbitration, the evidentiary hearing took place from May 2 to May 9, 2011. The hearing on quantum (attended by the quantum experts) took place on September 20, 2011. A second hearing on quantum was held on November 23 and 24, 2011. Post-hearing briefs were submitted on December 22, 2011, concluding that stage of the proceedings. The final award dated May 29, 2012, was notified to CEMEX on June 1, 2012. According to this final award, the arbitral tribunal declared that Strabag’s rescission of the SPA was unlawful and ineffective, and ordered Strabag to pay to CEMEX: (i) damages in the amount of €30,000,000.00 (approximately U.S.$37.51 million as of August 31, 2012, based on an exchange rate of €0.7996 to U.S.$1.00) with interest thereon from the date of the Request for Arbitration (October 19, 2009) until payment in full at the rate of 8.32% per annum; (ii) default interest for the period of July 7, 2009 through September 16, 2009 in the amount of €4,946,182.00 (approximately U.S.$6.18 million as of August 31, 2012, based on an exchange rate of €0.7996 to U.S.$1.00) with interest thereon from the date of the statement of claim (June 30, 2010) until payment in full at the rate of 4% per annum; (iii) US$250,000.00 as partial compensation for CEMEX’s ICC costs of arbitration and (iv) €750,551.00 (approximately U.S.$938,658.07 as of August 31, 2012, based on an exchange rate of €0.7996 to U.S.$1.00) as compensation for CEMEX’s legal costs incurred in the proceedings. Also, Strabag’s counterclaim was dismissed. Strabag has filed an annulment action before the Swiss Federal Court on July 2, 2012.

In relation to the annulment process with the Swiss Federal Court, on July 20, 2012, Strabag paid us, through RMC Holdings B.V., the amounts ordered by the arbitral tribunal on its final award dated May 29, 2012 (principal plus surplus accrued interest) totalling €42,977,921.66 (approximately U.S.$53.74 million as of August 31, 2012, based on an exchange rate of €0.7996 to U.S.$1.00) and U.S.$250,520.55, and, in order to secure the potential obligation for RMC Holdings B.V. to repay these amounts to Strabag in the event that the Swiss Federal Supreme Court resolves to annul the May 29, 2012 final award, RMC Holdings B.V. pledged in favour of Strabag 496,355 shares (representing approximately a 33% stake) in its subsidiary Cemex Austria AG. On September 6, 2012, we presented our reply to the annulment action before the Swiss Federal Court.

Colombian Water Use Litigation. On June 5, 2010, the District of Bogotá’s environmental secretary (Secretaría Distrital de Ambiente de Bogotá) issued a temporary injunction suspending all mining activities at CEMEX Colombia’s El Tunjuelo quarry, located in Bogotá, Colombia. As part of the temporary injunction, Holcim Colombia and Fundación San Antonio (local aggregates producers which also have mining activities located in the same area as the El Tunjuelo quarry) have also been ordered to suspend mining activities in that area. The District of Bogotá’s environmental secretary alleges that during the past 60 years, CEMEX Colombia and the other companies have illegally changed the course of the Tunjuelo River, have used the percolating waters without permission and have improperly used the edge of the river for mining activities. In connection with the temporary injunction, on June 5, 2010, CEMEX Colombia received a formal notification from the District of Bogotá’s environmental secretary informing it of the initiation of proceedings to impose fines against CEMEX Colombia. CEMEX Colombia has requested that the temporary injunction be revoked, arguing that its mining activities are supported by all authorizations required pursuant to the applicable environmental laws and that all the environmental impact statements submitted by CEMEX Colombia have been reviewed and authorized by the Environmental Ministry (Ministerio del Medio Ambiente, Vivienda y Desarrollo Territorial). On June 11, 2010, the local authorities in Bogotá, in compliance with the District of Bogotá’s environmental secretary’s decision, sealed off the mine to machinery and prohibited the extraction of our aggregates inventory. Although there is not an official quantification of the possible fine, the District of Bogotá’s environmental secretary has publicly declared that the fine could be as much as 300 billion Colombian Pesos (approximately U.S.$163.89 million as of August 31, 2012, based on an exchange rate of 1,830.50 Colombian Pesos to U.S.$1.00). The temporary injunction does not currently compromise the production and supply of ready-mix concrete to any of our clients in Colombia. CEMEX Colombia is analyzing its legal strategy to defend itself against these proceedings. At this stage, as of August 31, 2012, we are not able to assess the likelihood of an adverse result, but if adversely resolved, it could have a material adverse impact on our financial results.

Israeli Class Action Litigation. On June 21, 2012, one of our subsidiaries in Israel was notified about an application for the approval of a class action suit against it. The application was filed by a homeowner who built his house with concrete supplied by our subsidiary in Israel in October of 2010. According to the application, the plaintiff claims that the concrete supplied to him did not meet with the “Israel Standard for Concrete Strength No. 118” and that as a result our subsidiary in Israel acted unlawfully toward all of its customers who requested a specific type of concrete but that received concrete that did not comply with the Israeli standard requirements. As per the application, the plaintiff claims that the supply of the alleged non-conforming concrete has caused financial and non-financial damages to those customers, including the plaintiff. We presume that the class action would represent the claim of all the clients who purchased the alleged non-conforming concrete from our subsidiary in Israel during the past 7 years, the limitation period according to applicable laws in Israel. The damages that would be sought amount to approximately ILS 276 million (approximately U.S.$ 68.52 million as of August 31, 2012, based on an exchange rate of Israeli Shekel 4.028 to U.S.$1.00). Our subsidiary in Israel has until November 5, 2012 to submit a formal response to the corresponding court. At this stage, we believe the application is vexatious and should be dismissed without any expense to us. As of August 31, 2012 our subsidiary in Israel is analyzing the legal strategy to be employed and is also not able to assess the likelihood of the class action application being approved or, if approved, of an adverse result, but if adversely resolved, we do not believe the final resolutions would have a material adverse impact on our financial results.

Egypt Share Purchase Agreement. On September 13, 2012, Assiut Cement Company (“ACC”), through local media in Egypt, learned about a preliminary non-enforceable decision against ACC made by a court of first instance in Assiut, Egypt, regarding the annulment of a Share Purchase Agreement signed in November 1999 between CEMEX and state-owned Metallurgical Industries Company pursuant to which CEMEX acquired a controlling interest in ACC. The decision is preliminary and non-enforceable, but in any case, ACC intends in due course to appeal the Assiut Court’s decision, and, if required, use any other legal resources it has available to protect its rights. As of September 13, 2012, ACC continues to operate normally, offering quality building materials and services to its customers in Egypt. At this stage, as ACC has not been formally notified and the decision is preliminary and not enforceable, we are not able to determine if the decision could have a material adverse impact on our financial results.

As of August 31, 2012, we are involved in various legal proceedings involving product warranty claims, environmental claims, indemnification claims relating to acquisitions and similar types of claims brought against us that have arisen in the ordinary course of business. We believe we have made adequate provisions to cover both current and contemplated general and specific litigation risks, and we believe these matters will be resolved without any significant effect on our operations, financial position or results of operations. We are sometimes able to make and disclose reasonable estimates of the expected loss or range of possible loss, as well as disclose any provision accrued for such loss. However, for a limited number of ongoing legal proceedings, we may not be able to make a reasonable estimate of the expected loss or range of possible loss or may be able to do so but believe that disclosure of such information on a case-by-case basis would seriously prejudice our position in the ongoing legal proceedings or in any related settlement discussions. Accordingly, in these cases, we have disclosed qualitative information with respect to the nature and characteristics of the contingency, but have not disclosed the estimate of the range of potential loss.

SCHEDULE 16

MATERIAL SUBSIDIARIES

As at 31 August 2012

CEMEX, S.A.B. de C.V.

CEMEX España, S.A.

New Sunward Holding B.V.

CEMEX Materials LLC

CEMEX Finance LLC

CEMEX Mexico, S.A. de C.V.

CEMEX Concretos, S.A. de C.V.

Empresas Tolteca de Mexico, S.A. de C.V.

CEMEX Corp.

CEMEX, Inc.

Centro Distribuidor de Cemento, S.A. de C.V.

Impra Cafe, S.A. de C.V.

Interamerican Investments, Inc.

Mexcement Holdings, S.A. de C.V.

Corporacion Gouda, S.A. de C.V.

CEMEX International Finance Company

CEMEX Research Group AG

CEMEX Shipping B.V.

CEMEX Asia B.V.

CEMEX France Gestion (S.A.S.)

CEMEX UK

CEMEX Egyptian Investments B.V.

CEMEX UK Operations LTD

CEMEX Colombia, S.A.

Assiut Cement Company

CEMEX Construction Materials Florida LLC

CEMEX Polska Sp. Z O.O.

Cemento Bayano, S.A.

CEMEX Caribe II Investments B.V.

CEMEX Egypt for Distribution S.A.E.

Rugby Holding B.V.

CEMEX Investments Ltd

Sunbelt Investments, Inc.

CEMEX Trading LLC

CEMEX TRADEMARKS HOLDING Ltd

CEMEX Central, S.A. de C.V.

CEMEX Bogotá Investments B.V.

CEMEX Finance Europe B.V.

CEMEX Investments Africa and Middle East ApS

SCHEDULE 17

HEDGING PARAMETERS

1.	No Obligor will (and the Parent will procure that no members of the Group will) engage in any Treasury Transaction, other than a Permitted Treasury Transaction in accordance with this Hedging Parameters Schedule. A “Permitted Treasury Transaction” means:

(a)	any Treasury Transaction that is an Excluded Position;

(b)	any Treasury Transaction entered into, sold or purchased at arm’s length and in compliance with all applicable laws, rules and regulations, with respect to which all parties and credit support providers are members of the Group (each, a “Permitted Intercompany Treasury Transaction”);

(c)	any Treasury Transaction entered into, sold or purchased at then prevailing market rates and not for speculative purposes that is solely an interest rate, currency or commodity derivative (or a combination thereof) or that is a Permitted Non-Bank Commodity Contract or a Permitted Compensation Plan Hedging Transaction, in each case (i) for the purpose of managing a specific risk associated with an asset, liability, income or expense owned, incurred, earned or made or reasonably likely to be owned, incurred, earned or made by a member of the Group and (ii) in its ordinary course of business (each, a “Permitted Exposure Hedge”); or

(d)	any call option, call spread, capped call transaction, put option, put spread, capped put transaction or any combination of the foregoing and/or any other Treasury Transaction or transactions having a similar effect to any of the foregoing, in each case entered into, sold or purchased not for speculative purposes but for the purposes of managing specific risks or exposures associated with any issuance of Relevant Convertible/Exchangeable Obligations (each, a “Permitted Put/Call Transaction”).

Where: “Excluded Position” means each of the positions set forth in Annex 1 hereto as in effect on the date of this Agreement and, with respect to the positions specified in paragraphs (a), (b) and (c) of Annex 1, any replacements, amendments or renewals thereof that are entered into on then prevailing market terms with the underlying amounts not greater than the original underlying amounts. “Permitted Non-Bank Commodity Contract” means any commodity contract or agreement with respect to which all parties and credit support providers are not financial institutions and any agreement incidental thereto. “Commodity” means raw materials and other inputs used in the Group’s operations, energy, water, electric power, electric power capacity, generation capacity, power, heat rate, congestion, diesel fuel, fuel oil, other petroleum-based liquids or fuels, coal, commodity transportation, urea, financial transmission rights, emissions and other environmental credits, allowances or offsets, renewable energy credits, Certified Emission Reductions, European Union Allowances, natural gas, nuclear fuel and waste products or by-products thereof or other such tangible or intangible commodity of similar type or description. “Permitted Compensation Plan Hedging Transaction” means (a) an equity forward purchase transaction or an equity call option that hedges the Parent or any Obligor’s obligations under an Executive Compensation Plan permitted by this Agreement, or

(b) an agreement that requires a counterparty to make payments or deliveries that are otherwise required to be made by the Parent or any Obligor under an Executive Compensation Plan permitted by this Agreement by exchange, repurchase or similar arrangements or a combination thereof.

2.	The board of directors shall, from time to time, adopt policies governing the Group’s entry into Permitted Treasury Transactions. The board of directors shall approve any Permitted Treasury Transactions that are required to be approved by the board of directors in accordance with applicable company regulations and by-laws. Management shall approve all other Permitted Treasury Transactions in accordance with such board of director policies.

3.	The total amount of collateral or margin posted as of the date of this Agreement in respect of each Excluded Position or Permitted Non-Bank Commodity Contract is Permitted Security or Quasi-Security (as the case may be) as described in Schedule 12 (Existing Security and Quasi-Security) to this Agreement. No Obligor will (and the Parent will procure that no members of the Group will) post additional collateral or margin in respect of an Excluded Position or a Permitted Non-Bank Commodity Contract for which collateral or margin is already posted, or any collateral or margin in respect of any other Treasury Transaction, except as permitted under paragraphs (L) and (Q) of the definition of Permitted Security set out in Clause 22.5 (Negative pledge) of this Agreement. Notwithstanding the foregoing, members of the Group may replace collateral or margin posted as of the date of this Agreement in respect of an Excluded Position as described in Schedule 12 (Existing Security and Quasi-Security) with a Permitted Put/Call Transaction for the purpose of obtaining a Cash Collateral Release Amount, provided any amount of collateral or margin posted at any time in connection with such Excluded Position in excess of the amount described in Schedule 12 (Existing Security and Quasi-Security) in respect of such Excluded Position complies with paragraphs (L) and (Q) of the definition of Permitted Security in Clause 22.5 (Negative pledge) of this Agreement.

4.	No Obligor will (and the Parent will procure that no members of the Group will) amend, modify or terminate a Permitted Treasury Transaction except in its ordinary course of business and not for speculative purposes.

ANNEX 1

EXCLUDED POSITIONS

The following are Excluded Positions:

(a)	the IRT transactions, as amended, modified or supplemented from time to time, that are governed by the ISDA Master Agreement dated as of 14 February 2003 between Banco Santander S.A., Institución de Banca Múltiple, Grupo Financiero Santander and Centro Distribuidor de Cemento, S.A. de C.V. (Reference: 6032 – 1001834);

(b)	the trust put options that are governed by the ISDA Master Agreement dated as 23 April 2008, as amended, modified or supplemented from time to time, between Citigroup Global Markets Inc, as agent for Citibank N.A., and Banco Nacional de Mexico, S. A., Integrante del Grupo Financiero Banamex, División Fiduciaria, acting solely as trustee under Trust No. 111339-7 (Reference: Trust Number 111339-7);

(c)	the Axtel share forward transaction that is governed by a long form Confirmation dated 19 March 2012, as amended, modified or supplemented from time to time, between Credit Suisse International and Centro Distribuidor de Cemento S.A. de C.V. (References: External ID: 16059563R4 - Risk ID: 10008383);

(d)	the interest rate swap governed by a Swap Agreement dated 24 September 2007 between Banco Nacional de México, S.A., Integrante del Grupo Financiero Banamex, División Fiduciaria, not in its individual capacity but acting solely as trustee on behalf of the Trust Number 111014-2 under the Restated Trust Agreement dated as of 26 March 1999, as amended, modified or supplemented from time to time and CEMEX, S.A.B. de C.V.;

(e)	the Capped Call transactions that are governed by a long form Confirmation dated 24 March 2010, as amended, modified or supplemented from time to time, between Citibank, N.A. and CEMEX, S.A.B. de C.V. (Reference: Amended and Restated Confirmation dated 25 March 2011 documenting the capped call transactions with a Trade Date of 24 March 2010);

(f)	the Capped Call transactions that are governed by a long form Confirmation dated 9 March 2011, as amended, modified or supplemented from time to time, between Citibank, N.A. and CEMEX, S.A.B. de C.V. (Reference: Amended and Restated Confirmation dated as of 11 March 2011 documenting the capped call transactions with a Trade Date of 9 March 2011);

(g)	the Capped Call transactions that are governed by a long form Confirmation dated 9 March 2011, as amended, modified or supplemented from time to time, between Bank of America, N.A. and CEMEX, S.A.B. de C.V. (Reference: Amended and Restated Confirmations dated as of 11 March 2011 documenting the capped call transactions with a Trade Date of 9 March 2011);

(h)	the Capped Call transactions that are governed by a long form Confirmation dated 9 March 2011, as amended, modified or supplemented from time to time, between BNP Paribas and CEMEX, S.A.B. de C.V. (Reference: Amended and Restated Confirmation dated as of 11 March 2011 documenting the capped call transactions with a Trade Date of 9 March 2011);

(i)	the Capped Call transactions that are governed by a long form Confirmation dated 9 March 2011, as amended, modified or supplemented from time to time, between HSBC Bank USA, National Association and CEMEX, S.A.B. de C.V. (Reference: Amended and Restated Confirmation dated as of 11 March 2011 documenting the capped call transactions with a Trade Date of 9 March 2011);

(j)	the Capped Call transactions that are governed by a long form Confirmation dated 9 March 2011, as amended, modified or supplemented from time to time, between JPMorgan Chase Bank, National Association, London Branch and CEMEX, S.A.B. de C.V. (Reference: Amended and Restated Confirmation dated as of 11 March 2011 documenting the capped call transactions with a Trade Date of 9 March 2011);

(k)	the Capped Call transactions that are governed by a long form Confirmation dated 9 March 2011, as amended, modified or supplemented from time to time, between The Royal Bank of Scotland PLC and CEMEX, S.A.B. de C.V. (Reference: Amended and Restated Confirmation dated as of 11 March 2011 documenting the capped call transactions with a Trade Date of 9 March 2011);

(l)	the Capped Call transactions that are governed by a long form Confirmation dated 9 March 2011, as amended, modified or supplemented from time to time, between Banco Santander, S.A. and CEMEX, S.A.B. de C.V. (Reference: Amended and Restated Confirmations dated as of 11 March 2011 documenting the capped call transactions with a Trade Date of 9 March 2011);

(m)	all EU Emissions Allowance transactions under the “Contrato de Swap de CERs por EUAs”, dated 23 September 2008, as amended, modified or supplemented from time to time, between Caleras de San Cucao, S. A. and CEMEX International Finance Company; and

(n)	all EU Emissions Allowance and Certified Emission Reductions transactions under a series of “Emission Allowances Single Trade Agreements” dated 28 July 2011, 21 October 2011, 1 November 2011, and 15 March 2012, as amended, modified or supplemented from time to time, between Gazprom Marketing and Trading Limited and CEMEX International Finance Company.

SCHEDULE 18

TIMETABLES

	Utilisations in US dollars	Utilisations in euro	Utilisations in Mexican pesos

Delivery of a duly completed Selection Notice (Clause 10.1 (Selection of Interest Periods))	U-3 9.30am	U-3 9.30am	U-3 9.30am

Agent determines (in relation to a Utilisation) the Base Currency Amount of the Utilisation, if required under Clause 4.1 (Amount of Utilisation) and notifies the Creditors of the Utilisation in accordance with Clause 4.1 (Amount of Utilisation)	U-3 noon	U-3 noon	U-3 noon

LIBOR, EURIBOR or TIIE is fixed	Quotation Day as of 11:00 a.m. (London time) in respect of LIBOR	Quotation Day as of 11:00 a.m. (Brussels time) in respect of EURIBOR	Quotation Day as of 12:00 p.m. (Mexico City time) in respect of TIIE

(For Utilisations in Mexican pesos only) Agent notifies the Creditors of the TIIE rate	N/A	N/A	Quotation Day+1

“U” = date of utilisation or, if applicable, in the case of a Loan that has already been borrowed, the first day of the relevant Interest Period for that Loan.

“U – X” = X Business Days prior to date of utilisation

SCHEDULE 19

FORM OF CONFIDENTIALITY UNDERTAKING

CONFIDENTIALITY UNDERTAKING

[Letterhead of Potential Purchaser]

To: [Insert name of Seller]

From: [Insert name of Potential Purchaser]

Dated:

Dear Sirs

CEMEX, S.A.B. de C.V. – Facilities Agreement

dated [            ] 2012 (the “Facilities Agreement”)

We are considering acquiring an interest in the Facilities Agreement which, subject to the terms of the Facilities Agreement, may be by way of novation, assignment, the entering into, whether directly or indirectly, of a sub-participation or any other similar transaction under which payments are to be made or may be made by reference to one or more relevant Finance Documents and/or one or more relevant Obligors or by way of investing in or otherwise financing, directly or indirectly, any such novation, assignment, sub-participation or other similar transaction (each, an “Acquisition”). In consideration of you agreeing to make available to us certain information in relation to each Acquisition, by our signature of this letter we agree as follows (acknowledged and agreed by you by your signature of a copy of this letter):

1.	Confidentiality Undertaking

We undertake in relation to each Acquisition whether completed or not, (a) to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by paragraph 2 below and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to our own confidential information, (b) until that Acquisition is completed to use the Confidential Information only for the Permitted Purpose, (c) to keep confidential and not disclose to anyone except as provided for by paragraph 2 below the fact that the Confidential Information has been made available or that discussions or negotiations are taking place or have taken place between us in connection with the Facilities, and (d) to use all reasonable endeavours to ensure that any person to whom we pass any Confidential Information (unless disclosed under paragraph 2 below) acknowledges and complies with the provisions of this letter as if that person were also a party to it.

2.	Permitted Disclosure

You agree that we may disclose:

2.1	to any of our Affiliates and any of our or their officers, directors, employees, professional advisers and auditors such Confidential Information as we shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph 2.1 is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information, except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

2.2	subject to the requirements of the Facilities Agreement, to any person:

(a)	to (or through) whom we assign or transfer (or may potentially assign or transfer) all or any of our rights and/or obligations which we may acquire under the Facilities Agreement such Confidential Information as we shall consider appropriate if the person to whom the Confidential Information is to be given pursuant to this sub-paragraph (a) of paragraph 2.2 has delivered a letter to you materially in equivalent form to this letter;

(b)	with (or through) whom we enter into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to the Facilities Agreement in relation to that Acquisition or any Obligor such Confidential Information as we shall consider appropriate if the person to whom the Confidential Information is to be given pursuant to this sub-paragraph (b) of paragraph 2.2 has delivered a letter to you in materially equivalent form to this letter;

(c)	to whom information is required or requested to be disclosed by any governmental, banking, taxation or other regulatory authority or similar body, the rules of any recognised stock exchange or pursuant to any applicable law or regulation such Confidential Information as we shall consider appropriate; and

2.3	notwithstanding paragraphs 2.1 and 2.2. above, Confidential Information to such persons to whom, and on the same terms as, a Finance Party is permitted to disclose Confidential Information under the Facilities Agreement to which that Acquisition relates, as if such permissions were set out in full in this letter and as if references in those permissions to Finance Party were references to us for the purposes of that Acquisition.

3.	Notification of Disclosure

We agree in relation to each Acquisition (whether completed or not), (to the extent permitted by law and regulation) to inform you:

3.1	of the circumstances of any disclosure of Confidential Information made pursuant to sub-paragraph (c) of paragraph 2.2 above except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

3.2	upon becoming aware that Confidential Information has been disclosed in breach of this letter.

4.	Return of Copies

If we do not enter into or complete the Acquisition and you so request in writing, we shall return all Confidential Information supplied by you to us in relation to that Acquisition and destroy or permanently erase (to the extent technically practicable) all copies of Confidential Information made by us and use all reasonable endeavours to ensure that anyone to whom we have supplied any Confidential Information destroys or permanently erases (to the extent technically practicable) such Confidential Information and any copies made by them, in each case save to the extent that we or the recipients are required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent judicial, governmental, supervisory or regulatory body or in accordance with internal policy, or where the Confidential Information has been disclosed under sub-paragraph (c) of paragraph 2.2 above.

5.	Continuing Obligations

The obligations in this letter are continuing and, in particular, shall survive and remain binding on us in relation to each Acquisition (whether completed or not) until (a) if we become a party to the Facilities Agreement as a lender of record, the date on which we become such a party to the Facilities Agreement; (b) if we enter into the Acquisition but it does not result in us becoming a party to the Facilities Agreement as a lender of record, the date falling twelve months after the date on which all of our rights and obligations contained in the documentation entered into to implement the Acquisition have terminated; or (c) in any other case the date falling twelve months after the date at which we have returned all Confidential Information supplied by you to us and destroyed or permanently erased (to the extent technically practicable) all copies of Confidential Information made by us (other than any such Confidential Information or copies which have been disclosed under paragraph 2 above (other than paragraph 2(a)) or which, pursuant to paragraph 4 above, are not required to be returned or destroyed).

6.	No Representation; Consequences of Breach, etc

We acknowledge and agree that:

6.1	neither you, nor any member of the Group nor any of your or their respective officers, employees or advisers (each a “Relevant Person”) (i) make any representation or warranty, express or implied, as to, or assume any responsibility for, the accuracy, reliability or completeness of any of the Confidential Information or any other information supplied by you in relation to the Acquisition or the assumptions on which it is based or (ii) shall be under any obligation to update or correct any inaccuracy in the Confidential Information or any other information supplied by you in relation to the Acquisition or be otherwise liable to us or any other person in respect of the Confidential Information or any such information; and

6.2	you or members of the Group may be irreparably harmed by the breach of the terms of this letter and damages may not be an adequate remedy; each Relevant Person may be granted an injunction or specific performance for any threatened or actual breach of the provisions of this letter by us.

7.	Entire Agreement: No Waiver; Amendments, etc

7.1	This letter constitutes the entire agreement between us in relation to our obligations regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

7.2	No failure to exercise, nor any delay in exercising, any right or remedy under this letter will operate as a waiver of any such right or remedy or constitute an election to affirm this letter. No election to affirm this letter will be effective unless it is in writing. No single or partial exercise of any right or remedy will prevent any further or other exercise thereof or the exercise of any other right or remedy under this letter.

7.3	The terms of this letter and our obligations under this letter may only be amended or modified by written agreement between the parties and the Parent.

8.	Inside Information

We acknowledge that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and we undertake not to use any Confidential Information for any unlawful purpose.

9.	Nature of Undertakings

The undertakings given by us under this letter are given to you and are also given for the benefit of the Parent and each other member of the Group.

10.	Third Party Rights

10.1	Subject to this paragraph 10 and to paragraphs 6 and 9, a person who is not a party to this letter has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or to enjoy the benefit of any term of this letter.

10.2	The Relevant Persons may enjoy the benefit of the terms of paragraphs 6 and 9 subject to and in accordance with this paragraph 10 and the provisions of the Third Parties Act.

10.3	Notwithstanding any provisions of this letter, the parties to this letter do not require the consent of any Relevant Person (other than the Parent) to rescind or vary this letter at any time.

11.	Governing Law and Jurisdiction

11.1	This letter (including the agreement constituted by your acknowledgement of its terms) (the “Letter”) and any non-contractual obligations arising out of or in connection with it (including any non-contractual obligations arising out of the negotiation of the transaction contemplated by this Letter) are governed by English law.

11.2	The courts of England have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this Letter (including a dispute relating to any non-contractual obligation arising out of or in connection with either this Letter or the negotiation of the transaction contemplated by this Letter).

12.	Definitions

In this letter (including the acknowledgement set out below) terms defined in the Facilities Agreement shall, unless the context otherwise requires, have the same meaning and:

“Confidential Information” means, in relation to each Acquisition, all information relating to the Parent, any Obligor, the Group, the Finance Documents, the Facilities and/or the Acquisition which is provided to us in relation to the Finance Documents or the Facilities by you or any of your affiliates or advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(a)	is or becomes public information other than as a direct or indirect result of any breach by us of this letter; or

(b)	is identified in writing at the time of delivery as non-confidential by you or your advisers; or

(c)	is known by us before the date the information is disclosed to us by you or any of your affiliates or advisers or is lawfully obtained by us after that date, from a source which is, as far as we are aware, unconnected with the Group and which, in either case, as far as we are aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

“Group” means the Parent and each of its subsidiaries for the time being.

“Permitted Purpose” means considering and evaluating whether to enter into and complete the Acquisition.

Please acknowledge your agreement to the above by signing and returning the enclosed copy of this letter.

Yours faithfully

For and on behalf of

[Potential Purchaser]

To:	[Potential Purchaser]

We acknowledge and agree to the above:

For and on behalf of

[Seller]

SCHEDULE 20

FORM OF AFFIDAVIT OF LOSS

AFFIDAVIT OF LOSS

The undersigned, [INSERT LENDER], (the “Lender”) hereby certifies to [INSERT BORROWER] (the “Borrower”) as follows:

1.	The Borrower has delivered a Note, dated [—], a copy of which is attached hereto (the “Promissory Note”) to the Lender [in connection with the [INSERT AGREEMENT] dated as of [INSERT DATE]) (as amended, restated, supplemented or otherwise modified from time to time), among the Borrower, [—], and the other financial institutions that are or may from time to time become a party thereto).]*

2.	The Lender has caused a diligent search of its files and vault to be made in order to find the Promissory Note and the Promissory Note has not been found. The Promissory Note has been inadvertently lost, misplaced or destroyed.

3.	The Lender has taken no action to give or further pledge, sell, assign, transfer, endorse in blank or otherwise or in any other manner dispose of the Promissory Note to any person, firm or corporation, nor has any record or correspondence been found which indicates that the Lender has entrusted the possession of the Promissory Note to any person, firm or corporation for safekeeping or for any other purpose.

4.	The Lender hereby agrees to indemnify and hold harmless the Borrower and any Guarantor under the Promissory Note, and their respective successors and assigns, of and from any loss, damage or claim resulting from the Lender’s loss or misplacement of the Promissory Note.

5.	Insofar as this Certificate is executed before a foreign notary public, the Lender hereby agrees to docket this Certificate with an “Apostille” pursuant to the Hague convention of 5 October 1961, if requested by the Borrower in connection with a judicial action undertaken by the Borrower to cancel or replace the Promissory Note.

6.	The Lender hereby agrees that if the Promissory Note is subsequently found by the Lender or come into the Lender’s possession, the Lender will immediately surrender the Promissory Note to the Borrower for cancellation.

Dated:

[INSERT LENDER]

By:
Name:
Title:

By:
Name:
Title:

STATE OF	)
)
COUNTY OF	)

I, the undersigned, a Notary Public in and for said County in said State, hereby certify that                                         , whose name as                                         of                                         , a                                         , is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, s/he, as such                                          and with full authority, executed the same voluntarily for and as the act of said                     .

Given under my hand and official seal this the     day of         , [    ]

Notary Public

My commission expires:

Note: * The wording in brackets will not necessarily be required for Existing Derivatives Unwind Promissory Notes which do not derive from a particular facility.

SCHEDULE 21

FORM OF CREDITOR ACCESSION LETTER

To:	CEMEX, S.A.B. de C.V.

[ ] as Agent and [ ] as Security Agent for itself and each of the other parties to the Intercreditor Agreement referred to below

From:	[Acceding Creditor]

Dated:

Dear Sirs

CEMEX, S.A.B. de C.V.– Facilities Agreement

dated [—] 2012 (the “Facilities Agreement”)

1.	We refer to the Facilities Agreement and to the Intercreditor Agreement. This accession letter (the “Creditor Accession Letter”) shall take effect as a Creditor Accession Letter for the purposes of the Facilities Agreement and as a Creditor/Agent Accession Undertaking for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement). Terms defined in the Facilities Agreement have the same meaning in paragraphs 1 to 4 of this Creditor Accession Letter unless given a different meaning in this Creditor Accession Letter.

2.	By our signature of this Creditor Accession Letter, pursuant to Clause 25.11 (Acceding Creditors) of the Facilities Agreement, it is agreed that, with effect from the date hereof:

(a)	we shall become a party to the Ancillary Agreement as an “Original Extinguishing Creditor” (as defined therein) and be subject in all respects to the provisions of the Ancillary Agreement as if we had been an Original Extinguishing Creditor on the date thereof, and we shall be treated for all purposes with respect to the Ancillary Agreement as if we had submitted an Acceptance Notice (as defined in the Ancillary Agreement) before the Effective Time (as defined in the Ancillary Agreement) and references in the Ancillary Agreement to the “Effective Date” shall be a reference to the date of this Creditor Accession Letter and the “Effective Time” shall be deemed to be a reference to the time at which the deemed Utilisation of each Facility by us is deemed to occur as set out in paragraph (b) below of this Creditor Accession Letter;

(b)	we shall become a party to the Facilities Agreement as an “Original Creditor” (as defined therein) with a Commitment in the Facility/ies and in the amounts set out below, and shall participate in the Utilisations under such Facility/ies in such amounts, and be subject in all respects to the provisions of the Facilities Agreement as if we had been an Original Creditor on the date thereof:

Facility/ies:		[	]

Amount of Commitment/ Outstanding Principal Amounts in currency of denomination		[	]

Base Currency Amount (if not denominated in Base Currency)*	$	[—	]

such Utilisation(s) to be deemed made by us in the manner set out in Clause 3.4 (Deemed Utilisation), but as if references to “on the date of this Agreement” and “on the Effective Date” were references to the date of this Creditor Accession Letter;

(c)	the amount of the Total [name of facility cited in table above] Commitments and the amount of each Utilisation of [name of facility cited in table above] shall be increased by the amount of our Commitment in that Facility as set out in the table above; and

(d)	our Facility Office and address, fax number and attention details for notices for the purposes of Clause 33.2 (Addresses) of the Facilities Agreement are:

[insert details]

3.	We refer to clause 14.6 (Creditor/Agent/Security Agent Accession Undertaking) of the Intercreditor Agreement. In consideration of our being accepted as a Facilities Creditor for the purposes of the Intercreditor Agreement (and as defined therein), we confirm that, as from the date of this Creditor Accession Letter, we intend to be party to the Intercreditor Agreement as a Facilities Creditor, and undertake to perform all the obligations expressed in the Intercreditor Agreement to be assumed by a Facilities Creditor and agree that we shall be bound by all the provisions of the Intercreditor Agreement, as if we had been an original party to the Intercreditor Agreement.

4.	We confirm, for the benefit of the Agent and without liability to any Obligor, that we are:

(a)	[a Spanish Qualifying Finance Party within paragraphs (a) or (c) of the definition of Spanish Qualifying Finance Party][a Spanish Treaty Finance Party][not a Spanish Qualifying Finance Party];

(b)	[a Mexican Qualifying Finance Party under paragraph [(a)] of the definition of Mexican Qualifying Finance Party][a Mexican Treaty Finance Party][not a Mexican Qualifying Finance Party]; and

(c)	[a US Qualifying Finance Party under paragraph [(a)] of the definition of US Qualifying Finance Party][a US Treaty Finance Party][not a US Qualifying Finance Party].**

5.	This Creditor Accession Letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

This Creditor Accesion Letter has been entered into on the date stated at the beginning of this Creditor Accession Letter.

For and on behalf of [ ]

Note: The execution of this Creditor Accession Letter may not provide the acceding Creditor with an interest in the Transaction Security in all jurisdictions. It is the responsibility of the acceding Creditor to ascertain whether any other documents or other formalities are required to perfect such interest in the acceding Creditor’s Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

This Credit Accession Letter is accepted as a Creditor Accession Letter for the purposes of the Facilities Agreement by the Agent, and as a Creditor/Agent/Security Agent Accession Undertaking for the purposes of the Intercreditor Agreement by the Security Agent.

[Agent]

By:

[Security Agent]

By:

NOTES:

*	Exchange rate will be calculated in accordance with paragraph (b) of the definition of Base Currency Amounts as if the Commitment and Outstanding Principal Amounts of the acceding Creditor had been Commitment and Outstanding Principal Amounts listed in Section B of Part II (The Original Creditors) of Schedule 1 (The Original Parties) as at the date of this Agreement.
**	Delete as applicable - each acceding Creditor is required to confirm which of these three categories it falls within.

SIGNATURE PAGES

THE PARENT

For and on behalf of

CEMEX, S.A.B. DE C.V.

By:	JOSE A. GONZALEZ

Print name:	JOSE A. GONZALEZ

Signature page to the New Facilities Agreement	66-40520706

THE ORIGINAL BORROWERS

For and on behalf of

CEMEX, S.A.B. DE C.V.

By:	JOSE A. GONZALEZ

Print name:	JOSE A. GONZALEZ

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of

CEMEX ESPAÑA, S.A.

By:	HECTOR J. VELA

Print name:	HECTOR J. VELA

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of

NEW SUNWARD HOLDING B.V.

By:	HECTOR J. VELA

Print name:	HECTOR J. VELA

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of

CEMEX MATERIALS LLC

By:	HECTOR J. VELA

Print name:	HECTOR J. VELA

Title:	ATTORNEY IN FACT

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of

CEMEX FINANCE LLC

By:	HECTOR J. VELA

Print name:	HECTOR J. VELA

Title:	ATTORNEY IN FACT

Signature page to the New Facilities Agreement	66-40520706

THE ORIGINAL GUARANTORS

For and on behalf of

CEMEX, S.A.B. DE C.V.

By:	JOSE A. GONZALEZ

Print name:	JOSE A. GONZALEZ

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of

CEMEX ESPAÑA, S.A.

By:	HECTOR J. VELA

Print name:	HECTOR J. VELA

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of

CEMEX MÉXICO, S.A. DE C.V.

By:	JOSE A. GONZALEZ

Print name:	JOSE A. GONZALEZ

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of

CEMEX CONCRETOS, S.A. DE C.V.

By:	JOSE A. GONZALEZ

Print name:	JOSE A. GONZALEZ

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of

EMPRESAS TOLTECA DE MÉXICO, S.A. DE C.V.

By:	JOSE A. GONZALEZ

Print name:	JOSE A. GONZALEZ

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of

NEW SUNWARD HOLDING B.V.

By:	HECTOR J. VELA

Print name:	HECTOR J. VELA

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of

CEMEX CORP

By:	HECTOR J. VELA

Print name:	HECTOR J. VELA

Title:	ATTORNEY IN FACT

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of

CEMEX, INC.

By:	HECTOR J. VELA

Print name:	HECTOR J. VELA

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of

CEMEX FINANCE LLC

By:	HECTOR J. VELA

Print name:	HECTOR J. VELA

Title:	ATTORNEY IN FACT

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of

CEMEX RESEARCH GROUP AG

By:	JAVIER GARCIA

Print name:	JAVIER GARCIA

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of

CEMEX ASIA B.V.

By:	JAVIER GARCIA

Print name:	JAVIER GARCIA

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of

CEMEX SHIPPING B.V.

By:	JAVIER GARCIA

Print name:	JAVIER GARCIA

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of

CEMEX EGYPTIAN INVESTMENTS B.V.

By:	JAVIER GARCIA

Print name:	JAVIER GARCIA

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of

CEMEX FRANCE GESTION (S.A.S)

By:	JAVIER GARCIA

Print name:	JAVIER GARCIA

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of

CEMEX UK

By:	JAVIER GARCIA

Print name:	JAVIER GARCIA

Signature page to the New Facilities Agreement	66-40520706

THE SECURITY PROVIDERS

For and on behalf of

CEMEX, S.A.B. DE C.V.

By:	JOSE A. GONZALEZ

Print name:	JOSE A. GONZALEZ

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of

CEMEX MÉXICO, S.A. de C.V.

By:	JOSE A. GONZALEZ

Print name:	JOSE A. GONZALEZ

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of

CENTRO DISTRIBUIDOR DE CEMENTO, S.A. DE C.V.

By:	JOSE A. GONZALEZ

Print name:	JOSE A. GONZALEZ

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of

EMPRESAS TOLTECA DE MÉXICO, S.A. DE C.V.

By:	JOSE A. GONZALEZ

Print name:	JOSE A. GONZALEZ

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of

IMPRA CAFÉ, S.A. DE C.V.

By:	JOSE A. GONZALEZ

Print name:	JOSE A. GONZALEZ

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of

INTERAMERICAN INVESTMENTS, INC.

By:	JOSE A. GONZALEZ

Print name:	JOSE A. GONZALEZ

Title:	ATTORNEY IN FACT

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of

MEXCEMENT HOLDINGS, S.A. DE C.V.

By:	JOSE A. GONZALEZ

Print name:	JOSE A. GONZALEZ

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of

CORPORACIÓN GOUDA, S.A. DE C.V.

By:	JOSE A. GONZALEZ

Print name:	JOSE A. GONZALEZ

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of

NEW SUNWARD HOLDING B.V.

By:	HECTOR J. VELA

Print name:	HECTOR J. VELA

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of

CEMEX INTERNATIONAL FINANCE COMPANY

By:	JAVIER GARCIA

Print name:	JAVIER GARCIA

Witness:	ANGEL MÉNDEZ

Print name:	ANGEL MÉNDEZ

Address:	HERNANDEZ DE TEJADA, NO.1, 28027, MADRID

Occupation:	FINANCIAL MANAGER

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of

CEMEX TRADEMARKS HOLDING LTD.

By:	JAVIER GARCIA

Print name:	JAVIER GARCIA

Signature page to the New Facilities Agreement	66-40520706

THE AGENT

For and on behalf of

CITIBANK INTERNATIONAL PLC

By:	LISA LEE

Print name:	LISA LEE

Signature page to the New Facilities Agreement	66-40520706

THE SECURITY AGENT

For and on behalf of

WILMINGTON TRUST (LONDON) LIMITED

By:	PAUL BARTON

Print name:	PAUL BARTON

Signature page to the New Facilities Agreement	66-40520706

THE ORIGINAL CREDITORS

For and on behalf of the Agent on behalf of

ATLANTIC SECURITY BANK

By:	LISA LEE

Print name:	LISA LEE

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of

BANAMEX USA

By:	JEFF HEALY and RAUL MUNOZ

Print name:	JEFF HEALY and RAUL MUNOZ

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of

BANCA MONTE DEI PASCHI DI SIENA SPA, LONDON BRANCH

By:	ENRICO VIGNOLI and WENDY A. JOHNSON

Print name:	ENRICO VIGNOLI and WENDY A. JOHNSON

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of

BANCA MONTE DEI PASCHI DI SIENA SPA, NEW YORK BRANCH

By:	RENATO BASSI and BRIAN R. LANDY

Print name:	RENATO BASSI and BRIAN R. LANDY

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

By:	JORGE BURGALETA and JULIAN RINCON

Print name:	JORGE BURGALETA and JULIAN RINCON

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of

BANCO DE SABADELL, S.A.

By:	SUSANA CONDE and JOAQUÍN LÓPEZ

Print name:	SUSANA CONDE and JOAQUÍN LÓPEZ

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of

BANCO ESPAÑOL DE CRÉDITO, S.A.

By:	BORJA BERTRAN and CARLOS PORRAS

Print name:	BORJA BERTRAN and CARLOS PORRAS

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of

BANCO NACIONAL DE COMERCIO EXTERIOR, S.N.C.

By:	LEONEL N. VASQUEZ GÓMEZ and ADRIANA PÉREZ CÁCERES

Print name:	LEONEL N. VASQUEZ GÓMEZ and ADRIANA PÉREZ CÁCERES

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of

BANCO NACIONAL DE MÉXICO, S.A. INTEGRANTE DEL GRUPO FINANCIERO BANAMEX

By:	JULIO ALVAREZ GONZÁLEZ and LEOPOLDO AMAYA GONZÁLEZ

Print name:	JULIO ALVAREZ GONZÁLEZ and LEOPOLDO AMAYA GONZÁLEZ

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of

BANCO NACIONAL DE MÉXICO, S.A. INTEGRANTE DEL GRUPO FINANCIERO BANAMEX, ACTING THROUGH ITS NASSAU BAHAMAS BRANCH

By:	JULIO ALVAREZ GONZÁLEZ and LEOPOLDO AMAYA GONZÁLEZ

Print name:	JULIO ALVAREZ GONZÁLEZ and LEOPOLDO AMAYA GONZÁLEZ

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of

BANCO POPULAR ESPAÑOL S.A.

By:	DAVID FOMBELLIDA and MIGUEL ANGEL PEREZ

Print name:	DAVID FOMBELLIDA and MIGUEL ANGEL PEREZ

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of

BANCO SANTANDER (MEXICO) S.A. INSTITUCIÓN DE BANCA MÚLTIPLE GRUPO FINANCIERO SANTANDER

By:	WADE A. KIT and OCTAVIANO CARLOS COUTTOLENC MESTRE

Print name:	WADE A. KIT and OCTAVIANO CARLOS COUTTOLENC MESTRE

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of the Agent on behalf of

BANK OF AMERICA N.A

By:	LISA LEE

Print name:	LISA LEE

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of the Agent on behalf of

BANK OF AMERICA N.A SUCURSAL EN ESPAÑA

By:	LISA LEE

Print name:	LISA LEE

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of

BANKIA, S.A.

By:	AITOR COHRS and LAURA SANZ

Print name:	AITOR COHRS and LAURA SANZ

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of

BANKIA, S.A. MIAMI BRANCH

By:	AITOR COHRS and LAURA SANZ

Print name:	AITOR COHRS and LAURA SANZ

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of

BARCLAYS BANK PLC

By:	MICHAEL MOZER

Print name:	MICHAEL MOZER

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of the Agent on behalf of

BAYERISCHE LANDESBANK

By:	LISA LEE

Print name:	LISA LEE

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of the Agent on behalf of

BAYERISCHE LANDESBANK, NEW YORK BRANCH

By:	LISA LEE

Print name:	LISA LEE

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of

BBVA BANCOMER, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE GRUPO FINANCIERO BBVA BANCOMER

By:	ALEJANDRO JOSE CARDENAS BORTONI and LORENZO JOSE VALDES ELIZONDO

Print name:	ALEJANDRO JOSE CARDENAS BORTONI and LORENZO JOSE VALDES ELIZONDO

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of

BNP PARIBAS (PARIS BRANCH)

By:	KATHRYN B. QUINN and ALBERT A. YOUNG JR.

Print name:	KATHRYN B. QUINN and ALBERT A. YOUNG JR.

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of

BNP PARIBAS S.A.

By:	KATHRYN B. QUINN and ALBERT A. YOUNG JR.

Print name:	KATHRYN B. QUINN and ALBERT A. YOUNG JR.

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of

BNP PARIBAS SA-NEW YORK BRANCH

By:	KATHRYN B. QUINN and ALBERT A. YOUNG JR.

Print name:	KATHRYN B. QUINN and ALBERT A. YOUNG JR.

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of

BNP PARIBAS S.A., SUCURSAL EN ESPAÑA

By:	KATHRYN B. QUINN and ALBERT A. YOUNG JR.

Print name:	KATHRYN B. QUINN and ALBERT A. YOUNG JR.

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of

BNP PARIBAS (SYDNEY BRANCH)

By:	KATHRYN B. QUINN and ALBERT A. YOUNG JR.

Print name:	KATHRYN B. QUINN and ALBERT A. YOUNG JR.

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of

CAIXA GERAL DE DEPOSITOS, S.A, SUCURSAL EN ESPAÑA

By:	PEDRO MC CARTHY DA CUNHA

Print name:	PEDRO MC CARTHY DA CUNHA

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of

CAIXABANK S.A.

By:	FERNANDO ALVAREZ-QUIÑONES and JAVIER GARCIA FAUBEL

Print name:	FERNANDO ALVAREZ-QUIÑONES and JAVIER GARCIA FAUBEL

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of the Agent on behalf of

CITIBANK INTERNATIONAL PLC

By:	LISA LEE

Print name:	LISA LEE

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of

CITIBANK INTERNATIONAL PLC, SUCURSAL EN ESPAÑA

By:	MIGUEL TRUEBA

Print name:	MIGUEL TRUEBA

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of the Agent on behalf of

CITIBANK NA

By:	LISA LEE

Print name:	LISA LEE

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of

CITIBANK N.A. NEW YORK

By:	FLAVIO FIGUEIREDO and ELISEO SERDÁN

Print name:	FLAVIO FIGUEIREDO and ELISEO SERDÁN

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of the Agent on behalf of

COMERICA BANK

By:	LISA LEE

Print name:	LISA LEE

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of the Agent on behalf of

COMMERZBANK AG, LONDON BRANCH

By:	LISA LEE

Print name:	LISA LEE

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of the Agent on behalf of

COMMERZBANK AG, NEW YORK BRANCH

By:	LISA LEE

Print name:	LISA LEE

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of

CREDIT AGRICOLE CIB SUCURSAL EN ESPAÑA

By:	CARLOS ARANGUREN and JAVIER ALVAREZ-RENDUELES

Print name:	CARLOS ARANGUREN and JAVIER ALVAREZ-RENDUELES

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of

CREDIT AGRICOLE CORPORATE & INVESTMENT BANK

By:	LUCILE GUBLER and FRANCK BENICHOU

Print name:	LUCILE GUBLER and FRANCK BENICHOU

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of

CREDIT AGRICOLE CORPORATE & INVESTMENT BANK PARIS

By:	LUCILE GUBLER and FRANCK BENICHOU

Print name:	LUCILE GUBLER and FRANCK BENICHOU

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of

CREDIT AGRICOLE CORPORATE & INVESTMENT BANK S.A. NEW YORK BRANCH

By:	KEVIN D. FLOOD and JEAN PHILIPPE ADAM

Print name:	KEVIN D. FLOOD and JEAN PHILIPPE ADAM

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of the Agent on behalf of

CREDIT INDUSTRIEL ET COMMERCIAL, LONDON BRANCH

By:	LISA LEE

Print name:	LISA LEE

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of

CREDIT SUISSE AG CAYMAN ISLANDS BRANCH

By:	DAVID FITZGERALD and STEVEN DWEK

Print name:	DAVID FITZGERALD and STEVEN DWEK

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of

FCOF III EUROPE UB SECURITIES LIMITED

By:	TONY TRAYNOR

Print name:	TONY TRAYNOR

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of

FORTIS BANK S.A./N.V

By:	ALFRED M. TORRES and JOHN W. BENTON

Print name:	ALFRED M. TORRES and JOHN W. BENTON

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of

FORTIS BANK, SA SUCURSAL EN ESPAÑA

By:	ALFRED M. TORRES and JOHN W. BENTON

Print name:	ALFRED M. TORRES and JOHN W. BENTON

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of

HSBC BANK PLC, SUCURSAL EN ESPAÑA

By:	ANTONIO VILELA and MARK J. HALL

Print name:	ANTONIO VILELA and MARK J. HALL

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of

HSBC MEXICO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO HSBC

By:	VICTOR MANUEL ELIZONDO and CORDELIA GONZALEZ FLORES ARIAS

Print name:	VICTOR MANUEL ELIZONDO and CORDELIA GONZALEZ FLORES ARIAS

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of

ICE 1 EM CLO LTD

By:	NATHAN SANDLER

Print name:	NATHAN SANDLER

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of the Agent on behalf of

ING BANK N.V., DUBLIN BRANCH

By:	LISA LEE

Print name:	LISA LEE

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of the Agent on behalf of

ING BELGIUM S.A, SUCURSAL EN ESPAÑA

By:	LISA LEE

Print name:	LISA LEE

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of the Agent on behalf of

INSTITUTO DE CRÉDITO OFICIAL

By:	LISA LEE

Print name:	LISA LEE

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of the Agent on behalf of

INTESA SANPAOLO SPA, NEW YORK BRANCH

By:	LISA LEE

Print name:	LISA LEE

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of the Agent on behalf of

INTESA SANPAOLO SPA, SUCURSAL EN ESPAÑA

By:	LISA LEE

Print name:	LISA LEE

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of the Agent on behalf of

JPMORGAN CHASE BANK, N.A.

By:	LISA LEE

Print name:	LISA LEE

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of the Agent on behalf of

JPMORGAN CHASE BANK, N.A., SUCURSAL EN ESPAÑA

By:	LISA LEE

Print name:	LISA LEE

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of

LIBERBANK, S.A

By:	SONIA LUCILA GIL RANCHO

Print name:	SONIA LUCILA GIL RANCHO

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of the Agent on behalf of

LLOYDS TSB BANK PLC

By:	LISA LEE

Print name:	LISA LEE

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of the Agent on behalf of

MEDIOBANCA BANCA DI CREDITO FINANZIARIO SPA

By:	LISA LEE

Print name:	LISA LEE

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of

MIZUHO CORPORATE BANK, LTD.

By:	DAVID NAPOLI COSTA

Print name:	DAVID NAPOLI COSTA

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of

MIZUHO CORPORATE BANK NEDERLAND NV

By:	MR K. KATO and MR T. SUZUKI

Print name:	MR K. KATO and MR T. SUZUKI

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of

MORGAN STANLEY BANK INTERNATIONAL LIMITED

By:	NAUMAN ANSARI

Print name:	NAUMAN ANSARI

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of the Agent on behalf of

NCG BANCO, S.A.

By:	LISA LEE

Print name:	LISA LEE

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of

PORTIGON AG SUCURSAL EN ESPAÑA

By:	BERTO NUVOLONI and RAUL CALVO

Print name:	BERTO NUVOLONI and RAUL CALVO

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of

QP SFM CAPITAL HOLDINGS LIMITED

By:	THOMAS L. O’GRADY

Print name:	THOMAS L. O’GRADY

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of the Agent on behalf of

SCOTIABANK EUROPE PLC

By:	LISA LEE

Print name:	LISA LEE

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of the Agent on behalf of

STANDARD CHARTERED BANK

By:	LISA LEE

Print name:	LISA LEE

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of the Agent on behalf of

THE BANK OF NOVA SCOTIA

By:	LISA LEE

Print name:	LISA LEE

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of the Agent on behalf of

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND

By:	LISA LEE

Print name:	LISA LEE

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of the Agent on behalf of

THE ROYAL BANK OF SCOTLAND NV

By:	LISA LEE

Print name:	LISA LEE

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of the Agent on behalf of

THE ROYAL BANK OF SCOTLAND PLC

By:	LISA LEE

Print name:	LISA LEE

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of the Agent on behalf of

THORNBURG INVESTMENT INCOME BUILDER FUND

By:	LISA LEE

Print name:	LISA LEE

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of the Agent on behalf of

UBS AG, STAMFORD BRANCH

By:	LISA LEE

Print name:	LISA LEE

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of

WESTPAC EUROPE LIMITED

By:	ANDREW VINEY

Print name:	ANDREW VINEY

Signature page to the New Facilities Agreement	66-40520706

THE USPP NOTEHOLDERS

For and on behalf of

ALLSTATE LIFE INSURANCE COMPANY

By:	ORLANDO PURPURA and MARK W. (SAM) DAVIS

Print name:	ORLANDO PURPURA and MARK W. (SAM) DAVIS

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of the Agent on behalf of

COMMINGLED PENSION TRUST FUND (DISTRESSED DEBT OPPORTUNITIES) OF JPMORGAN CHASE BANK, N.A.

By:	LISA LEE

Print name:	LISA LEE

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of

CVI GVF (LUX) MASTER S.A.R.L.

By:	TIFFANY PARR

Print name:	TIFFANY PARR

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of

HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY

By:	KENNETH W. DAY

Print name:	KENNETH W. DAY

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of

HARTFORD LIFE INSURANCE COMPANY

By:	KENNETH W. DAY

Print name:	KENNETH W. DAY

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of the Agent on behalf of

INSIGHT LDI SOLUTIONS PLUS PLC, IN RESPECT OF THE INSIGHT LOAN FUND

By:	LISA LEE

Print name:	LISA LEE

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of the Agent on behalf of

JPMORGAN CORE PLUS BOND FUND

By:	LISA LEE

Print name:	LISA LEE

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of the Agent on behalf of

JPMORGAN DISTRESSED DEBT OPPORTUNITIES MASTER FUND, LTD.

By:	LISA LEE

Print name:	LISA LEE

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of the Agent on behalf of

JPMORGAN HIGH YIELD FUND

By:	LISA LEE

Print name:	LISA LEE

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of the Agent on behalf of

JPMORGAN STRATEGIC INCOME OPPORTUNITIES FUND

By:	LISA LEE

Print name:	LISA LEE

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of

NATIONAL BENEFIT LIFE INSURANCE COMPANY

By:	SAMUEL OTCHERE

Print name:	SAMUEL OTCHERE

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of the Agent on behalf of

PACHOLDER HIGH YIELD FUND, INC.

By:	LISA LEE

Print name:	LISA LEE

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of

PHL VARIABLE INSURANCE COMPANY

By:	NELSON CORREA

Print name:	NELSON CORREA

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of

PHOENIX LIFE INSURANCE COMPANY

By:	NELSON CORREA

Print name:	NELSON CORREA

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of

PRIMERICA LIFE INSURANCE COMPANY

By:	SAMUEL OTCHERE

Print name:	SAMUEL OTCHERE

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of

QP SFM CAPITAL HOLDING LIMITED

By:	THOMAS L. O’GRADY

Print name:	THOMAS L. O’GRADY

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of

SWISS RE LIFE & HEALTH AMERICA INC.

By:	SAMUEL OTCHERE

Print name:	SAMUEL OTCHERE

Signature page to the New Facilities Agreement	66-40520706

For and on behalf of

WESTPORT INSURANCE CORPORATION

By:	SAMUEL OTCHERE

Print name:	SAMUEL OTCHERE

Signature page to the New Facilities Agreement	66-40520706